As filed with the Securities and Exchange Commission on June 28, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLAIRE’S STORES, INC.
*And the Guarantors listed in the Table of Additional Registrants
(Exact name of Registrant as specified in its charter)

Florida	5600	59-0940416
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2400 West Central Road
Hoffman Estates, Illinois 60192
(847) 765-1100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rebecca Orand, ESQ.
3 S.W. 129th Avenue
Pembroke Pines, Florida 33027
(954) 433-3900
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Howard A. Kenny, ESQ.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000
Fax: (212) 309-6001

Approximate date of commencement of proposed offer of securities to the public:  As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Note(1)	Offering Price(1)	Fee
8.875% Senior Secured Second Lien Notes due 2019	$450,000,000	100%	$450,000,000	$52,245
Guarantees of 8.875% Senior Secured Second Lien Notes due 2019(2)	—	—	—	—(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The entities listed on the Table of Additional Registrants on the following page have guaranteed the notes being registered hereby.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is required with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*Table of Additional Registrants

		Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
	Incorporation or	Classification Code	Identification
Name of Additional Registrant+	Formation	Number	Number

BMS Distributing Corp.	Delaware	5600	05-0544117
CBI Distributing Corp.	Delaware	5600	65-0135574
Claire’s Boutiques, Inc.	Colorado	5600	36-2025307
Claire’s Canada Corp.	Delaware	5600	65-0447936
Claire’s Puerto Rico Corp.	Delaware	5600	66-0496113
CSI Canada LLC	Delaware	5600	None

+	Addresses and telephone numbers of principal executive offices are the same as those of Claire’s Stores, Inc.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2011

PROSPECTUS

Offer to Exchange

$450,000,000 aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019

For

$450,000,000 aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019 registered under the Securities Act of 1933, as amended

We are offering to exchange all of our outstanding 8.875% Senior Secured Second Lien Notes due 2019 that were issued in a private placement on March 4, 2011, and which we refer to as the “old notes,” for an equal aggregate amount of our 8.875% Senior Secured Second Lien Notes due 2019, which have been registered with the Securities and Exchange Commission (the “SEC”) and which we refer to as the “exchange notes.” We refer to the old notes and the exchange notes collectively as the “notes.” If you participate in the exchange offer, you will receive registered 8.875% Senior Secured Second Lien Notes due 2019 for your old 8.875% Senior Secured Second Lien Notes due 2019 that are properly tendered. The terms of the exchange notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default. In addition, the exchange notes bear a different CUSIP number than the old notes. Our obligations under the notes are jointly and severally and fully and unconditionally guaranteed on a second-priority senior secured basis by all existing and future direct or indirect wholly-owned domestic subsidiaries of Claire’s Stores, Inc. that guarantee our senior secured credit facility or that incur or guarantee certain other indebtedness, all of which we refer to in this registration statement as the “guarantors.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 5:00 p.m., New York City time, on          , 2011, unless extended.

We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the notes and we do not intend to list the exchange notes on any securities exchange or to seek approval for quotations through any automated quotation system.

See “Risk Factors” beginning on page 15 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in the exchange notes.

Neither the SEC nor any state securities commission has approved or disapproved of the exchange notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public from the SEC’s Web site at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives exchange notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in the exchange offer for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

ii

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements which address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to our future financial performance, business strategy, planned capital expenditures, ability to service our debt, and new store openings for future periods, are forward-looking statements. The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and operating performance, and we assume no obligation to update any forward-looking statement. Forward-looking statements involve known or unknown risks, uncertainties and other factors, including changes in estimates and judgments discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” which may cause our actual results, performance or achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements may use the words “expect,” “anticipate,” “plan,” “intend,” “project,” “may,” “believe,” “forecasts” and similar expressions. Some of these risks, uncertainties and other factors are as follows: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increases in the cost of our merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for e-commerce sales; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our products, particularly regulations relating to the content in our products, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. We undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. In addition, we typically earn a disproportionate share of our operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty.

Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus.

iii

PROSPECTUS SUMMARY

This summary contains basic information about Claire’s Stores, Inc. and the exchange offer. It does not contain all the information that may be important to you in making your investment decision. Before deciding to participate in the exchange offer, you should read the entire prospectus carefully, including the matters discussed under the caption “Risk Factors” and the detailed information and financial statements included in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Claire’s,” “we,” “our,” “us” and the “Company” are to Claire’s Stores, Inc. and its consolidated subsidiaries.

Our fiscal year ends on the Saturday closest to January 31, and we refer to the fiscal year by the calendar year in which it began. Thus, for example, we refer to the fiscal year ended January 29, 2011 as our “Fiscal 2010.”

The Company

We are one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27. We are organized based on our geographic markets, which include our North American division and our European division. As of April 30, 2011, we operated a total of 3,000 stores, of which 1,960 were located in all 50 states of the United States, Puerto Rico, Canada, and the U.S. Virgin Islands (our North American division) and 1,040 stores were located in the United Kingdom, France, Switzerland, Spain, Ireland, Austria, Germany, Netherlands, Portugal, Belgium, Poland, Czech Republic and Hungary (our European division). We operate our stores under two brand names: Claire’s®, on a global basis, and Icing®, in North America.

As of April 30, 2011, we also franchised or licensed 391 stores in Japan, the Middle East, Turkey, Russia, Greece, South Africa, Guatemala, Malta and Ukraine. We account for the goods we sell to third parties under franchising agreements within “Net sales” and “Cost of sales, occupancy and buying expenses” in our Consolidated Statements of Operations and Comprehensive Income (Loss). The franchise fees we charge under the franchising agreements are reported in “Other expense (income), net” in our Consolidated Statements of Operations and Comprehensive Income (Loss).

Until September 2, 2010, we operated stores in Japan through our former Claire’s Nippon 50:50 joint venture with Aeon Co., Ltd. We accounted for the results of operations of Claire’s Nippon under the equity method and included the results within “Other expense (income), net” in our Consolidated Statements of Operations and Comprehensive Income (Loss). Beginning September 2, 2010, these stores began to operate as licensed stores. Our primary brand in North America and exclusively in Europe is Claire’s. Our Claire’s customers are predominantly teens (ages 13 to 18), tweens (ages 7 to 12) and kids (ages 3 to 6), or referred to as our Young, Younger and Youngest target customer groups.

Our second brand in North America is Icing, which targets a single edit point customer represented by a 23 year old young woman just graduating from college and entering the work force who dresses consistent with the current fashion influences. We believe this niche strategy enables us to create a well defined merchandise point of view and attract a broad group of customers from 19 to 27 years of age.

We believe that we are the leading accessories and jewelry destination for our target customers, which is embodied in our mission statement — to be a fashion authority and fun destination offering a compelling, focused assortment of value-priced accessories, jewelry and other emerging fashion categories targeted to the lifestyles of kids, tweens, teens and young women. In addition to age segmentation, we use multiple lifestyle aesthetics to further differentiate our merchandise assortments for our Young and Younger target customer groups.

We provide our target customer groups with a significant selection of fashionable merchandise across a wide range of categories, all with a compelling value proposition. Our major categories of business are:

•	Accessories — includes fashion accessories for year-round use, including legwear, headwear, attitude glasses, scarves, armwear and belts, and seasonal use, including sunglasses, hats, fall footwear, sandals, scarves, gloves, boots, slippers and earmuffs; and other accessories, including hairgoods, handbags, and small leather goods, as well as cosmetics

•	Jewelry — includes earrings, necklaces, bracelets, body jewelry and rings, as well as ear piercing

In North America, our stores are located primarily in shopping malls. The differentiation of our Claire’s and Icing brands allows us to operate multiple store locations within a single mall. In Europe our stores are located primarily on high streets, in shopping malls and in high traffic urban areas.

Our Competitive Strengths

Strong Claire’s Name Brand Recognition Across the Globe.  A Claire’s store is located in approximately 90% of all major U.S. shopping malls and in 32 countries outside of the U.S., including stores that we franchise or license. This global presence provides us with strong brand recognition of the Claire’s brand within our target customer base. The focus of our website is to showcase the merchandise, provide a platform for the brand and to create an interactive environment for our target customer groups in order to build greater awareness and increase customer engagement. Claire’s brand name is also featured in editorial coverage, press clips in relevant fashion periodicals, and on the internet, reinforcing our message to our target customers.

Diversification Across Geographies and Merchandise Categories.  As of April 30, 2011, we operated a total of 3,000 stores, of which 1,960 were located in all 50 states of the United States, Puerto Rico, Canada, and the U.S. Virgin Islands (our North American division). As of April 30, 2011, we also operated 1,040 stores located in the United Kingdom, France, Switzerland, Spain, Ireland, Austria, Germany, Netherlands, Portugal, Belgium, Poland, Czech Republic and Hungary (our European division), 391 stores in 18 countries outside of Europe and North America through franchise or license arrangements.

During the three months ended April 30, 2011, Fiscal 2010 and Fiscal 2009, we generated approximately 65%, 64% and 63%, respectively, of our net sales from the North American division with the balance being delivered by our European division. Our net sales are not dependent on any one category, product or style and are diversified across approximately 8,000 ongoing stock-keeping units (SKUs) in our stores. This multi-classification approach allows us to capitalize on many fashion trends, ideas and merchandise concepts, while not being dependent on any one of them.

Cost-Efficient Global Sourcing Capabilities.  Our merchandising strategy is supported by efficient, low-cost global sourcing capabilities diversified across approximately 700 suppliers located primarily outside the United States. Our contracts with vendors are short-term in nature and do not require a significant lead time. A significant portion of our product offering is developed by our product development team as well as our vertically-integrated global buying and sourcing group based in Hong Kong, enabling us to buy and source merchandise rapidly and cost effectively. Approximately 90% of our merchandise offering is proprietary.

Improved Cost Structure and Streamlined Operations.  Our cost conscious culture serves as the basis for the improvements we have made to the cost structure since the acquisition. Through our Cost Savings Initiative (“CSI”), which we began in late fiscal 2008 and completed in fiscal 2009, we were able to achieve $60 million of annual cost reductions. CSI primarily focused on implementing a new field management structure and global store labor planning model while improving our centralization and simplifying processes across functions. In addition to CSI, we have successfully renegotiated over 700 leases and closed over 200 underperforming stores which enhanced the profitability of our store portfolio. We also completed our Pan-European Transformation project in 2008 and it is the underpinning for the way we operate across Europe. We consolidated three regional distribution centers into a single European distribution center co-located with a centralized Buying and Planning office for Europe.

Substantial Free Cash Flow Generation.  We generate substantial free cash flow, which we believe is driven by our strong gross margins, efficient operating structure, low annual maintenance capital expenditures and flexible growth capital expenditure initiatives. Our minimal working capital requirements result from high merchandise margins, low unit cost of our merchandise and the limited seasonality of our business. Over the past three fiscal years, no single quarter represented less than 22% or more than 31% of annual net sales for the respective year.

Strong and Experienced Senior Management Team.  We have a strong and experienced senior management team with extensive retail experience. Gene Kahn, our Chief Executive Officer (“CEO”), has over 36 years of experience in the retail industry, including positions of Chairman, CEO and President of The May Department Stores. Jim Conroy, our Corporate President, collaborates with the CEO to oversee the Global business and has direct responsibility for Global Merchandise and the International Division. Mr. Conroy has over 19 years of retail experience, including positions as a management consultant and retail executive. Jay Friedman, President of our North American Division, has over 25 years of experience in operating and managing major divisions of several large-scale, multi-unit retail and apparel businesses, including, most recently, Jones Apparel Group, and, previously Etienne Aigner, Foot Locker, Dayton Hudson Corporation, May Company and Macy’s. Kenny Wilson, President of our European Division, brings to the Company 18 years of experience with Levi Strauss Corporation, and has extensive Pan-European experience across a broad array of retail related responsibilities. J. Per Brodin, our Executive Vice President and Chief Financial Officer, has over 20 years of financial accounting and management experience within and outside of the retail industry. Mr. Brodin has responsibility for Finance and Information Technology. In addition, we have added 16 seasoned executives to key roles since the Merger (as defined below).

Business Strategy

Our business strategy is built on two key components:

Drive organic growth through our merchandise, stores, and customer offense.  In order to maximize our organic growth potential, drive same store sales improvement and sustain margins, our efforts are focused on three foundational areas of the business:

•	Merchandise: We continue to enhance the fashion-orientation and quality of our product offering to deliver a unique, proprietary assortment that is highly relevant to our target customers, particularly the Claire’s Young (teenage) customer. We continue to focus on our multi-classification Accessories assortment, while maintaining our market leadership position in Jewelry, to capitalize on the evolving largest market opportunities. We are enabling these improvements through investments in fashion and trend forecasting, global product design and development, and in the enhancement of our Hong Kong-based sourcing capabilities to leverage our global purchasing economy of scale. Simultaneously, we are identifying product source alternatives.

•	Stores: In our almost 3,400 stores worldwide, our objective is to provide a consistent, engaging, and brand-right customer experience. We are continually improving our in-store presentation of merchandise and marketing collateral through a rigorous planning and communication process, resulting in improved execution and increased consistency across the chain and, ultimately, a superior shopping experience. We are also commencing efforts to heighten the selling orientation of our store teams specific to each brand and country.

•	Customer: In the past year, we have made significant strides to build deeper customer relationships and support our brands. We launched a new, innovative claires.com website that uses customer-generated content, conveys a real-life interaction with our customers, and presents an authoritative fashion position. We further drive brand awareness and relevance with our ongoing social media, email, and text campaigns, which leverage our Facebook fan base and proprietary customer database. Lastly, in parallel with our digital efforts, we have significantly upgraded our in-store marketing collateral in order to present a much more fashionable brand image that appeals to our target customers.

Increase our global reach through new store expansion (owned and franchise) and new distribution channels.  We believe significant opportunities exist to grow our distribution worldwide. Our Claire’s concept has proven to be portable across diverse geographies and approximately 95% of our stores worldwide are cash flow positive. In addition, the moderate up-front investment requirements per store enable us to achieve an attractive return on investment.

We will extend our global reach in four primary ways:

•	Build New Company-owned Claire’s Stores: We opened 82 new stores in 2010; 69 in Europe and 13 in North America. In addition, we have plans to open approximately 140 new stores in 2011, the majority of which will be in Europe.

•	Build New Company-owned Icing Stores: As we refine the Icing brand concept, we believe there is significant opportunity to increase the store penetration in North America, as well as to roll out the concept on a global basis to markets where we can leverage the existing Claire’s infrastructure.

•	Open New International Markets with Franchise Partners: Building on our refined franchising model, which is present in multiple geographies worldwide, we will pursue high potential “white space” opportunities in new markets globally. In 2011, we intend to enter Mexico, India and possibly Australia. We are currently studying our brand entrance strategy for China and Southeast Asia for the ensuing years.

•	Add Alternative Distribution Channels: We will seek new opportunities globally to market and distribute our brands, beginning with the launch of E-Commerce in the Claire’s North America Division which is targeted to debut in mid-2011.

This business strategy will allow us to maximize our sales opportunities, while driving our earnings with commensurate flow through and cash flow.

Acquisition of the Company by Apollo Management VI, L.P. in 2007

In May 2007, we were acquired by Apollo Management VI, L.P., together with certain affiliated co-investment partnerships (the “Sponsors”), through a merger (the “Merger”) and Claire’s Stores, Inc. became a wholly-owned subsidiary of Claire’s Inc.

The Merger was financed by the issuance of $250.0 million of 9.25% senior notes due 2015 (the “Senior Fixed Rate Notes”), $350.0 million of 9.625%/10.375% senior toggle notes due 2015 (the “Senior Toggle Notes” and together with the Senior Fixed Rate Notes, the “Senior Notes”), and $335.0 million of 10.50% senior subordinated notes due 2017 (the “Senior Subordinated Notes” and together with the Senior Notes, the “Existing Notes”).

As a result of the Merger there was a significant change in our capital structure, including:

•	the closing of the offering of the Existing Notes;

•	the closing of our $1.65 billion senior secured credit facility (the “Credit Facility”); and

•	the equity investment of approximately $595.7 million by Apollo Management VI, L.P. on behalf of certain affiliated co-investment partnerships.

We refer to aforementioned transactions, including the Merger and our payment of any costs related to these transactions, collectively herein as the “Transactions.” In connection with the Transactions, we incurred significant indebtedness and became highly leveraged.

Apollo Management, L.P., an affiliate of the Sponsors, was founded in 1990 and is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of March 31, 2011, Apollo (as defined below) had assets under management of approximately $70.0 billion in its private equity, capital markets and real estate businesses.

Apollo and its affiliates have extensive experience investing in retail-oriented companies. Apollo’s current retail portfolio includes an investment in CKE Restaurants and Smart & Final. Apollo’s past successful retail investments include General Nutrition Centers, Zale Corporation, AMC Entertainment, Rent-A-Center, Dominick’s Supermarkets, Ralphs Grocery Company and Proffitt’s Department Stores.

Corporate Information

Claire’s Stores, Inc. was incorporated on October 25, 1961 as a Delaware corporation. On June 30, 2000, we completed our reincorporation from the State of Delaware to the State of Florida through a merger transaction with one of our wholly owned subsidiaries.

Our principal executive offices are located at 2400 West Central Road, Hoffman Estates, Illinois 60192. Our telephone number at that address is (847) 765-1100 and our corporate website is www.clairestores.com. Our website and the information contained on our website are not part of this prospectus.

Certain of the titles and logos referenced in this prospectus are our trademarks and service marks. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read “The Exchange Offer” section of this prospectus.

Exchange Notes	$450.0 million aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019. The terms of the exchange notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default. In addition, the exchange notes bear a different CUSIP number than the old notes.

Old Notes	$450.0 million aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019, which were issued in a private placement on March 4, 2011.

The Exchange Offer	In the exchange offer, we will exchange old 8.875% Senior Secured Second Lien Notes due 2019 for registered 8.875% Senior Secured Second Lien Notes due 2019.

We will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2011. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

In order to be exchanged, an outstanding old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $450.0 million aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019 outstanding. We will issue exchange notes promptly after the expiration of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer.”

Registration Rights Agreement	In connection with the private placement of the old notes, we entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Joseph TriArtisan LLC, as initial purchasers. Under the registration rights agreement, if eligible, you are entitled to exchange your old notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradable exchange notes in the exchange offer or you are ineligible to participate in the exchange offer, provided that you indicate that you wish to have your old notes registered under the Securities Act.

Resales of the Exchange Notes	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

(1) you are acquiring the exchange notes in the ordinary course of your business;

(2) you are not engaging in and do not intend to engage in a distribution of the exchange notes;

(3) you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes; and

(4) you are not our “affiliate” as that term is defined in Rule 405 under the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. We have not asked the staff for a no-action letter in connection with this exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are an affiliate of ours, or are engaging in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

• you cannot rely on the applicable interpretations of the staff of the SEC;

• you will not be entitled to participate in the exchange offer; and

• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives exchange notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer.

Furthermore, any broker-dealer that acquired any of its old notes directly from us, in the absence of an exemption therefrom,

• may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange. See “The Exchange Offer — Conditions.”

Procedures for Tendering Old Notes	The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes that are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you wish to exchange your old notes for exchange notes pursuant to the exchange offer, you must transmit to The Bank of New York Mellon Trust Company, N.A., as exchange agent, on or prior to the expiration of the exchange offer, either:

• a computer-generated message transmitted through DTC’s Automated Tender Offer Program system (“ATOP”) and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

• a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, together with your old notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal.

If you cannot satisfy either of these procedures on a timely basis, then you should comply with the guaranteed delivery procedures described below.

By delivering a computer-generated message through DTC’s ATOP system, you will represent to us, as set forth in the letter of transmittal, among other things, that:

• you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

• you are not engaging in and do not intend to engage in a distribution of the exchange notes;

• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes; and

• you are not our affiliate.

Special Procedures for Beneficial Owners	If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered. The transfer of registered ownership may take considerable time. See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your old notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date for the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Old Notes and Delivery of Exchange Notes	Except under the circumstances summarized above under “Conditions to the Exchange Offer,” we will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. The exchange notes to be issued to you in an exchange offer will be delivered promptly following the expiration of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer.”

Withdrawal Rights	You may withdraw any tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer. See “The Exchange Offer — Withdrawal Rights.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the notes, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or properly tender your old notes in the exchange offer:

• you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

• you will not be able, except in very limited instances, to require us to register your old notes under the Securities Act;

• you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

• the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

Certain United Stated Federal Income Tax Considerations	Your exchange of old notes for exchange notes in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer and Guarantors	Claire’s Stores, Inc. is the obligor of the exchange notes, which are guaranteed by the guarantors as described under “Description of Exchange Notes — Guarantees.”

Notes Offered	$450.0 million aggregate principal amount of 8.875% Senior Secured Second Lien Notes due 2019.

Maturity Date	The exchange notes will mature on March 15, 2019.

Interest	March 15 and September 15 of each year, beginning September 15, 2011. Interest began to accrue on March 4, 2011.

Guarantees	The exchange notes are jointly and severally and fully and unconditionally guaranteed on a second-priority senior secured basis by all of our existing and future direct or indirect wholly-owned domestic subsidiaries that guarantee our Credit Facility or that incur or guarantee certain other indebtedness.

Ranking	The exchange notes are our senior secured obligations and:

• rank equally in right of payment with all of our existing and future senior indebtedness;

• are effectively senior to our unsecured senior indebtedness to the extent of the value of the assets securing the notes;

• rank senior to any of our future senior subordinated indebtedness and subordinated indebtedness; and

• are effectively subordinated to our secured indebtedness that is secured by a prior lien on the collateral for the notes, including the obligations under our Credit Facility.

The guarantees by our subsidiaries are their senior secured obligations and:

• rank equally in right of payment with all of the existing and future senior indebtedness of such subsidiaries;

• are effectively senior to the unsecured senior indebtedness of such subsidiaries to the extent of the value of the assets securing the guarantees;

• rank senior to any of the future senior subordinated indebtedness and subordinated indebtedness of such subsidiaries; and

• are effectively subordinated to the secured indebtedness of such subsidiaries that is secured by a prior lien on the collateral for the guarantees, including the obligations under our Credit Facility.

In addition, the exchange notes and the related guarantees are effectively subordinated to all of the liabilities of our subsidiaries that do not guarantee the exchange notes. As of April 30, 2011,

our non-guarantor subsidiaries had total liabilities of approximately $261.3 million.

As of April 30, 2011, we had outstanding on a consolidated basis:

• $1,684.4 million of senior secured indebtedness;

• $580.9 million of unsecured senior indebtedness; and

• $259.6 million of unsecured senior subordinated indebtedness.

Security	The exchange notes and the related guarantees are secured by a second-priority lien on substantially all of the assets that secure our and our subsidiary guarantors’ obligations under our Credit Facility, subject to certain exceptions and permitted liens. See “Description of Exchange Notes — Security.”

The value of collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of the exchange notes if collateral is disposed of in a transaction that complies with the indenture governing the exchange notes and the related security documents or in accordance with the provisions of the intercreditor agreement entered into relating to the collateral securing the notes and our Credit Facility. See “Risk Factors — Risks Relating to the Exchange Notes — It may be difficult to realize the value of the collateral securing the exchange notes,” “Description of Exchange Notes — Security” and “Description of Exchange Notes — Security — Security Documents and Intercreditor Agreement.”

Intercreditor Agreement	The trustee and collateral agent for the exchange notes and the collateral agent under our Credit Facility entered into an intercreditor agreement regarding the relative priorities of their respective security interests in the assets securing the exchange notes and related guarantees and borrowings under the Credit Facility and certain other matters relating to the administration of security interests. See “Description of Exchange Notes — Security — Security Documents and Intercreditor Agreement.”

Optional Redemption	We may redeem some or all of the exchange notes at any time on or after March 15, 2015 at a redemption price set forth under “Description of Exchange Notes — Optional Redemption.” On or prior to March 15, 2014, we may redeem up to 35% of the exchange notes with the proceeds of certain sales of our equity or contributions to our equity, at the prices set forth under “Description of Exchange Notes — Optional Redemption.” On or prior to March 15, 2015, we may, at our option redeem some or all of the exchange notes at the “make whole” prices set forth under “Description of Exchange Notes — Optional Redemption.”

Change of Control	If a change of control occurs, we must give holders of the exchange notes an opportunity to sell to us their exchange notes at a purchase price of 101% of the principal amount of such exchange notes, plus accrued and unpaid interest and additional interest, if any, to the date of purchase. See “Description of Exchange Notes — Certain Definitions — Change of Control.”

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries (as described in “Description of Exchange Notes”) to:

• incur or guarantee additional indebtedness;

• create or incur certain liens;

• pay dividends or other restricted payments;

• incur restrictions on the payment of dividends or other distributions from our restricted subsidiaries;

• make certain investments;

• transfer or sell assets;

• engage in transactions with affiliates; or

• merge or consolidate with other companies or transfer all or substantially all of our assets.

These covenants are subject to a number of important limitations and exceptions described under “Description of Exchange Notes — Certain Covenants.”

If the notes are assigned investment grade ratings by both Moody’s and Standard & Poor’s and no default or event of default has occurred and is continuing, certain covenants will be suspended. See “Description of Exchange Notes — Certain Covenants.”

Risk Factors	You should carefully consider all of the information contained in this prospectus and, in particular, you should evaluate the specific factors under “Risk Factors.”

Summary Historical Consolidated Financial Information

The following table sets forth our summary historical consolidated financial and operating data.

The summary historical consolidated financial and operating data for Fiscal 2010, Fiscal 2009 and Fiscal 2008, and the summary historical balance sheet data as of the end of Fiscal 2010 and Fiscal 2009 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

The unaudited summary historical consolidated financial and operating data for the three months ended April 30, 2011 and May 1, 2010, and the summary historical balance sheet data as of April 30, 2011 and May 1, 2010 have been derived from our unaudited condensed consolidated financial statements, which are included elsewhere in this prospectus, and have been prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, such unaudited financial data reflects all adjustments necessary for a fair presentation of the results for such periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

Our historical results included below are not necessarily indicative of our future performance. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

			Fiscal Year	Fiscal Year	Fiscal Year
	Three Months Ended		Ended	Ended	Ended
	April 30,	May 1,	January 29,	January 30,	January 31.
	2011	2010	2011(1)	2010(1)	2009(1)
	(In thousands, except for ratios and store data)

Statement of Operations Data:
Net sales	$346,446	$322,077	$1,426,397	$1,342,389	$1,412,960
Cost of sales, occupancy and buying expenses	171,359	158,751	685,111	663,269	724,832

Gross profit	175,087	163,326	741,286	679,120	688,128
Other expenses:
Selling, general and administrative	126,722	118,019	498,212	465,706	513,752
Depreciation and amortization	17,054	16,366	65,198	71,471	85,093
Impairment of assets	—	—	12,262	3,142	498,490
Severance and transaction-related costs	343	102	741	921	15,928
Other expense (income), net	5,311	1,230	411	(4,234)	(4,499)

	149,430	135,717	576,824	537,006	1,108,764

Operating income (loss)	25,657	27,609	164,462	142,114	(420,636)
Gain on early debt extinguishment	249	4,487	13,388	36,412	—
Impairment of equity investment	—	—	6,030	—	25,500
Interest expense (income), net	46,235	42,763	157,706	177,418	195,947

Income (loss) from continuing operations before income taxes	(20,329)	(10,667)	14,114	1,108	(642,083)
Income tax expense (benefit)	(732)	1,633	9,791	11,510	1,509

Income (loss) from continuing operations	$(19,597)	$(12,300)	$4,323	$(10,402)	$(643,592)

Other Financial Data:
Capital expenditures:
New stores and remodels	14,027	6,267	39,022	16,557	36,270
Other	1,765	1,951	9,689	8,395	23,135
Total capital expenditures	15,792	8,218	48,711	24,952	59,405
Cash interest expense(2)	18,912	17,838	108,923	126,733	168,567

			Fiscal Year	Fiscal Year	Fiscal Year
	Three Months Ended		Ended	Ended	Ended
	April 30,	May 1,	January 29,	January 30,	January 31.
	2011	2010	2011(1)	2010(1)	2009(1)
	(In thousands, except for ratios and store data)

Store Data:
Number of stores (at period end) North America	1,960	1,990	1,972	1,993	2,026
Europe	1,040	965	1,009	955	943
Total number of stores (at period end)	3,000	2,955	2,981	2,948	2,969
Total gross square footage (000’s) (at period end)	3,018	2,987	3,012	2,982	3,011
Net sales per store (000’s)(3)	487	463	481	454	461
Net sales per square foot(4)	483	457	476	448	453
Balance Sheet Data (at period end)
Cash and cash equivalents and restricted cash(5)	246,134	220,011	279,766	198,708	204,574
Total assets	2,861,712	2,828,167	2,866,449	2,834,105	2,881,095
Total debt	2,524,865	2,523,745	2,524,286	2,521,878	2,581,772
Total stockholders’ equity (deficit)	(26,708)	(48,244)	(26,515)	(34,642)	(55,843)

(1)	Fiscal 2010, Fiscal 2009 and Fiscal 2008 were each fifty-two week periods.

(2)	Cash interest expense does not include amortization of debt issuance costs or interest expense paid in kind.

(3)	Net sales per store are calculated based on trailing twelve months net sales and the average number of stores during the period.

(4)	Net sales per square foot are calculated based on trailing twelve months net sales and the average gross square feet during the period.

(5)	At April 30, 2011 and January 29, 2011, included restricted cash of $26.0 million and $23.9 million, respectively.

RISK FACTORS

You should carefully consider the risks described below as well as the other information contained in this prospectus before tendering your old notes in the exchange offer. These risks could have a material adverse effect on our business, financial position or results of operations. The following risk factors may not include all of the important factors that could affect our business or our industry or that could cause our future financial results to differ materially from historic or expected results. If any of the following risks occur, you could lose all or part of your investment in, and the expected return on, the notes.

Risks Relating to Economic Conditions

Economic conditions may adversely impact demand for our merchandise, reduce access to credit and cause our customers and others with whom we do business to suffer financial hardship, all of which could adversely impact our business, results of operations, financial condition and cash flows.

Consumer purchases of discretionary items, including our merchandise, generally decline during recessionary periods and other periods where disposable income is adversely affected. Some of the factors impacting discretionary consumer spending include general economic conditions, wages and employment, consumer debt, the availability of customer credit, currency exchange rates, taxation, fuel and energy prices, interest rates, consumer confidence and other macroeconomic factors. Downturns in the economy typically affect consumer purchases of merchandise and could adversely impact our results of operations and continued growth.

The distress in the financial markets experienced in the last several years resulted in volatility in security prices and has had a negative impact on credit availability, and there can be no assurance that our liquidity will not be affected by future changes in the financial markets and the global economy or that our capital resources will at all times be sufficient to satisfy our liquidity needs. Distress in the financial markets also had a negative impact on businesses around the world, and the future impact to our suppliers cannot be predicted. The inability of our suppliers to access liquidity or trade credit could lead to delays or failures in delivery of merchandise to us.

We have significant amounts of cash and cash equivalents at financial institutions that are in excess of federally insured limits. With the current financial environment and the instability of financial institutions, we cannot be assured that we will not experience losses on our deposits.

Risks Relating to Our Company

Fluctuations in consumer preference may adversely affect the demand for our products and result in a decline in our sales.

Our retail fashion accessories and jewelry business fluctuates according to changes in consumer preferences. If we are unable to anticipate, identify or react to changing styles or trends, our sales may decline, and we may be faced with excess inventories. If this occurs, we may be forced to rely on additional markdowns or promotional sales to dispose of excess or slow moving inventory, which could have a material adverse effect on our results of operations and adversely affect our gross margins. In addition, if we miscalculate customer tastes and our customers come to believe that we are no longer able to offer merchandise that appeals to them, our brand image may suffer.

Advance purchases of our merchandise make us vulnerable to changes in consumer preferences and pricing shifts and may negatively affect our results of operations.

Fluctuations in the demand for retail accessories and jewelry especially affect the inventory we sell because we order our merchandise in advance of the applicable season and sometimes before trends are identified or evidenced by customer purchases. In addition, the cyclical nature of the retail business requires us to carry a significant amount of inventory, especially prior to peak selling seasons when we and other retailers generally build up inventory levels. We must enter into contracts for the purchase and manufacture of merchandise with our suppliers in advance of the applicable selling season. As a result, we are vulnerable to demand and pricing shifts and it is more difficult for us to respond to new or changing customer needs. Our financial condition could be materially adversely affected if we are unable to manage inventory levels and respond to short-term shifts in client demand patterns. Inventory levels in excess of client demand may result in excessive markdowns and, therefore, lower than planned margins. If we underestimate demand for our merchandise, on the other hand, we may experience inventory shortages resulting in missed sales and lost revenues. Either of these events could negatively affect our operating results and brand image.

A disruption of imports from our foreign suppliers may increase our costs and reduce our supply of merchandise.

We do not own or operate any manufacturing facilities. We purchased merchandise from approximately 700 suppliers in Fiscal 2010. Approximately 86% of our Fiscal 2010 merchandise was purchased from suppliers outside the United States, including approximately 69% purchased from China. Any event causing a sudden disruption of imports from China or other foreign countries, including political and financial instability, would likely have a material adverse effect on our operations. We cannot predict whether any of the countries in which our products currently are manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and other foreign governments, including the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes and customs restrictions, on merchandise that we purchase could increase the cost or reduce the supply of merchandise available to us and adversely affect our business, financial condition and results of operations. The United States has previously imposed trade quotas on specific categories of goods and apparel imported from China, and may impose additional quotas in the future. There has been increased international pressure on China regarding revaluation of the Chinese yuan, including U.S. Federal legislation to impose tariffs on imports from China unless the Chinese government revalues the Chinese yuan.

Fluctuations in foreign currency exchange rates could negatively impact our results of operations.

Substantially all of our foreign purchases of merchandise are negotiated and paid for in U.S. dollars. As a result, our sourcing operations may be adversely affected by significant fluctuation in the value of the U.S. dollar against foreign currencies. We are also exposed to the gains and losses resulting from the effect that fluctuations in foreign currency exchange rates have on the reported results in our consolidated financial statements due to the translation of operating results and financial position of our foreign subsidiaries. We purchased approximately 69% of our merchandise from China in Fiscal 2010. During Fiscal 2010, the Chinese yuan strengthened against the U.S. dollar, and this trend may continue in Fiscal 2011. An increase in the Chinese yuan against the dollar means that we will have to pay more in U.S. dollars for our purchases from China. If we are unable to negotiate commensurate price decreases from our Chinese suppliers, these higher prices would eventually translate into higher costs of sales, which could have a material adverse effect on our operating results.

Our business depends on the willingness of vendors and service providers to supply us with goods and services pursuant to customary credit arrangements which may not be available to us in the future.

Like most companies in the retail sector, we purchase goods and services from trade creditors pursuant to customary credit arrangements. If we are unable to maintain or obtain trade credit from vendors and service providers on terms favorable to us, or at all, or if vendors and service providers are unable to obtain trade credit or factor their receivables, then we may not be able to execute our business plan, develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse affect on our business. In addition, the tightening of trade credit could limit our available liquidity.

The failure to grow our store base in Europe or expand our international franchising may adversely affect our business.

Our growth plans include expanding our store base in Europe. Our ability to grow successfully outside of North America depends in part on determining a sustainable formula to build customer loyalty and gain market share in certain especially challenging international retail environments. Additionally, the integration of our operations in foreign countries presents certain challenges not necessarily presented in the integration of our North American operations.

We plan to expand into new countries through organic growth and by entering into franchising and licensing agreements with unaffiliated third parties who are familiar with the local retail environment and have sufficient retail experience to operate stores in accordance with our business model, which requires strict adherence to the guidelines established by us in our franchising agreements. Failure to identify appropriate franchisees or negotiate acceptable terms in our franchising and licensing agreements that meet our financial targets would adversely affect our international expansion goals, and could have a material adverse effect on our operating results and impede our strategy of increasing our net sales through expansion.

Our cost of doing business could increase as a result of changes in federal, state, local and international regulations regarding the content of our merchandise.

The Consumer Product Safety Improvement Act of 2008 (“CPSIA”), in general, bans the sale of children’s products containing lead in excess of certain maximum standards, and imposes other restrictions and requirements on the sale of children’s products, including importing, testing and labeling requirements. Accordingly, merchandise covered by the CPSIA that is sold to our Younger and Youngest customers is subject to the CPSIA. In addition, various states, from time to time, propose or enact legislation regarding heavy metals or chemicals in products that differ from federal laws. We are also subject to various other health and safety rules and regulations, such as the Federal Food Drug and Cosmetic Act and the Federal Hazardous Substance Act. Our inability to comply with these regulatory requirements, or other existing or newly adopted regulatory requirements, could increase our cost of doing business or result in significant fines or penalties that could have a material adverse effect on our business, results of operations, financial condition and cash flows.

In addition to regulations governing the sale of our merchandise in the United States and Canada, we are also subject to regulations governing the sale of our merchandise in our European stores. The European Union “REACH” legislation requires identification and disclosure of chemicals in consumer products, including chemicals that might be in the merchandise that we sell. Over time, this regulation, among other items, may require us to substitute certain chemicals contained in our products with substances the EU considers safer. Our failure to comply with this European Union legislation could result in significant fines or penalties and increase our cost of doing business.

Recalls, product liability claims, and government, customer or consumer concerns about product safety could harm our reputation, increase costs or reduce sales.

We are subject to regulation by the Consumer Product Safety Commission and similar state and international regulatory authorities, and our products could be subject to involuntary recalls and other actions by these authorities. Concerns about product safety, including but not limited to concerns about the safety of products manufactured in China (where most of our products are manufactured), could lead us to recall selected products. Recalls and government, customer or consumer concerns about product safety could harm our reputation, increase costs or reduce sales, any of which could have a material adverse effect on our financial results.

If we are unable to renew or replace our store leases or enter into leases for new stores on favorable terms, or if any of our current leases are terminated prior to the expiration of their stated term and we cannot find suitable alternate locations, our growth and profitability could be adversely harmed.

All of our stores are leased. Our ability to renew any expired lease or, if such lease cannot be renewed, our ability to lease a suitable alternate location, and our ability to enter into leases for new stores on favorable terms will depend on many factors which are not within our control, such as conditions in the local real estate market, competition for desirable properties, our relationships with current and prospective landlords, and negotiating acceptable lease terms that meet our financial targets. Our ability to operate stores on a profitable basis depends on various factors, including whether we have to take additional merchandise markdowns due to excessive inventory levels compared to sales trends, whether we can reduce the number of under-performing stores which have a higher level of fixed costs in comparison to net sales, and our ability to maintain a proportion of new stores to mature stores that does not harm existing sales. If we are unable to renew existing leases or lease suitable alternate locations, enter into leases for new stores on favorable terms, or increase our same store sales, our growth and our profitability could be adversely affected.

Natural disasters or unusually adverse weather conditions or potential emergence of disease or pandemic could adversely affect our net sales or supply of inventory.

Unusually adverse weather conditions, natural disasters, potential emergence of disease or pandemic or similar disruptions, especially during peak holiday selling seasons, but also at other times, could significantly reduce our net sales. In addition, these disruptions could also adversely affect our supply chain efficiency and make it more difficult for us to obtain sufficient quantities of merchandise from suppliers, which could have a material adverse effect on our financial position, earnings, and cash flow.

Information technology systems changes may disrupt our supply of merchandise.

Our success depends, in large part, on our ability to source and distribute merchandise efficiently. We continue to evaluate and leverage the best of both our North American and European information systems to support our product supply chain, including merchandise planning and allocation, inventory and price management. We also continue to evaluate and implement modifications and upgrades to our information technology systems. Modifications involve replacing legacy systems with successor systems or making changes to the legacy systems and our ability to maintain effective internal controls. We are also modifying our information systems to allow for e-commerce sales in Fiscal 2011. We are aware of inherent risks associated with replacing and changing these core systems, including accurately capturing data, and possibly encountering supply chain disruptions. There can be no assurances that we will successfully launch these new systems as planned or that they will occur without disruptions to our operations. Information technology system disruptions, if not anticipated and appropriately mitigated, could have a material adverse effect on our operations.

If we experience a data security breach and confidential customer information is disclosed, we may be subject to penalties and experience negative publicity, which could affect our customer relationships and have a material adverse effect on our business.

We and our customers could suffer harm if customer information were accessed by third parties due to a security failure in our systems. The collection of data and processing of transactions require us to receive and store a large amount of personally identifiable data. This type of data is subject to legislation and regulation in various jurisdictions. Data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting state and federal legislative proposals addressing data privacy and security. We may become exposed to potential liabilities with respect to the data that we collect, manage and process, and may incur legal costs if our information security policies and procedures are not effective or if we are required to defend our methods of collection, processing and storage of personal data. Future investigations, lawsuits or adverse publicity relating to our methods of handling personal data could adversely affect our business, results of operations, financial condition and cash flows due to the costs and negative market reaction relating to such developments.

Changes in the anticipated seasonal business pattern could adversely affect our sales and profits and our quarterly results may fluctuate due to a variety of factors.

Our business typically follows a seasonal pattern, peaking during the Christmas, Easter and back-to-school periods. Seasonal fluctuations also affect inventory levels, because we usually order merchandise in advance of peak selling periods. Our quarterly results of operations may also fluctuate significantly as a result of a variety of factors, including the time of store openings, the amount of revenue contributed by new stores, the timing and level of markdowns, the timing of store closings, expansions and relocations, competitive factors and general economic conditions.

A decline in number of people who go to shopping malls, particularly in North America, could reduce the number of our customers and reduce our net sales.

Substantially all of our North American stores are located in shopping malls. Our North American sales are derived, in part, from the high volume of traffic in those shopping malls. We benefit from the ability of the shopping mall’s “anchor” tenants, generally large department stores and other area attractions, to generate consumer traffic around our stores. We also benefit from the continuing popularity of shopping malls as shopping destinations for girls and young women. Sales volume and shopping mall traffic may be adversely affected by economic downturns in a particular area, competition from non-shopping mall retailers, other shopping malls where we do not have stores and the closing of anchor tenants in a particular shopping mall. In addition, a decline in the popularity of shopping malls among our target customers that may curtail customer visits to shopping malls, could result in decreased sales that would have a material adverse affect on our business, financial condition and results of operations.

Our industry is highly competitive.

The specialty retail business is highly competitive. We compete with international, national and local department stores, specialty and discount store chains, independent retail stores, e-commerce services, digital content and digital media devices, web services, direct marketing to consumers and catalog businesses that market similar lines of merchandise. Many of our competitors are companies with substantially greater financial, marketing and other resources. Given the large number of companies in the retail industry, we cannot estimate the number of our competitors. Although we are developing an e-commerce site that we intend to launch in 2011, a significant shift in customer buying patterns to purchasing fashionable accessories and jewelry at affordable prices through channels other than traditional shopping malls, such as e-commerce, could have a material adverse effect on our financial results.

Adoption of new or revised employment and labor laws and regulations could make it easier for our employees to obtain union representation and our business could be adversely impacted.

Currently, none of our employees in North America are represented by unions. However, our employees have the right at any time under the National Labor Relations Act to form or affiliate with a union. If some or all of our workforce were to become unionized and the terms of the collective bargaining agreement were significantly different from our current compensation arrangements, it could increase our costs and adversely impact our profitability. Any changes in regulations, the imposition of new regulations, or the enactment of new legislation could have an adverse impact on our business, to the extent it becomes easier for workers to obtain union representation.

Higher health care costs and labor costs could adversely affect our business.

With the passage in 2010 of the U.S. Patient Protection and Affordable Care Act, we will be required to amend our health care plans to, among other things, provide affordable coverage, as defined in the Act, to all employees, or otherwise be subject to a payment per employee based on the affordability criteria in the Act: cover adult children of our employees to age 26; delete lifetime limits; and delete pre-existing condition limitations. Many of these requirements, some of which have been challenged on legal grounds, will be phased in over a period of time. Additionally, some states and localities have passed state and local laws mandating the provision of certain levels of health benefits by some employers. Increased health care and insurance costs could have a material adverse effect on our business, financial condition and results of operations. In addition, changes in the federal or state minimum wage or living wage requirements or changes in other workplace regulations could adversely affect our ability to meet our financial targets.

Our profitability could be adversely affected by high petroleum prices.

The profitability of our business depends to a certain degree upon the price of petroleum products, both as a component of the transportation costs for delivery of inventory from our vendors to our stores and as a raw material used in the production of our merchandise. We are unable to predict what the price of crude oil and the resulting petroleum products will be in the future. We may be unable to pass along to our customers the increased costs that would result from higher petroleum prices. Therefore, any such increase could have a material adverse impact on our business and profitability.

The possibility of war and acts of terrorism could disrupt our information or distribution systems and increase our costs of doing business.

A significant act of terrorism could have a material adverse impact on us by, among other things, disrupting our information or distributions systems, causing dramatic increases in fuel prices, thereby increasing the costs of doing business and affecting consumer spending, or impeding the flow of imports or domestic products to us.

We depend on our key personnel.

Our ability to anticipate and effectively respond to changing trends and consumer preferences depends in part on our ability to attract and retain key personnel in our design, merchandising, marketing and other functions. We cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods. The loss of services of key members of our senior management team or of certain other key employees could also negatively affect our business.

Litigation matters incidental to our business could be adversely determined against us.

We are involved from time to time in litigation incidental to our business. Management believes that the outcome of current litigation will not have a material adverse effect on our results of operations or financial condition. Depending on the actual outcome of pending litigation, charges would be recorded in the future that may have an adverse effect on our operating results.

Goodwill and indefinite-lived intangible assets comprise a significant portion of our total assets. We must test goodwill and indefinite-lived intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable; which could result in a material, non-cash write-down of goodwill or indefinite-lived intangible assets and could have a material adverse impact on our results of operations.

Goodwill and indefinite-lived intangible assets are subject to impairment assessments at least annually (or more frequently when events or circumstances indicate that an impairment may have occurred) by applying a fair-value test. Our principal intangible assets, other than goodwill, are tradenames, franchise agreements, and leases that existed at date of acquisition with terms that were favorable to market at that date. We may be required to recognize additional impairment charges in the future. Additional impairment losses could have a material adverse impact on our results of operations and stockholders’ equity (deficit).

There are factors that can affect our provision for income taxes.

We are subject to income taxes in numerous jurisdictions, including the United States, individual states and localities, and internationally. Our provision for income taxes in the future could be adversely affected by numerous factors including, but not limited to, the mix of income and losses from our foreign and domestic operations that may be taxed at different rates, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact earnings in future periods. In addition, the estimates we make regarding domestic and foreign taxes are based on tax positions that we believe are supportable, but could potentially be subject to successful challenge by the Internal Revenue Service or other authoritative agencies. If we are required to settle matters in excess of our established accruals for uncertain tax positions, it could result in a charge to our earnings.

If our independent manufacturers, franchisees or licensees do not use ethical business practices or comply with applicable laws and regulations, our brand name could be harmed due to negative publicity and our results of operations could be adversely affected.

While our internal and vendor operating guidelines promote ethical business practices, we do not control our independent manufacturers, franchisees or licensees, or their business practices. Accordingly, we cannot guarantee their compliance with our guidelines. Violation of labor or other laws, such as the Foreign Corrupt Practices Act, by our independent manufacturers, franchisees or licensees, or the divergence from labor practices generally accepted as ethical in the United States, could diminish the value of our brand and reduce demand for our merchandise if, as a result of such violation, we were to attract negative publicity. As a result, our results of operations could be adversely affected.

We rely on third parties to deliver our merchandise and if these third parties do not adequately perform this function, our business would be disrupted.

The efficient operation of our business depends on the ability of our third party carriers to ship merchandise directly to our distribution facilities and individual stores. These carriers typically employ personnel represented by labor unions and have experienced labor difficulties in the past. Due to our reliance on these parties for our shipments, interruptions in the ability of our vendors to ship our merchandise to our distribution facilities or the ability of carriers to fulfill the distribution of merchandise to our stores could adversely affect our business, financial condition and results of operations.

We depend on single North American, European and International distribution facilities.

We handle merchandise distribution for all of our North American stores from a single facility in Hoffman Estates, Illinois, a suburb of Chicago, Illinois. We handle merchandise distribution for all of our European operations from a single facility in Birmingham, United Kingdom. We handle merchandise distribution for all of our international franchise operations from a single facility in Hong Kong. Independent third party transportation companies deliver our merchandise to our stores and our clients. Any significant interruption in the operation of our distribution facilities or the domestic transportation infrastructure due to natural disasters, accidents, inclement weather, system failures, work stoppages, slowdowns or strikes by employees of the transportation companies, or other unforeseen causes could delay or impair our ability to distribute merchandise to our stores, which could result in lower sales, a loss of loyalty to our brands and excess inventory and would have a material adverse effect on our business, financial condition and results of operations.

We may be unable to protect our tradenames and other intellectual property rights.

We believe that our tradenames and service marks are important to our success and our competitive position due to their name recognition with our customers. There can be no assurance that the actions we have taken to establish and protect our tradenames and service marks will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the tradenames, service marks and proprietary rights of others. The laws of some foreign countries may not protect proprietary rights to the same extent as do the laws of the United States, and it may be more difficult for us to successfully challenge the use of our proprietary rights by other parties in these countries. Also, others may assert rights in, or ownership of, our tradenames and other proprietary rights, and we may be unable to successfully resolve those types of conflicts to our satisfaction.

Our success depends on our ability to maintain the value of our brands.

Our success depends on the value of our Claire’s and Icing brands. The Claire’s and Icing names are integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting and positioning our brands will depend largely on the success of our design, merchandising, and marketing efforts and our ability to provide a consistent, enjoyable quality client experience. Our brands could be adversely affected if we fail to achieve these objectives for one or both of these brands and our public image and reputation could be tarnished by negative publicity. Any of these events could negatively impact sales.

We may be unable to rely on liability indemnities given by foreign vendors which could adversely affect our financial results.

The quality of our globally sourced products may vary from our expectations and sources of our supply may prove to be unreliable. In the event we seek indemnification from our suppliers for claims relating to the merchandise shipped to us, our ability to obtain indemnification may be hindered by the supplier’s lack of understanding of U.S. and European product liability laws. Our ability to successfully pursue indemnification claims may also be adversely affected by the financial condition of the supplier. Any of these circumstances could have a material adverse effect on our business and financial results.

We are controlled by affiliates of Apollo, and its interests as an equity holder may conflict with the interest of our creditors.

We are controlled by affiliates of Apollo Global Management, LLC and its subsidiaries, including Apollo Management (collectively, “Apollo”), and Apollo has the ability to elect all of the members of our board of directors and thereby control our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payments of dividends, if any, on our common stock, the incurrence of debt by us, amendments to our articles of incorporation and bylaws and the entering into of extraordinary transactions. The interests of Apollo may not in all cases be aligned with the interests of our creditors. For example, if we encounter financial difficulties or are unable to pay our indebtedness as it matures, the interests of Apollo as an equity holder might conflict with the interests of our creditors. In addition, Apollo may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investments, even though such transactions might involve risks to our creditors. Furthermore, Apollo may in the future own businesses that directly or indirectly compete with us. Apollo also may pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as Apollo continues to own a significant amount of our combined voting power, even if such amount is less than 50%, it will continue to be able to strongly influence or effectively control our decisions. Because our equity securities are not registered under the Exchange Act and are not listed on any U.S. securities exchange, we are not subject to any of the corporate governance requirements of any U.S. securities exchange.

Risks Relating to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the Credit Facility, the Existing Notes and the exchange notes.

We are significantly leveraged. As of April 30, 2011, our total debt, including the current portion, was approximately $2.52 billion, consisting of borrowings under our Credit Facility, the Existing Notes, the exchange notes, short-term note payable and a capital lease obligation. In March 2011, we issued the old notes and used the net proceeds from such offering to reduce the entire $194.0 million outstanding under our revolving credit facility (without terminating the commitment) and $244.9 million of indebtedness under our senior secured term loan. As a result of our prepayment under the senior secured term loan, we are no longer required to make any quarterly payments through the maturity date. Our revolving credit facility matures in May 2013 and our senior secured term loan matures in May 2014. We cannot assure you that we will have the financial resources required, or that the conditions of the capital markets will support, any future refinancing or restructuring of those facilities or other indebtedness.

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the Credit Facility, the Existing Notes and the exchange notes. Our high degree of leverage could have important consequences, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our Credit Facility, will be at variable rates of interest;

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the exchange notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indentures governing the Existing Notes and the exchange notes and the agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

Despite our high indebtedness level, we and our subsidiaries are still able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures governing the Existing Notes and the exchange notes and the Credit Facility each contain restrictions on the incurrence of additional indebtedness, however, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. Accordingly, we and our subsidiaries may be able to incur substantial additional indebtedness in the future. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we now face would increase. In addition, the indentures governing the Existing Notes and the exchange notes do not prevent us from incurring obligations that do not constitute indebtedness under those agreements.

On May 14, 2008, we notified the holders of the Senior Toggle Notes of our intent to elect the “payment in kind” (PIK) interest option to satisfy interest payment obligations. The PIK election was in effect through June 1, 2011, and had the effect of increasing the amount of Senior Toggle Notes. This election, net of reductions for note repurchases, increased the principal amount of our Senior Toggle Notes by $106.7 million, $98.1 million and $62.4 million as of April 30, 2011, January 29, 2011 and January 30, 2010, respectively. The accrued payment in kind interest is included in “Long-term debt” in our consolidated balance sheets.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our Credit Facility and the indentures governing the Existing Notes and the exchange notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our, our parent’s and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	transfer or sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

A breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions, and, in the case of our revolving Credit Facility, permit the lenders to cease making loans to us. Upon the occurrence of an event of default under our Credit Facility, the lenders could elect to declare all amounts outstanding under our Credit Facility to be immediately due and payable and terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our Credit Facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our Credit Facility. Our obligations under the exchange notes are secured by a second-priority lien on substantially all of the assets pledged as collateral under the Credit Facility. If the lenders under our Credit Facility accelerate the repayment of borrowings, we may not have sufficient assets to repay our Credit Facility as well as our other indebtedness, including the Existing Notes and the exchange notes.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our Credit Facility and the terms of the indentures governing the Existing Notes and the exchange notes and or any future debt instruments that we may enter into may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Repayment of our debt is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the Existing Notes and the exchange notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

To service our debt obligations, we may need to increase the portion of the income of our foreign subsidiaries that is expected to be remitted to the United States, which could increase our income tax expense.

The amount of the income of our foreign subsidiaries that we expect to remit to the United States may significantly impact our U.S. federal income tax expense. We record U.S. federal income taxes on that portion of the income of our foreign subsidiaries that is expected to be remitted to the United States and be taxable. In order to service our debt obligations, we may need to increase the portion of the income of our foreign subsidiaries that we expect to remit to the United States, which may significantly increase our income tax expense. Consequently, our income tax expense has been, and will continue to be, impacted by our strategic initiative to make substantial capital investments outside the United States.

If we default on our obligations to pay our other indebtedness, the holders of our debt could exercise rights that could have a material effect on us.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

•	the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our Credit Facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Credit Facility to avoid being in default. If we breach our covenants under our Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Credit Facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Risks Relating to the Exchange Notes

The collateral securing the exchange notes is subject to control by creditors with first-priority liens and subject to the terms of the intercreditor agreement. If there is a default, the value of the collateral may not be sufficient to repay both the first-priority creditors and the holders of the exchange notes and the other second-priority creditors.

The exchange notes are secured on a second-priority basis by substantially all of our assets and the assets of our subsidiaries that secure the Credit Facility (subject to certain exceptions described herein; see “Description of Exchange Notes — Security”). Under the terms of the indenture governing the exchange notes, we are permitted in the future to incur additional indebtedness and other obligations that, in certain circumstances, may share in the second-priority liens on the collateral securing the exchange notes and in the first-priority liens on the collateral securing the Credit Facility and under certain circumstances we will be permitted to contribute cash or other assets held by us or our restricted subsidiaries to unrestricted subsidiaries.

The holders of obligations secured by the first-priority liens on the collateral will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the exchange notes and any other obligations secured by second-priority liens will be entitled to any recovery from the collateral. We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of all of such collateral would be sufficient to satisfy the amounts outstanding under the exchange notes and other obligations secured by the second-priority liens, if any, after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the exchange notes, then holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against us and the guarantors of the exchange notes, which claim will rank equal in priority to the unsecured claims with respect to any unsatisfied portion of the obligations secured by the first-priority liens or other second-priority liens and our other unsecured senior indebtedness. As of April 30, 2011, we had funded indebtedness of $1,234.4 million of first-lien senior secured indebtedness, $450.0 million of second-lien senior secured indebtedness, $580.9 million of unsecured senior indebtedness and $259.6 million of unsecured senior subordinated indebtedness. In addition, we had undrawn availability under the senior secured revolving credit facility of $195.2 million, all of which would be senior to the exchange notes. Under the indenture governing the exchange notes, we can also incur additional indebtedness secured by first-priority liens and second-priority liens so long as such first and second-priority liens are securing indebtedness permitted to be incurred by the covenants described under “Description of Exchange Notes” and certain other conditions are met. Our ability to designate future debt as either first-priority secured or second-priority secured and, in either event, to enable the holders thereof to share in the collateral on either a priority basis or a pari passu basis with holders of the exchange notes and the Credit Facility, may have the effect of diluting the ratio of the value of such collateral to the aggregate amount of the obligations secured by the collateral.

The capital stock of each of our subsidiaries that has been pledged to secure the exchange notes will be automatically released from the collateral for the notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act.

Pursuant to the terms of the indenture governing the exchange notes, a portion (or, if necessary, all) of the capital stock of each of our subsidiaries that has been pledged to secure the exchange notes will be automatically released from the collateral for the exchange notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act. As a result, the collateral securing the exchange notes includes the capital stock of each such subsidiary only to the extent that the applicable value of such capital stock (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the outstanding exchange notes. See “Description of Exchange Notes — Security — Limitations on Stock Collateral.”

Holders of exchange notes do not control decisions regarding collateral.

Pursuant to the intercreditor agreement, the collateral agent representing the holders of the First-Priority Lien Obligations (as defined in “Description of Exchange Notes”) controls substantially all matters related to the collateral securing the obligations under the Credit Facility and the exchange notes. The holders of the First-Priority Lien Obligations may cause the collateral agent to dispose of, release or foreclose on, or take other actions with respect to the shared collateral with which holders of the exchange notes may disagree or that may be contrary to the interests of holders of the exchange notes. To the extent shared collateral is released from securing the First-Priority Lien Obligations, the liens securing the exchange notes will also be automatically released (other than in the case of the Discharge of Senior Lender Claims (as defined in “Description of Exchange Notes”) during the continuation of an event of default with respect to the exchange notes or other second lien indebtedness). In addition, the security documents generally provide that, so long as the First-Priority Lien Obligations are in effect, the lenders under the Credit Facility may change, waive, modify or vary the security documents without the consent of the holders of the notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the exchange notes and not the other secured creditors in a like or similar manner. Except under limited circumstances, if at any time the First-Priority Lien Obligations cease to be in existence, the liens securing the exchange notes will also be released and the exchange notes will become unsecured senior obligations. See “Description of Exchange Notes — Security.”

It may be difficult to realize the value of the collateral securing the exchange notes.

The collateral securing the exchange notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee for the exchange notes and any other creditors that also have the benefit of first liens on the collateral securing the exchange notes from time to time, whether on or after the date the exchange notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the exchange notes, as well as the ability of the trustee, as collateral agent for the exchange notes, to realize or foreclose on such collateral.

No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the exchange notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the exchange notes and all other senior secured obligations, interest may cease to accrue on the exchange notes from and after the date the bankruptcy petition is filed.

The security interest of the trustee, as collateral agent for the exchange notes, is subject to practical problems generally associated with the realization of security interests in collateral. For example, the trustee, as collateral agent for the exchange notes, may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the trustee, as collateral agent for the exchange notes, may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

There are circumstances other than repayment or discharge of the exchange notes under which collateral could be released automatically without the consent of the holders of the exchange notes, which could be adverse to holders of exchange notes.

Under various circumstances, all or a portion of the collateral may be released, including:

•	to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture, including the sale of any entity in its entirety that owns or holds such collateral;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

•	without the consent of holders of the exchange notes if the collateral ceases to secure First-Priority Lien Obligations.

Our wholly-owned domestic restricted subsidiaries that guarantee the Credit Facility or incur or guarantee certain other indebtedness are required to be subsidiary guarantors and guarantee the exchange notes. The guarantee of any subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture governing the exchange notes. Such indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the exchange notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the exchange notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the exchange notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral with respect to the exchange notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of Exchange Notes.”

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the exchange notes may not be perfected with respect to the claims of such exchange notes if the trustee, as collateral agent for the exchange notes, is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing such exchange notes. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The guarantors have limited obligations to perfect the noteholders’ security interest in specified collateral. There can be no assurance that the trustee, as collateral agent for the exchange notes, will monitor, or that we will inform the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The trustee, as collateral agent for the exchange notes, has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the trustee, as collateral agent for the exchange notes, as applicable, against third parties.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the trustee, as collateral agent for the exchange notes, to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the exchange notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the trustee, as collateral agent for the exchange notes, repossessed and disposed of the collateral. Upon the commencement of a case under the U.S. Bankruptcy Code (the “Bankruptcy Code”), a secured creditor such as the trustee, as the collateral agent for the exchange notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the exchange notes could be delayed following commencement of a bankruptcy case;

•	whether or when the trustee, as collateral agent for the exchange notes, could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court.

In addition, with respect to the exchange notes, the intercreditor agreement provides that, in the event of a bankruptcy, the trustee, as collateral agent for the exchange notes, may not object to a number of important matters following the filing of a bankruptcy petition so long as any first lien debt is outstanding. After such a filing, the value of the collateral securing the exchange notes could materially deteriorate and holders of exchange notes would be unable to raise an objection.

The right of the holders of obligations secured by first-priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

In the event of a bankruptcy of us or any of the guarantors, holders of the exchange notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the exchange notes exceed the fair market value of the collateral securing the exchange notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the exchange notes on the date of the bankruptcy filing was less than the then-current principal amount of the exchange notes. Upon a finding by the bankruptcy court that the exchange notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the exchange notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the exchange notes to receive other “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the exchange notes.

The value of the collateral securing the exchange notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the exchange notes will only be entitled to post-petition interest under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the exchange notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the Bankruptcy Code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the exchange notes.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the trustee, as collateral agent for the exchange notes, for the holders of the exchange notes, including pursuant to security documents delivered after the date of the indenture governing the exchange notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the exchange notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The exchange notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The exchange notes are structurally subordinated to the indebtedness and other liabilities of our current and future subsidiaries that do not guarantee the exchange notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. These non-guarantor subsidiaries accounted for approximately 39.7% and 41% of our net sales for the three months ended April 30, 2011 and Fiscal 2010, respectively. Any right that we or the subsidiary guarantors have to receive any assets of these non-guarantor subsidiaries and any future non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of exchange notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of this non-guarantor subsidiary and any future non-guarantor subsidiaries, such non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the exchange notes, guarantees and security interests, and, if that occurs, you may not receive any payments on the exchange notes.

The issuance of the exchange notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the exchange notes and the guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the exchange notes or a guarantee, and, in the case of (ii) only, one of the following is also true:

•	we or any of our subsidiary guarantors were or was insolvent or rendered insolvent by reason of issuing the exchange notes or the guarantees;

•	payment of the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the exchange notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or further subordinate the exchange notes or such guarantee to presently existing and future indebtedness of ours or such subsidiary guarantor, require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our other debt and that of our subsidiary guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the exchange notes and the guarantees would not be subordinated to our or any subsidiary guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. Therefore, a court could void the obligations under the guarantees, subordinate them to the applicable subsidiary guarantor’s other debt or take other action detrimental to the holders of the exchange notes. In addition, a recent bankruptcy court decision in Florida questioned the validity of a customary savings clause in a guarantee.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes — Guarantees.”

We may not be able to repurchase the exchange notes upon a change of control.

Upon a change of control as defined in the indenture governing the exchange notes, we will be required to make an offer to repurchase all outstanding exchange notes at 101% of their principal amount plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the exchange notes or unless such obligation is suspended. See “Description of Exchange Notes — Change of Control.” We may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control offer or, if then permitted under the indenture governing the exchange notes, to redeem the exchange notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indenture. The occurrence of a change of control would also constitute an event of default under the Credit Facility. The terms of our Credit Facility and the indentures governing the exchange notes and the Existing Notes limit our right to purchase or redeem certain indebtedness. In the event any purchase or redemption is prohibited, we may seek to obtain waivers from the required lenders under our Credit Facility or holders of the exchange notes to permit the required repurchase or redemption, but the required holders of such indebtedness have no obligation to grant, and may refuse to grant such a waiver. A change of control is defined in the indenture governing the exchange notes and would not include all transactions that could involve a change of control of our day-to-day operations, including a transaction involving the Management Group as defined in the indenture governing the exchange notes. See “Description of Exchange Notes — Change of Control.”

During any period in which the exchange notes are rated investment grade, certain covenants contained in the indenture will not be applicable, however there is no assurance that the exchange notes will be rated investment grade.

The indenture governing the exchange notes provides that certain covenants will not apply to us during any period in which the exchange notes are rated investment grade (with a stable outlook) from each of Standard & Poor’s and Moody’s and no default has otherwise occurred and is continuing under the indenture. The covenants that would be suspended include, among others, limitations on and our restricted subsidiaries’ ability to pay dividends, incur indebtedness, sell certain assets and enter into certain other transactions. Any actions that we take while these covenants are not in force will be permitted even if the exchange notes are subsequently downgraded below investment grade and such covenants are subsequently reinstated. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, the exchange notes will maintain such ratings. See “Description of Exchange Notes — Certain Covenants.”

The market price for the notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar exchange notes, our performance and other factors.

Risks Relating to the Exchange Offer

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

Notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the old notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer — Procedures for Tendering.” Because we anticipate that most holders of the old notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for the old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding old notes at maturity. Further, following the exchange offer, if you did not tender your old notes, you generally will not have any further registration rights, and such notes will continue to be subject to certain transfer restrictions.

You may find it difficult to sell your exchange notes because there is no existing trading market for the exchange notes.

The exchange notes are being offered to the holders of the old notes. The old notes were issued on March 4, 2011, primarily to a small number of institutional investors. There is no existing trading market for the exchange notes and there can be no assurance regarding the future development of a market for the exchange notes, or the ability of the holders of the exchange notes to sell their exchange notes or the price at which such holders may be able to sell their exchange notes. If such a market were to develop, the exchange notes could trade at prices that may be higher or lower than the initial offering price of the old notes depending on many factors, including prevailing interest rates, our financial position, operating results and the market for similar securities. We do not intend to apply for listing or quotation of the exchange notes on any exchange and we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. The initial purchasers of the old notes are not obligated to make a market in the exchange notes, and any market-making may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the exchange notes or that an active market for the exchange notes will develop. As a result, the market price of the exchange notes, as well as your ability to sell the exchange notes, could be adversely affected.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the exchange notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the exchange notes.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act, and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes that it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your old notes only if you properly tender such notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued the old notes in a private placement on March 4, 2011. The old notes were issued, and the exchange notes will be issued, under an indenture, dated as of March 4, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. In connection with the private placement, we entered into a registration rights agreement, which requires that we file this registration statement under the Securities Act with respect to the exchange notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and, except as set forth below, you may reoffer and resell them without registration under the Securities Act. After we complete the exchange offer, our obligation to register the exchange of exchange notes for old notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, if you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that you may reoffer, resell or otherwise transfer the exchange notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act. This interpretation, however, is based on your representation to us that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes; and

•	you are not our “affiliate” as that term is defined in Rule 405 under the Securities Act.

If you tender old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in order to reoffer, resell or otherwise transfer your exchange notes. Each broker-dealer that receives exchange notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer. See “Plan of Distribution.” Broker-dealers who acquired old notes directly from us and not as a result of market making or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the private notes.

If you will not receive freely tradeable exchange notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect to have your old notes registered on a “shelf” registration statement pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for a period of two years following the date of original issuance of the old notes or such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See “— Procedures for Tendering” below.

Consequences of Failure to Exchange

If you do not participate or properly tender your old notes in this exchange offer:

•	you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

•	you will not be able to require us to register your old notes under the Securities Act unless, as set forth above, you do not receive freely tradable exchange notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•	you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•	the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer; however, old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue $1,000 principal amount of the exchange notes in exchange for each $1,000 principal amount of the old notes accepted in the exchange offer.

The form and terms of the exchange notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default. In addition, the exchange notes bear a different CUSIP number than the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding old notes.

As of the date of this prospectus, $450.0 million aggregate principal amount of the old notes were outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the private notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered old notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the exchange notes for the tendering noteholders. If we do not accept any tendered old notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates, if any, for any unaccepted old notes, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth below under “— Transfer Taxes,” with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Fees and Expenses” below.

Expiration Date; Amendment

The expiration date for the exchange offer will be 5:00 p.m., New York City time, on          , 2011, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we will give oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of old notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•	to accept tendered notes after the expiration of the exchange offer and the settlement of the exchange offer with respect to tendered notes, and/or extend the exchange offer with respect to untendered notes, subject to applicable legal requirements;

•	to delay accepting any old notes or, if any of the conditions set forth below under “— Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering

Only a holder of old notes may tender the old notes in the exchange offer. Except as set forth under “— Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to The Bank of New York Mellon Trust Company, N.A., as the exchange agent, prior to the expiration date. In addition:

•	the certificates representing your old notes must be received by the exchange agent prior to the expiration date;

•	a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described below under “— Book-Entry Transfer” must be received by the exchange agent prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

If you hold old notes through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder of your old notes promptly and instruct the registered holder to tender on your behalf.

If you tender an old note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

•	old notes tendered in the exchange offer are tendered either by a registered holder who has not completed the box titled “Special Registration Instructions” or “Special Delivery Instructions” on the holder’s letter of transmittal or for the account of an eligible institution; and

•	the box titled “Special Registration Instructions” on the letter of transmittal has not been completed.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your old notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your old notes will be returned to you if:

•	you improperly tender your old notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or improper tender.

The exchange agent will return your old notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer exchange notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer.

In all cases, the issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of old notes being tendered by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

The DTC’s ATOP system is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal.

If you hold your old notes in the form of book-entry interests and you wish to tender your old notes in exchange for exchange notes, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of ATOP and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests:

•	a timely confirmation of book-entry transfer of such notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described above must be received by the exchange agent prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	you tender through an eligible financial institution;

•	on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•	the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•	your name and address;

•	the amount of old notes you are tendering;

•	a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent;

•	the certificates for all certificated old notes being tendered, in proper form, for transfer or a book-entry confirmation of tender;

•	a written or facsimile copy of the letter of transmittal or a book-entry confirmation instead of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission of or, for DTC participants, an electronic ATOP transmission of, the notice of withdrawal at its address set forth below under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•	state your name;

•	identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amounts of the old notes to be withdrawn;

•	be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

•	specify the name in which the old notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any tendered old notes, if, at the time the notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent for the exchange offer.

You should direct questions and requests for assistance with respect to exchange offer procedures and requests for additional copies of this prospectus to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A., as exchange agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations — Reorganization Unit
101 Barclay Street, Floor 7 East
New York, NY 10286
Attention: Mr. William Buckley — Processor
Telephone: 212-815-5788
Facsimile: 212-298-1915

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as trustee under the indenture governing the exchange notes.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $275,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your old notes unless you instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder of old notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes in accordance with accounting principles generally accepted in the United States of America.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding old notes, the terms of which are substantially identical to the exchange notes. The outstanding old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2011, on a historical basis and as adjusted to give effect to the exchange offer (assuming that all holders exchange their notes). You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Certain Indebtedness” and our audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The issuance of the exchange notes will not result in any change in our capitalization.

	As of April 30, 2011
	Actual	As Adjusted
	Unaudited
	(In thousands)

Cash and cash equivalents and restricted cash(1):	$246,134	$246,134

Debt:
Senior Secured Term Loan Facility due May 2014	$1,154,310	$1,154,310
Old Notes (Senior Secured Second Lien Notes due 2019)	450,000	—
Exchange Notes (Senior Secured Second Lien Notes due 2019)	—	450,000
9.25% Senior Fixed Rate Notes due 2015	226,000	226,000
9.625% / 10.375% Senior Toggle Notes due 2015	354,857	354,857
10.5% Senior Subordinated Notes due 2017	259,612	259,612
Note payable to bank due 2012	62,796	62,796
Capital lease obligation	17,290	17,290

Total debt	2,524,865	2,524,865

Total stockholders’ equity	(26,708)	(26,708)

Total capitalization	$2,498,157	$2,498,157

(1)	Includes restricted cash of $25,966.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth our selected historical consolidated financial and operating data.

The selected historical consolidated financial and operating data for Fiscal 2010, Fiscal 2009 and Fiscal 2008, and the summary historical balance sheet data as of the end of Fiscal 2010 and Fiscal 2009 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial and operating data for Fiscal 2007 and 2006, and the summary historical balance sheet data as of the end of Fiscal 2008, Fiscal 2007 and Fiscal 206 have been derived from our audited consolidated financial statements, which are not included in this prospectus.

The unaudited summary historical consolidated financial and operating data for the three months ended April 30, 2011 and May 1, 2010 and the summary historical balance sheet data as of April 30, 2011 and May 1, 2010 have been derived from our unaudited condensed consolidated financial statements, which are included elsewhere in this prospectus, and have been prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, such unaudited financial data reflects all adjustments necessary for a fair presentation of the results for such periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

Our historical results included below are not necessarily indicative of our future performance. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

As a result of the consummation of the Transactions, the Company is sometimes referred to as the “Successor Entity” for periods on or after May 29, 2007, and the “Predecessor Entity” for periods prior to May 29, 2007. The Consolidated Financial Statements for the period on or after May 29, 2007 are presented on a different basis than for the periods before May 29, 2007, as a result of the application of purchase accounting as of May 29, 2007 and therefore are not comparable. The acquisition of Claire’s Stores, Inc. was accounted for as a business combination using the purchase method of accounting, whereby the purchase price was allocated to the assets and liabilities based on the estimated fair market values at the date of acquisition.

	Successor Entity						Predecessor Entity
			Fiscal Year	Fiscal Year	Fiscal Year	May 29, 2007	Feb. 4, 2007	Fiscal Year
	Three Months Ended		Ended	Ended	Ended	through	through	Ended
	April 30,	May 1,	January 29,	January 30,	January 31,	Feb. 2,	May 28,	February 3,
	2011	2010	2011(1)	2010(1)	2009(1)	2008	2007	2007(1)
			(In thousands, except for ratios and store data)
Statement of Operations Data:
Net sales	$346,446	$322,077	$1,426,397	$1,342,389	$1,412,960	$1,085,932	$424,899	$1,480,987
Cost of sales, occupancy and buying expenses	171,359	158,751	685,111	663,269	724,832	521,384	206,438	691,646

Gross profit	175,087	163,326	741,286	679,120	688,128	564,548	218,461	789,341
Other expenses:
Selling, general and administrative	126,722	118,019	498,212	465,706	513,752	354,875	154,409	481,979
Depreciation and amortization	17,054	16,366	65,198	71,471	85,093	61,451	19,652	56,771
Impairment of assets	—	—	12,262	3,142	498,490	3,478	73	—
Severance and transaction-related costs	343	102	741	921	15,928	7,319	72,672	—

	Successor Entity								Predecessor Entity
			Fiscal Year		Fiscal Year		Fiscal Year	May 29, 2007	Feb. 4, 2007	Fiscal Year
	Three Months Ended		Ended		Ended		Ended	through	through	Ended
	April 30,	May 1,	January 29,		January 30,		January 31,	Feb. 2,	May 28,	February 3,
	2011	2010	2011(1)		2010(1)		2009(1)	2008	2007	2007(1)
			(In thousands, except for ratios and store data)
Other expense (income), net	5,311	1,230	411		(4,234)		(4,499)	(3,088)	(1,476)	(3,484)

	149,430	135,717	576,824		537,006		1,108,764	424,035	245,330	535,266

Operating income (loss)	25,657	27,609	164,462		142,114		(420,636)	140,513	(26,869)	254,075
Gain on early debt extinguishment	249	4,487	13,388		36,412		—	—	—	—
Impairment of equity investment	—	—	6,030		—		25,500	—	—	—
Interest expense (income), net	46,235	42,763	157,706		177,418		195,947	147,892	(4,876)	(14,575)

Income (loss) from continuing operations before income taxes	(20,329)	(10,667)	14,114		1,108		(642,083)	(7,379)	(21,993)	268,650
Income tax expense (benefit)	(732)	1,633	9,791		11,510		1,509	(8,020)	21,779	79,888

Income (loss) from continuing operations	$(19,597)	$(12,300)	$4,323		$(10,402)		$(643,592)	$641	$(43,772)	$188,762

Other Financial Data:
Capital expenditures:
New stores and remodels	14,027	6,267	39,022		16,557		36,270	46,225	24,231	77,021
Other	1,765	1,951	9,689		8,395		23,135	12,259	3,757	18,171	(2)
Total capital expenditures	15,792	8,218	48,711		24,952		59,405	58,484	27,988	95,192
Cash interest expense(3)	18,912	17,838	108,923		126,733		168,567	123,620	86	118
Ratio of earnings to fixed charges(4)	—	—	1.1	x	1.0	x	—	—	—	5.2	x
Store Data:
Number of stores (at period end) North America	1,960	1,990	1,972		1,993		2,026	2,135	2,124	2,133
Europe	1,040	965	1,009		955		943	905	879	859
Total number of stores (at period end)	3,000	2,955	2,981		2,948		2,969	3,040	3,003	2,992
Total gross square footage (000’s) (at period end)	3,018	2,987	3,012		2,982		3,011	3,105	3,043	3,021
Net sales per store (000’s)(5)	487	463	481		454		461	359	142	504
Net sales per square foot(6)	483	457	476		448		453	353	140	500
Balance Sheet Data (at period end)
Cash and cash equivalents and restricted cash(7)	246,134	220,011	279,766		198,708		204,574	85,974	350,476	340,877
Total assets	2,861,712	2,828,167	2,866,449		2,834,105		2,881,095	3,348,497	1,119,047	1,091,266
Total debt	2,524,865	2,523,745	2,524,286		2,521,878		2,581,772	2,377,750	—	—
Total stockholders’ equity (deficit)	(26,708)	(48,244)	(26,515)		(34,642)		(55,843)	605,200	792,071	847,662

(1)	Fiscal 2006 was a fifty-three week period and Fiscal 2010, Fiscal 2009, Fiscal 2008 and Fiscal 2007 were fifty-two week periods.

(2)	Includes management information system expenditures of $5.2 million in Fiscal 2006 for strategic projects of POS, merchandising systems, business intelligence, technology and the logistics system for the new distribution center in the Netherlands.

(3)	Cash interest expense does not include amortization of debt issuance costs or interest expense paid in kind.

(4)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense, including amortization of debt issuance costs, and the portion of rental expense which management believes is representative of the interest component of rental expense. Due to the Company’s loss during the three months ended April 30, 2011 and May 1, 2010, Fiscal 2008 and the combined period from May 29, 2007 through February 2, 2008 and February 4, 2007 through May 28, 2007, the ratio coverage was less than 1:1. The Company must generate additional earnings of $20.3 million, $9.6 million, $642.4 million, $7.5 million and $22.7 million during the three months ended April 30, 2011 and May 1, 2010, Fiscal 2008, the period from May 29, 2007 through February 2, 2008 and the period from February 4, 2007 through May 28, 2007, respectively, to achieve coverage of 1:1.

(5)	Net sales per store are calculated based on trailing twelve months net sales and the average number of stores during the period.

(6)	Net sales per square foot are calculated based on trailing twelve months net sales and the average gross square feet during the period.

(7)	At April 30, 2011 and January 29, 2011, included restricted cash of $26.0 million and $23.9 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus is designed to provide the reader of the financial statements with a narrative on our results of operations, financial position and liquidity, risk management activities, and significant accounting policies and critical estimates. This section should be read in conjunction with our audited and unaudited consolidated financial statements and related notes thereto contained elsewhere in this prospectus.

Our fiscal year ends on the Saturday closest to January 31, and we refer to the fiscal year by the calendar year in which it began. Our fiscal year ended January 29, 2011 (“Fiscal 2010”), January 30, 2010 (“Fiscal 2009”) and January 31, 2009 (“Fiscal 2008”) consisted of 52 weeks, respectively.

We include a store in the calculation of same store sales once it has been in operation sixty weeks after its initial opening. A store which is temporarily closed, such as for remodeling, is removed from the same store sales computation if it is closed for nine consecutive weeks. The removal is effective prospectively upon the completion of the ninth consecutive week of closure. A store which is closed permanently, such as upon termination of the lease, is immediately removed from the same store sales computation. We compute same store sales on a local currency basis, which eliminates any impact for changes in foreign currency rates.

Overview

We are one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27. We are organized based on our geographic markets, which include our North American division and our European division. As of April 30, 2011, we operated a total of 3,000 stores, of which 1,960 were located in all 50 states of the United States, Puerto Rico, Canada, and the U.S. Virgin Islands (our North American division) and 1,040 stores were located in the United Kingdom, France, Switzerland, Spain, Ireland, Austria, Germany, Netherlands, Portugal, Belgium, Poland, Czech Republic and Hungary (our European division). We operate our stores under two brand names: Claire’s®, on a global basis, and Icing®, in North America.

As of April 30, 2011, we also franchised or licensed 391 stores in Japan, the Middle East, Turkey, Russia, Greece, South Africa, Guatemala, Malta and Ukraine. We account for the goods we sell to third parties under franchising agreements within “Net sales” and “Cost of sales, occupancy and buying expenses” in our Consolidated Statements of Operations and Comprehensive Income (Loss). The franchise fees we charge under the franchising agreements are reported in “Other expense (income), net” in our Consolidated Statements of Operations and Comprehensive Income (Loss).

Until September 2, 2010, we operated stores in Japan through our former Claire’s Nippon 50:50 joint venture with Aeon Co., Ltd. We accounted for the results of operations of Claire’s Nippon under the equity method and included the results within “Other expense (income), net” in our Consolidated Statements of Operations and Comprehensive Income (Loss). Beginning September 2, 2010, these stores began to operate as licensed stores. Our primary brand in North America and exclusively in Europe is Claire’s. Our Claire’s customers are predominantly teens (ages 13 to 18), tweens (ages 7 to 12) and kids (ages 3 to 6), or referred to as our Young, Younger and Youngest target customer groups.

Our second brand in North America is Icing, which targets a single edit point customer represented by a 23 year old young woman just graduating from college and entering the work force who dresses consistent with the current fashion influences. We believe this niche strategy enables us to create a well defined merchandise point of view and attract a broad group of customers from 19 to 27 years of age.

We believe that we are the leading accessories and jewelry destination for our target customers, which is embodied in our mission statement — to be a fashion authority and fun destination offering a compelling, focused assortment of value-priced accessories, jewelry and other emerging fashion categories targeted to the lifestyles of kids, tweens, teens and young women. In addition to age segmentation, we use multiple lifestyle aesthetics to further differentiate our merchandise assortments for our Young and Younger target customer groups.

We provide our target customer groups with a significant selection of fashionable merchandise across a wide range of categories, all with a compelling value proposition. Our major categories of business are:

•	Accessories — includes fashion accessories for year-round use, including legwear, headwear, attitude glasses, scarves, armwear and belts, and seasonal use, including sunglasses, hats, fall footwear, sandals, scarves, gloves, boots, slippers and earmuffs; and other accessories, including hairgoods, handbags, and small leather goods, as well as cosmetics

•	Jewelry — includes earrings, necklaces, bracelets, body jewelry and rings, as well as ear piercing

In North America, our stores are located primarily in shopping malls. The differentiation of our Claire’s and Icing brands allows us to operate multiple store locations within a single mall. In Europe our stores are located primarily on high streets, in shopping malls and in high traffic urban areas.

Current Market Conditions

Continued distress in the financial markets has resulted in declines in consumer confidence and spending, extreme volatility in securities prices, and has had a negative impact on credit availability and declining valuations of certain investments. We have assessed the implications of these factors on our current business and have responded with pursuit of cost reduction opportunities and are proceeding cautiously to support increased sales. If the national, or global, economies or credit market conditions in general were to deteriorate further in the future, it is possible that such deterioration could put additional negative pressure on consumer spending and negatively affect our cash flows or cause a tightening of trade credit that may negatively affect our liquidity.

Acquisition of the Company by Apollo Management VI, L.P. in 2007

As a result of the Merger there was a significant change in our capital structure, including:

•	the closing of the offering of the Existing Notes;

•	the closing of our $1.65 billion Credit Facility; and

•	the equity investment of approximately $595.7 million by Apollo Management VI, L.P. on behalf of certain affiliated co-investment partnerships.

The purchase of the Company and the related fees and expenses were financed through the issuance of the Existing Notes, borrowing under the Credit Facility, equity investment by the Sponsors, and cash on hand at the Company.

The acquisition of Claire’s Stores, Inc. was accounted for as a business combination using the purchase method of accounting, whereby the purchase price was allocated to the assets and liabilities based on the estimated fair market values at the date of acquisition.

See Note 1 — Nature of Operations and Acquisition of Claire’s Stores, Inc. and Note 5 — Debt, respectively, in the Notes to our audited consolidated financial statements for details of the acquisition and current indebtedness.

Results of Consolidated Operations

Management overview

We are one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27. We are organized into two operating segments: North America and Europe. We identify our operating segments by how we manage and evaluate our business activities. We operate owned stores throughout the United States, Puerto Rico, Canada, and the U.S. Virgin Islands (North American segment) and the United Kingdom, Switzerland, Austria, Germany, France, Ireland, Spain, Portugal, Netherlands, Belgium, Poland, Czech Republic and Hungary (European segment). Until

September 2, 2010, the Company operated stores in Japan through a 50:50 joint venture. Beginning September 2, 2010, these stores began to operate as licensed stores.

Consolidated Results of Operations

For the Three Months Ended April 30, 2011 and May 1, 2010

A summary of our consolidated results of operations for the three months ended April 30, 2011 and May 1, 2010 are as follows (dollars in thousands):

	Three Months	Three Months
	Ended	Ended
	April 30, 2011	May 1, 2010

Net sales	$346,446	$322,077
Increase in same store sales	3.2%	7.6%
Gross profit percentage	50.5%	50.7%
Selling, general and administrative expenses as a percentage of net sales	36.6%	36.6%
Depreciation and amortization as a percentage of net sales	4.9%	5.1%
Operating income	$25,657	$27,609
Gain on early debt extinguishment	$249	$4,487
Net loss	$(19,597)	$(12,300)
Number of stores at the end of the period(1)	3,000	2,955

(1)	Number of stores excludes stores operated under franchise and licensing agreements.

Net sales

Net sales for the three months ended April 30, 2011 increased $24.4 million, or 7.6%, from the three months ended May 1, 2010. This increase was attributable to new stores sales, an increase in same store sales, favorable foreign currency translation effect of our foreign locations’ sales and increases in shipments to franchisees, partially offset by the effect of store closures. Net sales would have increased 5.3% excluding the impact from foreign currency rate changes.

For the three months ended April 30, 2011, the increase in same store sales was primarily attributable to an increase in average transaction value of 5.5%, partially offset by a decrease in average number of transactions per store of 1.8%.

The following table compares our sales of each product category for each of the periods presented:

	Percentage of Total
	Three Months	Three Months
	Ended	Ended
Product Category	April 30, 2011	May 1, 2010

Accessories	52.4	52.1
Jewelry	47.6	47.9

	100.0	100.0

Gross profit

In calculating gross profit and gross profit percentages, we exclude the costs related to our distribution center. These costs are included instead in “Selling, general and administrative” expenses in our Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Other retail companies may include these costs in cost of sales, so our gross profit percentages may not be comparable to those retailers.

During the three months ended April 30, 2011, gross profit percentage decreased 20 basis points to 50.5% compared to 50.7% during the three months ended May 1, 2010. The decrease in gross profit percentage consisted of an 80 basis point decrease in merchandise margin and a 10 basis point increase in buying and buying-related costs, partially offset by a 70 basis point decrease in occupancy costs. The decrease in merchandise margin was primarily due to a higher mix of clearance merchandise, markdowns and freight expense. The improvement in occupancy rate is due to the leveraging effect of higher sales.

Selling, general and administrative expenses

During the three months ended April 30, 2011, selling, general and administrative expenses increased $8.7 million, or 7.4%, compared to the three months ended May 1, 2010. As a percentage of net sales, selling, general and administrative expenses remained unchanged at 36.6% compared to the three months ended May 1, 2010. The majority of the expense increase, in dollars, was for store-related expenses resulting from increased sales. Excluding an unfavorable $2.6 million foreign currency translation effect, the net increase in selling, general and administrative expenses would have been $6.1 million.

Depreciation and amortization expense

During the three months ended April 30, 2011, depreciation and amortization expense increased $0.7 million to $17.1 million compared to $16.4 million for the three months ended May 1, 2010. The majority of this increase is due to the effect of asset additions during fiscal 2010 and the first quarter of fiscal 2011.

Gain on early debt extinguishment

The following is a summary of the Company’s debt repurchase activity for the three months ended April 30, 2011 and May 1, 2010 (in thousands):

	Three Months Ended April 30, 2011
			Recognized
	Principal	Repurchase	Gain
Notes Repurchased	Amount	Price	(Loss)(1)

Senior Notes	$10,000	$9,930	$(98)
Senior Toggle Notes	14,155	14,084	347

	$24,155	$24,014	$249

(1)	Net of deferred issuance cost write-offs of $168 for the Senior Notes and $179 for the Senior Toggle Notes, and accrued interest write-off of $455 for the Senior Toggle Notes.

	Three Months Ended May 1, 2010
	Principal	Repurchase	Recognized
Notes Repurchased	Amount	Price	Gain(1)

Senior Toggle Notes	$6,000	$4,985	$1,087
Senior Subordinated Notes	15,625	11,864	3,400

	$21,625	$16,849	$4,487

(1)	Net of deferred issuance cost write-offs of $104 and $361 for the Senior Toggle Notes and Senior Subordinated Notes, respectively, and accrued interest write-off of $176 for the Senior Toggle Notes.

Other expense (income), net

The following is a summary of other expense (income) activity for the three months ended April 30, 2011 and May 1, 2010 (in thousands):

	Three Months	Three Months
	Ended	Ended
	April 30, 2011	May 1, 2010

Foreign currency exchange loss, net	$5,949	$785
Equity loss	—	1,116
Royalty income	(389)	(191)
Other income	(249)	(480)

	$5,311	$1,230

During the three months ended April 30, 2011, foreign currency exchange loss, net increased primarily from a $3.3 million net charge to remeasure the Euro Loan at the period end foreign exchange rate. Equity loss decreased due to the Company converting its equity ownership interest in a former joint venture into a licensing agreement.

Interest expense, net

During the three months ended April 30, 2011, net interest expense aggregated $46.2 million compared to $42.8 million for the three months ended May 1, 2010. The increase of $3.5 million is primarily due to interest on the $450.0 million Senior Secured Second Lien Notes and Euro Loan and an accelerated reduction of deferred financing costs, partially offset by lower outstanding balances under our Revolving Credit Facility and Senior Notes.

Income taxes

The effective income tax rate for the three months ended April 30, 2011 was 3.6% compared to (15.3)% for the three months ended May 1, 2010. These effective income tax rates differed from the statutory federal tax rate of 35% primarily from increases in the valuation allowance recorded for additional deferred tax assets generated primarily from operating losses in the three months ended April 30, 2011 and May 1, 2010, respectively, by our U.S. operations.

Segment Operations

We are organized into two business segments — North America and Europe. The following is a discussion of results of operations by business segment.

North America

Key statistics and results of operations for our North American division are as follows (dollars in thousands):

	Three Months	Three Months
	Ended	Ended
	April 30, 2011	May 1, 2010

Net sales	$224,188	$212,599
Increase in same store sales	4.8%	8.9%
Gross profit percentage	52.5%	51.7%
Number of stores at the end of the period(1)	1,960	1,990

(1)	Number of stores excludes stores operated under franchise and licensing agreements.

During the three months ended April 30, 2011, net sales in North America increased $11.6 million, or 5.5%, from the three months ended May 1, 2010. This increase was attributable to an increase in same store sales, an increase in shipments to franchisees, new store sales and a favorable foreign currency translation effect of our Canadian operations’ sales, partially offset by the effect of store closures. Sales would have increased 5.1% excluding the impact from foreign currency rate changes.

For the three months ended April 30, 2011, the increase in same store sales was primarily attributable to an increase in average transaction value of 6.2%, partially offset by a decrease in average number of transactions per store of 0.7%.

During the three months ended April 30, 2011, gross profit percentage increased 80 basis points to 52.5% compared to 51.7% during the three months ended May 1, 2010. The increase in gross profit percentage consisted of a 110 basis point decrease in occupancy costs, partially offset by a 20 basis point decrease in merchandise margin and a 10 basis point increase in buying and buying-related costs. The improvement in occupancy rate is due to the leveraging effect of higher sales.

The following table compares our sales of each product category in North America for each of the periods presented:

	Percentage of Total
	Three Months	Three Months
	Ended	Ended
Product Category	April 30, 2011	May 1, 2010

Accessories	46.7	47.3
Jewelry	53.3	52.7

	100.0	100.0

Europe

Key statistics and results of operations for our European division are as follows (dollars in thousands):

	Three Months	Three Months
	Ended	Ended
	April 30, 2011	May 1, 2010

Net sales	$122,258	$109,478
Increase in same store sales	0.1%	5.0%
Gross profit percentage	47.0%	48.8%
Number of stores at the end of the period(1)	1,040	965

(1)	Number of stores excludes stores operated under franchise and licensing agreements.

During the three months ended April 30, 2011, net sales in Europe increased $12.8 million, or 11.7%, from the three months ended May 1, 2010. This increase was attributable to new store sales, favorable foreign currency translation of our European operations’ sales, and an increase in same store sales, partially offset by the effect of store closures. Sales would have increased 5.7% excluding the impact from foreign currency rate changes.

For the three months ended April 30, 2011, the increase in same store sales was primarily attributable to an increase in average transaction value of 4.6%, partially offset by a decrease in average number of transactions per store of 4.3%.

During the three months ended April 30, 2011, gross profit percentage decreased 180 basis points to 47.0% compared to 48.8% during the three months ended May 1, 2010. The decrease in gross profit percentage consisted of a 200 basis point decrease in merchandise margin, partially offset by a 10 basis point decrease in occupancy costs and a 10 basis point decrease in buying and buying-related costs. The decrease in merchandise margin was primarily due to a higher mix of clearance merchandise, markdowns and freight expense. The improvement in occupancy rate is due to the leveraging effect of higher sales.

The following table compares our sales of each product category in Europe for each of the periods presented:

	Percentage of Total
	Three Months	Three Months
	Ended	Ended
Product Category	April 30, 2011	May 1, 2010

Accessories	62.5	61.3
Jewelry	37.5	38.7

	100.0	100.0

Fiscal 2010, Fiscal 2009 and Fiscal 2008

Financial highlights for 2010 include the following:

•	Same store sales performance:

Fiscal 2010

Consolidated	6.5%
North America	7.8%
Europe	4.3%

•	Operating income increase of $22.3 million or 15.7% to $164.5 million.

•	Net income increase of $14.7 million to $4.3 million from $(10.4) million.

•	Cash flow from operating activities increase of $75.8 million or 100.4% to $151.3 million.

•	Paid $79.9 million to retire $93.8 million of Notes.

•	Cash and cash equivalents and restricted cash increase to $279.8 million.

In March 2011, after our fiscal year end, we issued $450.0 million aggregate principal amount of the Senior Secured Second Lien Notes and the net proceeds were used to pay down existing indebtedness under our senior secured Credit Facility.

Operational highlights for 2010 include the following:

•	Opened 82 new company-owned stores including stores in three new markets

•	Reacquired exclusive territory rights for all of Asia, outside of Japan

•	Executed license agreement with former joint venture partner to operate Claire’s Nippon stores as licensed stores in Japan

•	Increased the average transaction value and average number of transactions per store

•	Increased sales mix of our “accessories” product category

•	Attained positive operating cash flow in approximately 95% of our stores.

A summary of our consolidated results of operations is as follows (dollars in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Net sales	$1,426,397	$1,342,389	$1,412,960
Increase (decrease) in same store sales	6.5%	(1.7)%	(6.9)%
Gross profit percentage	52.0%	50.6%	48.7%
Selling, general and administrative expenses as a percentage of net sales	34.9%	34.7%	36.4%
Depreciation and amortization as a percentage of net sales	4.6%	5.3%	6.0%
Severance and transaction-related costs as percentage of net sales	0.1%	0.1%	1.1%
Impairment of assets	$12,262	$3,142	$498,490
Operating income (loss)	$164,462	$142,114	$(420,636)
Gain on early debt extinguishment	$13,388	$36,412	$—
Impairment of equity investment	$6,030	$—	$25,500
Net income (loss)	$4,323	$(10,402)	$(643,592)
Number of stores at the end of the period(1)	2,981	2,948	2,969

(1)	Number of stores excludes stores operated under franchise and license agreements.

Net sales

Net sales in Fiscal 2010 increased $84.0 million, or 6.3%, from Fiscal 2009. This increase was attributable to an increase in same store sales of $84.8 million, or 6.5%, and new store sales of $27.2 million, partially offset by an unfavorable $14.8 million of foreign currency translation effect of our foreign locations’ sales, a decrease of $11.2 million due to the effect of store closures and reduced shipments to franchisees of $2.0 million. Sales would have increased 7.4% excluding the impact from foreign currency rate changes.

The increase in same store sales was primarily attributable to an increase in average transaction value of 6.7% and an increase in average number of transactions per store of 0.9%.

Net sales in Fiscal 2009 decreased $70.6 million, or 5.0%, from Fiscal 2008. This decrease was attributable to an unfavorable $33.5 million of foreign currency translation effect of our foreign locations’ sales, a decrease of $31.0 million due to the effect of store closures in North America and Europe at the end of Fiscal 2008 and the first half of Fiscal 2009, a decrease in same store sales of $22.2 million, or 1.7%, and decreases in shipments to franchisees of $2.9 million, partially offset by new store sales of $19.0 million.

The decrease in same store sales was primarily attributable to a decrease in the average number of transactions per store of 6.7%, partially offset by an increase in average transaction value of 4.7%.

The following table compares our sales of each product category for the last three fiscal years:

	Percentage of Total
Product Category	Fiscal 2010	Fiscal 2009	Fiscal 2008

Accessories	54.5	53.6	48.4
Jewelry	45.5	46.4	51.6

	100.0	100.0	100.0

Gross profit

In calculating gross profit and gross profit percentages, we exclude our distribution center costs. These costs are included instead in “Selling, general and administrative” expenses in our Consolidated Statements of Operations and Comprehensive Income (Loss). Other retail companies may include these costs in cost of sales, so our gross profit percentages may not be comparable to those retailers.

In Fiscal 2010, gross profit percentage increased 140 basis points to 52.0% compared to the prior fiscal year of 50.6%. This increase consisted of a 30 basis point improvement in merchandise margin and a 130 basis point decrease in occupancy costs, offset by a 20 basis point increase in buying and buying-related costs. Merchandise margin benefited by 30 basis points from reduced inventory shrink. Occupancy costs increased approximately $0.6 million, but increased approximately $3.5 million including foreign currency translation effect.

In Fiscal 2009, gross profit percentage increased 190 basis points to 50.6% compared to the prior fiscal year of 48.7%. The increase consisted of a 200 basis point improvement in merchandise margin and a 10 basis point decrease in buying and buying-related costs, offset by a 20 basis point increase in occupancy costs. The improvement in merchandise margin was due to increased initial mark-up on purchases, reduced markdowns and decreased freight costs. Occupancy costs decreased approximately $13.3 million primarily due to foreign currency translation effects, but increased as a percentage of sales due to the deleveraging effect of lower sales. Fiscal 2008 included $3.1 million of PET project costs, in buying and buying-related costs, that did not recur in Fiscal 2009, accounting for 20 basis points of the improvement in gross margin.

Selling, general and administrative expenses

In Fiscal 2010, selling, general and administrative expenses increased $32.5 million, or 7.0%, over the prior fiscal year. As a percentage of net sales, selling, general and administrative expenses increased 20 basis points compared to the prior year. The majority of this increase was for store-related expenses resulting from increased sales and increases in foreign currency transaction losses. Excluding a favorable $5.6 million foreign currency translation effect, the net increase in selling, general and administrative expenses would have been $38.1 million, or 8.3%.

In Fiscal 2009, selling, general and administrative expenses decreased $48.0 million, or 9.4%, over the prior fiscal year. As a percentage of net sales, selling, general and administrative expenses decreased 170 basis points compared to the prior year. Excluding a favorable $13.2 million foreign currency translation effect and a decrease of $10.0 million of non-recurring CSI and PET project costs, the net decrease in selling, general and administrative expenses would have been $24.8 million, or 5.1%, compared to the prior fiscal year. Excluding the foreign currency translation effect and non-recurring CSI and PET project costs, selling, general and administrative expenses as a percentage of net sales decreased 90 basis points compared to the prior year.

Depreciation and amortization expense

Depreciation and amortization expense decreased $6.3 million to $65.2 million during Fiscal 2010 compared to Fiscal 2009. The majority of this decrease is due to a favorable foreign currency translation effect and the effect of assets becoming fully depreciated or amortized.

Depreciation and amortization expense decreased $13.6 million to $71.5 million during Fiscal 2009 compared to Fiscal 2008. The majority of this decrease is due to a favorable foreign currency translation effect and the effect of assets becoming fully depreciated or amortized.

Impairment charges

During the fourth quarter of Fiscal 2010, management performed a strategic review of its franchising business. The inability of certain franchisees’ to achieve store development expectations in select markets prompted us to reevaluate our franchise development strategy and to perform a valuation of the franchise agreements, which are definite-lived intangible assets. We utilized a discounted cash flow model and determined the franchise agreements intangible assets were impaired. This resulted in us recording a non-cash impairment charge of $12.3 million in Fiscal 2010, which was included in “Impairment of assets” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

During the second quarter of Fiscal 2010, we recorded a non-cash impairment charge related to the investment in Claire’s Nippon of $6.0 million. The joint venture’s continuing operating losses prompted us to perform a valuation of our investment in Claire’s Nippon.

The deterioration in the economy and resulting effect on consumer confidence and discretionary spending that occurred during Fiscal 2009 and Fiscal 2008 had a significant impact on the retail industry. We performed our tests for goodwill, intangible assets, property and equipment and other asset impairment following relevant accounting standards pertaining to the particular asset being tested. The impairment testing conducted in Fiscal 2009 resulted in the recognition of non-cash impairment charges of $3.1 million related to property and equipment. The testing conducted in Fiscal 2008 resulted in the recognition of non-cash impairment charges of $297.0 million for goodwill and $227.0 million for intangible and other assets. See Note 3 — Impairment Charges in the Notes to our audited consolidated financial statements for further discussion of the impairment charges.

Severance and transaction-related costs

Since 2007, we have incurred various transaction-related costs. These costs consisted primarily of financial advisory fees, legal fees and change in control payments to employees. We incurred $0.7 million of such costs in Fiscal 2010, $0.9 million in Fiscal 2009 and $3.5 million in Fiscal 2008. In connection with our CSI and PET projects in Fiscal 2008, we incurred severance costs of $12.4 million for terminated employees.

Gain on early debt extinguishment

The following is a summary of our note repurchase activity during Fiscal 2010 and Fiscal 2009 (in thousands):

	Fiscal 2010
	Principal	Repurchase	Recognized
Notes Repurchased	Amount	Price	Gain(1)

Senior Notes	$14,000	$12,268	$1,467
Senior Toggle Notes	57,173	49,798	7,612
Senior Subordinated Notes	22,625	17,799	4,309

	$93,798	$79,865	$13,388

(1)	Net of deferred issuance cost write-offs of $265 for the Senior Notes, $922 for the Senior Toggle Notes and $517 for the Senior Subordinated Notes, and accrued interest write-off of $1,159 for the Senior Toggle Notes.

	Fiscal 2009
	Principal	Repurchase	Recognized
Notes Repurchased	Amount	Price	Gain(1)

Senior Toggle Notes	$30,500	$19,744	$11,297
Senior Subordinated Notes	52,763	26,347	25,115

	$83,263	$46,091	$36,412

(1)	Net of deferred issuance cost write-offs of $603 and $1,301 for the Senior Toggle Notes and Senior Subordinated Notes, respectively, and accrued interest write-off of $1,144 for the Senior Toggle Notes.

Other expense (income), net

The following is a summary of other expense (income) activity for Fiscal 2010, Fiscal 2009 and Fiscal 2008 (in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Equity loss (income)	$2,529	$1,014	$(320)
Franchise fees	(1,638)	(1,943)	(2,309)
Gain on sale of assets	—	(1,935)	(1,287)
Other income	(480)	(1,370)	(583)

	$411	$(4,234)	$(4,499)

Interest expense (income), net

Interest expense for Fiscal 2010 aggregated $157.9 million, a decrease of $19.8 million compared to the prior year. This decrease is primarily the result of Note repurchases. Included in interest expense for Fiscal 2010 is approximately $10.0 million of amortization of deferred debt issuance costs and $36.9 million of paid in kind interest.

Interest expense for Fiscal 2009 aggregated $177.6 million, a decrease of $19.8 million compared to the prior year. This decrease is primarily the result of reductions in interest rates on the floating portion of our debt and Note purchases. Included in interest expense for Fiscal 2009 is approximately $10.4 million of amortization of deferred debt issuance costs and $39.0 million of interest paid in kind.

See Note 5 — Debt in the Notes to our audited consolidated financial statements for components of interest expense (income), net.

Income taxes

In Fiscal 2010, our income tax expense was $9.8 million and our effective income tax rate was 69.4%. Our effective income tax rate for Fiscal 2010 reflects tax expense of $0.4 million on the repatriation of foreign earnings, plus tax expense of $12.7 million related to the effect of changes to our valuation allowance on deferred tax assets, plus tax expense of $2.6 million relating to other permanent items, offset by tax benefits of $11.6 million on income in our foreign jurisdictions that are taxed at lower rates. In Fiscal 2010, we made net cash income tax payments of $6.3 million.

In Fiscal 2009, our income tax expense was $11.5 million and our effective income tax rate was 1,038.8%. Our effective income tax rate for Fiscal 2009 reflects tax expense of $18.6 million on the repatriation of foreign earnings, plus tax expense of $17.5 million related to the effect of changes to our valuation allowance on deferred tax assets, offset by tax benefits of $21.4 million on income in our foreign jurisdictions that are taxed at lower rates, and $4.7 million relating to other permanent tax benefits. In Fiscal 2009, we made net cash income tax payments of $3.2 million.

In Fiscal 2008, our income tax expense was $1.5 million and our effective tax rate was (0.2)%. Our effective income tax rate for Fiscal 2008 reflected the non-deductible nature of the goodwill and joint venture impairment charges aggregating $322.5 million, as well an increase of $95.8 million to our valuation allowance on deferred tax assets generated by our U.S. operations. We increased our valuation allowance due to a lack of sufficient accounting evidence that it was more likely than not that our deferred tax assets would be realized. In Fiscal 2008, we made net cash income tax payments of $14.2 million.

See Note 11 — Income Taxes in the Notes to our audited consolidated financial statements for further details.

Segment Operations

We are organized into two business segments — North America and Europe. The following is a discussion of results of operations by business segment.

North America

Key statistics and results of operations for our North American division are as follows (dollars in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Net sales	$914,149	$850,313	$907,486
Increase (decrease) in same store sales	7.8%	(3.2)%	(9.2)%
Gross profit percentage	52.1%	50.0%	47.9%
Number of stores at the end of the period(1)	1,972	1,993	2,026

(1)	Number of stores excludes stores operated under franchise and licensing agreements.

Net sales

Net sales in North America during Fiscal 2010 increased $63.8 million, or 7.5%, from Fiscal 2009. This increase was attributable to an increase in same store sales of $64.8 million, or 7.8%, a favorable foreign currency translation effect of our Canadian operations’ sales of $4.9 million and new store sales of $3.6 million, partially offset by a decrease of $6.8 million due to the effect of store closures and reduced shipments to franchisees of $2.7 million.

The increase in same store sales was primarily attributable to an increase in average transaction value of 5.8% and an increase in average number of transactions per store of 2.9%.

Net sales in North America during Fiscal 2009 decreased $57.2 million, or 6.3%, from Fiscal 2008. This decrease was attributable to a decrease of $29.8 million due to the effect of store closures in North America at the end of Fiscal 2008, decrease in same store sales of $27.2 million, or 3.2%, an unfavorable foreign currency translation effect of our Canadian operations of $1.2 million, and decreases in shipments to franchisees of $2.9 million, partially offset by new store revenue of $3.9 million.

The decrease in same store sales was primarily attributable to a decrease in the average number of transactions per store of 8.1%, partially offset by an increase in average transaction value of 4.2%.

Gross profit

In Fiscal 2010, gross profit percentage increased 210 basis points to 52.1% compared to the gross profit percentage for Fiscal 2009 of 50.0%. This increase consisted of a 90 basis point improvement in merchandise margin and a 150 basis point decrease in occupancy costs, partially offset by a 30 basis point increase in buying and buying-related costs. Merchandise margin benefited by 30 basis points from reduced inventory shrink. The 150 basis point improvement in occupancy costs is due to the leveraging effect of higher sales partially offset by an unfavorable foreign currency translation effect.

In Fiscal 2009, gross profit percentage increased 210 basis points to 50.0% compared to the gross profit percentage for Fiscal 2008 of 47.9%. This increase included a 230 basis point improvement in merchandise margin and a 20 basis point decrease in buying and buying-related costs, partially offset by a 40 basis point increase in occupancy costs. Fiscal 2008 included $1.1 million of non-recurring PET project costs, which were included in buying and buying-related costs and accounted for 20 basis points of the improvement in gross margin.

The following table compares our sales of each product category for the last three fiscal years:

	Percentage of Total
Product Category	Fiscal 2010	Fiscal 2009	Fiscal 2008

Accessories	49.8	48.5	43.3
Jewelry	50.2	51.5	56.7

	100.0	100.0	100.0

Europe

Key statistics and results of operations for our European division are as follows (dollars in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Net sales	$512,248	$492,076	$505,474
Increase (decrease) in same store sales	4.3%	1.1%	(2.5)%
Gross profit percentage	51.7%	51.7%	50.1%
Number of stores at the end of the period(1)	1,009	955	943

(1)	Number of stores excludes stores operated under franchise and licensing agreements.

Net sales

Net sales in our European division during Fiscal 2010 increased $20.2 million, or 4.1%, from Fiscal 2009. This increase was attributable to new store sales of $23.6 million, an increase in same store sales of $20.0 million, or 4.3%, and an increase in shipments to franchisees of $0.7 million, partially offset by an unfavorable foreign currency translation of our European operations’ sales of $19.6 million and a decrease of $4.5 million due to the effect of store closures.

The increase in same store sales was primarily attributable to an increase in average transaction value of 7.8% partially offset by a decrease in average number of transaction per store of 2.4%.

Net sales in our European division during Fiscal 2009 decreased $13.4 million, or 2.7%, from Fiscal 2008. This decrease was attributable to a decrease of $32.3 million resulting from an unfavorable foreign currency translation of our European operations and a decrease of $1.2 million due to the effect of store closures, partially offset by new store sales of $15.1 million and increases in same store sales of $5.0 million, or 1.1%.

The increase in same store sales was primarily attributable to an increase in average transaction value of 6.6%, partially offset by a decrease in average number of transactions per store of 5.2%.

Gross profit

In Fiscal 2010, gross profit percentage remained consistent with Fiscal 2009 at 51.7%. Although the gross profit percentage did not change, our European division saw an 80 basis point decrease in occupancy costs and a 10 basis point decrease in buying and buying-related costs, offset by a 90 basis point decrease in merchandise margin. The 80 basis point improvement in occupancy costs is due to the leveraging effect of higher sales and a favorable foreign currency translation effect.

In Fiscal 2009, gross profit percentage increased 160 basis points to 51.7% compared to the gross profit percentage for Fiscal 2008 of 50.1%. This increase was comprised of a 140 basis point improvement in merchandise margin and a 30 basis point decrease in occupancy costs, partially offset by a 10 basis point increase in buying and buying-related costs. Fiscal 2008 included $2.1 million of non-recurring PET project costs, which were included in buying and buying-related costs, and accounted for 40 basis points of the improvement in gross margin.

The following table compares our sales of each product category for the last three fiscal years:

	Percentage of Total
Product Category	Fiscal 2010	Fiscal 2009	Fiscal 2008

Accessories	62.7	62.2	57.3
Jewelry	37.3	37.8	42.7

	100.0	100.0	100.0

Liquidity and Capital Resources

Our operating liquidity requirements are funded through internally generated cash flow from net sales and cash on hand. Our primary uses of cash are working capital requirements, new store expenditures, and debt service requirements. Cash outlays for the payment of interest are significantly higher in the three months ended April 30, 2011 and May 1, 2010 and Fiscal 2010, Fiscal 2009 and Fiscal 2008 than in prior periods as a result of the Credit Facility, the issuance of the Existing Notes in connection with the Transactions described below and the issuance of the notes. Our current capital structure generates tax losses in our U.S. operations because of debt service requirements. Accordingly, we expect to pay minimal cash taxes in the U.S. in the near term, while our foreign cash taxes are less affected by our capital structure and debt service requirements. We anticipate that the existing cash and cash equivalents and cash generated from operations will be sufficient to meet our future working capital requirements, new store expenditures, and debt service requirements as they become due. However, our ability to fund future operating expenses and capital expenditures and our ability to make scheduled payments of interest on, to pay principal on, or refinance indebtedness and to satisfy any other present or future debt obligations will depend on future operating performance. Our future operating performance and liquidity may also be adversely affected by general economic, financial, and other factors beyond our control, including those disclosed in the “Risk Factors” section of this prospectus.

Short-term Debt

On January 24, 2011, we entered into a Euro (“€”) denominated loan (the “Euro Loan”) in the amount of €42.4 million that is due on January 24, 2012. The Euro Loan bears interest at the three month Euro Interbank Offered Rate (“EURIBOR”) rate plus 8.00% per year and is payable quarterly. As of April 30, 2011, there was €42.4 million, or the equivalent of $62.8 million, outstanding under the Euro Loan. The net proceeds of the borrowing were used for general corporate purposes.

The obligations under the Euro Loan are secured by a cash deposit in the amount of €15.0 million, or the equivalent of $22.2 million at April 30, 2011, and a perfected first lien security interest in all of the issued and outstanding equity interest of one of our international subsidiaries, Claire’s Holdings S.a.r.l. The cash deposit is classified as “Cash and cash equivalents and restricted cash” in our Unaudited Condensed Consolidated Balance Sheets.

Credit Facility

Our Credit Facility provides senior secured financing of up to $1.65 billion, consisting of a $1.45 billion senior secured term loan facility and a $200.0 million senior secured revolving credit facility. On May 29, 2007, upon closing of the Transactions, we borrowed $1.45 billion under our senior secured term loan facility and were issued a $4.5 million letter of credit. The letter of credit was subsequently increased to $6.0 million. As of April 30, 2011, we were in compliance with the covenants in our Credit Facility.

Borrowings under our Credit Facility bear interest at a rate equal to, at our option, either (a) an alternate base rate determined by reference to the higher of (1) prime rate in effect on such day and (2) the federal funds effective rate plus 0.50% or (b) a LIBOR rate, with respect to any Eurodollar borrowing, determined by reference to the costs of funds for U.S. dollar deposits in the London Interbank Market for the interest period relevant to such borrowing, adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under our Credit Facility is 1.75% per annum with respect to the alternate base rate borrowing and 2.75% per annum in the case of any LIBOR borrowings. The applicable margin for our revolving credit loans under our Credit Facility will be subject to one or more stepdowns, in each case based upon the ratio of our net senior secured debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period of four consecutive fiscal quarters most recently ended as of such date (the “Total Net Secured Leverage Ratio”).

On July 28, 2010, we entered into an interest rate swap agreement (the “Swap”) to manage exposure to fluctuations in interest rate changes related to the senior secured term loan facility. The Swap has been designated and accounted for as a cash flow hedge and expires on July 30, 2013. The Swap represents a contract to exchange floating rate for fixed interest payments periodically over the life of the Swap without exchange of the underlying notional amount. The Swap covers an aggregate notional amount of $200.0 million of the outstanding principal balance of the senior secured term loan facility and has a fixed rate of 1.2235%. The interest rate Swap results in the Company paying a fixed rate plus the applicable margin then in effect for LIBOR borrowings resulting in an interest rate of 3.97% at January 29, 2011, on a notional amount of $200.0 million of the senior secured term loan.

We entered into three interest rate swap agreements in July 2007 (the “Swaps”) to manage exposure to fluctuations in interest rate changes related to the senior secured term loan facility. The Swaps were designated and accounted for as cash flow hedges and expired on June 30, 2010. The Swaps covered an aggregate notional amount of $435.0 million of the outstanding principal balance of the senior secured term loan facility. The fixed rates of the three Swaps ranged from 4.96% to 5.25%.

In addition to paying interest on outstanding principal under our Credit Facility, we are required to pay a commitment fee, initially 0.50% per annum, in respect of the revolving credit commitments thereunder. The commitment fee will be subject to one stepdown, based upon our Total Net Secured Leverage Ratio. We must also pay customary letter of credit fees and agency fees. At January 29, 2011, the weighted average interest rate for borrowings outstanding under our Credit Facility was 2.98% per annum. Any principal amount outstanding of the loans under our senior secured revolving credit facility, plus interest accrued and unpaid thereon, will be due and payable in full at maturity on May 29, 2013.

All obligations under our Credit Facility are unconditionally guaranteed by (i) Claire’s Inc., our parent, prior to an initial public offering of Claire’s Stores, Inc. stock, and (ii) certain of our existing and future wholly-owned domestic subsidiaries, subject to certain exceptions.

All obligations under our Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by (i) all of Claire’s Stores, Inc. capital stock, prior to an initial public offering of Claire’s Stores, Inc. stock, and (ii) substantially all of our material owned assets and the material owned assets of subsidiary guarantors, including:

•	a perfected pledge of all the equity interests held by us or any subsidiary guarantor, which pledge, in the case of any foreign subsidiary, is limited to 100% of the non-voting equity interests and 65% of the voting equity interests of such foreign subsidiary held directly by us and the subsidiary guarantors; and

•	perfected security interests in, and mortgages on, substantially all material tangible and intangible assets owned by us and each subsidiary guarantor, subject to certain exceptions.

Our Credit Facility contains customary provisions relating to mandatory prepayments, voluntary payments, affirmative and negative covenants, and events of default; however, it does not contain any covenants that require the Company to maintain any particular financial ratio or other measure of financial performance.

Although we did not need to do so, during the quarter ended November 1, 2008, we drew down the remaining $194.0 million available under our Revolving Credit Facility (“Revolver”). An affiliate of Lehman Brothers is a member of the facility syndicate, and so immediately after Lehman Brothers filed for bankruptcy, in order to preserve the availability of the commitment, we drew down the full available amount under the Revolver. We received the entire $194.0 million, including the remaining portion of Lehman Brothers affiliate’s commitment of $33 million. We were not required to repay any of the Revolver until the due date of May 29, 2013, therefore, the Revolver was classified as a long-term liability in the accompanying Consolidated Balance Sheet as of January 29, 2011. The interest rate on the Revolver on January 29, 2011 was 2.5%. Subsequent to January 29, 2011, we paid down the entire $194.0 million of the Revolver (without terminating the commitment) and $241.0 million of indebtedness under the senior secured term loan with the net proceeds from the offering of the old notes. As a result of our prepayment under the senior secured term loan facility, we are no longer required to make any quarterly payments and have a final payment of $1,154 million due May 29, 2014. See Senior Secured Second Lien Notes below and Note 16 — Subsequent Events in the Notes to unaudited consolidated financial statements. At April 30, 2011, we had $4.8 million of letters of credit outstanding against the Revolver and had available $195.2 million to fund operations under our Revolver, if needed. As a result of our prepayment under the senior secured term loan facility, we are no longer required to make any quarterly payments and have a final payment due May 29, 2014.

Senior Notes and Senior Subordinated Notes

In connection with the Transactions, we also issued a series of notes.

Our senior notes were issued in two series: (1) $250.0 million of 9.25% senior notes due 2015; and (2) $350.0 million of 9.625%/10.375% senior toggle notes due 2015. The $250.0 million senior notes are unsecured obligations, mature on June 1, 2015 and bear interest at a rate of 9.25% per annum. The $350.0 million senior toggle notes are senior obligations and will mature on June 1, 2015. For any interest period through June 1, 2011, we may, at our option, elect to pay interest on the senior toggle notes (i) entirely in cash, (ii) entirely by increasing the principal amount of the outstanding senior toggle notes or by issuing payment in kind (PIK) Notes, or (iii) 50% as cash interest and 50% as PIK interest. After June 1, 2011, we will make all interest payments on the senior toggle notes in cash. Cash interest on the senior toggle notes will accrue at the rate of 9.625% per annum and be payable in cash. PIK interest on the senior toggle notes will accrue at the cash interest rate per annum plus 0.75% and be payable by issuing PIK notes. When we make a PIK interest election, our debt increases by the amount of such interest and we issue PIK notes on the scheduled semi-annual payment dates.

We also issued 10.50% senior subordinated notes due 2017 in an initial aggregate principal amount of $335.0 million. The senior subordinated notes are senior subordinated obligations, will mature on June 1, 2017 and bear interest at a rate of 10.50% per annum.

Interest on the notes is payable semi-annually to holders of record at the close of business on May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 2007. The notes are also subject to certain redemption and repurchase rights as described in Note 5 — Debt in the Notes to our audited consolidated financial statements.

Our Senior Notes, Senior Toggle Notes, Senior Subordinated Notes and Senior Secured Second Lien Notes (collectively, the “Existing Notes”) contain certain covenants that, among other things, and subject to certain exceptions and other basket amounts, restrict our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or distributions on our capital stock, repurchase or retire our capital stock and redeem, repurchase or defease any subordinated indebtedness;

•	make certain investments;

•	create or incur certain liens;

•	create restrictions on the payment of dividends or other distributions to us from our subsidiaries;

•	transfer or sell assets;

•	engage in certain transactions with our affiliates; and

•	merge or consolidate with other companies or transfer all or substantially all of our assets.

Certain of these covenants, such as limitations on our ability to make certain payments such as dividends, or incur debt, will no longer apply if our Notes have investment grade ratings from both of the rating agencies of Moody’s Investor Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) and no event of default has occurred. Since the date of issuance of the Existing Notes in May 2007, the Existing Notes have not received investment grade ratings from Moody’s or S&P. Accordingly, all of the covenants under the Existing Notes currently apply to us. None of these covenants, however, require us to maintain any particular financial ratio or other measure of financial performance. As of April 30, 2011, we were in compliance with the covenants under the Existing Notes.

We elected to pay interest in kind on our 9.625%/10.375% Senior Toggle Notes for the interest periods beginning June 2, 2008 through June 1, 2011. This election, net of reductions for note repurchases, increased the principal amount on the Senior Toggle Notes by $106.7 million, $98.1 million and $62.4 million as of

April 30, 2011, January 29, 2011 and January 30, 2010, respectively. The accrued payment in kind interest is included in “Long-term debt” in the Consolidated Balance Sheets.

European Credit Facilities

Our non-U.S. subsidiaries have bank credit facilities totaling $2.8 million. These facilities are used for working capital requirements, letters of credit and various guarantees. These credit facilities have been arranged in accordance with customary lending practices in their respective countries of operation. At April 30, 2011, the entire amount of $2.8 million was available for borrowing by us, subject to a reduction of $2.7 million for outstanding bank guarantees.

Analysis of Consolidated Financial Condition

Three Months Ended April 30, 2011 and May 1, 2010

A summary of cash flows provided by (used in) operating, investing and financing activities for the three months ended April 30, 2011 and May 1, 2010 is outlined in the table below (in thousands):

	Three Months	Three Months
	Ended	Ended
	April 30, 2011	May 1, 2010

Operating activities	$643	$35,905
Investing activities	(17,439)	8,358
Financing activities	(23,106)	(21,239)

Cash flows from operating activities

Cash provided by operating activities decreased $35.3 million for the three months ended April 30, 2011 compared to the prior year period. The decrease was due to a change in working capital items primarily resulting from a decrease of $21.9 million in accrued expenses and other liabilities and an increase of $13.3 million in prepaid expenses.

Cash flows from investing activities

Cash used in investing activities was $17.4 million for the three months ended April 30, 2011 and primarily consisted of capital expenditures for the remodeling of existing stores, new store openings, improvements to technology systems, acquisition of lease rights and, to a lesser extent, an increase in restricted cash. Cash provided by investing activities was $8.4 million for the three months ended May 1, 2010 and primarily consisted of proceeds received from our sale-leaseback transaction partially offset by capital expenditures for the remodeling of existing stores, new store openings, improvements to technology systems and acquisition of lease rights. During the remainder of Fiscal 2011, we expect to fund between $58.0 million and $63.0 million of capital expenditures.

Cash flows from financing activities

Cash used in financing activities increased $1.9 million for the three months ended April 30, 2011 compared to the prior year period. In the three months ended April 30, 2011, we received $450.0 million in proceeds from our Senior Secured Second Lien Notes offering and paid down (without terminating the commitment) the entire $194.0 million of the revolving credit facility (“Revolver”), repaid $244.9 million of indebtedness under the senior secured term loan and paid $10.1 million of debt financing costs. We also paid $24.0 million to retire $10.0 million of Senior Notes and $14.2 million of Senior Toggle Notes. In the three months ended May 1, 2010, we paid $3.6 million for the scheduled principal payments on our Credit Facility, $16.8 million to retire $6.0 million of Senior Toggle Notes and $15.6 million of Senior Subordinated Notes and $0.8 million in capital lease payments.

We elected to pay interest in kind on our Senior Toggle Notes for the interest periods beginning June 2, 2008 through June 1, 2011.

We or our affiliates have purchased and may, from time to time, purchase portions of our indebtedness. All of our purchases have been privately-negotiated, open market transactions.

Cash Position

As of April 30, 2011, we had cash and cash equivalents and restricted cash of $246.1 million and substantially all of the cash equivalents consisted of money market funds invested in U.S. Treasury Securities.

We anticipate that cash generated from operations will be sufficient to meet our future working capital requirements, capital expenditures, and debt service requirements for at least the next twelve months. However, our ability to fund future operating expenses and capital expenditures and our ability to make scheduled payments of interest on, to pay principal on, or refinance indebtedness and to satisfy any other present or future debt obligations will depend on future operating performance. Our future operating performance and liquidity may also be adversely affected by general economic, financial, and other factors beyond the Company’s control, including those disclosed in the “Risk Factors” section included elsewhere in this prospectus.

Fiscal 2010 and Fiscal 2009

A summary of cash flows provided by (used in) operating, investing and financing activities is outlined in the table below (in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Operating activities	$151,259	$75,476	$1,373
Investing activities	(56,952)	(21,259)	(60,756)
Financing activities	(38,139)	(60,591)	179,500

Our working capital at the end of Fiscal 2010 was $195.9 million compared to $188.6 million at the end of Fiscal 2009, an increase of $7.3 million. The increase in working capital mainly reflects the increase in inventories of $25.8 million, partially offset by the decrease in prepaid expenses of $11.4 million and the increase in trade accounts payable of $12.2 million.

Cash flows from operating activities

In Fiscal 2010, cash provided by operating activities increased $75.8 million compared to Fiscal 2009. The primary reasons for the increase were an increase in operating income before impairment of assets and depreciation and amortization expense of $25.2 million; a decrease in working capital, excluding cash and cash equivalents and restricted cash, of $34.8 million; and lower cash interest payments of $17.8 million; partially offset by higher cash tax payments of $3.2 million.

In Fiscal 2009, cash provided by operating activities increased $74.1 million compared to Fiscal 2008. The primary reasons for the increase were lower cash interest payments of $41.8 million, lower cash tax payments of $11.1 million, and an increase in operating income before impairment of assets and depreciation and amortization expense of $53.8 million, partially offset by an increase in working capital, excluding cash and cash equivalents and restricted cash, of $22.8 million, an increase in other assets of $4.6 million and a decrease in deferred rent expense of $5.8 million.

Cash flows from investing activities

In Fiscal 2010, cash used in investing activities increased $35.7 million compared to Fiscal 2009. In Fiscal 2010, restricted cash increased $23.9 million for deposits securing certain debt obligations. In February 2010, we completed a sale-leaseback transaction that generated proceeds of approximately $16.8 million, offset by increased capital expenditures of $24.4 million for the remodeling of existing stores, new store openings, and improvements to technology systems. In Fiscal 2009, we received $1.8 million from the sale of property and $2.4 million from the sale of intangible assets.

In Fiscal 2009, cash used in investing activities decreased $39.5 million compared to Fiscal 2008. The primary reasons for the decrease were lower capital expenditures of $35.9 million due to fewer store openings and increased proceeds of $1.7 million from the sale of property and $1.9 million from the sale of intangible assets. We reduced capital expenditures during 2009 to preserve cash in response to the distress in the financial markets which has resulted in declines in consumer confidence and spending.

Capital expenditures were $49.8 million, $25.5 million and $61.4 million in Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively, primarily to remodel existing stores, open new stores and to improve technology systems. In Fiscal 2011, we currently expect to incur approximately $75.0 million to $80.0 million of capital expenditures to open new stores, remodel existing stores and to improve technology systems.

Cash flows from financing activities

In Fiscal 2010, cash used in financing activities decreased $22.5 million compared to Fiscal 2009. In Fiscal 2010, we received $57.5 million from a short-term bank loan and paid $0.5 million of debt issuance costs. In both Fiscal 2010 and Fiscal 2009, we paid $14.5 million for the scheduled principal payments on our Credit Facility. In Fiscal 2010, we paid $79.9 million to retire $14.0 million of Senior Notes, $57.2 million of Senior Toggle Notes and $22.6 million of Senior Subordinated Notes. We also paid $0.7 million in capital lease payments during Fiscal 2010. During Fiscal 2009, we paid $46.1 million to retire $30.5 million of Senior Toggle Notes and $52.8 million of Senior Subordinated Notes.

During Fiscal 2008, we drew down the remaining $194.0 million available under our Revolving Credit Facility and paid $14.5 million for the scheduled principal payments on our Credit Facility.

We or our affiliates have purchased and may, from time to time, purchase portions of our indebtedness. All of our purchases have been privately-negotiated, open market transactions.

Cash position

As of January 29, 2011, we had cash and cash equivalents and restricted cash of $279.8 million and substantially all of the cash equivalents consisted of money market funds invested in U.S. Treasury Securities.

Critical Accounting Policies and Estimates

Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make certain estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures regarding contingent assets and liabilities and reported amounts of revenues and expenses. Such estimates include, but are not limited to, the value of inventories, goodwill, intangible assets and other long-lived assets, legal contingencies and assumptions used in the calculation of income taxes, retirement and other post-retirement benefits, stock-based compensation, derivative and hedging activities, residual values and other items. These estimates and assumptions are based on our best estimates and judgment. We evaluate our estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which we believe to be reasonable under the circumstances. We adjust such estimates and assumptions when facts and circumstances dictate. Illiquidity in credit markets, volatility in each of the equity, foreign currency, and energy markets and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates will be reflected in the financial statements in those future periods when the changes occur.

Inventory Valuation

Our inventories in North America are valued at the lower of cost or market, with cost determined using the retail method. Inherent in the retail inventory calculation are certain significant management judgments and estimates including, among others, merchandise markups, markdowns and shrinkage, which impact the ending inventory valuation at cost as well as resulting gross margins. The methodologies used to value merchandise inventories include the development of the cost-to-retail ratios, the groupings of homogeneous classes of merchandise, development of shrinkage reserves and the accounting for retail price changes. Our inventories in Europe are accounted for under the lower of cost or market method, with cost determined using the average cost method at an individual item level. Market is determined based on the estimated net realizable value, which is generally the merchandise selling price. Inventory valuation is impacted by the estimation of slow moving goods, shrinkage and markdowns. Management monitors merchandise inventory levels to identify slow-moving items and uses markdowns to clear such inventories. Changes in consumer demand of our products could affect our retail prices, and therefore impact the retail method and lower of cost or market valuations.

Valuation of Long-Lived Assets

We evaluate the carrying value of long-lived assets whenever events or changes in circumstances indicate that a potential impairment has occurred. A potential impairment has occurred if the projected future undiscounted cash flows are less than the carrying value of the assets. The estimate of cash flows includes management’s assumptions of cash inflows and outflows directly resulting from the use of the asset in operations. When a potential impairment has occurred, an impairment charge is recorded if the carrying value of the long-lived asset exceeds its fair value. Fair value is measured based on a projected discounted cash flow model using a discount rate we feel is commensurate with the risk inherent in our business. A prolonged decrease in consumer spending would require us to modify our models and cash flow estimates, and could create a risk of an impairment triggering event in the future. Our impairment analyses contain estimates due to the inherently judgmental nature of forecasting long-term estimated cash flows and determining the ultimate useful lives of assets. Actual results may differ, which could materially impact our impairment assessment.

During Fiscal 2010, we recorded a non-cash impairment charge of $6.0 million related to our former investment in our joint venture, Claire’s Nippon. During Fiscal 2008, the Company recorded a non-cash impairment charge of $25.5 million for its former investment in Claire’s Nippon.

During Fiscal 2009, an impairment charge of approximately $3.1 million was recorded related to our central buying and store operations offices and the North American distribution center located in Hoffman Estates, Illinois. During Fiscal 2008, an impairment charge of approximately $2.5 million was recorded related to store asset impairment.

Goodwill Impairment

We continually evaluate whether events and changes in circumstances warrant recognition of an impairment of goodwill. The conditions that would trigger an impairment assessment of goodwill include a significant, sustained negative trend in our operating results or cash flows, a decrease in demand for our products, a change in the competitive environment, and other industry and economic factors. We conduct our annual impairment test to determine whether an impairment of the value of goodwill has occurred in accordance with the guidance set forth in Accounting Standards Codification (“ASC”) Topic 350, Intangibles — Goodwill and Other. ASC Topic 350 requires a two-step process for determining goodwill impairment. The first step in this process compares the fair value of the reporting unit to its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. This allocation is similar to a purchase price allocation performed in purchase accounting. If the carrying amount of the reporting unit’s goodwill exceeds the implied goodwill value, an impairment loss is recognized in an amount equal to that excess. We have two reporting units as defined under ASC Topic 350. These reporting units are our North American segment and our European segment.

Fair value is determined using appropriate valuation techniques. All valuation methodologies applied in a valuation of any form of property can be broadly classified into one of three approaches: the asset approach, the market approach and the income approach. We rely on the income approach using discounted cash flows and market approach using comparable public company entities in deriving the fair values of our reporting units. The asset approach is not used as our reporting units have significant intangible assets, the value of which is dependent on cash flow.

The fair value of each reporting unit determined under Step 1 of the goodwill impairment test was based on a three-fourths weighting of a discounted cash flow analysis under the income approach using forward-looking projections of estimated future operating results and a one-fourth weighting of a guideline company methodology under the market approach using earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples. Our determination of the fair value of each reporting unit incorporates multiple assumptions and contains inherent uncertainties, including significant estimates relating to future business growth, earnings projections, and the weighted average cost of capital used for purposes of discounting. Decreases in revenue growth, decreases in earnings projections and increases in the weighted average cost of capital will all cause the fair value of the reporting unit to decrease, which could require us to modify future models and cash flow estimates, and could result in an impairment triggering event in the future.

We have weighted the valuation of our reporting units at three-fourths using the income approach and one-fourth using the market based approach. We believe that this weighting is appropriate since it is difficult to find other comparable publicly traded companies that are similar to our reporting units’ heavy penetration of jewelry and accessories sales and margin structure. It is our view that the future discounted cash flows are more reflective of the value of the reporting units.

The projected cash flows used in the income approach cover the periods consisting of the fourth quarter fiscal 2010 and the fiscal years 2011 through 2015. Beyond fiscal year 2015, a terminal value was calculated using the Gordon Growth Model. We developed the projected cash flows based on estimates of forecasted same store sales, new store openings, operating margins and capital expenditures. Due to the inherent judgment involved in making these estimates and assumptions, actual results could differ from those estimates. The projected cash flows reflect projected same store sales increases representative of the Company’s past performance post-recession.

A weighted average cost of capital reflecting the risk associated with the projected cash flows was calculated for each reporting unit and used to discount each reporting unit’s cash flows and terminal value. Key assumptions made in calculating a weighted average cost of capital include the risk-free rate, market risk premium, volatility relative to the market, cost of debt, specific company premium, small company premium, tax rate and debt-to-equity ratio.

The calculation of fair value is significantly impacted by the reporting unit’s projected cash flows and the discount interest rates used. Accordingly, any sustained volatility in the economic environment could impact these assumptions and make it reasonably possible that another impairment charge could be recorded some time in the future. However, since the terminal value is a significant portion of each reporting unit’s fair value, the impact of any such near-term volatility on our fair value would be lessened.

Our annual impairment analysis did not result in any impairment of goodwill during Fiscal 2010 and Fiscal 2009. We recognized a non-cash impairment charge of $297.0 million in Fiscal 2008. The excess of fair value over carrying value for each of our reporting units as of October 30, 2010, the annual testing date for Fiscal 2010, ranged from approximately $420.0 million to approximately $508.0 million. In order to evaluate the sensitivity of the fair value calculations on the goodwill impairment test, we applied a hypothetical 10% decrease to the fair values of each reporting unit. This hypothetical 10% decrease would result in excess fair value over carrying value ranging from approximately $210.0 million to approximately $388.0 million for each of our reporting units.

Intangible Asset Impairment

Intangible assets include tradenames, franchise agreements, lease rights, non-compete agreements and leases that existed at the date of acquisition with terms that were favorable to market at that date. We continually evaluate whether events and changes in circumstances warrant revised estimates of the useful lives, residual values or recognition of an impairment loss for intangible assets. Future adverse changes in market and legal conditions or poor operating results of underlying assets could result in losses or an inability to recover the carrying value of the intangible asset, thereby possibly requiring an impairment charge in the future.

We evaluate the market value of the intangible assets periodically and record an impairment charge when we believe the carrying amount of the asset is not recoverable. Indefinite-lived intangible assets are tested for impairment annually or more frequently when events or circumstances indicate that impairment may have occurred. Definite-lived intangible assets are tested for impairment when events or circumstances indicate that the carrying amount may not be recoverable. We estimate the fair value of these intangible assets primarily utilizing a discounted cash flow model. The forecasted cash flows used in the model contain inherent uncertainties, including significant estimates and assumptions related to growth rates, margins and cost of capital. Changes in any of the assumptions utilized could affect the fair value of the intangible assets and result in an impairment triggering event. A prolonged decrease in consumer spending would require us to modify our models and cash flow estimates, with the risk of an impairment triggering event in the future. During Fiscal 2010, we recorded a non-cash impairment charge of $12.3 million related to certain franchise agreements which are definite-lived intangible assets. We did not recognize any impairment charge during Fiscal 2009. We recognized a non-cash impairment charge of $199.0 million in Fiscal 2008.

Income Taxes

We are subject to income taxes in many jurisdictions, including the United States, individual states and localities and internationally. Our annual consolidated provision for income taxes is determined based on our income, statutory tax rates and the tax implications of items treated differently for tax purposes than for financial reporting purposes. Tax law requires certain items to be included in the tax return at different times than the items are reflected on the financial statements. Some of these differences are permanent, such as expenses that are not deductible in our tax return, and some differences are temporary, reversing over time, such as depreciation expense. We establish deferred tax assets and liabilities as a result of these temporary differences.

Our judgment is required in determining any valuation allowance recorded against deferred tax assets, specifically net operating loss carryforwards, tax credit carryforwards and deductible temporary differences that may reduce taxable income in future periods. In assessing the need for a valuation allowance, we consider all available evidence including past operating results, estimates of future taxable income and tax planning opportunities. In the event we change our determination as to the amount of deferred tax assets that can be realized, we will adjust our valuation allowance with a corresponding impact to income tax expense in the period in which such determination is made.

During Fiscal 2010, we reported a decrease of $11.8 million in valuation allowance against our U.S. deferred tax assets, and an increase of $1.5 million in valuation allowance against our foreign deferred tax assets. The foreign increase primarily relates to foreign jurisdictions that have a history of losses. Our conclusion regarding the need for a valuation allowance against U.S. and foreign deferred tax assets could change in the future based on improvements in operating performance, which may result in the full or partial reversal of the valuation allowance.

During Fiscal 2009, we reported an increase of $18.3 million in valuation allowance against our U.S. deferred tax assets, and an increase of $2.1 million in valuation allowance against our foreign deferred tax assets. The foreign increase primarily relates to foreign jurisdictions that have a history of losses.

In the fourth quarter of Fiscal 2008, we recorded a charge of $95.8 million, respectively, to establish a valuation allowance against our deferred tax assets in the U.S. We concluded that such a valuation allowance was appropriate in light of the significant negative evidence, which was objective and verifiable, such as the cumulative losses in recent fiscal years in our U.S. operations. While our long-term financial outlook in the U.S. remains positive, we concluded that our ability to rely on our long-term outlook as to future taxable income was limited due to the relative weight of the negative evidence from our recent U.S. cumulative losses.

We establish accruals for uncertain tax positions in our Consolidated Financial Statements based on tax positions that we believe are supportable, but are potentially subject to successful challenge by the taxing authorities. We believe these accruals are adequate for all open audit years based on our assessment of many factors including past experience, progress of ongoing tax audits and interpretations of tax law. If changing facts and circumstances cause us to adjust our accruals, or if we prevail in tax matters for which accruals have been established, or we are required to settle matters in excess of established accruals, our income tax expense for a particular period will be affected.

Income tax expense also reflects our best estimate and assumptions regarding, among other things, the geographic mix of income and losses from our foreign and domestic operations, interpretation of tax laws and regulations of multiple jurisdictions, earnings repatriation plans, and resolution of tax audits. Our effective income tax rates in future periods could be impacted by changes in the geographic mix of income and losses from our foreign and domestic operations that may be taxed at different rates, changes in tax laws, repatriation of foreign earnings, and the resolution of unrecognized tax benefits for amounts different from our current estimates. Given our capital structure, we will continue to experience volatility in our effective tax rate over the near term.

Stock-Based Compensation

We issue stock options and other stock-based awards to executive management, key employees and directors under our stock-based compensation plans.

On January 29, 2006, we adopted ASC Topic 718, Compensation — Stock Compensation, using the modified prospective method. The calculation of stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility and pre-vesting forfeitures. The assumptions used in calculating the fair value of stock-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we were to use different assumptions, our stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. We estimate forfeitures based on our historical experience of stock-based awards granted, exercised and cancelled, as well as considering future expected behavior. If the actual forfeiture rate is materially different from our estimate, stock-based compensation expense could be different from what we have recorded in the current period.

Under ASC Topic 718, time-vested stock awards are accounted for at fair value at date of grant. The compensation expense is recorded over the requisite service period. Stock-based compensation expense for time-vested stock awards granted in Fiscal 2010, Fiscal 2009 and Fiscal 2008 was recorded over the requisite service period using the graded-vesting method for the entire award.

Performance-vested awards, which qualified as equity plans under ASC Topic 718, were accounted for based on fair value at date of grant. The stock-based compensation expense was based on the number of shares expected to be issued when it became probable that performance targets required to receive the award would be achieved. The expense was recorded over the requisite service period.

BOGO options, which are immediately vested and exercisable upon issuance, are accounted for at fair value at date of grant. The compensation expense is recognized over a four year period due to the terms of the option requiring forfeiture in certain cases including the grantee’s voluntary resignation from the Company’s employ prior to May 2011.

The fair value of time-vested stock options and the buy one, get one (“BOGO”) options granted during Fiscal 2010, Fiscal 2009 and Fiscal 2008 were determined using the Black-Scholes option-pricing model. The fair value of performance based stock options issued during Fiscal 2010, Fiscal 2009 and Fiscal 2008 was based on the Monte Carlo model. Both models incorporate various assumptions such as expected dividend yield, risk-free interest rate, expected life of the options and expected stock price volatility.

Our estimates of stock price volatility, interest rate, grant date fair value and expected term of options and restricted stock are affected by illiquid credit markets, consumer spending and current and future economic conditions. As future events and their effects cannot be determined with precision, actual results could differ significantly from our estimates. See Note 9 — Stock Options and Stock-Based Compensation in the Notes to our audited consolidated financial statements.

Derivatives and Hedging

We account for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging. In accordance with ASC Topic 815, we report all derivative financial instruments on our Consolidated Balance Sheet at fair value. We formally designate and document the financial instrument as a hedge of a specific underlying exposure, as well as the risk management objectives and strategies for undertaking the hedge transaction. We formally assess both at inception and at least quarterly thereafter, whether the financial instruments that are used in hedging transactions are effective at offsetting changes in either the fair value or cash flows of the related underlying exposure. We measure the effectiveness of our cash flow hedges by evaluating the following criteria: (i) the re-pricing dates of the derivative instrument match those of the debt obligation; (ii) the interest rates of the derivative instrument and the debt obligation are based on the same interest rate index and tenor; (iii) the variable interest rate of the derivative instrument does not contain a floor or cap, or other provisions that cause a basis difference with the debt obligation; and (iv) the likelihood of the counterparty not defaulting is assessed as being probable.

We primarily employ derivative financial instruments to manage our exposure to market risk from interest rate changes and to limit the volatility and impact of interest rate changes on earnings and cash flows. We do not enter into derivative financial instruments for trading or speculative purposes. We face credit risk if the counterparties to the financial instruments are unable to perform their obligations. However, we seek to mitigate credit derivative risk by entering into transactions with counterparties that are significant and creditworthy financial institutions. We monitor the credit ratings of the counterparties.

For derivatives that qualify as cash flow hedges, we report the effective portion of the change in fair value as a component of “Accumulated other comprehensive income (loss), net of tax” in the Consolidated Balance Sheets and reclassifies it into earnings in the same periods in which the hedged item affects earnings, and within the same income statement line item as the impact of the hedged item. The ineffective portion of the change in fair value of a cash flow hedge is recognized into income immediately. For derivative financial instruments which do not qualify as cash flow hedges, any changes in fair value would be recorded in the Consolidated Statements of Operations and Comprehensive Income (Loss). We adopted ASC Topic 820, Fair Value Measurements and Disclosures, on February 3, 2008, which required the Company to include credit valuation adjustment risk in the calculation of fair value.

We may at our discretion terminate or change the designation of any such hedging instrument agreements prior to maturity. At that time, any gains or losses previously reported in accumulated other comprehensive income (loss) on termination would amortize into interest expense or interest income to correspond to the recognition of interest expense or interest income on the hedged debt. If such debt instrument was also terminated, the gain or loss associated with the terminated derivative included in accumulated other comprehensive income (loss) at the time of termination of the debt would be recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss) at that time.

Contractual Obligations and Off Balance Sheet Arrangements

We finance certain equipment through transactions accounted for as non-cancelable operating leases. As a result, the rental expense for this equipment is recorded during the term of the lease contract in our consolidated financial statements, generally over four to seven years. In the event that we, or our landlord, terminate a real property lease prior to its scheduled expiration, we will be required to accrue all future rent payments under any non-cancelable operating lease with respect to leasehold improvements or equipment located thereon. The following table sets forth our contractual obligations requiring the use of cash as of January 31, 2011:

	Payments Due by Period
			2-3	4-5		More than 5
Contractual Obligations	Total	1 Year	Years	Years		Years
	(In millions)

Recorded Contractual Obligations:
Debt(1)	$2,519.0	$76.2	$223.0	$1,960.3	(2)	$259.5
Capital lease obligation	48.7	2.2	4.5	4.6		37.4
Unrecorded Contractual Obligations:
Operating lease obligations(3)	1,053.9	202.2	338.7	246.9		266.1
Interest(4)	584.2	122.8	265.5	155.0		40.9
Letters of credit	7.1	7.1	—	—		—

Total	$4,212.9	$410.5	$831.7	$2,366.8		$603.9

(1)	Represents debt expected to be paid and does not assume any note repurchases or prepayments other than scheduled debt payments under our Credit Facility.

(2)	Includes $1,351.8 million under our senior secured term loan facility, $372.5 million under our Senior Toggle Notes and $236.0 million under our Senior Subordinated Notes.

(3)	Operating lease obligations consists of future minimum lease commitments related to store operating leases, distribution center leases, office leases and equipment leases. Operating lease obligations do not include common area maintenance (“CAM”), contingent rent, insurance, marketing or tax payments for which the Company is also obligated.

(4)	Represents interest expected to be paid on our debt and does not assume any note repurchases or prepayments, other than scheduled debt payments under our Credit Facility. Projected interest on variable rate debt is calculated using the applicable interest rate at January 29, 2011, and the effect of the interest rate swap through July 2013 as discussed in Note 6 — Derivatives and Hedging Activities in the Notes to our audited consolidated financial statements.

We have no material off-balance sheet arrangements (as such term is defined in Item 303(a) (4) (ii) under Regulation S-K of the Securities Exchange Act) other than disclosed herein.

Seasonality and Quarterly Results

Sales of each category of merchandise vary from period to period depending on current trends. We experience traditional retail patterns of peak sales during the Christmas, Easter and back-to-school periods. Sales as a percentage of total sales in each of the four quarters of Fiscal 2010 were 23%, 23%, 24% and 30%, respectively. See Note 13 — Selected Quarterly Financial Data in the Notes to our unaudited consolidated financial statements for our quarterly results of operations.

Impact of Inflation

Inflation impacts our operating costs including, but not limited to, cost of goods and supplies, occupancy costs and labor expenses. We seek to mitigate these effects by passing along inflationary increases in costs through increased sales prices of our products where competitively practical or by increasing sales volumes.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures — Improving Disclosures about Fair Value Measurements (amendments to ASC Topic 820, Fair Value Measurements and Disclosures). ASU 2010-06 amends the disclosure requirements related to recurring and nonrecurring measurements. The guidance requires new disclosures on the transfer of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). We adopted this guidance during our first fiscal quarter of Fiscal 2010 and it did not have a material impact on our financial position, results of operations or cash flow.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events: Amendments to Certain Recognition and Disclosure Requirements (amendments to ASC Topic 855, Subsequent Events). ASU 2010-09 clarifies that subsequent events should be evaluated through the date the financial statements are issued. In addition, this update no longer requires a filer to disclose the date through which subsequent events have been evaluated. This guidance is effective for financial statements issued subsequent to February 24, 2010. We adopted this guidance on this date. This guidance did not have a material impact on our financial position, results of operations or cash flows.

There are no recently issued accounting standards that are expected to have a material effect on our financial condition, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

Cash and Cash Equivalents

We have significant amounts of cash and cash equivalents, excluding restricted cash, at financial institutions that are in excess of federally insured limits. With the current financial environment and the instability of financial institutions, we cannot be assured that we will not experience losses on our deposits. We mitigate this risk by investing in two money market funds that are invested exclusively in U.S. Treasury securities and limiting the cash balance in any one bank account. As of April 30, 2011, all cash equivalents, excluding restricted cash, were maintained in two money market funds that were invested exclusively in U.S. Treasury securities and our restricted cash was deposited with significant and credit worthy financial institutions.

Interest Rates

On July 28, 2010, we entered into an interest rate swap agreement (the “Swap”) to manage exposure to fluctuations in interest rates. The Swap expires on July 30, 2013. The Swap represents a contract to exchange floating rate for fixed interest payments periodically over the life of the Swap without exchange of the underlying notional amount. The Swap covers an aggregate notional amount of $200.0 million of the outstanding principal balance of the senior secured term loan facility. The fixed rate of the Swap is 1.2235% and has been designated and accounted for as a cash flow hedge. At April 30, 2011, the estimated fair value of the Swap was a liability of approximately $1.5 million and was recorded, net of tax, as a component of “Accumulated other comprehensive income (loss), net of tax” in our unaudited condensed consolidated balance sheets.

We entered into three interest rate swap agreements in July 2007 (the “2007 Swaps”) to manage exposure to fluctuations in interest rates. Those 2007 Swaps expired on June 30, 2010. The 2007 Swaps represented contracts to exchange floating rate for fixed interest payments periodically over the lives of the 2007 Swaps without exchange of the underlying notional amount. The 2007 Swaps covered an aggregate notional amount of $435.0 million of the outstanding principal balance of the senior secured term loan facility. The fixed rates of the 2007 Swaps ranged from 4.96% to 5.25%. The 2007 Swaps were designated and accounted for as cash flow hedges.

At April 30, 2011, we had fixed rate debt of $1,307.8 million and variable rate debt of $1,217.1 million. Based on our variable rate debt balance (less $200.0 million for the interest rate swap) as of April 30, 2011, a 1% change in interest rates would increase or decrease our annual interest expense by approximately $10.2 million, net.

Foreign Currency

We are exposed to market risk from foreign currency exchange rate fluctuations on the United States dollar (“USD” or “dollar”) value of foreign currency denominated transactions and our investments in foreign subsidiaries. We manage this exposure to market risk through our regular operating and financing activities, and may from time to time, use foreign currency options. Exposure to market risk for changes in foreign currency exchange rates relates primarily to our foreign operations’ buying, selling, and financing activities in currencies other than local currencies and to the carrying value of our net investments in foreign subsidiaries. At April 30, 2011, we maintained no foreign currency options. We generally do not hedge the translation exposure related to our net investment in foreign subsidiaries. Included in “Comprehensive income (loss)” are $18.7 million and $(7.7) million, net of tax, reflecting the unrealized gain (loss) on foreign currency translations during the three months ended April 30, 2011 and May 1, 2010, respectively.

Certain of our subsidiaries make significant USD purchases from Asian suppliers, particularly in China. Until July 2005, the Chinese government pegged its currency, the yuan renminbi (“RMB”), to the USD, adjusting the relative value only slightly and on infrequent occasion. Many people viewed this practice as leading to a substantial undervaluation of the RMB relative to the USD and other major currencies, providing China with a competitive advantage in international trade. China now allows the RMB to float to a limited degree against a basket of major international currencies, including the USD, the euro and the Japanese yen. The official exchange rate has historically remained stable; however, there are no assurances that this currency exchange rate will continue to be as stable in the future due to the Chinese government’s adoption of a floating rate with respect to the value of the RMB against foreign currencies. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on China to adopt an even more flexible and more market-oriented currency policy that allows a greater fluctuation in the exchange rate between the RMB and the USD. This floating exchange rate, and any appreciation of the RMB that may result from such rate, could have various effects on our business, which include making our purchases of Chinese products more expensive. If we are unable to negotiate commensurate price decreases from our Chinese suppliers, these higher prices would eventually translate into higher costs of sales, which could have a material adverse effect on our results of operations.

The results of operations of our foreign subsidiaries, when translated into U.S. dollars, reflect the average foreign currency exchange rates for the months that comprise the periods presented. As a result, if foreign currency exchange rates fluctuate significantly from one period to the next, results in local currency can vary significantly upon translation into U.S. dollars. Accordingly, fluctuations in foreign currency exchange rates, most notably the strengthening of the dollar against the euro, could have a material impact on our revenue growth in future periods.

General Market Risk

Our competitors include department stores, specialty stores, mass merchandisers, discount stores and other retail and internet channels. Our operations are impacted by consumer spending levels, which are affected by general economic conditions, consumer confidence, employment levels, availability of consumer credit and interest rates on credit, consumer debt levels, consumption of consumer staples including food and energy, consumption of other goods, adverse weather conditions and other factors over which the Company has little or no control. The increase in costs of such staple items has reduced the amount of discretionary funds that consumers are willing and able to spend for other goods, including our merchandise. Should there be continued volatility in food and energy costs, sustained recession in the U.S. and Europe, rising unemployment and continued declines in discretionary income, our revenue and margins could be significantly affected in the future. We cannot predict whether, when or the manner in which the economic conditions described above will change.

BUSINESS

The Company

We are one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27. We are organized based on our geographic markets, which include our North American division and our European division. As of April 30, 2011, we operated a total of 3,000 stores, of which 1,960 were located in all 50 states of the United States, Puerto Rico, Canada, and the U.S. Virgin Islands (our North American division) and 1,040 stores were located in the United Kingdom, France, Switzerland, Spain, Ireland, Austria, Germany, Netherlands, Portugal, Belgium, Poland, Czech Republic and Hungary (our European division). We operate our stores under two brand names: Claire’s®, on a global basis, and Icing®, in North America.

As of April 30, 2011, we also franchised or licensed 391 stores in Japan, the Middle East, Turkey, Russia, Greece, South Africa, Guatemala, Malta and Ukraine. We account for the goods we sell to third parties under franchising agreements within “Net sales” and “Cost of sales, occupancy and buying expenses” in our Consolidated Statements of Operations and Comprehensive Income (Loss). The franchise fees we charge under the franchising agreements are reported in “Other expense (income), net” in our Consolidated Statements of Operations and Comprehensive Income (Loss).

Until September 2, 2010, we operated stores in Japan through our former Claire’s Nippon 50:50 joint venture with Aeon Co., Ltd. We accounted for the results of operations of Claire’s Nippon under the equity method and included the results within “Other expense (income), net” in our Consolidated Statements of Operations and Comprehensive Income (Loss). Beginning September 2, 2010, these stores began to operate as licensed stores. Our primary brand in North America and exclusively in Europe is Claire’s. Our Claire’s customers are predominantly teens (ages 13 to 18), tweens (ages 7 to 12) and kids (ages 3 to 6), or referred to as our Young, Younger and Youngest target customer groups.

Our second brand in North America is Icing, which targets a single edit point customer represented by a 23 year old young woman just graduating from college and entering the work force who dresses consistent with the current fashion influences. We believe this niche strategy enables us to create a well defined merchandise point of view and attract a broad group of customers from 19 to 27 years of age.

We believe that we are the leading accessories and jewelry destination for our target customers, which is embodied in our mission statement — to be a fashion authority and fun destination offering a compelling, focused assortment of value-priced accessories, jewelry and other emerging fashion categories targeted to the lifestyles of kids, tweens, teens and young women. In addition to age segmentation, we use multiple lifestyle aesthetics to further differentiate our merchandise assortments for our Young and Younger target customer groups.

We provide our target customer groups with a significant selection of fashionable merchandise across a wide range of categories, all with a compelling value proposition. Our major categories of business are:

•	Accessories — includes fashion accessories for year-round use, including legwear, headwear, attitude glasses, scarves, armwear and belts, and seasonal use, including sunglasses, hats, fall footwear, sandals, scarves, gloves, boots, slippers and earmuffs; and other accessories, including hairgoods, handbags, and small leather goods, as well as cosmetics

•	Jewelry — includes earrings, necklaces, bracelets, body jewelry and rings, as well as ear piercing

In North America, our stores are located primarily in shopping malls. The differentiation of our Claire’s and Icing brands allows us to operate multiple store locations within a single mall. In Europe our stores are located primarily on high streets, in shopping malls and in high traffic urban areas.

Our Competitive Strengths

Strong Claire’s Name Brand Recognition Across the Globe.  A Claire’s store is located in approximately 90% of all major U.S. shopping malls and in 32 countries outside of the U.S., including stores that we franchise or license. This global presence provides us with strong brand recognition of the Claire’s brand within our target customer base. The focus of our website is to showcase the merchandise, provide a platform for the brand and to create an interactive environment for our target customer groups in order to build greater awareness and increase customer engagement. Claire’s brand name is also featured in editorial coverage, press clips in relevant fashion periodicals, and on the internet, reinforcing our message to our target customers.

Diversification Across Geographies and Merchandise Categories.  As of April 30, 2011, we operated a total of 3,000 stores, of which 1,960 were located in all 50 states of the United States, Puerto Rico, Canada, and the U.S. Virgin Islands (our North American division). As of April 30, 2011, we also operated 1,040 stores located in the United Kingdom, France, Switzerland, Spain, Ireland, Austria, Germany, Netherlands, Portugal, Belgium, Poland, Czech Republic and Hungary (our European division), 391 stores in [18] countries outside of Europe and North America through franchise or license arrangements.

During the three months ended April 30, 2011, Fiscal 2010 and Fiscal 2009, we generated approximately 65%, 64% and 63%, respectively, of our net sales from the North American division with the balance being delivered by our European division. Our net sales are not dependent on any one category, product or style and are diversified across approximately 8,000 ongoing stock-keeping units (SKUs) in our stores. This multi-classification approach allows us to capitalize on many fashion trends, ideas and merchandise concepts, while not being dependent on any one of them.

Cost-Efficient Global Sourcing Capabilities.  Our merchandising strategy is supported by efficient, low-cost global sourcing capabilities diversified across approximately 700 suppliers located primarily outside the United States. Our contracts with vendors are short-term in nature and do not require a significant lead time. A significant portion of our product offering is developed by our product development team as well as our vertically-integrated global buying and sourcing group based in Hong Kong, enabling us to buy and source merchandise rapidly and cost effectively. Approximately 90% of our merchandise offering is proprietary.

Improved Cost Structure and Streamlined Operations.  Our cost conscious culture serves as the basis for the improvements we have made to the cost structure since the acquisition. Through our Cost Savings Initiative (“CSI”), which we began in late fiscal 2008 and completed in fiscal 2009, we were able to achieve $60 million of annual cost reductions. CSI primarily focused on implementing a new field management structure and global store labor planning model while improving our centralization and simplifying processes across functions. In addition to CSI, we have successfully renegotiated over 700 leases and closed over 200 underperforming stores which enhanced the profitability of our store portfolio. We also completed our Pan-European Transformation project in 2008 and it is the underpinning for the way we operate across Europe. We consolidated three regional distribution centers into a single European distribution center co-located with a centralized Buying and Planning office for Europe.

Substantial Free Cash Flow Generation.  We generate substantial free cash flow, which we believe is driven by our strong gross margins, efficient operating structure, low annual maintenance capital expenditures and flexible growth capital expenditure initiatives. Our minimal working capital requirements result from high merchandise margins, low unit cost of our merchandise and the limited seasonality of our business. Over the past three fiscal years, no single quarter represented less than 22% or more than 31% of annual net sales for the respective year.

Strong and Experienced Senior Management Team.  We have a strong and experienced senior management team with extensive retail experience. Gene Kahn, our Chief Executive Officer (“CEO”), has over 36 years of experience in the retail industry, including positions of Chairman, CEO and President of The May Department Stores. Jim Conroy, our Corporate President, collaborates with the CEO to oversee the Global business and has direct responsibility for Global Merchandise and the International Division. Mr. Conroy has over 19 years of retail experience, including positions as a management consultant and retail executive. Jay Friedman, President of our North American Division, has over 25 years of experience in operating and managing major divisions of several large-scale, multi-unit retail and apparel businesses, including, most recently, Jones Apparel Group, and, previously Etienne Aigner, Foot Locker, Dayton Hudson Corporation, May Company and Macy’s. Kenny Wilson, President of our European Division, brings to the Company 18 years of experience with Levi Strauss Corporation, and has extensive Pan-European experience across a broad array of retail related responsibilities. J. Per Brodin, our Executive Vice President and Chief Financial Officer, has over 20 years of financial accounting and management experience within and outside of the retail industry. Mr. Brodin has responsibility for Finance and Information Technology. In addition, we have added 16 seasoned executives to key roles since the Merger (as defined below).

Business Strategy

Our business strategy is built on two key components:

Drive organic growth through our merchandise, stores, and customer offense.  In order to maximize our organic growth potential, drive same store sales improvement and sustain margins, our efforts are focused on three foundational areas of the business:

•	Merchandise: We continue to enhance the fashion-orientation and quality of our product offering to deliver a unique, proprietary assortment that is highly relevant to our target customers, particularly the Claire’s Young (teenage) customer. We continue to focus on our multi-classification Accessories assortment, while maintaining our market leadership position in Jewelry, to capitalize on the evolving largest market opportunities. We are enabling these improvements through investments in fashion and trend forecasting, global product design and development, and in the enhancement of our Hong Kong-based sourcing capabilities to leverage our global purchasing economy of scale. Simultaneously, we are identifying product source alternatives.

•	Stores: In our almost 3,400 stores worldwide, our objective is to provide a consistent, engaging, and brand-right customer experience. We are continually improving our in-store presentation of merchandise and marketing collateral through a rigorous planning and communication process, resulting in improved execution and increased consistency across the chain and, ultimately, a superior shopping experience. We are also commencing efforts to heighten the selling orientation of our store teams specific to each brand and country.

•	Customer: In the past year, we have made significant strides to build deeper customer relationships and support our brands. We launched a new, innovative claires.com website that uses customer-generated content, conveys a real-life interaction with our customers, and presents an authoritative fashion position. We further drive brand awareness and relevance with our ongoing social media, email, and text campaigns, which leverage our Facebook fan base and proprietary customer database. Lastly, in parallel with our digital efforts, we have significantly upgraded our in-store marketing collateral in order to present a much more fashionable brand image that appeals to our target customers.

Increase our global reach through new store expansion (owned and franchise) and new distribution channels.  We believe significant opportunities exist to grow our distribution worldwide. Our Claire’s concept has proven to be portable across diverse geographies and approximately 95% of our stores worldwide are cash flow positive. In addition, the moderate up-front investment requirements per store enable us to achieve an attractive return on investment.

We will extend our global reach in four primary ways:

•	Build New Company-owned Claire’s Stores: We opened 82 new stores in 2010; 69 in Europe and 13 in North America. In addition, we have plans to open approximately 140 new stores in 2011, the majority of which will be in Europe.

•	Build New Company-owned Icing Stores: As we refine the Icing brand concept, we believe there is significant opportunity to increase the store penetration in North America, as well as to roll out the concept on a global basis to markets where we can leverage the existing Claire’s infrastructure.

•	Open New International Markets with Franchise Partners: Building on our refined franchising model, which is present in multiple geographies worldwide, we will pursue high potential “white space” opportunities in new markets globally. In 2011, we intend to enter Mexico, India and possibly Australia. We are currently studying our brand entrance strategy for China and Southeast Asia for the ensuing years.

•	Add Alternative Distribution Channels: We will seek new opportunities globally to market and distribute our brands, beginning with the launch of E-Commerce in the Claire’s North America Division which is targeted to debut in mid-2011.

This business strategy will allow us to maximize our sales opportunities, while driving our earnings with commensurate flow through and cash flow.

Fiscal 2011 Priorities

For Fiscal 2011, we have developed seven priorities that are designed to help advance our global business objectives. These seven priorities are as follows:

Deliver An Exceptional Highly Relevant Assortment for the Young Customer.  We define the Young customer as girls between the ages of 13 and 18. During Fiscal 2011, we will continue to focus our efforts on delivering a fashion-right merchandise assortment that appeals to this important customer demographic that offers significant sales growth opportunities and enhances our brand perception.

Sustain Merchandise Margin.  We have achieved significant merchandise margin improvement since 2007. During Fiscal 2011, we will leverage our global merchandise function to help drive performance, create greater consistency and establish product leadership globally. We intend to sustain our merchandise margin improvements while simultaneously pursuing select opportunities to further improve margin. We will focus our attention on reducing markdowns through improvements in merchandise selection, store allocation and replenishment as well as rationalizing our SKU count on an on-going basis. In addition, we will continue to pursue lower cost of merchandise purchases.

Enhance the In-Store Experience, Especially for the Young Customer.  We intend to sharpen the focus of our planograms globally which should yield an even more consistent in-store presentation and an improved visually appealing product placement within the store. We intend to redefine the selling orientation of our store associates, particularly towards the Young customer. The redefined selling orientation, together with our pursuit of flawless in-store execution, will facilitate an improved customer experience.

Heighten Brand Relevance.  We intend to further build our brand relevance through increasing the fashion orientation of all marketing and expanding our digital/interactive presence. We also intend to launch an E-Commerce site beginning with our North America Claire’s brand and continue to pursue selective partnerships with relevant, high-profile media and entertainment personalities and properties.

Extend Global Reach.  During Fiscal 2011, we intend to significantly expand our company-owned store network in Europe and, in North America, selectively pursue additional new store locations, including potential new or understored markets as well as top-tier malls. We plan to position the “Icing” brand for global growth by revising the brand strategy and testing a new store environment to better appeal to the Icing customer. Internationally, we intend to pursue franchise partners for expansion into new non-owned markets.

Maintain Strong Financial Discipline.  We will remain focused on prudent expense discipline. We intend to continue to invest selectively to propel growth while rigorously pursuing ongoing cost control. Such investments include infrastructure for global web presence, E-Commerce and our International division.

Develop our Team Members into a Top Performing Global Organization.  During Fiscal 2011, we will work with the strong executive team in place to foster greater team spirit, an improved sense of community and focus on executive leadership development capabilities.

In summary, we believe these seven priorities serve as the basis for individual division goals that translate to specific objectives that focus on the achievement of division specific metrics that support the Company’s global financial objectives.

Stores

Our stores in North America are located primarily in shopping malls and average approximately 970 square feet of selling space. Our stores in Europe are located primarily on high streets, in shopping malls and in high traffic urban locations and average approximately 638 square feet of selling space. Our store hours are dictated by shopping mall operators and our stores are typically open from 10:00 a.m. to 9:00 p.m. Monday through Saturday and, where permitted by law, from noon to 5:00 p.m. on Sunday. Approximately 76% of our sales in Fiscal 2010 were made in cash (including checks and debit card transactions), with the balance made by credit cards. We permit, with restrictions on certain items, returns for exchange or refund.

Store Management

Our stores are organized and controlled on a district level. We employ District Managers, each of whom supervises store managers and the business in their respective geographic area and report to Regional Managers.

In North America, each Regional Manager reports to Territorial Vice Presidents, who report to the Senior Vice President of Stores. Each store is typically staffed by a Manager, an Assistant Manager and one or more part-time employees.

In Europe, District Sales Managers report to Regional Sales Managers who report to either Country Managers or directly to two Managing Sales Directors. We now have four operating zones within Europe: (Zone 1) United Kingdom and Ireland; (Zone 2) France, Spain, Portugal and Belgium; (Zone 3) Switzerland, Austria, Netherlands and Germany; and (Zone 4) Poland, Czech Republic and Hungary.

Store Openings, Closings and Future Growth

In Fiscal 2010, we opened 82 stores and closed 49 underperforming stores, for a net increase of 33 stores. In Europe, we increased our store count by 54 stores, net, resulting in a total of 1,009 stores. In North America, we decreased our store count by 21 stores, net, to 1,972 stores. “Stores, net” refers to stores opened, net of closings.

	January 29,	January 30,	January 31,
Store Count as of:	2011	2010	2009

North America	1,972	1,993	2,026
Europe	1,009	955	943

Subtotal Company-Owned	2,981	2,948	2,969

Joint Venture	—	211	214
Franchise and License	395	195	196
Subtotal Non-Owned	395	406	410

Total	3,376	3,354	3,379

We plan to open approximately 140 Company-owned stores globally in Fiscal 2011. We also plan to continue opening stores when suitable locations are found and satisfactory lease negotiations are concluded. Our initial investment in new stores opened during Fiscal 2010, which includes leasehold improvements and fixtures, averaged approximately $215,000 per store globally. In addition to the investment in leasehold improvements and fixtures, we may also purchase intangible assets or incur initial direct costs for leases relating to certain store locations in our European operations.

Purchasing and Distribution

We purchased our merchandise from approximately 700 suppliers in Fiscal 2010. Approximately 86% of our merchandise in Fiscal 2010 was purchased from vendors based outside the United States, including approximately 69% purchased from China. We are not dependent on any single supplier for merchandise purchased. Merchandise for our North American stores is shipped from our distribution facility in Hoffman

Estates, Illinois, a suburb of Chicago. Our distribution facility in Birmingham, United Kingdom services all of our stores in Europe. We distribute merchandise to our franchisees and licensee from a third party operated distribution center in Hong Kong. Merchandise is shipped from our distribution centers by common carrier to our individual store locations. To keep our assortment fresh and exciting, we typically ship merchandise to our stores three to five times a week.

Trademarks and Service Marks

We are the owner in the United States of various marks, including “Claire’s,” “Claire’s Accessories,” “Icing,” and “Icing by Claire’s.” We have also registered these marks outside of the United States. We currently license certain of our marks under franchising and licensing arrangements in Japan, the Middle East, Turkey, Russia, South Africa, Greece, Guatemala, Malta and Ukraine. We believe our rights in our marks are important to our business and intend to maintain our marks and the related registrations.

Information Technology

Information technology is important to our business success. Our information and operational systems use a broad range of both purchased and internally developed applications to support our retail operations, financial, real estate, merchandising, inventory management and marketing processes. Sales information is generally collected from point of sale terminals in our stores on a daily basis. We have developed proprietary software to support key decisions in various areas of our business including merchandising, allocation and operations. We periodically review our critical systems to evaluate disaster recovery plans and the security of our systems.

Competition

The specialty retail business is highly competitive. We compete on a global, national, regional, and local level with other specialty and discount store chains and independent retail stores. Our competition also includes Internet, direct marketing to consumer, and catalog businesses. We also compete with department stores, mass merchants, and other chain store concepts. We cannot estimate the number of our competitors because of the large number of companies in the retail industry that fall into one of these categories. We believe the main competitive factors in our business are brand recognition, merchandise assortments for each target customer, compelling value, store location and the shopping experience.

Seasonality

Sales of each category of merchandise vary from period to period depending on current trends. We experience traditional retail patterns of peak sales during the Christmas, Easter, and back-to-school periods. Sales as a percentage of total sales in each of the four quarters of Fiscal 2010 were 23%, 23%, 24% and 30%, respectively.

Employees

On April 30, 2011, we employed approximately 17,400 employees, 60% of whom were part-time. Part-time employees typically work up to 20 hours per week. We do not have collective bargaining agreements with any labor unions, and we consider employee relations to be good.

Properties

Our stores are located in all 50 states of the United States, Puerto Rico, Canada, the Virgin Islands, the United Kingdom, Ireland, France, Spain, Portugal, Belgium, Switzerland, Austria, Netherlands, Germany, Poland, Czech Republic and Hungary. We lease all of our 3,000 store locations, generally for terms ranging from five to approximately 10 years. Under the terms of the leases, we pay a fixed minimum rent and/or rentals based on a percentage of net sales. We also pay certain other expenses (e.g., common area maintenance charges and real estate taxes) under the leases. The internal layout and fixtures of each store are designed by management and third parties and constructed by external contractors.

Most of our stores in North American and the European divisions are located in enclosed shopping malls, while other stores are located within central business districts, power centers, lifestyle centers, “open-air” outlet malls or “strip centers.” Our criteria for opening new stores includes geographic location, demographic aspects of communities surrounding the store site, quality of anchor tenants, advantageous location within a mall or central business district, appropriate space availability, and rental rates. We believe that sufficient desirable locations are available to accommodate our expansion plans. We refurbish our existing stores on a regular basis.

The following table sets forth the location, use and size of our distribution, sourcing, buying, merchandising, and corporate facilities as of April 30, 2011. The properties are leased with the leases expiring at various times through 2030, subject to renewal options.

		Approximate
		Square
Location	Use	Footage

Hoffman Estates, Illinois	Corporate and North America management and distribution center	538,000	(1)
Birmingham, United Kingdom	Europe management and distribution center	105,600	(2)
Pembroke Pines, Florida	Accounting and finance	36,000
Hong Kong	Sourcing and buying	11,100
Paris, France	Zone support	8,800	(3)
Zurich, Switzerland	Zone support	3,800	(3)

(1)	On February 19, 2010, we sold the Property to a third party. Contemporaneously with the sale of the Property, we entered into a lease agreement that provides for (a) an initial expiration date of February 28, 2030 with two (2) five (5) year renewal periods, each at our option, and (b) basic rent of $2.1 million per annum (subject to annual increases). This transaction is accounted for as a capital lease. Prior to February 19, 2010, we owned central buying and store operations offices and the North American distribution center located in Hoffman Estates, Illinois (the “Property”) which is on approximately 28.4 acres of land. The Property has buildings with approximately 538,000 total square feet of space, of which 373,000 square feet is devoted to receiving and distribution and 165,000 square feet is devoted to office space.

(2)	Our subsidiary, Claire’s Accessories UK Ltd., or “Claire’s UK,” leases distribution and office space in Birmingham, United Kingdom. The facility consists of approximately 23,900 square feet of office space and approximately 81,700 square feet of distribution space. The lease expires in December 2024, and Claire’s UK has the right to assign or sublet this lease at any time during the term of the lease, subject to landlord approval. The Birmingham, United Kingdom distribution center currently services our owned stores in Europe.

(3)	We maintain our human resource and select operating functions for these countries.

In addition, we have contracted a third party vendor in Hong Kong to provide distribution center services for our franchise stores.

Legal Proceedings

We are, from time to time, involved in routine litigation incidental to the conduct of our business, including litigation instituted by persons injured upon premises under our control; litigation regarding the merchandise that we sell, including product and safety concerns regarding heavy metal and chemical content in our merchandise; litigation with respect to various employment matters, including wage and hour litigation; litigation with present or former employees; and litigation regarding intellectual property rights. Although litigation is routine and incidental to the conduct of our business, like any business of our size which employs a significant number of employees and sells a significant amount of merchandise, such litigation can result in large monetary awards when judges, juries or other finders of facts do not agree with management’s evaluation of possible liability or outcome of litigation. Accordingly, the consequences of these matters cannot be finally determined by management. However, in the opinion of management, we believe that current pending litigation will not have a material adverse effect on our consolidated financial results.

MANAGEMENT

Our current executive officers and directors, and their ages and positions, are as follows:

Name	Age	Position

Eugene S. Kahn	61	Chief Executive Officer and Director
James G. Conroy	41	President of Claire’s Stores
Jay K. Friedman	59	President of Claire’s North America
Kenneth Wilson	44	President of Claire’s Europe
J. Per Brodin	49	Executive Vice President and Chief Financial Officer
Peter P. Copses	52	Non-Executive Chairman of our Board of Directors
Robert J. DiNicola	62	Director
George G. Golleher	63	Director
Rohit Manocha	52	Director
Ron Marshall	57	Director
Lance A. Milken	35	Director

Eugene S. Kahn has served as the Company’s Chief Executive Officer and as a member of the Company’s board of directors since May 2007. From May 2001 to January 2005, Mr. Kahn was Chairman of the board of directors and Chief Executive Officer, and from May 1998 to April 2001 was President and Chief Executive Officer, of The May Department Stores Company. Mr. Kahn joined May Department Stores in 1990 and, in addition to the positions listed above, held various other positions including, President and Chief Executive Officer of G. Fox, President and Chief Executive Officer of Filene’s, both divisions of May Department Stores, Vice Chairman and Executive Vice Chairman. Mr. Kahn’s extensive experience and knowledge of the Company’s operations, competitive challenges and opportunities gained through his position as Chief Executive Officer of the Company and his prior executive leadership and business experience, which includes almost 40 years of experience in the retail industry, has led the board to believe that Mr. Kahn should serve as a director of the Company.

James G. Conroy was promoted to President of Claire’s in April 2009, having previously served as our Executive Vice President since December 2007. Mr. Conroy worked as a full-time consultant to Claire’s from May 2007 to December 2007. Prior to joining Claire’s, Mr. Conroy had 17 years of retail experience, including as a management consultant from July 2001 to December 2007, with positions as a principal of Kurt Salmon Associates and a senior manager of Deloitte Consulting, and as a retail executive with responsibility for strategic planning, merchandising and supply chain management.

Jay K. Friedman became our President of North America in January 2011. From 2006 to 2010, Mr. Friedman served in various capacities with Jones Apparel Group, including President and Chief Executive Officer of Jones Retail Corporation, Nine West Group from 2006 to 2010, and Group President of Wholesale Footwear from 2006 to 2007. During his tenure as President and CEO of Jones Retail Corporation, Nine West Group, Mr. Friedman had responsibility for a 1,000 store division that operated nine retail concepts and three web businesses. Prior to joining Claire’s, Mr. Friedman had over 25 years of experience in operating and managing major divisions of several large-scale, multi-unit retail and apparel businesses, including, most recently, Jones Apparel Group, and, previously Etienne Aigner, Foot Locker, Dayton Hudson Corporation, May Company and Macy’s.

Kenneth Wilson became our President of Europe in January 2009. From June 1990 to January 2009, Mr. Wilson served in various capacities with Levi Strauss Europe, including President of Levi’s Brand Europe from November 2001 to October 2005 and Senior Vice President Commercial Operations from November 2005 until January 2009. During his tenure with Levi’s, Mr. Wilson expanded the European Division of the Levi’s business and opened in excess of 250 new stores.

J. Per Brodin became our Senior Vice President and Chief Financial Officer in February 2008 and was promoted to Executive Vice President and Chief Financial Officer in May 2010. From November 2005 until joining the Company, Mr. Brodin served in various capacities with Centene Corporation, including Senior Vice

President and Chief Financial Officer and Vice President and Chief Accounting Officer. From March 2002 to November 2005, Mr. Brodin served as Vice President, Accounting and Reporting for The May Department Stores Company. From 1989 to February 2002, Mr. Brodin was with the Audit and Business Advisory Practice of Arthur Andersen, LLP, serving as Senior Manager with their Professional Standards Group from February 2000 until February 2002.

Peter P. Copses became Chairman of the Company’s board of directors in May 2007 upon consummation of the Merger. Mr. Copses co-founded Apollo Management in 1990. Prior to joining Apollo Management, Mr. Copses was an investment banker at Drexel Burnham Lambert Incorporated, and subsequently at Donaldson, Lufkin, & Jenrette Securities, concentrating on the structuring, financing and negotiation of mergers and acquisitions. Mr. Copses has served as a director of RBS Global, Inc., a diversified, multi-platform industrial company, since July 2006. In addition, since July 2010, Mr. Copses has served as the chairman of the board of directors of CKE Restaurants, Inc. (“CKE”), an owner, operator, franchisor and licensor of quick service restaurants. Mr. Copses also served as a director of Linens ’n Things, Inc. (“LNT”), a retailer of home textiles, housewares and decorative home accessories, from February 2006 until February 2010. Mr. Copses also served as a director of Rent-A-Center, Inc., the nation’s largest operator of rent-to-own stores, from August 1998 to December 2007. Over the course of the past 20 years, Mr. Copses has served on the board of directors of several other retail businesses, including General Nutrition Centers, Inc. and Zale Corporation. In light of our ownership structure and Mr. Copses’ position with Apollo Management, his knowledge of the retail industry and his extensive financial and business experience, including his background as an investment banker, the board believes it is appropriate for Mr. Copses to serve as a director of the Company.

Robert J. DiNicola became a member of the Company’s board of directors in May 2007 following the consummation of the Merger. Mr. DiNicola has also served as a director of CKE since July 2010 and serves as the Senior Retail Advisor for Apollo Management. Mr. DiNicola served as Chief Executive Officer and Chairman of the Board of LNT from February 2006 until May 2008, when LNT and its parent company filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code, which was converted to a Chapter 7 liquidation in February 2010. Mr. DiNicola served as Executive Chairman of General Nutrition Centers, Inc. (“GNC”) from December 2004 to March 2007, and as the interim CEO and Chairman of GNC from December 2004 to June 2005. Mr. DiNicola also held numerous positions with Zale Corporation, including Chief Executive Officer from April 1994 to 2002, and Chairman of the Board from April 1994 to 2004. Prior to joining Zale Corporation, Mr. DiNicola served as the Chairman and Chief Executive Officer of the Bon Marché, a division of Federated Department Stores. Beginning his retail career in 1972, Mr. DiNicola has also worked for Macy’s and The May Department Stores Company. In light of our ownership structure and Mr. DiNicola’s knowledge of the retail industry and the competitive challenges and opportunities facing the Company gained through his executive leadership and management experience in the retail industry, the board believes it is appropriate for Mr. DiNicola to serve as a director of the Company.

George G. Golleher became a member of the Company’s board of directors in May 2007 following the consummation of the Merger. Since May 2007, Mr. Golleher has served as Chairman and Chief Executive Officer of Smart & Final Inc., an operator of warehouse grocery stores. In addition, Mr. Golleher has served as a director of CKE since July 2010. Mr. Golleher was a director of Simon Worldwide, Inc., a promotional marketing company, from September 1999 to April 2006, and was also its Chief Executive Officer from March 2003 to April 2006. From March 1998 to May 1999, Mr. Golleher served as President, Chief Operating Officer and director of Fred Meyer, Inc., a food and drug retailer. Prior to joining Fred Meyer, Inc., Mr. Golleher served for 15 years with Ralphs Grocery Company until March 1998, ultimately as the Chief Executive Officer and Vice Chairman of the Board. From 2002 until April 2009, Mr. Golleher served as a director of Rite Aid Corporation, one of the largest retail drugstore chains in the United States. Mr. Golleher has also been a business consultant and private equity investor since June 1999. In light of our ownership structure and Mr. Golleher’s knowledge of the retail industry and the competitive challenges and opportunities facing the Company gained through his executive leadership and management experience in the retail industry, the board believes it is appropriate for Mr. Golleher to serve as a director of the Company.

Rohit Manocha became a member of the Company’s board of directors in May 2007 following the consummation of the Merger. Mr. Manocha is a co-founding Partner of Tri-Artisan Capital Partners, LLC (“Tri-Artisan”). Mr. Manocha is also co-President of Morgan Joseph TriArtisan Group, Inc., an affiliate of TriArtisan. Tri-Artisan is a New York and London based merchant banking firm, founded in 2002, that invests, on behalf of its investors, in private equity transactions and provides investment banking services. Prior to joining Tri-Artisan, Mr. Manocha was a senior banker at Thomas Weisel Partners, ING Barings and Lehman Brothers. In light of our ownership structure and Mr. Manocha’s position with Tri-Artisan and his extensive financial and business experience, the board believes it is appropriate for Mr. Manocha to serve as a director of the Company.

Ron Marshall has served as a member of the Company’s board of directors since December 2007. Mr. Marshall has served as President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company from February 2010 through July 2010. From January 2009 until January 2010, Mr. Marshall was President and Chief Executive Officer, and director of Borders Group Inc. (“Borders”), a national bookseller. In February 2011, Borders voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. From 1998 to 2006, he served as Chief Executive Officer of Nash Finch Company and was a member of its board of directors. Prior to joining Nash Finch, Mr. Marshall served as Chief Financial Officer of Pathmark Stores, Inc., Dart Group Corporation, Barnes & Noble Bookstores, Inc., NBI’s The Office Place and Jack Eckerd Corporation. Mr. Marshall has also been a principal of Wildridge Capital Management since 2006. Mr. Marshall is a certified public accountant. In light of our ownership structure and Mr. Marshall’s knowledge of the retail industry and the competitive challenges and opportunities facing the Company gained through his executive leadership and management experience in the retail industry, the board believes it is appropriate for Mr. Marshall to serve as a director of the Company.

Lance A. Milken became a member of the Company’s board of directors in May 2007. Mr. Milken is a Partner at Apollo Management, where he has worked since 1998. In addition, Mr. Milken has served as a director of CKE since July 2010. Mr. Milken also serves as a member of the Milken Institute board of trustees. In light of our ownership structure and Mr. Milken’s position with Apollo Management and his extensive financial and business experience, including his experience in leveraged finance, the board believes it is appropriate for Mr. Milken to serve as a director of the Company.

Board Composition

The Company’s board of directors is composed of seven directors. Each director serves for annual terms and until his or her successor is elected and qualified. Apollo Management indirectly controls a majority of the common stock of our Parent and, as such, Apollo Management has the ability to elect all of the members of our board of directors. Apollo Management has agreed to elect to our board of directors the designee of an affiliate of Tri-Artisan Capital Partners, LLC (“Tri-Artisan”). Tri-Artisan has invested in one of Apollo Management’s co-investment vehicles that was used to consummate the Merger. Rohit Manocha is the current designee of Tri-Artisan. We are a privately held company. Accordingly, we have no nominating committee nor do we have written procedures by which security holders may recommend nominees to our board of directors. In addition, we do not currently have a policy with respect to the consideration of diversity in identifying director nominees.

Board Committees

The board of directors has the authority to appoint committees to perform certain management and administration functions. The board of directors has currently appointed an audit committee and a compensation committee. The members of the audit committee are Peter Copses (Chairman), Lance Milken, Rohit Manocha, and Ron Marshall. The audit committee is responsible for reviewing and monitoring our accounting controls and internal audit functions and recommending to the board of directors the engagement of our outside auditors. The board of directors has determined that Mr. Copses is an “audit committee financial expert” within the meaning of SEC regulations. The members of the compensation committee are Peter Copses (Chairman), Lance Milken and Rohit Manocha. The compensation committee is responsible for establishing and administering our executive compensation program, which includes reviewing and approving the annual salaries, stock option grants, and other compensation of our executive officers and, upon recommendation and consultation with our CEO, for employees other than our CEO. The compensation committee, or the full board of directors, also provides assistance and recommendations with respect to our general compensation policies and practices and assists with the administration of our compensation plans. The audit and compensation committees are not required to, and do not, meet the independence requirements of Nasdaq or the New York Stock Exchange. See “Certain Relationships and Related Transactions.”

Code of Ethics

The board of directors has adopted a Code of Ethics that applies to the Company’s chief executive officer and senior financial officers. A waiver from any provision of the code of ethics may only be granted by the audit committee. In addition, Claire’s has adopted a Code of Business Conduct and Ethics applicable to all employees, officers and directors. Our Code of Ethics and Code of Business Conduct and Ethics are posted on our website at www.clairestores.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The board of directors appointed after the Merger, which at the time of the Merger did not include Eugene S. Kahn, our Chief Executive Officer, negotiated employment agreements and other arrangements with Mr. Kahn. In addition, on December 13, 2007, upon consultation with an independent compensation consultant with respect to the salary and bonus ranges of executives in comparable peer group companies, our board of directors approved an employment agreement with James Conroy, who was appointed Executive Vice President in December 2007, on terms substantially consistent with those provided to Mr. Kahn. In April 2009, Mr. Conroy was promoted to President of Claire’s Stores, and the Compensation Committee of the board of directors approved an amendment to Mr. Conroy’s employment agreement. An additional amendment to Mr. Conroy’s employment agreement was approved in May 2010. In February 2008, our board of directors approved compensation arrangements for J. Per Brodin, our then Senior Vice President and Chief Financial Officer. In May 2010, Mr. Brodin was promoted to Executive Vice President and Chief Financial Officer, and the compensation committee of the board of directors approved an amendment to Mr. Brodin’s compensation arrangements. In January 2009, we entered into an employment agreement with Kenneth Wilson, our President of Claire’s Europe. In January 2011, Jay K. Friedman became our President of North America and we entered into an employment agreement with Mr. Friedman.

This Compensation Disclosure and Analysis describes, among other things, the compensation objectives and the elements of the executive compensation program embodied by the foregoing agreements with Messrs. Kahn, Conroy, Wilson and Brodin (each, a named executive officers in Fiscal 2010), which form the core of the executive compensation program. For Fiscal 2010, Mr. Friedman, who joined the Company in January 2011, is the fifth named executive officer. However, because he worked for the Company for less than one month of Fiscal 2010, the following discussion of Fiscal 2010 compensation is not generally applicable to him.

During Fiscal 2010, the basic elements of compensation for our Chief Executive Officer and our other current named executive officers remained essentially unchanged.

Compensation Philosophy and Objectives

Our Compensation Committee developed an executive compensation program designed to reward the achievement of specific annual and long-term goals by the Company, and which is designed to align the executives’ interests with those of our stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. Our Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract, retain and motivate qualified employees in key positions and that compensation to key employees remains competitive relative to the compensation paid by similar sized companies. Our Compensation Committee believes that the executive compensation packages provided by the Company to the current named executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

In negotiating the initial employment agreements and arrangements with our current named executive officers, our board of directors and Compensation Committee, as the case may be, placed significant emphasis on aligning the management interests with those of Apollo Management. Our Chief Executive Officer made a significant equity investment in Parent common stock and our other current named executive officers received equity awards that included performance vesting options.

Components of Executive Compensation

The principal components of compensation for our current named executive officers are base salary, annual performance bonus, management equity investments in Parent, stock option awards, and other benefits and perquisites.

Base Salary.  The Company provides our current named executive officers with base salary to compensate them for services rendered during the fiscal year. Base salaries for the current named executive officers are determined for each executive based on his position and scope of responsibility. The initial base salaries for our current named executive officers were established in their initial employment agreements or other written arrangements.

Bonus.  Our current named executive officers are eligible to receive annual cash performance bonuses in addition to their base salary. These bonuses are intended to motivate and reward achievement of annual financial objectives and to provide a competitive total compensation package to our executives.

Our Compensation Committee sets threshold, target and maximum numeric performance goals for each performance metric at or near the beginning of each annual performance period, with input from senior management. These performance goals are based on projected internal plan targets available to the Compensation Committee at that time. Performance metrics are further weighted based on the executive’s responsibility from a global, North American and European perspective. The Compensation Committee believed that these performance targets goals would be difficult to achieve, but could be achieved with significant effort on the part of its executives and that payment of the maximum amounts would occur only upon the achievement of results in excess of internal and general market expectations and our long-term strategic objectives.

In Fiscal 2010, cash bonuses for Mr. Kahn and Mr. Conroy were based on the following combined global and targeted weighted performance metrics: same store sales (36%), new store sales (8%), earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (36%), and free cash flow (20%). In Fiscal 2010, the cash bonus for Mr. Brodin was based on the following combined global and targeted weighted performance metrics: same store sales (31%), new store sales (8%), earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (31%), free cash flow (20%) and expense control (10%). For our European named executive officer, on a European division basis, we further weighted these performance factors and modified their corresponding performance goals.

The performance bonuses earned for Fiscal 2010 were based on the named executive officer meeting or exceeding the following numeric performance goals established by our Compensation Committee at or near the beginning of Fiscal 2010.

Fiscal 2010 Performance Goals

					Expense
					Control
	Same Store Sales	New Store	Adjusted		(% of
Bonus Level	(%)(1)	Sales(2)	EBITDA(3)	Free Cash Flow	Sales)
		($ in millions)	($ in millions)	($ in millions)

Threshold	2.00	24	245	176	59.1%
Target	4.20	25	261	192	58.4%
Maximum	6.40	26	277	208	57.8%

(1)	We include a store in the calculation of same store sales once it has been in operation 60 weeks after its initial opening.

(2)	New store sales include sales from stores open less than 60 weeks.

(3)	EBITDA represents income from continuing operations before provision (benefit) for income tax, interest income and expense and depreciation and amortization, as adjusted for certain non-recurring and non-cash expenses.

The following table indicates the threshold (minimum), target and maximum annual potential bonuses that our named executive officers were eligible to receive for Fiscal 2010, expressed as a dollar amount and as a percentage of the named executive officer’s Fiscal 2010 annual base salary, assuming that the numeric performance goals established by our Compensation Committee for each of the performance metrics applicable to the named executive officer at the threshold, target or maximum levels were achieved. The last column of the table reflects the actual performance bonus earned by the named executive officer for Fiscal 2010.

Fiscal Year 2010 Bonus Table

	Potential	Potential	Potential
Name	Threshold	Target	Maximum	Actual

Eugene S. Kahn	$500,000(50)%	$1,000,000(100)%	$1,500,000(150)%	$1,400,205
Chief Executive Officer
James G. Conroy	$332,500(50)%	$665,000(100)%	$997,500(150)%	$931,137
President
Kenneth Wilson	$309,773(50)%	$619,545(100)%	$929,318(150)%	$388,624
President of Claire’s Europe
J. Per Brodin	$147,000(30)%	$294,000(60)%	$441,000(90)%	$399,456
Executive Vice President and
Chief Financial Officer

Stock Option Awards.  On June 29, 2007, our board of directors and the stockholders of Parent adopted the Claire’s Inc. Amended and Restated Incentive Plan. In May 2011, the Compensation Committee approved certain amendments to the Plan (as amended, the “Incentive Plan”). At the same time, conforming amendments were made to outstanding stock options, including those held by the named executive officers. The Incentive Plan provides employees, directors or consultants who were previously employed by Parent or its affiliates who are in a position to contribute to the long-term success of these entities with shares of common stock or stock options to aid in attracting, retaining and motivating individuals of outstanding ability. The Incentive Plan provides for the grant of shares of common stock, incentive stock options, and non-qualified stock options. The aggregate number of shares currently reserved for issuance under the Incentive Plan is 8,200,000.

The Incentive Plan is administered by our Compensation Committee, which has the authority to determine who should be awarded options or shares, the number of shares to be granted or to be subject to an option, the exercise price or purchase price of such awards, and other applicable terms and conditions. Our Compensation Committee has delegated to our Chief Executive Officer the authority to grant options under the Incentive Plan to employees at certain non-senior levels that replace former non-senior employees and also seeks input from our Chief Executive Officer on option grants to employees, other than our Chief Executive Officer. Our board of directors or our Compensation Committee has the power and authority to construe and interpret the Incentive Plan, and their acts are final, conclusive, and binding on all parties.

Stock option grants granted under the Incentive Plan are divided between time options, performance options and stretch performance options. The stock options generally expire seven years after the date of grant. The time options become vested and exercisable in four equal installments based on the anniversary of the date of grant or the anniversary of a designated date, subject to acceleration in the event of a change in control (as defined in the option grant letter). The performance options provide that if on any “Measurement Date,” the “Value Per Share” equals or exceeds the “Target Stock Price,” then the performance options will vest and become exercisable. The stretch performance options provide that if on any “Measurement Date,” the “Value Per Share” equals or exceeds the “Stretch Stock Price,” then the stretch performance options will vest and become exercisable. Prior to an initial public offering, a Measurement Date is the end of a fiscal quarter beginning with or following the last day of the second quarter of our 2009 fiscal year. Prior to an initial public offering, Value Per Share is Parent’s “Net Equity Value” divided by the number of fully diluted shares. Net Equity Value is calculated as (1) 8.5 times Parent’s EBITDA for the four fiscal quarters ending on the Measurement Date, plus (2) the sum of all cash and cash equivalents and the aggregate exercise price of all outstanding options or warrants to purchase shares of Parent’s common stock as of the Measurement Date, less (3) the sum of Parent’s debt and capital leases as of the Measurement Date. Upon a defined liquidity event, Value Per Share is the price per share realized by Parent’s principal stockholders. The Target Stock Price means $10.00 compounded at an annual rate of 22.5% from May 29, 2007 to the Measurement Date, and the Stretch Stock Price means $10.00, compounded at an annual rate of 32% from May 29, 2007 to the Measurement Date. In addition, effective May 2011, the performance options and certain of the stretch performance options will also vest if prior to the end of Parent’s Fiscal 2012, an initial public offering is consummated at a price at least equal to a specified “target IPO price” (as defined in the Incentive Plan) and if during any four fiscal quarter period prior to or concurrent with the end of Parent’s Fiscal 2012 year certain EBITDA and leverage-based performance targets are achieved (the “2012 Vesting Events”).

Unless the term of a vested option would otherwise terminate earlier, all vested options generally terminate on the 91st day following an individual’s termination for any reason (other than death or disability, in which case such option will terminate on the 181st day following termination). The exercise price of options may be paid in the form of cash, a certified check, bank draft, or any other form of payment permitted by the board of directors or Compensation Committee of our board of directors. In addition, in certain circumstances, a grantee may exercise his or her options on a cashless basis by using shares (including shares to be delivered on option exercises) to pay the exercise price and withholding taxes.

Common stock issued under the Incentive Plan is subject to various restrictions. During the one-year period following the grantee’s termination of employment (or the date of exercise, if later), Parent or its principal stockholders may repurchase any or all of the shares purchased pursuant to an option. Such shares may be purchased for fair market value; however, the purchase price may be less depending upon the circumstances surrounding the grantee’s termination of employment. In addition, if Parent’s principal stockholders sell a majority of Parent, they may require a grantee to participate in the sale, or a grantee may require such principal stockholders to allow it to participate in the sale, in either case under the same terms and conditions as applicable to the principal stockholders. Shares acquired pursuant to an award generally may not otherwise be transferred until an initial public offering, and certain investors have voting proxy on all shares of common stock issued pursuant to the Incentive Plan.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, repurchase, exchange or issuance of shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the shares, our board of directors or Compensation Committee of our board of directors will make appropriate equitable adjustments in order to prevent dilution or enlargement of a grantee’s rights under the Incentive Plan. Such adjustments may be applicable to the number and kind of shares available for grant of awards; the number and kind of shares which may be delivered with respect to outstanding awards; and the exercise price. In addition, in recognition of any unusual or nonrecurring events, our board of directors or Compensation Committee of our board of directors may adjust any terms and conditions applicable to outstanding awards, which may include cancellation of outstanding options in exchange for the in-the-money value, if any, of the vested portion.

The board of directors or Compensation Committee of our board of directors may amend or terminate the Incentive Plan or any award issued thereunder; however, in general, no such amendment or termination may adversely affect the rights of a grantee.

Management Equity Investments.  Our board of directors awards certain management employees the opportunity to purchase or acquire Parent common stock at a price of $10.00 per share, the estimated fair market value of the Company’s common stock after the closing of the Merger. With each share received, the management employee is granted an option to purchase an additional share of Parent common stock at an exercise price of $10.00 per share. These options expire in seven years. There were no management equity investments by our current named executive officers in Fiscal 2010. In May 2011, an amended offer under substantially similar terms was made to management employees. This offer, which expired May 20, 2011, supersedes all previously pending offers. The terms of this offer included that the 2012 Vesting Events described above will apply (pro rata based on the number of new shares purchased) to a portion of the stretch performance options held by each offeree who holds such stretch performance options and who accepts the offer to subscribe for shares of the Parent. The 2012 vesting events apply to all of the stretch options granted to Mr. Kahn.

The shares of Parent common stock acquired by the current named executive officers are subject to restrictions on transfer, repurchase rights and other limitations.

Benefits Programs.  The current named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits helped ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Plans.  The Company maintains the Claire’s Stores, Inc. 401(k) Savings and Retirement Plan (the “401(k) Plan”) to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions, and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allowed eligible employees to elect to contribute from 1% to 50% of their eligible compensation to an investment trust on a pre-tax basis, up to the maximum dollar amounts permitted by law. Eligible compensation generally means all wages, salaries and fees for services. Prior to April 2009, matching contributions under the 401(k) Plan were 50% of the first 4% of eligible compensation that each eligible participant elected to be contributed to the 401(k) Plan on his or her behalf. The portion of an employee’s account under the 401(k) Plan that was attributable to matching contributions vested as follows: 20% after one year of service, 20% after two years of service, 20% after three years of service, 20% after four years of service and 20% after five years of service.

However, regardless of the number of years of service, an employee was fully vested in our matching contributions (and the earnings thereon) if the employee retired at age 65 or later, or terminated employment by reason of death or total and permanent disability. The 401(k) Plan was designed to provide for distributions in a lump sum or installments after termination of service. However, loans and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or a disability, were permitted. The amounts, if any, of our matching contributions under the 401(k) Plan for Fiscal 2010 for each of the current named executive officers is included in the All Other Compensation column of the Summary Compensation Table. Effective April 2009, we no longer provide matching contributions for any of our employees under our 401(k) plan.

Perquisites.  While we believe that perquisites should not be a major part of executive compensation, we recognize the need to provide our current named executive officers with certain perquisites that are reasonable and consistent with our overall compensation program. Accordingly, certain of our current named executive officers receive customary expense reimbursement, relocation benefits, life insurance and an automobile allowance.

Severance Pay and Benefits upon Termination of Employment under Certain Circumstances.  Our Compensation Committee believes the severance pay and benefits payable to the current named executive officers aid in the attraction and retention of these executives as a competitive practice and is balanced by the inclusion of restrictive covenants (such as non-compete provisions) to protect the value of the Company and Parent following a termination of an executive’s employment. In addition, the Company believes the provision of these contractual benefits will keep the executives focused on the operation and management of the business.

Eugene S. Kahn.  Pursuant to his employment agreement, Mr. Kahn is entitled to specified severance compensation in the event of a termination of employment by the Company without cause or by the executive officer for good reason. In either case, subject to execution of a release of claims, Mr. Kahn is entitled to continued payments of base salary for the remainder of the term, but for no less than two years if the termination occurs during the eighteen-month period following a change in control (as defined in the employment agreement). Mr. Kahn is also entitled to reimbursement for premiums for continued health benefits for the severance period. In addition, Mr. Kahn will be entitled to an annual bonus, prorated for the period of employment during the year, based on actual performance of the Company for the year of termination. Upon such a termination, a portion of all restricted stock, time options, and performance options with respect to which the performance goals have been achieved will vest pro-rata based on the portion of the option which would have vested on the next vesting date and the number of days of employment since the most recent vesting date, and Mr. Kahn will generally be entitled to exercise vested options for a 180 day period unless they would have otherwise expired earlier. The agreement prohibits Mr. Kahn from engaging in competitive and similar activities and from soliciting clients and customers for the remainder of the period during which the executive is receiving payments, but for no less than one year following his termination of employment, and his agreement provides for customary protection of confidential information and intellectual property.

Upon termination of employment because of death or disability, Mr. Kahn (or his estate) will be entitled to an annual performance bonus, prorated for the period of employment during the year, based on actual performance of the Company for the year of termination, and unvested shares of restricted stock become fully vested. Time options that are not exercisable as of the date of termination because of death or disability and performance options with respect to which performance goals have been achieved will vest, and options which are exercisable as of such date will generally remain exercisable for one year, in the case of Mr. Kahn, unless they would have otherwise expired earlier.

Upon any other termination, other than for cause, stock options that are not exercisable as of the date of termination will expire, and options which are exercisable as of such date will generally remain exercisable for a 90 day period, unless they would otherwise expire earlier.

James G. Conroy.  Pursuant to his employment agreement, as amended, Mr. Conroy is entitled to specified severance compensation in the event of a termination of employment by the Company without cause, non-renewal of the employment agreement or by the executive officer for good reason. In any case, subject to execution of a release of claims, Mr. Conroy is entitled to continued payments of base salary for a twelve month period following such date of termination, but if the termination occurs during the eighteen-month period following a change in control (as defined in the employment agreement), then the payment of base salary shall continue for the longer of the period until the end of the then remaining term or 12 months. Mr. Conroy is also entitled to reimbursement for premiums for continued health benefits for the length of the severance period. In addition, Mr. Conroy will be entitled to an annual bonus, prorated for the period of employment during the year, based on actual performance of the Company for the year of termination. Upon such a termination, Mr. Conroy will generally be entitled to exercise vested options for a 90 day period, unless they would have otherwise expired earlier. The agreement prohibits Mr. Conroy from engaging in competitive and similar activities and from soliciting clients and customers for the remainder of the period during which the executive is receiving payments, but for no less than one year following his termination of employment, and his agreement provides for customary protection of confidential information and intellectual property.

Upon termination of employment because of death or disability, Mr. Conroy (or his estate) will be entitled to an annual performance bonus, prorated for the period of employment during the year, based on actual performance of the Company for the year of termination. Time options that are not exercisable as of the date of termination because of death or disability and performance options with respect to which performance goals have been achieved will vest pro-rata based on the portion of the option which would have vested on the next vesting date and the number of days of employment since the most recent vesting date, and options which are exercisable as of such date will generally remain exercisable for 180 days, unless they would have otherwise expired earlier.

Upon any other termination, other than for cause, stock options that are not exercisable as of the date of termination will expire, and options which are exercisable as of such date will generally remain exercisable for a 90 day period, unless they would otherwise expire earlier.

Jay Friedman.  Pursuant to Mr. Friedman’s employment agreement, either Mr. Friedman or Company may provide the other with a notice of termination, giving the other party 12 months’ written notice. Once notice is received, regardless of by whom it is provided, pursuant to the above, the Company may, at its sole discretion, terminate Mr. Friedman’s employment with immediate effect by paying his base salary and the value of or continuation of benefits (excluding bonus) in lieu of all or the balance of any unexpired period of notice, at the Company’s choice. The right of the Company to make a payment of base salary and benefits (excluding bonus) in lieu of all or part of a notice period does not give rise to any right to receive such a payment or the right to receive any other payment or benefit thereunder. Alternatively, Company may terminate the agreement with immediate effect and without any payment if Mr. Friedman commits gross negligence or a number of other serious breaches of his obligations, as outlined in the agreement. The agreement prohibits Mr. Friedman from engaging in competitive and similar activities and from soliciting clients and customers for up to one year following his termination of employment, and his agreement provides for customary protection of confidential information and intellectual property.

Upon termination, however arising, Mr. Friedman shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing or equity scheme operated by the Company in which Mr. Friedman may participate, which rights and benefits shall at all times remain governed by the rules of the relevant plan(s), option agreement, and vesting schedule.

Kenneth Wilson.  Pursuant to Mr. Wilson’s employment agreement, either Mr. Wilson or Company may provide the other with a notice of termination, giving the other party 12 months’ written notice. Once notice is received, regardless of by whom it is provided, pursuant to the above, the Company may, at its sole discretion, terminate Mr. Wilson’s employment with immediate effect by paying his base salary and the value of or continuation of benefits (excluding bonus) in lieu of all or the balance of any unexpired period of notice, at the Company’s choice. The right of the Company to make a payment of base salary and benefits (excluding bonus) in lieu of all or part of a notice period does not give rise to any right to receive such a payment or the right to receive any other payment or benefit thereunder. Alternatively, Company may terminate the agreement with immediate effect and without any payment if Mr. Wilson commits gross negligence or a number of other serious breaches of his obligations, as outlined in the agreement. The agreement prohibits Mr. Wilson from engaging in competitive and similar activities and from soliciting clients and customers for up to one year following his termination of employment, and his agreement provides for customary protection of confidential information and intellectual property.

Upon termination, however arising, Mr. Wilson shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing or equity scheme operated by the Company in which Mr. Wilson may participate, which rights and benefits shall at all times remain governed by the rules of the relevant plan(s), option agreement, and vesting schedule.

J. Per Brodin.  Mr. Brodin is entitled to receive a severance payment equal to 12 months of his base salary, subject to reduction for amounts earned from other employment during the 12-month period, in the event his employment is terminated without cause. Mr. Brodin is subject to customary restrictive covenants, such as non-solicitation and non-disclosure covenants, for a period of 12 months following a termination of employment. Upon termination of employment, other than for cause, stock options that are not exercisable as of the date of termination will expire, and options which are exercisable as of such date will generally remain exercisable for a 90 day period, unless they would otherwise expire earlier.

Compensation Committee Interlocks and Insider Participation

Messrs. Copses, Manocha and Milken were the only members of the compensation committee during Fiscal 2010. No member of the compensation committee is now, or was during Fiscal 2010 or any time prior thereto, an officer or employee of the Company. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or our compensation committee.

Summary Compensation Table

The following table sets forth information concerning compensation awarded to, earned by or paid to our current named executive officers in Fiscal 2010, 2009, and 2008 for services rendered to us during that time.

							Non-Equity
Name and					Stock	Option	Incentive Plan	All Other
Principal	Fiscal	Salary	Bonus		Awards	Awards	Compensation	Compensation		Total
Position	Year	($)	($)(2)		($)	($)(1)	($)	($)(3)		($)

Eugene S. Kahn	2010	1,000,000	1,400,205	(2)	0	0	0	219,185	(3)	2,619,390
Chief Executive	2009	1,000,000	983,650	(2)	0	0	0	142,229		2,125,879
Officer	2008	1,000,000	0	(2)	0	0	0	132,289		1,132,289
James G. Conroy	2010	648,750	931,137	(2)	0	0	0	10,200	(4)	1,590,087
President	2009	600,000	590,190	(2)	0	346,250	0	15,356		1,551,796
	2008	598,846	225,000	(5)	0	0		77,483		901,329
Jay Friedman(6)	2010	34,615	150,000	(7)	0	1,030,317	0	850	(4)	1,215,782
President
North America
Kenny Wilson(8)	2010	577,613	388,621	(2)	0	0	0	40,275	(9)	1,006,510
President Europe	2009	575,108	769,993	(10)	0	972,800	0	165,156		2,483,057
J. Per Brodin	2010	477,500	399,456	(2)	0	0	0	219,332	(11)	1,096,288
Executive Vice	2009	440,000	302,714	(2)	0	0	0	6,600		749,314
President and	2008	431,538	0	(2)	0	502,200	0	6,600		940,338
Chief Financial Officer

(1)	This column reflects the amounts recognized for financial statement reporting purposes for the portion of the fair value of option awards to purchase Parent common stock in accordance with ASC Topic 718, — Stock Compensation (formerly, Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment). For a description of the assumptions used in calculating the fair value of option awards under ASC Topic 718, Compensation-Stock Compensation, see Note 9-Stock Options and Stock-Based Compensation of the Notes to our Consolidated Financial Statements included elsewhere in this prospectus. The amounts in this column reflect the accounting expense to the Company in connection with such option awards and do not reflect the amount of compensation actually received by the named executive officer during the respective fiscal year.

(2)	Represents bonus paid in accordance with the annual numeric performance goals established by our Compensation Committee. See Components of Executive Compensation, Bonus.

(3)	Includes (i) $198,330 for reimbursement of living expenses pursuant to Mr. Kahn’s employment agreement, grossed up for income tax purposes, (ii) $10,200 for automobile allowance, and (iii) $10,655 for life insurance reimbursement.

(4)	Represents automobile allowance.

(5)	Represents one-time minimum guaranteed incentive bonus pursuant to Mr. Conroy’s employment agreement.

(6)	Mr. Friedman became an executive officer on January 3, 2011 and the information included in the table reflects his compensation from that date until our fiscal year end.

(7)	Represents one-time sign on bonus paid to Mr. Friedman pursuant to the terms of his employment agreement.

(8)	Represents amounts in British pounds converted to U.S. dollars at applicable average exchange rates.

(9)	Includes (i) automobile allowance of $26,158, and (ii) medical insurance expenses of $14,118.

(10)	Includes (i) one-time sign-on bonus of $219,139 pursuant to Mr. Wilson’s employment agreement.

(11)	Includes (i) relocation expenses of $212,732 and (ii) $6,600 for automobile allowance.

Employment Arrangements with our Executive Officers

Eugene S. Kahn

On April 19, 2007, in connection with the Merger, Parent entered into an employment agreement with our Chief Executive Officer, Eugene S. Kahn, containing the following terms: a base salary of $1,000,000; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target (however, for Fiscal 2007, Mr. Kahn received a minimum bonus of 100% of base salary, prorated based upon the number of days during Fiscal 2007 following the closing of the Merger), a time option to purchase 477,440 shares of common stock of Parent at an exercise price of $10.00 per share; a target performance option to purchase 477,440 shares of common stock of Parent at an exercise price of $10.00 per share; a stretch performance option to purchase 298,400 shares of common stock of Parent at an exercise price of $10.00 per share; a grant of 75,000 shares of common stock of Parent that vest in four equal annual installments on May 29, 2008, 2009, 2010 and 2011, subject to acceleration in the event of a change in control (as defined in the employment agreement), and a loan from Parent to facilitate Mr. Kahn’s payment of taxes triggered by such grant of common stock that may be forgivable in whole or in part under certain circumstances. In addition, Mr. Kahn purchased 100,000 shares of common stock of Parent at a purchase price of $10.00 per share, and in return for such investment received an option to purchase an additional 100,000 fully-vested shares of common stock of Parent at an exercise price of $10.00 per share. Mr. Kahn is entitled to expense reimbursement and other customary employee benefits, as well as relocation and temporary housing expenses. Mr. Kahn has agreed not to engage in competitive and similar activities or solicit customers or clients until the later of one year following his termination of employment or the end of the period during which he is entitled to severance pay, and his agreement provides for customary protection of confidential information and intellectual property. The agreement sets forth a three-year term (terminating on May 29, 2010) and automatic renewal for successive one-year periods unless either Mr. Kahn or Parent provides notice of non-renewal.

Pursuant to his employment agreement, as described above, Mr. Kahn is entitled to specified severance compensation in the event of a termination of employment by the Company without cause or by Mr. Kahn for good reason.

James G. Conroy

On December 13, 2007, we entered into an employment agreement with our Executive Vice President, James Conroy, containing the following terms: a base salary of $585,000; a bonus opportunity of 75% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; a time option to purchase 175,000 shares of common stock of Parent at an exercise price of $10.00 per share; a target performance option to purchase 175,000 shares of common stock of Parent at an exercise price of $10.00 per share; and a stretch performance option to purchase 87,500 shares of common stock of Parent at an exercise price of $10.00 per share. In addition, Mr. Conroy has the opportunity to purchase up to an additional 30,000 shares of common stock of Parent at a purchase price of $10.00 per share, and in return for such investment will receive an option to purchase an equal number of fully-vested shares of common stock of Parent at an exercise price of $10.00 per share. Mr. Conroy is entitled to expense reimbursement and other customary employee benefits, as well as relocation, including a $150,000 relocation bonus, and temporary housing expenses. Mr. Conroy is also entitled to receive a guaranteed minimum annual bonus for Fiscal 2008 of $225,000. Mr. Conroy has agreed not to engage in competitive and similar activities or solicit customers or clients until the later of one year following his termination of employment or the end of the period during which he is entitled to severance pay, and his agreement provides for customary protection of confidential information and intellectual property. In March 2008, Mr. Conroy’s annual base salary was increased to $600,000. In April 2009, Mr. Conroy was promoted to President. Mr. Conroy’s Employment Agreement was amended in connection with such promotion, comprised of the following: (i) extension of the expiration of the initial two-year term of the Employment Agreement from February 28, 2010, to April 30, 2011, (ii) an increase from 75% to 100% for the bonus potential that can be earned under the Company’s Annual Incentive Plan for “target” bonus, (iii) an additional grant of options to purchase an aggregate of 125,000 shares of common stock of the parent of the Company at an exercise price of $10 per share, consisting of 50,000 time-vested options, 50,000 performance-vested options and 25,000 stretch-performance options, and (iv) eligibility to purchase up to an additional 20,000 shares of common stock of the parent of the Company at $10 per share, and to receive a matching option at an exercise price of $10 per share for each share of stock purchased. On May 25, 2010, Mr. Conroy’s employment agreement was further amended to provide for an annual base salary of $665,000, effective May 1, 2010, on the basis of his previous promotion to President in April 2009 and his Fiscal 2010 merit increase. The agreement provides for automatic renewals for successive one-year periods unless either Mr. Conroy or Parent provides notice of non-renewal.

Pursuant to his Employment Agreement, as described above, Mr. Conroy is entitled to specified severance compensation in the event of a termination of employment by the Company without cause or by Mr. Conroy for good reason.

Jay Friedman

Effective January 3, 2011, we entered into an employment agreement with our President of North America, Jay Friedman, containing the following terms: a base salary of $600,000; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; a time option to purchase 80,000 shares of common stock of Parent at an exercise price of $10.00 per share; and a target performance option to purchase 80,000 shares of common stock of Parent at an exercise price of $10.00 per share. In addition, Mr. Friedman has the opportunity to purchase up to an additional 30,000 shares of common stock of Parent at a purchase price of $10.00 per share, and in return for such investment will receive an option to purchase an equal number of fully-vested shares of common stock of Parent at an exercise price of $10.00 per share. Mr. Friedman is entitled to expense reimbursement and other customary employee benefits, as well as relocation, including a relocation allowance of $100,000, reimbursement up to $15,000 for professional fees incurred by executive in connection with negotiation and documentation of the agreement, and temporary housing expenses. Mr. Friedman is also entitled to receive a guaranteed minimum annual bonus for Fiscal 2011 of $300,000. Mr. Friedman was also entitled to receive a sign-on bonus of $150,000, which was paid to him in January 2011. Mr. Friedman has agreed not to engage in competitive and similar activities or solicit customers or clients until the later of one year following his termination of employment or the end of the period during which he is entitled to severance pay, and his agreement provides for customary protection of confidential information and intellectual property. The agreement sets forth a two-year term (terminating on February 2, 2013) and automatic renewal for successive one-year periods unless either Mr. Friedman or the Company provides notice of non-renewal.

Kenneth Wilson

Effective January 18, 2009, we entered into an employment agreement with our President of Europe, Kenneth Wilson, containing the following terms: a base salary of £365,000; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; a time option to purchase 160,000 shares of common stock of Parent at an exercise price of $10.00 per share; a target performance option to purchase 160,000 shares of common stock of Parent at an exercise price of $10.00 per share; and a stretch performance option to purchase 80,000 shares of common stock of Parent at an exercise price of $10.00 per share. In addition, Mr. Wilson has the opportunity to purchase up to an additional 30,000 shares of common stock of Parent at a purchase price of $10.00 per share, and in return for such investment will receive an option to purchase an equal number of fully-vested shares of common stock of Parent at an exercise price of $10.00 per share. Mr. Wilson is entitled to expense reimbursement and other customary employee benefits, as well as relocation, and temporary housing expenses. Mr. Wilson is also entitled to receive a guaranteed minimum annual bonus for Fiscal 2009 of £365,000. Mr. Wilson was also entitled to receive a conditional sign-on bonus of up to £200,000 of which £152,000 was paid to him in February 2009, upon satisfaction of the conditions agreed to by the Company. Mr. Wilson has agreed not to engage in competitive and similar activities or solicit customers or clients until the later of one year following his termination of employment or the end of the period during which he is entitled to severance pay, and his agreement provides for customary protection of confidential information and intellectual property.

J. Per Brodin

On February 11, 2008, Mr. Brodin was appointed to serve as the Company’s Senior Vice President and Chief Financial Officer. Mr. Brodin receives an annual base salary of $440,000 and an annual target bonus of 60% of his base salary. The actual amount of the bonus, which will range from 30% to 90% of Mr. Brodin’s base salary, will depend upon the achievement of certain annual performance objectives. At the time of his employment with the Company, Mr. Brodin also received a time option to purchase 60,000 shares of common stock of Parent at an exercise price of $10.00 per share and a target performance option to purchase 60,000 shares of common stock of Parent at an exercise price of $10.00 per share. In May 2011, as a result of his previous promotion to Executive Vice President, Mr. Brodin received a stretch performance option to purchase 25,000 shares of common stock of Parent at an exercise price of $10.00 per share. In addition, Mr. Brodin has the opportunity to purchase up to an additional 25,000 shares of common stock of Parent at a purchase price of $10.00 per share, and in return for such investment will receive an option to purchase an equal number of shares of common stock of Parent at an exercise price of $10.00 per share. This matching option will vest in two equal annual installments, 12 months and 24 months respectively, after the date of issue. Mr. Brodin is entitled to expense reimbursement and other customary employee benefits, as well as relocation and temporary housing expenses. Mr. Brodin is also entitled to receive a severance payment equal to 12 months of his base salary, subject to reduction for amounts earned from other employment during the 12-month period, in the event his employment is terminated without cause. Mr. Brodin is subject to customary restrictive covenants, such as non-competition, non-solicitation and non-disclosure covenants, for a period of 12 months following the termination of his employment. On May 25, 2010, Mr. Brodin was promoted to the position of Executive Vice President and Chief Financial Officer. In connection with such promotion, Mr. Brodin’s annual base salary was increased to $490,000, effective May 1, 2010, on the basis of his promotion, his added responsibility over our global Information Technology function and his Fiscal 2010 merit increase.

Grants of Plan-Based Awards in Fiscal 2010

Option grants to our named executive officers in Fiscal 2010 are set forth below:

All Other
Option
			Estimated Payouts		Awards:		Grant Date
			Under Equity		Number of	Exercise or	Fair Value
			Incentive		Securities	Base Price	of Stock and
			Plan Awards		Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Options	Awards	Awards
Names	Date	(#)	(#)	(#)	(#)(2)	($/Sh)	($)(1)

Jay Friedman
Time Options	1/3/11	—	160,000	—	—	10.00	583,117
Performance Options	1/3/11	—	160,000	—	160,000	10.00	447,200

(1)	This column reflects the grant date fair value of equity awards in accordance with ASC Topic 718, Compensation — Stock Compensation. For a description of the assumptions used in calculating the fair value of option awards under ASC Topic 718, Compensation - Stock Compensation, see Note 9 Stock Options and Stock-Based Compensation of the Notes to our audited consolidated financial statements included elsewhere in this prospectus.

(2)	This column shows the number of options to purchase Parent common stock with performance-based vesting requirements granted to the named executive officer in Fiscal 2011, which is also reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of this table.

Outstanding Equity Awards at End of Fiscal 2010

The following table provides information about the number of outstanding equity awards held by our current named executive officers and certain former named executive officers at January 29, 2011.

Outstanding Equity Awards at January 29, 2011

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised	Option		Units of Stock	Units of Stock
	Options	Options	Exercise	Option	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Not Vested
Name	(#)	(#)	($)	Date	(#)	($)

Eugene S. Kahn
Restricted Shares					18,750	187,500 (1)
Time Options(2)	358,080	119,360	10.00	5/29/2014
Performance Options(3)		477,440	10.00	5/29/2014
Stretch Options(3)		298,400	10.00	5/29/2014
Management Investment Options(4)	100,000		10.00	5/29/2014
James G. Conroy
Time Options(2)	143,750	81,250	10.00	(5)
Performance Options(3)		225,000	10.00	(6)
Stretch Options(3)		112,500	10.00	(7)
Jay Friedman
Time Options(2)		160,000	10.00	1/3/2018
Performance Options(3)		160,000	10.00	1/3/2018
Kenneth Wilson
Time Options(2)	80,000	80,000	10.00	1/18/2016
Performance Options(3)		160,000	10.00	1/18/2016
Stretch Options(3)		80,000	10.00	1/18/2016
J. Per Brodin
Time Options(2)	30,000	30,000	10.00	2/11/2015
Performance Options(3)		60,000	10.00	2/11/2015

(1)	Valued at $10.00 per share.

(2)	The time option becomes vested and exercisable in four equal annual installments on May 29, 2008, 2009, 2010 and 2011, subject to acceleration in the event of a change in control.

(3)	The target performance option generally provides that if on any “Measurement Date,” the “Value Per Share” equals or exceeds the “Target Stock Price,” then the target performance option will vest. The stretch performance option generally provides that if on any “Measurement Date,” the “Value Per Share” equals or exceeds the “Stretch Stock Price,” then the stretch performance option will vest and become exercisable. Prior to an initial public offering, a Measurement Date is the end of a fiscal quarter beginning with or following the last day of the second quarter of our fiscal year ending in 2010. Prior to an initial public offering, Value Per Share is Parent’s “Net Equity Value” divided by the number of fully diluted shares. Net Equity Value is calculated as the (1) 8.5 times Parent’s EBITDA for the four fiscal quarters ending on the Measurement Date, plus (2) the sum of all cash and cash equivalents and the aggregate exercise price of all outstanding options or warrants to purchase shares of Parent’s common stock as of the Measurement Date, less (3) Parent’s debt as of the Measurement Date. Upon a defined liquidity event, Value Per Share is the price per share realized by the Parent’s principal stockholders. The Target Stock

Price means $10.00 compounded at an annual rate of 22.5% from May 29, 2007 to the Measurement Date, and the Stretch Stock Price means $10.00, compounded at an annual rate of 32% from May 29, 2007 to the Measurement Date. In May 2011, subsequent to the end of Fiscal 2010, the terms of the outstanding target performance options and certain of the outstanding stretch performance options were amended to include an additional vesting criteria applicable through the end of the Company’s Fiscal 2012. See “— Compensation Discussion and Analysis — Components of Executive Compensation — Stock Option Awards.”

(4)	The management investment options are fully-vested.

(5)	Unexercisable time options include: (i) 43,750 options expiring 12/13/2014, and (ii) 37,500 options expiring 4/16/2016.

(6)	Unexercisable performance options include: (i) 175,000 options expiring 12/13/2014, and (ii) 50,000 options expiring 4/16/2016.

(7)	Unexercisable stretch options include: (i) 87,500 options expiring 12/13/2014, and (ii) 25,000 options expiring 4/16/2016.

Option Exercises and Stock Vested in Fiscal 2010

None of our named executive officers exercised any options during Fiscal 2010. The following table sets forth information with respect to restricted stock held by our named executive officers that vested during Fiscal 2010.

Stock Awards
Value
	Number of Shares	Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)

Eugene S. Kahn	18,750	187,500 (1)

(1)	Valued at $10.00 per share.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change-In-Control

See “— Compensation Discussion and Analysis — Employment Arrangements with our Executive Officers” for a description of the potential payments to our named executive officers upon termination or change-in-control.

Compensation of Directors

Non-employee directors receive an annual retainer of $50,000, plus $2,000 for each board meeting and committee meeting they attend ($1,000 if participating in any board meeting telephonically) and are reimbursed for out-of-pocket expenses incurred in connection with their duties as directors. Fees paid to Peter Copses and Lance Milken for their services as directors are paid to Apollo Management, and fees paid to Rohit Manocha for his services as a director are paid to Tri-Artisan.

The total compensation of our non-employee directors earned for Fiscal 2010 is shown in the following table.

Fees Earned or
Paid in Cash(1)
Name	($)

Peter P. Copses(2)	67,000
Robert J. DiNicola	58,000
George G. Golleher	58,000
Rohit Manocha(3)	67,000
Ron Marshall	61,000
Lance A. Milken(2)	67,000

(1)	Includes annual retainer fees and committee fees.

(2)	Fees paid to Apollo Management.

(3)	Fees paid to Tri-Artisan Capital.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s parent, Claire’s Inc., owns all of the Company’s issued and outstanding capital stock.

The table below sets forth certain information regarding the beneficial ownership of the common stock of Claire’s Inc. with respect to each entity or person that is a beneficial owner of more than 5% of its outstanding common stock and beneficial ownership of its common stock by each director and named executive officer and all directors and officers as a group, at April 30, 2011:

	Number of
Name of Beneficial Owner(1)	Shares		Percentage(2)(2)

Apollo Management VI, L.P.	59,467,500	(3)	98.1
Peter P. Copses(3)(4)	—		—
Lance A. Milken(3)(4)	—		—
Robert J. DiNicola(5)	120,000	(6)	*
George G. Golleher(5)	120,000	(6)	*
Rohit Manocha (3)(5)	20,000	(7)	*
Ron Marshall(5)	20,000	(7)	*
Eugene S. Kahn(5)	752,440	(8)	1.2
James G. Conroy	156,250	(9)	*
Kenneth Wilson	80,000	(10)	*
J. Per Brodin	45,000	(11)	*
All officers and directors as a group (10 persons)	1,313,690		2.2

*	Less than 1% of the outstanding shares.

(1)	The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not deemed outstanding for purposes of computing the percentage of any other person.

(2)	These percentages are calculated on the basis of 60,592,500 outstanding shares of Claire’s Inc.’s common stock.

(3)	Represents all equity interests of Claire’s Inc. held of record by Apollo Investment Fund VI, L.P. (“AIF VI”), and Apollo Claire’s Investors A LLC, Apollo Claire’s Investors B LLC and Apollo Claire’s Investors C LLC (collectively, “Apollo Claire’s”). Apollo Management VI, L.P. (“Management VI”) is the manager of AIF VI and Apollo Claire’s. AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI LLC. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“AMH”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“AMH GP”) is the general partner of AMH. Each of AIF VI, Apollo Claire’s, Management VI, AIF VI LLC, Apollo Management, Management GP, AMH, and AMH GP (collectively, the “Apollo Entities”) disclaim beneficial ownership of all shares of Claire’s Inc. common stock held of record or beneficially owned by any of the Apollo Entities, except to the extent of any pecuniary interest therein. The address of AIF VI and Apollo Claire’s is c/o Apollo Management, One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Management VI, AIF VI LLC, Apollo Management, Management GP, AHM and AMH GP is c/o Apollo Management, L.P., 9 West 57th St., New York, New York 10019. Leon Black, Joshua Harris and Marc Rowan are the managers and executive officers of AMH GP and as such effectively have the power to exercise voting and investment control with respect to the shares of our common stock held of record or beneficially owned by any of the Apollo Entities. Each of Messrs. Black, Harris and Rowan disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of Messrs. Black, Harris and Rowan is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019. Each of Messers. Copses, and Milken, who are partners or principals of Apollo, disclaim beneficial ownership of any shares of Claire’s Inc. that may be deemed beneficially owned by the Apollo Entities.

(4)	The address for Messrs. Copses and Milken is c/o Apollo Management, L.P., 9 West 57th Street New York, New York 10019.

(5)	The address for each of Messrs. DiNicola, Golleher, Kahn, Manocha, Marshall, Conroy, Wilson and Brodin is c/o Claire’s Inc., 2400 W. Central Road, Hoffman Estates, IL 60192.

(6)	Includes fully-vested options to purchase 70,000 shares of common stock.

(7)	Includes a fully-vested option to purchase 20,000 shares of common stock held by Tri-Artisan, an entity affiliated with Mr. Manocha.

(8)	Includes (i) 100,000 owned shares, (ii) 75,000 restricted shares of common stock, of which 18,780 shares remain subject to forfeiture pursuant to the terms of the grant, (iii) a fully-vested option to purchase 100,000 shares of common stock, and (iv) a fully-vested time-vested option to purchase 477,440 shares.

(9)	Includes fully-vested option to purchase 156,250 shares.

(10)	Includes fully-vested option to purchase 80,000 shares.

(11)	Includes fully-vested option to purchase 45,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Fee

Upon consummation of the Merger, the Company entered into a management services agreement with Apollo Management and Tri-Artisan Capital Partners, LLC, or Tri-Artisan, a member of one of Apollo Management’s co-investment vehicles. Under this management services agreement, Apollo Management and Tri-Artisan agreed to provide us certain investment banking, management, consulting, and financial planning services on an ongoing basis for a fee of $3.0 million per year. Apollo Management receives $2,615,449 of this annual fee and Tri-Artisan receives $384,551. Rohit Manocha, one of our directors, is a co-founding Partner of Tri-Artisan. Under this management services agreement, Apollo Management also agreed to provide us with certain financial advisory and investment banking services from time to time in connection with major financial transactions that may be undertaken by us or our subsidiaries in exchange for fees customary for such services after taking into account expertise and relationships within the business and financial community of Apollo Management. Under this management services agreement, we also agreed to provide customary indemnification.

Stockholders Agreement

Parent and Apollo Management have entered into a stockholders agreement that sets forth applicable provisions relating to the management and ownership of Parent and its subsidiaries, including the right of Tri-Artisan (a member of Apollo Management’s co-investment vehicles) to appoint one of the members of Claire’s board of directors and the right of Apollo Management to appoint the remaining members of Claire’s board of directors. In addition, the stockholders agreement contains customary information rights, drag along rights, tag along rights, preemptive rights, registration rights and restrictions on the transfer of Claire’s common stock.

Retail Design Fees

We paid store planning and retail design fees to a company owned by the brother-in-law of James Conroy, the President of Claire’s. For the three months ended April 30, 2011, Fiscal 2010 and Fiscal 2009, we paid fees of approximately $0.5 million, $1.2 million and $0.9 million, respectively. The arrangement was entered into during Fiscal 2008 and the fees paid during that period were not significant. This transaction was approved by our audit committee.

Senior Secured Second Lien Note Offering

In March 2011, we issued and sold $450.0 million of the old notes in a private offering. Morgan Joseph TriArtisan LLC was one of the initial purchasers of the old notes. An affiliate of Apollo Management has a non-controlling interest in Morgan Joseph TriArtisan LLC and its affiliates. Additionally, Rohit Manocha, one of our directors, is co-President of Morgan Joseph TriArtisan Group Inc., an affiliate of Morgan Joseph TriArtisan LLC. In the notes offering, Morgan Joseph TriArtisan LLC received a customary initial purchaser’s discount of $0.3 million, or 2.0% of the aggregate principal amount of notes for which Morgan Joseph TriArtisan LLC was the initial purchaser.

Policies and Procedures for Review of Related Party Transactions

Pursuant to its written charter, our audit committee must review and approve all material related-party transactions, which include any related party transactions that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. In determining whether to approve a related party transaction, our audit committee will consider a number of factors, including whether the related party transaction is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties.

Director Independence

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. However, if we were a listed issuer whose securities were traded on the New York Stock Exchange and subject to such requirements, we would be entitled to rely on the controlled company exception contained in the NYSE Listing Manual, Section 303A.00 for the exception from the independence requirements related to the majority of our Board of Directors and for the independence requirements related to our Compensation Committee. Pursuant to NYSE Listing Manual, Section 303A.00, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is exempt from the requirements that its board of directors consist of a majority of independent directors and that the compensation committee (and, if applicable, the nominating committee) of such company be comprised solely of independent directors. At April 30, 2011, Apollo Management VI, L.P. beneficially owned 98.1% of the voting power of the Company which would qualify the Company as a controlled company eligible for exemption under the rule.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Short-term Debt

On January 24, 2011, we entered into a Euro (“€”) denominated loan (the “Euro loan”) in the amount of €42.4 million that is due on January 24, 2012. The Euro loan bears interest at the three month Euro Interbank Offered Rate (“EURIBOR”) rate plus 8.00% per year and is payable quarterly. As of April 30, 2011, there was €42.4 million, or the equivalent of $62.8 million, outstanding under the Euro loan. We intend to use the net proceeds of the borrowings for general corporate purposes.

The obligations under the Euro loan are secured by a cash deposit in the amount of €15.0 million, or the equivalent of $22.2 million at April 30, 2011, and a perfected first lien security interest in all of the issued and outstanding equity interest of one of our international subsidiaries, Claire’s Holdings S.a.r.l. The cash deposit is classified as “Cash and cash equivalents and restricted cash” in our consolidated balance sheet.

Credit Facility

Our Credit Facility provides senior secured financing of up to $1.65 billion, consisting of a $1.45 billion senior secured term loan facility and a $200.0 million senior secured revolving credit facility. On May 29, 2007, upon closing of the Transactions, we borrowed $1.45 billion under our senior secured term loan facility and were issued a $4.5 million letter of credit. The letter of credit was subsequently increased to $6.0 million. As of April 30, 2011, we were in compliance with the covenants in our Credit Facility.

Borrowings under our Credit Facility bear interest at a rate equal to, at our option, either (a) an alternate base rate determined by reference to the higher of (1) prime rate in effect on such day and (2) the federal funds effective rate plus 0.50% or (b) a LIBOR rate, with respect to any Eurodollar borrowing, determined by reference to the costs of funds for U.S. dollar deposits in the London Interbank Market for the interest period relevant to such borrowing, adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under our Credit Facility is 1.75% per annum with respect to the alternate base rate borrowing and 2.75% per annum in the case of any LIBOR borrowings. The applicable margin for our revolving credit loans under our Credit Facility will be subject to one or more stepdowns, in each case based upon the ratio of our net senior secured debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period of four consecutive fiscal quarters most recently ended as of such date (the “Total Net Secured Leverage Ratio”).

On July 28, 2010, we entered into an interest rate swap agreement (the “Swap”) to manage exposure to fluctuations in interest rate changes related to the senior secured term loan facility. The Swap has been designated and accounted for as a cash flow hedge and expires on July 30, 2013. The Swap represents a contract to exchange floating rate for fixed interest payments periodically over the life of the Swap without exchange of the underlying notional amount. The Swap covers an aggregate notional amount of $200.0 million of the outstanding principal balance of the senior secured term loan facility and has a fixed rate of 1.2235%. The interest rate Swap results in us paying a fixed rate plus the applicable margin then in effect for LIBOR borrowings resulting in an interest rate of 3.97% at April 30, 2011, on a notional amount of $200.0 million of the senior secured term loan.

We entered into three interest rate swap agreements in July 2007 (the “2007 Swaps”) to manage exposure to interest rate changes related to the senior secured term loan facility. The 2007 Swaps were designated and accounted for as cash flow hedges. Those 2007 Swaps expired on June 30, 2010. The 2007 Swaps covered an aggregate notional amount of $435.0 million of the outstanding principal balance of the senior secured term loan facility. The fixed rates of the 2007 Swaps ranged from 4.96% to 5.25%.

In addition to paying interest on outstanding principal under our Credit Facility, we are required to pay a commitment fee, initially 0.50% per annum, in respect of the revolving credit commitments thereunder. The commitment fee will be subject to one stepdown, based upon our Total Net Secured Leverage Ratio. We must also pay customary letter of credit fees and agency fees. Any principal amount outstanding of the loans under our senior secured revolving credit facility, plus interest accrued and unpaid thereon, will be due and payable in full at maturity on May 29, 2013.

All obligations under our Credit Facility are unconditionally guaranteed by (i) Claire’s Inc., our parent, prior to an initial public offering of Claire’s Stores, Inc. stock, and (ii) certain of our existing and future wholly-owned domestic subsidiaries, subject to certain exceptions.

All obligations under our Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by (i) all of Claire’s Stores, Inc. capital stock, prior to an initial public offering of Claire’s Stores, Inc. stock, and (ii) substantially all of our material owned assets and the material owned assets of subsidiary guarantors, including:

•	a perfected pledge of all the equity interests held by us or any subsidiary guarantor, which pledge, in the case of any foreign subsidiary, is limited to 100% of the non-voting equity interests and 65% of the voting equity interests of such foreign subsidiary held directly by us and the subsidiary guarantors; and

•	perfected security interests in, and mortgages on, substantially all material tangible and intangible assets owned by us and each subsidiary guarantor, subject to certain exceptions.

Our Credit Facility contains customary provisions relating to mandatory prepayments, voluntary payments, affirmative and negative covenants, and events of default; however, it does not contain any covenants that require the Company to maintain any particular financial ratio or other measure of financial performance.

Although we did not need to do so, during the quarter ended November 1, 2008, we drew down the remaining $194.0 million available under our Revolving Credit Facility (“Revolver”). An affiliate of Lehman Brothers is a member of the facility syndicate, and so immediately after Lehman Brothers filed for bankruptcy, in order to preserve the availability of the commitment, we drew down the full available amount under the Revolver. We received the entire $194.0 million, including the remaining portion of Lehman Brothers affiliate’s commitment of $33 million. Subsequent to January 29, 2011, we paid down the entire $194.0 million of the Revolver (without terminating the commitment) and $244.9 million of indebtedness under the senior secured term loan with the net proceeds from the offering of the old notes. As a result of our prepayment under the senior secured term loan facility, we are no longer required to make any quarterly payments and have a final payment of $1,154 million due May 29, 2014.

Senior Notes and Senior Subordinated Notes

In connection with the Transactions, we also issued a series of notes.

Our senior notes were issued in two series: (1) $250.0 million of 9.25% senior notes due 2015; and (2) $350.0 million of 9.625%/10.375% senior toggle notes due 2015. The $250.0 million senior notes are unsecured obligations, mature on June 1, 2015 and bear interest at a rate of 9.25% per annum. The $350.0 million senior toggle notes are senior obligations and will mature on June 1, 2015. For any interest period through June 1, 2011, we may, at our option, elect to pay interest on the senior toggle notes (i) entirely in cash, (ii) entirely by increasing the principal amount of the outstanding senior toggle notes or by issuing payment in kind (PIK) Notes, or (iii) 50% as cash interest and 50% as PIK interest. After June 1, 2011, we will make all interest payments on the senior toggle notes in cash. Cash interest on the senior toggle notes will accrue at the rate of 9.625% per annum and be payable in cash. PIK interest on the senior toggle notes will accrue at the cash interest rate per annum plus 0.75% and be payable by issuing PIK notes. When we make a PIK interest election, our debt increases by the amount of such interest and we issue PIK notes on the scheduled semi-annual payment dates.

We also issued 10.50% senior subordinated notes due 2017 in an initial aggregate principal amount of $335.0 million. The senior subordinated notes are senior subordinated obligations, will mature on June 1, 2017 and bear interest at a rate of 10.50% per annum.

Interest on the notes is payable semi-annually to holders of record at the close of business on May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 2007. The notes are also subject to certain redemption and repurchase rights as described in Note 5 — Debt in the Notes to our audited consolidated financial statements.

European Credit Facilities

Our non-U.S. subsidiaries have bank credit facilities totaling $2.8 million. These facilities are used for working capital requirements, letters of credit and various guarantees. These credit facilities have been arranged in accordance with customary lending practices in their respective countries of operation. At April 30, 2011, the entire amount of $2.8 million was available for borrowing by us, subject to a reduction of $2.7 million for outstanding bank guarantees.

DESCRIPTION OF EXCHANGE NOTES

We issued the old notes, and will issue the exchange notes, under an indenture, dated as of March 4, 2011 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the notes include the old notes and the exchange notes. The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the notes include the old notes and the exchange notes.

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the terms “Issuer,” “we,” “us” and “our” refer only to Claire’s Stores, Inc. and not to any of its subsidiaries.

Terms of the Exchange Notes

The notes will be senior obligations of the Issuer and will have the benefit of the second-priority security interest (subject to Permitted Liens) in the Collateral described under ‘‘— Security” and will mature on March 15, 2019. Each note will bear interest at a rate per annum shown on the front of this prospectus from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semi-annually to holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing September 15, 2011.

Optional Redemption

On or after March 15, 2015, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price

2015	104.438%
2016	102.219%
2017 and thereafter	100.000%

In addition, prior to March 15, 2015, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, on or prior to March 15, 2014, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 108.875%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

In the case of any partial redemption, selection of notes for redemption will be made by the Trustee on a pro rata basis or by lot, or by such other method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes (other than as described under the caption “— Escrow of Proceeds; Special Mandatory Redemption.”) However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the captions “— Change of Control” and “— Certain Covenants — Asset Sales.” We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

The Indebtedness evidenced by the notes will be senior Indebtedness of the Issuer, will be equal in right of payment to all existing and future Pari Passu Indebtedness, and be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and will have the benefit of the security interest in the Collateral described below under “— Security.” Pursuant to the Security Documents and the Intercreditor Agreement, the security interest in the Collateral securing the notes will be second in priority (subject to Permitted Liens and to exceptions described under “— Security”) to all security interests at any time granted to secure First-Priority Lien Obligations.

The Indebtedness evidenced by the Guarantees will be senior Indebtedness of the applicable Guarantor, will be equal in right of payment to all existing and future Pari Passu Indebtedness of such Guarantor and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor and will have the benefit of the security interest in the Collateral described below under “— Security.” Pursuant to the Security Documents and the Intercreditor Agreement, the security interest in the Collateral securing the Guarantees will be second in priority (subject to Permitted Liens and to exceptions described under “— Security”) to all security interests at any time granted to secure First-Priority Lien Obligations.

At April 30, 2011, on a pro forma basis after giving effect to the offering and the application of the net proceeds,

(1) the Issuer and its Subsidiaries would have had $1,684.4 million of Secured Indebtedness outstanding including the notes (excluding approximately $4.8 million of letters of credit and $195.2 million of availability under the senior secured credit facility);

(2) the Issuer and its Subsidiaries would have had $580.9 million of senior unsecured Indebtedness outstanding consisting of the Existing Senior Notes; and

(3) the Issuer and its Subsidiaries would have had $259.6 million of Subordinated Indebtedness outstanding consisting of the Existing Senior Subordinated Notes.

Although the Indenture will limit the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuer and its Restricted Subsidiaries and the issuance of Preferred Stock by the Restricted Subsidiaries of the Issuer that are not Guarantors, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to Incur substantial amounts of Indebtedness. Such Indebtedness may be Secured Indebtedness. See “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

A significant portion of the operations of the Issuer are conducted through its Subsidiaries. Unless a Subsidiary is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including holders of the notes. The notes, therefore, will be effectively subordinated to claims of creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Guarantors. The Issuer’s Subsidiaries that are not Guarantors had approximately $261.3 million of total liabilities outstanding as of April 30, 2011.

See “Risk Factors — Risks Relating to the Exchange Notes.”

Guarantees

Each of the Issuer’s direct and indirect Wholly-owned Restricted Subsidiaries that are Domestic Subsidiaries that guarantee Indebtedness under the Credit Agreement will jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the notes, whether for payment of principal of, premium, if any, or interest or additional interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Guarantees. The Guaranteed Obligations of each Guarantor will be secured by a second-priority security interest granted (subject to Permitted Liens) in the Collateral owned by such Guarantor as described below under “— Security.”

Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors — Risks Relating to the Exchange Notes.” The Issuer will cause each Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that Incurs or guarantees certain Indebtedness of the Issuer or any of its Restricted Subsidiaries or issues shares of Disqualified Stock to execute and deliver to the Trustee a supplemental indenture and applicable Security Documents pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same basis. See “— Certain Covenants — Future Guarantors.”

Each Guarantee will be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2) subject to the next succeeding paragraph, be binding upon each such Guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Guarantee of a Guarantor will be automatically released upon:

(1) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indenture;

(2) the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under “— Certain Covenants — Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(3) the release or discharge of the guarantee by such Restricted Subsidiary of the Credit Agreement or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Notes; and

(4) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “— Defeasance” or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of such Indenture.

A Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First-Priority Lien Obligations or other exercise of remedies in respect thereof.

Security

The notes and the Guarantees will be secured by second-priority security interests (subject to Permitted Liens) in the Collateral. The Collateral will consist of substantially all of the property and assets, in each case, that are held by the Issuer or any of the Guarantors, to the extent that such assets secure the First-Priority Lien Obligations and to the extent that a second-priority security interest is able to be granted or perfected therein, subject to the limitations described in the next paragraph and “— Limitations on Stock Collateral”.

In addition to the limitations described below under “— Limitations on Stock Collateral”, the initial Collateral will not include:

(1) any interests in real property held by the Issuer or a Guarantor as a lessee under a lease or that has an individual fair market value in an amount less than $5.0 million,

(2) any vehicle,

(3) assets covered by a certificate of title or ownership title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuer or the applicable Guarantor,

(4) deposit accounts, securities accounts and cash,

(5) any Equity Interests (other than in the case of any person which is a Restricted Subsidiary, Equity Interests in such person issued or acquired after such person became a Restricted Subsidiary) if, and to the extent that and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations applicable to Equity Interests acquired after May 29, 2007, such obligation existed at the time of the acquisition thereof and was not created or made binding on such equity interest in contemplation of or in connection with the acquisition of such Restricted Subsidiary, provided, that, upon the reasonable request of the Collateral Agent, the Issuer shall, and shall cause any applicable Restricted Subsidiary to, use commercially reasonable efforts to have waived or eliminated any such contractual obligation,

(6) any other assets to the extent that, and for so long as, taking such actions would violate applicable law or an enforceable contractual obligation binding on such assets, provided, in the case of contractual obligations applicable to assets acquired after May 29, 2007, that such contractual obligation existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to clause (d) of the covenant described below under “Certain Covenants — Limitation on Occurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that is secured by a Permitted Lien); provided, that, upon the reasonable request of the Collateral

Agent, the Issuer shall, and shall cause any applicable Restricted Subsidiary to, use commercially reasonable efforts to have waived or eliminated any such contractual obligation,

(7) any equipment that is subject to a purchase money lien or a capital lease obligation if the contract or other agreement in which such lien is granted (or the documentation providing for such capital lease obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment,

(8) any letter of credit rights to the extent the owner thereof is required by applicable law to apply the proceeds of a drawing of the applicable letter of credit for a specified purpose,

(9) any assets not required to be pledged as security for obligations under the Credit Agreement, and

(10) certain other exceptions described in the Security Documents.

The security interests securing the notes will be second in priority to any and all security interests at any time granted to secure the First-Priority Lien Obligations and may also be subject to all other Permitted Liens.

The First-Priority Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services. The Person holding such First-Priority Lien Obligations may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the First Lien Agent or the holders to realize or foreclose on the Collateral on behalf of holders of the notes.

The Issuer and the Guarantors will be able to incur additional indebtedness in the future which could share in the Collateral, including additional First-Priority Lien Obligations, indebtedness secured by a Permitted Lien that may be senior to or pari passu with Liens securing the notes or the Guarantees and additional indebtedness which would be secured on a junior-priority basis with the notes or the Guarantees. The amount of such First-Priority Lien Obligations and the amount of such additional indebtedness will be limited by the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens.” Under certain circumstances the amount of such First-Priority Lien Obligations and additional indebtedness could be significant.

Limitations on Stock Collateral

The Collateral will not include any Equity Interests constituting (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or (B) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Foreign Subsidiary.

The Capital Stock and other securities of a Subsidiary of the Issuer that is owned by the Issuer or any Guarantor will constitute Collateral only to the extent that such Capital Stock and securities can secure the notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and/or other securities secure the notes or any Guarantee, then the Capital Stock and securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any holder of notes, to the extent necessary to release the second-priority security interests on the shares of Capital Stock and securities that are so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulations adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent permitted without resulting in any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any holder of notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.

In accordance with the limitations set forth in the two immediately preceding paragraphs, as of the Issue Date, the Collateral will include shares of Capital Stock and other securities of the Subsidiaries only to the extent that the applicable value of such Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the notes (including any additional notes) outstanding.

Additional Collateral

Subject to certain limitations and exceptions, if either the Issuer or any Guarantor creates any additional security interest upon any property or asset to secure any First-Priority Lien Obligations (which include Obligations in respect of the Credit Agreement), it must promptly grant a second-priority security interest (subject to Permitted Liens, including the first-priority lien that secures obligations in respect of the First-Priority Lien Obligations) upon such property as security for the notes. If granting a security interest in such property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second-priority security interest for the benefit of the Trustee on behalf of the holders of the notes; provided, however, that if such third party does not consent to the granting of the second-priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Security Documents and Intercreditor Agreement

The Issuer, the Guarantors and the Collateral Agent (as defined below) will enter into one or more Security Documents defining the terms of the security interests that secure the notes and the Guarantees. These security interests will secure the payment and performance when due of all of the Obligations of the Issuer and the Guarantors under the notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents. The Trustee will act as collateral agent (the “Collateral Agent”) on behalf of the noteholders.

The Collateral Agent, the First Lien Agent, the Issuer and the Guarantors will enter into the Intercreditor Agreement, which may be amended from time to time to add other parties holding Other Second-Lien Obligations and other First-Priority Lien Obligations permitted to be incurred under the Indenture. The First Lien Agent is initially the administrative agent under the Credit Agreement. Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, except as provided below, the First Lien Agent will determine the time and method by which the security interests in the Collateral will be enforced. Except as provided below, the Trustee will not be permitted to enforce the security interests even if an Event of Default under the Indenture has occurred and the notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such notes, (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens or (c) to take any action which unsecured creditors are entitled to take. See “Risk Factors — Risks Relating to the Exchange Notes — The collateral securing the exchange notes is subject to control by creditors with first-priority liens and subject to the terms of the intercreditor agreement. If there is a default, the value of the collateral may not be sufficient to repay both the first-priority creditors and the holders of exchange notes and the other second-priority creditors.” After the Discharge of Senior Lender Claims, the Trustee in accordance with the provisions of the Indenture and the Security Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Trustee) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of the notes and holders of Other Second-Lien Obligations. The proceeds from the sale of the Collateral remaining after the satisfaction of all First-Priority Lien Obligations may not be

sufficient to satisfy the obligations owed to the holders of the notes. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors — Risks Relating to the Exchange Notes — Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.”

In addition, the Intercreditor Agreement will provide that, prior to the Discharge of Senior Lender Claims, (1) the Intercreditor Agreement may be amended, without the consent of the Trustee and the holders of the notes, to add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreement or the Indenture and (2) the holders of the First-Priority Lien Obligations may change, waive, modify or vary the Security Documents without the consent of the holders of the notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the notes. Any provider of additional extensions of credit shall be entitled to rely on the determination of officers that such modifications do not expressly violate the provisions of the Credit Agreement or the Indenture if such determination is set forth in an Officer’s Certificate delivered to such provider; provided, however, that such determination will not affect whether or not the Issuer has complied with its undertakings in the Indenture, the Security Documents or the Intercreditor Agreement.

In addition, if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding, the Trustee and the holders will agree that:

(1) if the First Lien Agent shall desire to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Trustee and the noteholders agree not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the clause 5 below) and, to the extent the Liens securing the First-Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate their Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First-Priority Lien Obligations;

(2) they will not object to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First-Priority Lien Obligations made by the First Lien Agent or any holder of such obligations;

(3) they will not object to, and will not otherwise contest any order relating to a sale of assets of the Issuer or any Guarantor for which the First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First-Priority Lien Obligations and the notes will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the Intercreditor Agreement;

(4) until the Discharge of Senior Lender Claims, none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent and the required lenders under the Credit Agreement;

(5) none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Agent or the holders of First-Priority Lien Obligations for adequate protection or (b) any objection by the First Lien Agent or the holders of First-Priority Lien Obligations to any motion, relief, action or proceeding based on the First Lien Agent’s or the holders of First-Priority Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First-Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar law, then the Trustee (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First-Priority Lien Obligations and such

DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the notes are so subordinated to the Liens securing First-Priority Lien Obligations under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Trustee seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee and the noteholders agree that the holders of the First-Priority Lien Obligations shall also be granted a senior Lien on such additional collateral as security for the applicable First-Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the notes shall be subordinated to the Liens on such collateral securing the First-Priority Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First-Priority Lien Obligations as adequate protection on the same basis as the other Liens securing the notes are so subordinated to such Liens securing First-Priority Lien Obligations under the Intercreditor Agreement; and

(6) until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each noteholder, (i) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First-Priority Lien Obligations for costs or expenses of preserving or disposing of any collateral, and (ii) will waive any claim it may have arising out of the election by any holder of First-Priority Lien Obligations of the application of Section 1111(b)(2) of the United States Bankruptcy Code.

Subject to the terms of the Security Documents and the Intercreditor Agreement, the Issuer and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the First Lien Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

See “Risk Factors— Risks Relating to the Exchange Notes— Bankruptcy laws may limit your ability to realize value from the collateral.”

Release of Collateral

The Issuer and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the notes and the Guarantees under any one or more of the following circumstances:

(1) if all other Liens on such property or assets securing First-Priority Lien Obligations (including all commitments and letters of credit thereunder) are released; provided, however, that if the Issuers incur or any Guarantor subsequently incurs First-Priority Lien Obligations that are secured by liens on property or assets of the Issuers or any Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clause (6)(C) of the definition of Permitted Liens, then the Issuer and its Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the notes, which, in the case of any such subsequent First-Priority Lien Obligations, will be second priority Liens on the Collateral securing such First-Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First-Priority Lien Obligations, with the second-priority Lien held either by the administrative agent, collateral agent or other representative for such First-Priority Lien Obligations or by a collateral agent or other representative designated by the Issuer to hold the second-priority Liens for the benefit of the Holders of the notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;

(2) to enable us to consummate the disposition of such property or assets (other than any disposition to the Issuer or a Guarantor) to the extent not prohibited under the covenant described under “— Certain Covenants — Asset Sales”;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the notes, the release of the property and assets of such Guarantor; or

(4) as described under “— Amendments and Waivers” below.

The second-priority security interests in all Collateral securing the notes or the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the notes and all other Obligations under the Indenture, under the Guarantees and under the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “— Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “— Defeasance.”

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem notes as described under “— Optional Redemption.”

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1) repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

(2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the notes by delivery of a notice of redemption as described under ‘‘— Optional Redemption,” the Issuer shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its notes repurchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Relating to the Exchange Notes — We may not be able to repurchase the notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes of that series.

Certain Covenants

Set forth below are summaries of certain covenants that will be contained in the Indenture. If (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of such notes, the covenants specifically listed under the following captions in this “Description of Exchange Notes” section of this prospectus will no longer be applicable to such series of notes:

(1) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2) “— Limitation on Restricted Payments”;

(3) “— Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4) “— Asset Sales”;

(5) “— Transactions with Affiliates”;

(6) “— Future Guarantors”;

(7) “— After-Acquired Property”; and

(8) clause (4) of the first paragraph of “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In addition, during any period of time that (i) the notes of a series have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the covenant described under “— Change of Control” (the “Suspended Covenant”). In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to such series of notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to such series of notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Limitation on Restricted Payments” will be made as though the covenant described under “— Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “— Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Restricted Subsidiaries during the Suspension Period. On and after each Reversion Date, the Issuer and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.

For purposes of the “— Dividend and Other Payment Restrictions Affecting Subsidiaries” covenant, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clauses (a), (b) or (c) of that covenant entered into during the Suspension Period, will be deemed to have been in effect on the

Issue Date, so that they are permitted under clause (1) under ‘‘— Dividend and Other Payment Restrictions Affecting Subsidiaries.”

For purposes of the “— Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds will be reset to zero.

For purposes of the “Transaction with Affiliates” covenant, any contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of clause (8) under “— Transactions with Affiliates.”

During a Suspension Period, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

There can be no assurance that any series of notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture will provide that:

(1) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2) the Issuer will not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder;

(b) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes (not including any additional notes) and the Guarantees (including exchange notes and related guarantees thereof);

(c) Indebtedness existing on the Issue Date, including the Existing Notes and related guarantees (other than Indebtedness described in clauses (a) and (b));

(d) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any refinancings or replacements thereof, in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings ore replacements thereof, then outstanding and Incurred under this clause (d), does not exceed the Permitted Amount at the time of Incurrence (it being understood that any

Indebtedness Incurred under this clause (d) shall cease to be deemed Incurred or outstanding for purposes of this clause (d) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (d));

(e) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer under the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j) Hedging Obligations that are not incurred for speculative purposes and are either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(k) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(l) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred under this clause (l), does not exceed the greater of $100 million and 3.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

(m) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200.0% of the Unapplied Proceeds;

(n) any guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes or the Guarantee of such Restricted Subsidiary, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with the covenant described under “— Future Guarantors” solely to the extent such covenant is applicable;

(o) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (m), (o), (p) and (t) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date one year following the last date of maturity of the notes;

(2) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the notes;

(3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the notes or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the notes or the Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(4) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

provided, further, that subclauses (1) and (2) of this clause (o) will not apply to any refunding or refinancing of any Secured Indebtedness.

(p) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2) the Fixed Charge Coverage Ratio of the Issuer would be equal or greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

(q) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(r) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(s) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(t) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed the greater of $50 million and 1.5% of Total Assets at any one time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

(u) Indebtedness of the Issuer or any Restricted Subsidiary consisting of the financing of insurance premiums;

(v) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary of the Issuer incurred to finance or assumed in connection with an acquisition, and any refinancing or replacement thereof, in a principal amount not to exceed the greater of (i) $75 million and (ii) 2.25% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (v) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (v) shall cease to be deemed incurred or outstanding for purposes of this clause (v) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (v));

(w) Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary of the Issuer to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies to the extent described in clause (4) of the third paragraph of the covenant described under “— Limitation on Restricted Payments”; and

(x) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of (x) $25 million and (y) 1.0% of Total Assets.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner and at any time that complies with this covenant; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly- owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(c) immediately after giving effect to such transaction on a pro forma basis, the Issuer’s Consolidated Leverage Ratio would be less than 6.0 to 1.0; and

(d) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (4) (only to the extent of one-half of the amounts paid pursuant to such clause), (6) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from October 31, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer), plus

(3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(4) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

(B) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(C) a distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

(b) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

(c) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding

Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor which is Incurred in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b) such Indebtedness is subordinated to the notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

(c) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity date of the notes, and

(d) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date one year following the last date of maturity of the notes;

(4) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $30 million plus an additional $30 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under “— Limitation on Restricted Payments”), plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date, plus

(c) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer in connection with the Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year; and provided, further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of its Restricted Subsidiaries or its direct or indirect parents in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6) (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (a) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(b) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) so long as immediately after giving effect to such transaction on a pro forma basis, the Issuer’s Consolidated Leverage Ratio would be less than 6.0 to 1.0, Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $35 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) the payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount not to exceed the greater of $50 million and 1.5% of Total Assets at the time made;

(11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(12) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay foreign, federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(13) the payment of dividends, other distributions or other amounts or the making of loans or advances or any other Restricted Payment, if applicable:

(a) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;

(14) any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(15) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(16) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17) payments of cash, or dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(18) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “— Change of Control” and “— Asset Sales”; provided that all notes of the applicable series tendered by holders of the notes of the applicable series in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(19) any payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions or as contemplated by the Acquisition Documents, whether payable on the Issue Date or thereafter (other than payments to any Permitted Holder or any Affiliate thereof which are not permitted by the covenant described under “— Transactions with Affiliates”); and

(20) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the Indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries; except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2) (i) the Indenture, the notes (and any exchange notes and guarantees thereof), the Intercreditor Agreement and the Security Documents and (ii) the Existing Notes (and guarantees thereof) and the indentures governing the Existing Notes;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

and Preferred Stock” and “— Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements, similar agreements relating solely to such joint venture and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) other Indebtedness, Disqualified Stock or Preferred Stock of (a) any Restricted Subsidiary of the Issuer that is a Guarantor or a Foreign Subsidiary or (b) any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the notes (as determined in good faith by the Issuer), in the case of each of clauses (a) and (b) to the extent that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13) any Restricted Investment not prohibited by the covenant described under “— Limitation on Restricted Payments” and any Permitted Investment; or

(14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets,

(b) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Total Assets and $100 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(1) to repay (a) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness that is secured by a Lien permitted under the Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (c) Obligations under the notes or (d) other Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness, the Issuer will equally and ratably reduce Obligations under the notes as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or

(2) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20 million, the Issuer shall make an offer to all holders of notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid note interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $20 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such notes for purchase will be made by the Trustee on a pro rata basis or by lot, or by such other method in accordance with the procedures of The Depository Trust Company; provided that no notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder’s registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10 million, unless:

such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer and/or any of its Restricted Subsidiaries and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and Permitted Investments;

(3) (x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $6 million and (B) 2.0% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in any succeeding fiscal year and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause 3(x) in connection with the termination of such agreement;

(4) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(5) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors disclosed in this prospectus or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(6) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(8) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(9) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in this prospectus and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10) the execution of the Transactions and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors, which are disclosed in this prospectus or contemplated by the Acquisition Documents;

(11) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(12) any transaction effected as part of a Qualified Receivables Financing;

(13) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(14) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(15) the entering into of any tax sharing agreement or arrangement;

(16) any contribution to the capital of the Issuer;

(17) transactions permitted by, and complying with, the provisions of the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(18) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(19) pledges of Equity Interests of Unrestricted Subsidiaries;

(20) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(21) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens

The Indenture will provide that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interests or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currency will not be deemed to an incurrence of Liens the purpose of this covenant.

Reports and Other Information

The Indenture will provide that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, after the consummation of the exchange offer, the Issuer will file with the SEC (and provide the

Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In the event that:

(a) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

(b) any direct or indirect parent of the Issuer is or becomes a Guarantor of the notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant, and the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Future Guarantors

The Indenture will provide that the Issuer will cause each Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or a Domestic Subsidiary that is wholly-owned by one or more Foreign Subsidiaries and created to enhance the tax efficiency of the Issuer and its Subsidiaries) and that guarantees any Indebtedness of the Issuer under the Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “— Guarantees.”

Amendment of Security Documents

The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the notes in any material respect, except as described above under “— Security” or as permitted under “— Amendments and Waivers.”

After-Acquired Property

The Indenture will provide that upon the acquisition by any Issuer or any Guarantor of any First Priority After-Acquired Property, the Issuer or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be necessary to vest in the Trustee a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “— Security”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second priority security interest in such First Priority After-Acquired Property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Trustee on behalf of the holders of the notes; provided further, however, that if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, the Issuer or such Guarantor, as the case may be, will not be required to provide such security interest.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture will provide that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

(2) the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture and the notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either

(a) the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be equal or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) if the Issuer is not the Successor Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any), comply with the Indenture.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the notes and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture and the notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing, clauses (3) and (4) shall not apply to the merger of the Escrow Issuer with and into Claire’s Stores, Inc. upon satisfaction of the Escrow Conditions.

The Indenture further will provide that, subject to certain limitations in the Indenture governing release of a Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions described in this prospectus or in connection with the Transactions) unless:

(1) either (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture, such Guarantors’ Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably necessary to effect and evidence such consolidation, amalgamation, merger or transfer, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “— Certain Covenants — Asset Sales”; and

(2) the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) is authorized and permitted by the Indenture.

Subject to certain limitations described in the Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Guarantor is not increased thereby and (2) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers pursuant to this clause (y) since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Guarantors as shown on the most recent available balance sheet of the Issuer and its Restricted Subsidiaries after giving effect to each such Transfer and including all such Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Transactions described in this prospectus, in connection with the Transactions and Transfers pursuant to clause (x) of this paragraph).

Defaults

An Event of Default will be defined in the Indenture as:

(1) a default in any payment of interest (including any additional interest) on any note when due, continued for 30 days,

(2) a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) the failure by the Issuer or any of Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the Indenture,

(4) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent (the “cross-acceleration provision”),

(5) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the “bankruptcy provisions”),

(6) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary denies or disaffirms its obligations under such Indenture or its Guarantee and such Default continues for 10 days,

(8) unless all the Collateral has been released from the Liens in accordance with the provisions of the Security Documents, the Issuer shall assert or any Guarantor shall assert, in any pleading in a court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions, or

(9) the failure of any Issuer or any Guarantor to comply for 60 days with notice with its other agreements contained in the Security Documents, except for a failure that would not be material to the whole of the notes and without materially affecting the value of the Collateral taken as a whole.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (3) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding notes of such series notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (3) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs with respect to a series of notes and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding notes of such series by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes of such series to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes of such series and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes of such series, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of a series of notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing,

(2) holders of at least 30% in principal amount of the outstanding notes of the applicable series have requested the Trustee to pursue the remedy,

(3) such holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in principal amount of the outstanding notes of the applicable series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, the Security Documents and the Intercreditor Agreement may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the amount of notes whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any note,

(3) reduce the principal of or change the Stated Maturity of any note,

(4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “— Optional Redemption” above,

(5) make any note payable in money other than that stated in such note,

(6) expressly subordinate the notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor,

(7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes,

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(9) modify any Guarantee in any manner adverse to the holders,

(10) make any change in the provisions in the Intercreditor Agreement or the Indenture dealing with the application of gross proceeds of Collateral that would adversely affect the holders of the notes.

Without the consent of any holder, the Issuer and Trustee may amend the Indenture or any Security Document and the Issuer may direct the Trustee to, and the Trustee shall, enter into an amendment to the Intercreditor Agreement:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for the assumption by a Successor Issuer of the obligations of the Issuer under the Indenture and the notes;

(3) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under the Indenture and its Guarantee;

(4) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(5) to add a Guarantee with respect to the notes;

(6) to evidence and provide for the acceptance of appointment by a successor trustee;

(7) to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreement, to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Indenture;

(8) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer;

(9) to make any change that does not adversely affect the rights of any holder;

(10) to conform the text of the Indenture, Guarantees, the notes, the Intercreditor Agreement, or any Security Document to any provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantees, the notes, the Intercreditor Agreement, or any Security Document;

(11) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture; or

(12) to make certain changes to the Indenture to provide for the issuance of additional notes.

In addition, the Intercreditor Agreement will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the Collateral documents with respect to First-Priority Lien Obligations will apply automatically to the comparable Security Documents.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all note holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, will have any liability for any obligations of the Issuer under the notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of notes, as expressly provided for in the Indenture) as to all outstanding notes of a series when:

(1) either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer and/or the Guarantors have paid all other sums payable under the Indenture; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all its obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of such notes. The Issuer at any time may terminate its obligations under the covenants described under “— Certain Covenants,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “— Defaults” and the undertakings and covenants contained under “— Change of Control” and “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its applicable Guarantee and the Issuer and each Guarantor will be released from all obligations with respect to the Security Documents.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the notes of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the notes of such series may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to Significant Subsidiaries), (6), (7), (8) or (9) under “— Defaults” or because of the failure of the Issuer to comply with the first clause (4) under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law).

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the notes.

Governing Law

The Indenture will provide that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of the Issuer, pursuant to the Merger Agreement.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note, at March 15, 2015 (such redemption price being set forth in the applicable table appearing above under “— Optional Redemption”) plus (ii) all required interest payments due on the note through March 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/ Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted

Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions),

in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “— Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $15 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g) foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(n) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(o) dispositions in connection with Permitted Liens;

(p) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

(q) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of either of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer. For purposes of calculating the total voting power of the Voting Stock held by a group, the voting power beneficially owned by a Permitted Holder shall be excluded to the extent such Permitted Holder retains the sole economic rights with respect to the subject Voting Stock.

The merger of the Escrow Issuer with and into Claire’s Stores, Inc. shall in no event constitute a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Document.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the notes and “additional interest” with respect to the Senior Subordinated notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (1) the Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance or relocation costs or expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs, expenses, excess pension charges, acquisition integration charges, facilities opening costs and expenses or charges related to any issuance of Equity Interests, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change of control payments, including retention payments, made under the Acquisition Documents or otherwise related to the Transactions, in each case, shall be excluded;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or store closures and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations or store closures shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6) (a) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments and (b) any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standards under GAAP and related interpretations shall be excluded;

(7) the equity interest in the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “— Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “— Certain Covenants — Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any non-cash impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles, including key money amortization, arising pursuant to GAAP shall be excluded;

(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12) any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees (including but not limited to change of control payments, “gross up” payments under Code Sections 280G and 4999 and the acceleration of options) or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13) expenses associated with additional accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (iii) the non-cash amortization of tenant allowances shall be excluded and (iv) cash received from landlords for tenant allowances and shall be included;

(16) to the extent otherwise included in Consolidated Net Income any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations for currency exchange risk, shall be excluded; and

(17) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “— Certain Covenants — Limitation on Restricted Payment,” the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any governmental authority and any and all interest and penalties related thereto and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which

Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) “Average Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) “Individual Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means (i) the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, among the Issuer, the guarantors named therein, the financial institutions named therein, and Credit Suisse, as Administrative Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided that for purposes of clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” only, the aggregate principal amount of Indebtedness Incurred under clause (i) and (ii) above (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) at any one time outstanding shall not exceed the Initial Commitment Amount plus an aggregate additional principal amount of secured Indebtedness that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First-Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First-Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First-Priority Lien Obligations. In the event the First-Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First-Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Fixed Charges; plus

(3) Consolidated Depreciation and Amortization Expense; plus

(4) Consolidated Non-cash Charges; plus

(5) the amount of any restructuring charges or reserves in such period; plus

(6) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “— Certain Covenants — Transactions with Affiliates”; plus

(7) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(8) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of EBITDA to the extent the expense reimbursed was previously excluded pursuant to this clause (8);

less, without duplication,

(9) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-8; and

(2) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing Notes” means the Existing Senior Notes and the Existing Senior Subordinated Notes.

“Existing Senior Notes” means the 9.25% Senior Notes due 2015 of the Issuer and the 9.625%/10.375% Senior Toggle Notes due 2015 of the Issuer.

“Existing Senior Subordinated Notes” means the 10.50% Senior Subordinated Notes due 2017 of the Issuer.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Agent” has the meaning given to such term in the Intercreditor Agreement.

“First Priority After-Acquired Property” means any property (other than the initial Collateral) of the Issuer or any Guarantor that secures any Secured Bank Indebtedness.

“First-Priority Lien Obligations” means (1) all Secured Bank Indebtedness, (2) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (3) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (1) or Obligations described in clause (2) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 2 to the “Summary Historical and Unaudited Pro Forma Financial Data” under “Summary” in this prospectus to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia and any direct or indirect subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of each Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the Obligations of the Issuer under the Indenture and the notes by any Person in accordance with the provisions of the Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Commitment Amount” means the sum of (i) the aggregate principal amount of term loans outstanding under the Credit Agreement as of May 29, 2007, (ii) the aggregate principal amount of the revolving credit facility (whether drawn, in whole or in part, or undrawn) under the Credit Agreement as of May 29, 2007, and (iii) the aggregate principal amount of delayed draw term loans or incremental term loan or revolving credit facilities contemplated by the Credit Agreement (as in effect on the Issue Date) up to a maximum of $250 million pursuant to this clause (iii) minus (iv) the outstanding principal amount of the notes (or any exchange notes) or any Refinancing Indebtedness Incurred in respect of the notes (or any exchange notes), but in no event more than $450 million.

“Intercreditor Agreement” means the intercreditor agreement among Credit Suisse, as agent under the Senior Credit Documents, the Collateral Agent, the Issuer and each Guarantor, as it may be amended from time to time in accordance with the Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means the date on which the notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 20, 2007, among Claire’s Stores, Inc., Bauble Holdings Corp. and Bauble Acquisition Sub, Inc., as amended, supplemented or modified from time to time prior to the Issue Date or thereafter.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “— Certain Covenants — Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Other Second-Lien Obligation” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the notes and is designated by the Issuer as Other Second Lien Obligation.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Amount” means (a) an aggregate additional principal amount that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 5.0 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), or (b) an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness (including Capitalized Lease Obligations), together with any refinancings or replacements thereof, then outstanding and Incurred under this clause (b), does not exceed the greater of $75 million and 2.25% of Total Assets at the time of Incurrence.

“Permitted Holders” means, at any time, each of (i) the Sponsors and (ii) the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “— Certain Covenants — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issuer Date or (y) as otherwise permitted under the Indenture;

(6) advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed the greater of (x) $5 million and (y) 0.25% of Total Assets at any one time outstanding;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $50 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “— Certain Covenants — Limitation on Restricted Payments”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (11)(b) of such paragraph);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Future Guarantors”;

(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18) additional Investments in joint ventures not to exceed at any one time in the aggregate outstanding under this clause (18), the greater of (x) $65 million and (y) 2.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary; and

(19) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (B) Liens securing Indebtedness permitted to be incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (C) Liens securing obligations in respect of any Indebtedness permitted to be incurred pursuant to clause (l) and (v) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing obligations permitted under this clause (C), at the time of incurrence and after giving pro forma effect thereto, the Secured Indebtedness Leverage Ratio of the Issuer would not exceed 4.75 to 1.00, and (D) Liens securing Indebtedness permitted to be Incurred pursuant to clause (d) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that such Liens do not extend to any property or assets that are not being purchased, leased, constructed or improved with the proceeds of such Indebtedness being Incurred pursuant to clause (d));

(7) Liens existing on the Issue Date;

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (15) and (27) provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and (27) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

(21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services in the ordinary course of business;

(25) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $30 million at any one time outstanding;

(26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and

(27) Liens securing the notes, any exchange notes and the related Guarantees.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Exchange Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second-Priority Obligations” means the Obligations with respect to the notes and any Obligations in respect of Other Second-Lien Obligations.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause 6(B) of the definition of “Permitted Liens.”

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this calculation, a pro forma event) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 2 to the “Summary Historical and Unaudited Pro Forma Financial Data” under “Summary” in this prospectus to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For purposes of this definition, any amount in a currency than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interest in the collateral as contemplated by the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) one or more funds controlled by Apollo Management, L.P., any of their respective Affiliates and other affiliated co-investment partnerships (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease Obligations” means obligations of a Loan Party, as defined in the Credit Agreement, as lessee/borrower under any transaction which is classified as an operating lease under GAAP but as a financing for tax purposes either currently or when such leases were originally written.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled ‘‘— Certain Covenants — Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since the Issue Date.

“Transactions” has the meaning set forth in “Summary — Acquisition of the Company by Apollo Management VI, L.P.”

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 1, 2011; provided, however, that if the period from such redemption date to June 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unapplied Proceeds” means net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (2) and (3) of the definition of Cumulative Credit to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other

Investments, payments or exchanges pursuant to the third paragraph of “— Certain Covenants — Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly-owned Restricted Subsidiary” is any Wholly-owned Subsidiary that is a Restricted Subsidiary.

“Wholly-owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes certain material United States federal income tax consequences of exchanging old notes for exchange notes pursuant to the exchange offer by U.S. holders (defined below), but does not purport to be a complete analysis of all the potential tax considerations to holders of outstanding notes or exchange notes. It applies only to a holder that acquired notes in the offering at the original issue price and that holds its notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not address the tax consequences to subsequent purchasers of the outstanding notes or the exchange notes. This section does not apply to a holder that is subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution;

•	an insurance company;

•	a partnership or other pass-through entity or an investor in such entities;

•	a tax-exempt organization;

•	a person subject to alternative minimum tax;

•	a person subject to the unearned income Medicare contribution tax;

•	a person that owns notes as part of a straddle, constructive sale, wash sale, conversion transaction or other integrated transaction for tax purposes or as part of a hedge or a synthetic security;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	certain U.S. expatriates; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings, administrative positions and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this section and there can be no assurance that the IRS will not challenge such statements and conclusions or that any such challenge will not be sustained by a court.

This section is provided for general informational purposes only and is not intended to be tax advice. Holders should consult their own tax advisors concerning the consequences of purchasing, owning and disposing of these notes in their particular circumstances under the Code and the laws of any other taxing jurisdiction.

For purposes of the following discussion, a U.S. holder is a beneficial owner of a note that is treated for U.S. federal income tax purposes as:

•	a citizen or individual resident of the U.S.;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

Exchange Offer

The exchange of the notes for otherwise identical debt securities registered under the Securities Act will not constitute a taxable exchange for U.S. holders. See “The Exchange Offer.” Consequently, (a) a U.S. holder will not recognize a taxable gain or loss as a result of the exchange; (b) the holding period of the notes received will include the holding period of the notes exchanged therefore; and (c) the adjusted tax basis of the notes received will be the same as the adjusted tax basis of the notes exchanged therefore immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker — dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker — dealer in connection with resales of exchange notes received in exchange for the old notes where such old notes were acquired as a result of market — making or other trading activities. To the extent any such broker — dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to such broker — dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus as such broker — dealer may reasonably request. In addition, until          , 2011, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker — dealers. Exchange notes received by broker — dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over — the — counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker — dealer or the purchasers of any such exchange notes. Any broker — dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker — dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley and Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker — dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the exchange notes and guarantees in respect of the laws of the States of Delaware and New York will be passed upon for us by Morgan, Lewis and Bockius LLP, New York, New York. Certain legal matters of Colorado law relating to the guarantees by Claire’s Boutiques, Inc. will be passed upon for us by Hutchinson Black and Cook, LLC, Boulder, Colorado.

EXPERTS

The consolidated financial statements of Claire’s Stores, Inc. and subsidiaries as of January 29, 2011 and January 30, 2010 and for each of the fiscal years in the three-year period ended January 29, 2011 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

OF CLAIRE’S STORES, INC. AND SUBSIDIARIES

Page
Number

Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of January 29, 2011 and January 30, 2010	F-3
Consolidated Statements of Operations and Comprehensive Income (Loss) for the fiscal years ended January 29, 2011, January 30, 2010 and January 31, 2009	F-4
Consolidated Statements of Changes in Stockholder’s Equity (Deficit) for the fiscal years ending January 29, 2011, January 30, 2010 and January 31, 2009	F-5
Consolidated Statements of Cash Flows for the fiscal years ending January 29, 2011, January 30, 2010 and January 31, 2009	F-6
Notes to Consolidated Financial Statements	F-7
Interim Unaudited Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets as of April 30, 2011 and January 29, 2011	F-51
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended April 30, 2011 and May 1, 2010	F-52
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended April 30, 2011 and May 1, 2010	F-53
Notes to Unaudited Condensed Consolidated Financial Statements	F-54

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Claire’s Stores, Inc.:

We have audited the accompanying consolidated balance sheets of Claire’s Stores, Inc. and subsidiaries as of January 29, 2011 and January 30, 2010, and the related consolidated statements of operations and comprehensive income (loss), stockholder’s equity (deficit), and cash flows for the fiscal years ended January 29, 2011, January 30, 2010 and January 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Claire’s Stores, Inc. and subsidiaries as of January 29, 2011 and January 30, 2010, and the related consolidated statements of operations and comprehensive income (loss), stockholder’s equity (deficit), and cash flows for the fiscal years ended January 29, 2011, January 30, 2010 and January 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/  KPMG LLP

April 21, 2011
Miami, Florida
Certified Public Accountants

CLAIRE’S STORES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 29,	January 30,
	2011	2010
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $23,864 and $0, respectively	$279,766	$198,708
Inventories	136,148	110,338
Prepaid expenses	21,449	32,873
Other current assets	24,658	28,236

Total current assets	462,021	370,155

Property and equipment:
Land and building	—	19,318
Furniture, fixtures and equipment	186,514	162,602
Leasehold improvements	248,030	228,503

	434,544	410,423
Less accumulated depreciation and amortization	(233,511)	(182,439)

	201,033	227,984

Leased property under capital lease:
Land and building	18,055	—
Less accumulated depreciation and amortization	(903)	—

	17,152	—

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $38,747 and $28,032, respectively	557,466	580,027
Deferred financing costs, net of accumulated amortization of $41,659 and $29,949, respectively	36,434	47,641
Other assets	42,287	58,242

	2,186,243	2,235,966

Total assets	$2,866,449	$2,834,105

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term debt and current portion of long-term debt	$76,154	$14,500
Trade accounts payable	54,355	42,163
Income taxes payable	11,744	10,272
Accrued interest payable	16,783	14,644
Accrued expenses and other current liabilities	107,115	99,933

Total current liabilities	266,151	181,512

Long-term debt	2,236,842	2,313,378
Revolving credit facility	194,000	194,000
Obligation under capital lease	17,290	—
Deferred tax liability	121,776	122,145
Deferred rent expense	26,637	22,082
Unfavorable lease obligations and other long-term liabilities	30,268	35,630

	2,626,813	2,687,235

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	621,099	616,086
Accumulated other comprehensive income, net of tax	1,416	2,625
Accumulated deficit	(649,030)	(653,353)

	(26,515)	(34,642)

Total liabilities and stockholder’s deficit	$2,866,449	$2,834,105

See accompanying notes to consolidated financial statements.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	Ended	Ended
	January 29,	January 30,	January 31,
	2011	2010	2009
	(In thousands)

Net sales	$1,426,397	$1,342,389	$1,412,960
Cost of sales, occupancy and buying expenses	685,111	663,269	724,832

Gross profit	741,286	679,120	688,128

Other expenses:
Selling, general and administrative	498,212	465,706	513,752
Depreciation and amortization	65,198	71,471	85,093
Impairment of assets	12,262	3,142	498,490
Severance and transaction-related costs	741	921	15,928
Other expense (income), net	411	(4,234)	(4,499)

	576,824	537,006	1,108,764

Operating income (loss)	164,462	142,114	(420,636)
Gain on early debt extinguishment	13,388	36,412	—
Impairment of equity investment	6,030	—	25,500
Interest expense, net	157,706	177,418	195,947

Income (loss) before income tax expense	14,114	1,108	(642,083)
Income tax expense	9,791	11,510	1,509

Net income (loss)	$4,323	$(10,402)	$(643,592)

Net income (loss)	$4,323	$(10,402)	$(643,592)
Foreign currency translation and interest rate swap adjustments, net of tax	8,363	24,944	(25,677)
Reclassification of foreign currency translation adjustments into net income (loss)	(9,572)	—	—

Comprehensive income (loss)	$3,114	$14,542	$(669,269)

See accompanying notes to consolidated financial statements.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

				Accumulated
	Number of			Other	Retained
	Shares of		Additional	Comprehensive	Earnings
	Common	Common	Paid-In	Income (Loss),	(Accumulated
	Stock	Stock	Capital	Net	Deficit)	Total
	(In thousands, except per share amounts)

Balance: February 2, 2008	100	$—	$601,201	$3,358	$641	$605,200
Net loss	—	—	—	—	(643,592)	(643,592)
Stock option expense	—	—	7,783	—	—	7,783
Restricted stock expense, net of unearned compensation	—	—	443	—	—	443
Foreign currency translation adjustment and unrealized loss on interest rate swaps, net of tax	—	—	—	(25,677)	—	(25,677)

Balance: January 31, 2009	100	—	609,427	(22,319)	(642,951)	(55,843)
Net loss	—	—	—	—	(10,402)	(10,402)
Stock option expense	—	—	6,518	—	—	6,518
Restricted stock expense, net of unearned compensation	—	—	141	—	—	141
Foreign currency translation adjustment and unrealized gain on interest rate swaps, net of tax	—	—	—	24,944	—	24,944

Balance: January 30, 2010	100	—	616,086	2,625	(653,353)	(34,642)
Net income	—	—	—	—	4,323	4,323
Stock option expense	—	—	4,946	—	—	4,946
Restricted stock expense, net of unearned compensation	—	—	67	—	—	67
Foreign currency translation adjustment and unrealized gain on interest rate swaps, net of tax	—	—	—	8,363	—	8,363
Reclassification of foreign currency translation adjustments into net income	—	—	—	(9,572)	—	(9,572)

Balance: January 29, 2011	100	$—	$621,099	$1,416	$(649,030)	$(26,515)

See accompanying notes to consolidated financial statements.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	Ended	Ended
	January 29,	January 30,	January 31,
	2011	2010	2009
	(In thousands)

Cash flows from operating activities:
Net income (loss)	$4,323	$(10,402)	$(643,592)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,198	71,471	85,093
Impairment	18,292	3,142	523,990
Amortization of lease rights and other assets	3,204	2,199	2,059
Amortization of debt issuance costs	10,005	10,398	10,567
Payment of in kind interest expense	36,872	39,013	24,522
Net unfavorable accretion of lease obligations	(1,490)	(2,151)	(1,856)
Loss (gain) on sale/retirement of property and equipment, net	672	(1,389)	(183)
Gain on early debt extinguishment	(13,388)	(36,412)	—
Gain on sale of intangible assets/lease rights	—	(506)	(1,372)
Stock compensation expense	5,013	6,659	8,226
(Increase) decrease in:
Inventories	(25,374)	(4,081)	6,482
Prepaid expenses	12,658	1,797	(1,087)
Other assets	751	(5,519)	(9,085)
Increase (decrease) in:
Trade accounts payable	10,314	(12,744)	7,372
Income taxes payable	3,667	5,510	(10,710)
Accrued interest payable	2,139	1,328	(6,219)
Accrued expenses and other liabilities	14,575	(129)	3,032
Deferred income taxes	(595)	4,114	(4,809)
Deferred rent expense	4,423	3,178	8,943

Net cash provided by operating activities	151,259	75,476	1,373

Cash flows from investing activities:
Acquisition of property and equipment, net	(48,711)	(24,952)	(59,405)
Proceeds from sale of property and equipment	16,765	1,830	104
Acquisition of intangible assets/lease rights	(1,104)	(546)	(1,971)
Proceeds from sale of intangible assets/lease rights	—	2,409	516
Changes in restricted cash	(23,902)	—	—

Net cash used in investing activities	(56,952)	(21,259)	(60,756)

Cash flows from financing activities:
Proceeds from Credit facility	—	—	194,000
Payments of Credit facility	(14,500)	(14,500)	(14,500)
Proceeds from Short-term debt	57,494	—	—
Repurchases of Notes	(79,865)	(46,091)	—
Payment of debt issuance costs	(503)	—	—
Principal payments of capital lease	(765)	—	—

Net cash (used in) provided by financing activities:	(38,139)	(60,591)	179,500

Effect of foreign currency exchange rate changes on cash and cash equivalents	1,026	508	(1,517)

Net increase (decrease) in cash and cash equivalents	57,194	(5,866)	118,600
Cash and cash equivalents, at beginning of period	198,708	204,574	85,974

Cash and cash equivalents, at end of period	255,902	198,708	204,574
Restricted cash, at end of period	23,864	—	—

Cash and cash equivalents and restricted cash, at end of period	$279,766	$198,708	$204,574

Supplemental disclosure of cash flow information:
Income taxes paid	$6,332	$3,159	$14,227
Interest paid	108,923	126,733	168,567
Non-cash investing and financing activities:
Property acquired under capital lease	18,055	—	—

See accompanying notes to consolidated financial statements.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS AND ACQUISITION OF CLAIRE’S STORES, INC.

Nature of Operations — Claire’s Stores, Inc., a Florida corporation, and subsidiaries (collectively the “Company”), is a leading retailer of value-priced fashion accessories targeted towards pre-teens, teenagers, and young adults. The Company is organized into two segments: North America and Europe. The Company operates owned stores throughout the United States, Puerto Rico, Canada, and the U.S. Virgin Islands (North American segment) and the United Kingdom, Switzerland, Austria, Germany, France, Ireland, Spain, Portugal, Netherlands, Belgium, Poland, Czech Republic and Hungary (European segment). Until September 2, 2010, the Company operated stores in Japan through a former 50:50 joint venture. Beginning September 2, 2010, these stores began to operate as licensed stores.

Acquisition of Claire’s Stores, Inc. — In May 2007, the Company was acquired by Apollo Management VI, L.P. (“Apollo Management”), together with certain affiliated co-investment partnerships (collectively the “Sponsors”), through a merger (the “Merger”) and Claire’s Stores, Inc. became a wholly-owned subsidiary of Claire’s Inc.

The purchase of the Company and the related fees and expenses were financed through the issuance of the Notes, borrowings under the Credit Facility, an equity investment by the Sponsors, and cash on hand at the Company.

The closing of the Merger occurred simultaneously with:

•	the closing of the Company’s senior secured term loan facility and revolving Credit Facility (collectively the “Credit Facility”) of $1.65 billion;

•	the closing of the Company’s senior notes offering (the “Notes”) in the aggregate principal amount of $935.0 million; and

•	the equity investment by the Sponsors, collectively, of approximately $595.7 million.

The aforementioned transactions, including the Merger and payment of costs related to these transactions, are collectively referred to as the “Transactions.”

Claire’s Inc. is an entity that was formed in connection with the Transactions and prior to the Merger had no assets or liabilities other than the shares of Bauble Acquisition Sub, Inc. and its rights and obligations under and in connection with the merger agreement. As a result of the Merger, all of the Company’s issued and outstanding capital stock is owned by Claire’s Inc.

The acquisition of Claire’s Stores, Inc. was accounted for as a business combination using the purchase method of accounting, whereby the purchase price was allocated to the assets and liabilities based on the estimated fair market values at the date of acquisition.

See Note 5 — Debt for a summary of the terms of the Notes and the Credit Facility.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries. Until September 2, 2010, the Company accounted for the results of operations of its former 50% ownership interest in Claire’s Nippon under the equity method and included the results within “Other expenses (income), net” in its Consolidated Statements of Operations and Comprehensive Income (Loss). On September 2, 2010, the Company no longer had an ownership interest in Claire’s Nippon. All significant intercompany balances and transactions have been eliminated in consolidation.

Fiscal Year — The Company’s fiscal year ends on the Saturday closest to January 31. The fiscal year ended January 29, 2011 (“Fiscal 2010”), January 30, 2010 (“Fiscal 2009”) and January 31, 2009 (“Fiscal 2008”) consisted of 52 weeks, respectively.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Use of Estimates — The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures regarding contingent assets and liabilities and reported amounts of revenues and expenses. Such estimates include, but are not limited to, the value of inventories, goodwill, intangible assets and other long-lived assets, legal contingencies and assumptions used in the calculation of income taxes, retirement and other post-retirement benefits, stock-based compensation, derivative and hedging activities, residual values and other items. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquidity in credit markets, volatility in each of the equity, foreign currency, and energy markets and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates will be reflected in the financial statements in those future periods when the changes occur.

Reclassifications — The Consolidated Financial Statements include certain reclassifications of prior period amounts in order to conform to current year presentation.

Cash and Cash Equivalents and Restricted Cash — The Company considers all highly liquid instruments purchased with an original maturity of 90 days or less to be cash equivalents. As of January 29, 2011, all cash equivalents were maintained in two money market funds that were invested exclusively in U.S. Treasury securities. Restricted cash is not available to the Company for general corporate purposes. Restricted cash consists of a security deposit in the amount of 15.0 million Euros (“€”) ($20.4 million) for the outstanding short-term note payable and collateral in the amount of $3.5 million for the interest rate swap. The restricted cash amount is classified as a current asset in the accompanying Consolidated Balance Sheets since the items it secures are classified as current liabilities. See Note 5 — Debt and Note 6 — Derivatives and Hedging Activities, respectively, for further details.

Inventories — Merchandise inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out basis using the retail method in North America and average cost method, at an individual item level for Europe.

Prepaid Expenses — Prepaid expenses as of January 29, 2011 and January 30, 2010 included the following components (in thousands):

	January 29,	January 30,
	2011	2010

Prepaid rent and occupancy	$19,532	$30,444
Prepaid insurance	577	193
Other	1,340	2,236

Total prepaid expenses	$21,449	$32,873

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Current Assets — Other current assets as of January 29, 2011 and January 30, 2010 included the following components (in thousands):

	January 29,	January 30,
	2011	2010

Credit card receivables	$5,209	$4,617
Franchise receivables	4,139	6,457
Store supplies	6,567	6,794
Deferred tax assets, net of valuation allowance	4,064	2,839
Income taxes receivable	69	2,556
Other	4,610	4,973

Total other current assets	$24,658	$28,236

Property and Equipment — Property and equipment are recorded at historical cost. Depreciation is computed on the straight-line method over the estimated useful lives of the buildings and the furniture, fixtures, and equipment, which range from five to ten years. Amortization of leasehold improvements is computed on the straight-line method based upon the shorter of the estimated useful lives of the assets or the terms of the respective leases. Maintenance and repair costs are charged to earnings while expenditures for major improvements are capitalized. Upon the disposition of property and equipment, the accumulated depreciation is deducted from the original cost and any gain or loss is reflected in current earnings.

Capital Leases — Leased property meeting certain capital lease criteria is capitalized as an asset and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is recorded using the straight-line method over the shorter of the estimated useful life of the leased asset or the initial lease term and is included in “Depreciation and amortization” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). Interest expense is recognized on the outstanding capital lease obligation using the effective interest method and is recorded in “Interest expense, net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). On February 19, 2010, the Company sold its North American distribution center/office building (the “Property”) to a third party. The Company received net proceeds of $16.8 million from the sale of the Property. Contemporaneously with the sale of the Property, the Company entered into a lease agreement, dated February 19, 2010. The lease agreement provides for (1) an initial expiration date of February 28, 2030 with two (2) five (5) year renewal periods, each at the option of the Company and (2) basic rent of $2.1 million per annum (subject to annual increases). This transaction is accounted for as a capital lease. The Company has a $1.1 million letter of credit to secure lease payments for the Property.

Goodwill — As discussed in Note 1 — Nature of Operations and Acquisition of Claire’s Stores, Inc. above, the Company accounted for the acquisition of Claire’s Stores, Inc. as a business combination using the purchase method of accounting. The purchase price was allocated to assets and liabilities based on estimated fair market values at the date of acquisition. The remaining $1.8 billion excess of cost over amounts assigned to assets acquired and liabilities assumed was recognized as goodwill. The goodwill is not deductible for tax purposes.

The Company performs a goodwill impairment test on an annual basis or more frequently when events or circumstances indicate that the carrying value of a reporting unit more likely than not exceeds its fair value. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of each of our reporting units with its carrying value. If a reporting unit’s carrying value exceeds its fair value, the second step is performed to measure the amount of impairment loss, if any. The second step involves a comparison of the implied fair value and carrying value of that reporting unit’s goodwill. To the extent that a reporting unit’s carrying value exceeds the implied fair value of its goodwill, an impairment loss

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is recognized. See Note 3 — Impairment Charges for results of impairment testing and Note 4 — Goodwill and Other Intangible Assets, respectively, for more details.

Intangible Assets — Intangible assets include tradenames, franchise agreements, lease rights, territory rights and leases that existed at the date of acquisition with terms that were favorable to market at that date. The Company makes investments through its European subsidiaries in intangible assets upon the opening and acquisition of many of our store locations in Europe. These intangible assets are amortized to residual value on a straight-line basis over the useful lives of the respective leases, not to exceed 25 years. The Company evaluates the residual value of its intangible assets periodically and adjusts the amortization period and/or residual value when the Company believes the residual value of the asset is not recoverable. Indefinite-lived intangible assets are tested for impairment annually or more frequently when events or circumstances indicate that the carrying value more likely than not exceeds its fair value. Definite-lived intangible assets are tested for impairment when events or circumstances indicate that the carrying value may not be recoverable. Any impairment charges resulting from the application of these tests are immediately recorded as a charge to earnings in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 3 — Impairment Charges for results of impairment testing and Note 4 — Goodwill and Other Intangible Assets, respectively, for more details.

Deferred Financing Costs — Costs incurred to issue debt are deferred and amortized as a component of interest expense over the estimated term of the related debt using the effective interest rate method. Amortization expense, recognized as a component of “Interest expense, net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss), were $10.0 million, $10.4 million and $10.6 million for Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively.

Other Assets — Other assets as of January 29, 2011 and January 30, 2010 included the following components (in thousands):

	January 29,	January 30,
	2011	2010

Investment in Claire’s Nippon joint venture	$—	$17,758
Initial direct costs of leases	16,358	16,905
Prepaid lease payments	6,856	7,098
Deferred tax assets, non-current	2,726	2,362
Other	16,347	14,119

Total other assets	$42,287	$58,242

On September 2, 2010, the Company converted its former 50% ownership interest in the Claire’s Nippon joint venture into the full and exclusive rights to operate Claire’s stores in all of Asia excluding Japan. The former joint venture partner acquired the right to operate Claire’s stores exclusively in Japan. The Company and the former joint venture partner also agreed to operate Claire’s Nippon under a new license agreement, to replace the existing merchandising agreement and to amend the buying agency agreement. In accordance with Accounting Standards Codification (“ASC”) Subtopic 845-10, Nonmonetary Transactions, the Company measured the conversion based on the fair value of the asset surrendered. The Company recorded the exclusive territory rights as an indefinite-lived intangible asset in the amount of $0.6 million. See Note 4 — Goodwill and Other Intangibles.

The Company recorded its 50% ownership interest of Claire’s Nippon’s net income (loss) in the amounts of $(2.5) million, $(1.0) million and $0.3 million for Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively, in “Other expense (income), net” in the Consolidated Statements of Operations and Comprehensive Income (Loss).

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The initial direct costs of leases and prepaid lease payments are amortized on a straight-line basis over the respective lease terms, typically ranging from four to 15 years.

Impairment of Long-Lived Assets — The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the net book value of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the net book value of an asset or asset group to the future net undiscounted cash flows expected to be generated by the asset or asset group. If these comparisons indicate that the asset or asset group is not recoverable, an impairment loss is recognized for the excess of the carrying amount over the fair value of the asset or asset group. The fair value is estimated based on discounted future cash flows expected to result from the use and eventual disposition of the asset or asset group using a rate that reflects the operating segment’s average cost of capital. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell and are no longer depreciated. See Note 3 — Impairment Charges for results of impairment testing.

Accrued Expenses and Other Current Liabilities — Accrued expenses and other current liabilities as of January 29, 2011 and January 30, 2010 included the following components (in thousands):

	January 29,	January 30,
	2011	2010

Compensation and benefits	$46,121	$41,861
Gift cards and certificates	21,917	20,989
Sales and local taxes	14,321	8,036
Store rent	3,753	4,873
Interest rate swaps	1,165	8,752
Other	19,838	15,422

Total accrued expenses and other current liabilities	$107,115	$99,933

Revenue Recognition — The Company recognizes sales as the customer takes possession of the merchandise. The estimated liability for sales returns is based on the historical return levels, which is included in “Accrued expenses and other current liabilities.” The Company excludes sales taxes collected from customers from “Net sales” in its Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company accounts for the goods it sells to third parties under franchising and licensing agreements within “Net sales” and “Cost of sales, occupancy and buying expenses” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). The franchise fees the Company charges under the franchising agreements are reported in “Other expense (income), net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

Upon purchase of a gift card or gift certificate, a liability is established for the cash value. The liability is included in “Accrued expenses and other current liabilities.” Revenue from gift card and gift certificate sales is recognized at the time of redemption.

Cost of Sales — Included within the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) line item “Cost of sales, occupancy and buying expenses” is the cost of merchandise sold to our customers, inbound and outbound freight charges, purchasing costs, and inspection costs. Also included in this line item are the occupancy costs of the Company’s stores and the Company’s internal costs of facilitating the merchandise procurement process, both of which are treated as period costs. All merchandise purchased by the Company is shipped to one of its two distribution centers. As a result, the Company has no internal transfer costs. The cost of the Company’s distribution centers are included within the financial statement line item “Selling, general and administrative” expenses, and not in “Cost of sales, occupancy and

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

buying expenses.” These distribution center costs were approximately $10.0 million, $8.5 million and $13.7 million, for Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively.

Advertising Expenses — The Company expenses advertising costs as incurred and include in-store marketing, mall association dues and digital interactive media. Advertising expenses were $12.8 million, $11.3 million and $12.5 million for Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively.

Rent Expense — The Company recognizes rent expense for operating leases with periods of free rent (including construction periods), step rent provisions, and escalation clauses on a straight-line basis over the applicable lease term. From time to time, the Company may receive capital improvement funding from its lessors. These amounts are recorded as a “Deferred rent expense” and amortized over the remaining lease term as a reduction of rent expense. The Company considers lease renewals in the determination of the applicable lease term when such renewals are reasonably assured. The Company takes this factor into account when calculating minimum aggregate rental commitments under non-cancelable operating leases set forth in Note 7 — Commitments and Contingencies.

Stock-Based Compensation — The Company issues stock options and other stock-based awards to executive management, key employees, and directors under its stock-based compensation plans.

Time-vested stock awards, including stock options and restricted stock, are accounted for at fair value at date of grant. The stock-based compensation expense is recorded on a straight-line basis over the requisite service period using the graded-vesting method for the entire award. Performance-based stock awards are accounted for at fair value at date of grant. The stock-based expense was based upon the number of shares expected to be issued when it became probable that performance targets required to receive the awards would be achieved. The stock-based compensation expense is recognized over the requisite service period.

Buy-one-get-one (the “BOGO”) options, which are immediately vested and exercisable upon issuance, are accounted for at fair value at date of grant. The compensation expense is recognized on a straight-line basis over a four year period due to the terms of the option requiring forfeiture in certain cases including the grantee’s voluntary resignation from the Company’s employ prior to May 2011.

Income Taxes — The Company accounts for income taxes under the provisions of ASC Topic 740, Income Taxes, which generally requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income in the period the new legislation is enacted. Valuation allowances are recognized to reduce deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, the Company considers estimates of future taxable income.

The Company is subject to tax audits in numerous jurisdictions, including the United States, individual states and localities, and internationally. Tax audits by their very nature are often complex and can require several years to complete. In the normal course of business, the Company is subject to challenges from the Internal Revenue Service (“IRS”) and other tax authorities regarding amounts of taxes due. These challenges may alter the timing or amount of taxable income or deductions, or the allocation of income among tax jurisdictions. In July 2006, the Financial Accounting Standards Board (“FASB”) issued guidance which clarifies the accounting for income taxes in the financial statements by prescribing a minimum probability recognition threshold and measurement process for recording uncertain tax positions taken or expected to be taken in a tax return. This guidance requires that the Company determine whether a tax position is more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are at least more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is more likely than not of being sustained. Additionally, the FASB provided guidance on de-

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recognition, classification, accounting and disclosure requirements. The Company adopted this guidance on February 4, 2007. The adoption of this guidance did not result in an adjustment to the Company’s unrecognized tax benefits. See Note 11 — Income Taxes for further information.

Foreign Currency Translation — The financial statements of the Company’s foreign operations are translated into U.S. Dollars. Assets and liabilities are translated at fiscal year-end exchange rates while income and expense accounts are translated at the average rates in effect during the year. Equity accounts are translated at historical exchange rates. Resulting translation adjustments are accumulated as a component of “Accumulated other comprehensive income (loss), net of tax” in the Company’s Consolidated Balance Sheets. Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, except for intercompany loans of a long-term investment nature, are included in results of operations. These foreign currency transaction losses (gains) were approximately $5.1 million, $(1.2) million and $0.6 million, for Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively.

Comprehensive Income (Loss) — Comprehensive income (loss) represents a measure of all changes in shareholder’s equity (deficit) except for changes resulting from transactions with shareholders in their capacity as shareholders. The Company’s total comprehensive income (loss) consists of net income (loss), foreign currency translation adjustments, reclassification of foreign currency translation adjustments into net income (loss) and adjustments for derivative instruments accounted for as cash flow hedges. Amounts included in “Comprehensive income (loss)” are recorded net of income taxes.

Derivative Financial Instruments — The Company recognizes the fair value of derivative financial instruments on the Consolidated Balance Sheets. Gain and losses related to a hedge that result from changes in the fair value of the hedge are either recognized in income to offset the gain or loss on the hedged item, or deferred and reported as a component of “Accumulated other comprehensive income (loss), net of tax” in the Consolidated Balance Sheets and subsequently recognized in income when the hedged item affects net income. The ineffective portion of the change in fair value of a hedge is recognized in income immediately.

Fair Value Measurements — ASC 820, Fair Value Measurement Disclosures defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Disclosures of the fair value of certain financial instruments are required, whether or not recognized in the Consolidated Balance Sheets. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. There is a three-level valuation hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table summarizes the Company’s assets (liabilities) measured at fair value on a recurring basis segregated among the appropriate levels within the fair value hierarchy (in thousands):

Fair Value Measurements at January 29, 2011 Using
Quoted
Prices in
Active
Markets
		for	Significant
		Identical	Other	Significant
		Assets	Observable	Unobservable
	Carrying	(Liabilities)	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Interest rate swap	$(1,165)	$—	$(1,165)	$—

Fair Value Measurements at January 30, 2010 Using
Quoted
Prices in
Active
Markets
		for	Significant
		Identical	Other	Significant
		Assets	Observable	Unobservable
	Carrying	(Liabilities)	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Interest rate swaps	$(8,752)	$—	$(8,752)	$—

The fair value of the Company’s interest rate swaps represents the estimated amounts the Company would receive or pay to terminate those contracts at the reporting date based upon pricing or valuation models applied to current market information. The interest rate swaps are valued using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates derived from observed market interest rate curves. The Company included credit valuation adjustment risk in the calculation of fair value for the Swaps entered into in July 2007. The Swap entered into on July 28, 2010 is collateralized by cash and thus the Company does not make any credit-related valuation adjustments. The Company mitigates derivative credit risk by transacting with highly rated counterparties. The Company does not enter into derivative financial instruments for trading or speculative purposes. See Note 6 — Derivatives and Hedging Activities for further information.

Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company’s non-financial assets, which include goodwill, intangible assets, and long-lived tangible assets, are not adjusted to fair value on a recurring basis. Fair value measures of non-financial assets are primarily used in the impairment analysis of these assets. Any resulting asset impairment would require that the non-financial asset be recorded at its fair value. The Company reviews goodwill and indefinite-lived intangible assets for impairment annually, during the fourth quarter of each fiscal year, or as circumstances indicate the possibility of impairment. The Company monitors the carrying value of definite-lived intangible assets and long-lived tangible assets for impairment whenever events or changes in circumstances indicate its carrying amount may not be recoverable.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables summarize the Company’s assets measured at fair value on a nonrecurring basis segregated among the appropriate levels within the fair value hierarchy (in thousands):

Fair Value Measurements at January 29, 2011 Using
Quoted
Prices in
Active
		Markets	Significant
		for	Other	Significant
		Identical	Observable	Unobservable	Impairment
	Carrying	Assets	Inputs	Inputs	Charges
	Value	(Level 1)	(Level 2)	(Level 3)(1)	Fiscal 2010

Intangible assets	$28,180	$—	$—	$28,180	$12,262

(1)	See Note 3 — Impairment Charges for discussion of the valuation techniques used to measure fair value, the description of the inputs and information used to develop those inputs.

Fair Value Measurements at January 30, 2010 Using
Quoted
Prices in
Active
		Markets	Significant
		for	Other	Significant
		Identical	Observable	Unobservable	Impairment
	Carrying	Assets	Inputs	Inputs	Charges
	Value	(Level 1)	(Level 2)	(Level 3)(1)	Fiscal 2009

Long-lived assets	$17,000	$—	$—	$17,000	$3,142

(1)	See Note 3 — Impairment Charges for discussion of the valuation techniques used to measure fair value, the description of the inputs and information used to develop those inputs.

During Fiscal 2010, franchise agreements with a carrying amount of $40.5 million were written down to their fair value of $28.2 million, resulting in an impairment charge of $12.3 million, which was included in “Impairment of assets” on the Consolidated Statements of Operations and Comprehensive Income (Loss).

During Fiscal 2009, long-lived assets held and used with a carrying amount of $20.1 million were written down to their fair value of $17.0 million, resulting in an impairment charge of $3.1 million, which was included in “Impairment of assets” on the Consolidated Statements of Operations and Comprehensive Income (Loss).

Financial Instruments Not Measured at Fair Value

The Company’s financial instruments consist primarily of cash and cash equivalents, restricted cash, accounts receivable, current liabilities, short-term debt, long-term debt, and the revolving credit facility.

Cash and cash equivalents, restricted cash, accounts receivable, short-term debt and current liabilities approximate fair market value due to the relatively short maturity of these financial instruments.

The Company considers all investments with a maturity of three months or less when acquired to be cash equivalents. The Company’s cash equivalent instruments are valued using quoted market prices and are primarily U.S. Treasury securities. The estimated fair value of the Company’s long-term debt, including the current portion, and the revolving credit facility was approximately $2.36 billion at January 29, 2011, compared to a carrying value of $2.45 billion at that date. The estimated fair value of the Company’s debt was approximately $1.95 billion at January 30, 2010, compared to a carrying value of $2.52 billion at that date. For publicly-traded debt, the fair value (estimated market value) is based on market prices. For other debt, fair value is estimated based on quoted prices for similar instruments.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements — In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures — Improving Disclosures about Fair Value Measurements (amendments to ASC Topic 820, Fair Value Measurements and Disclosures). ASU 2010-06 amends the disclosure requirements related to recurring and nonrecurring measurements. The guidance requires new disclosures on the transfer of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The Company adopted this guidance during its first fiscal quarter of Fiscal 2010 and it did not have a material impact on the Company’s financial position, results of operations or cash flow.

In February 2010, the FASB issued ASU 2010-09, Subsequent Events: Amendments to Certain Recognition and Disclosure Requirements (amendments to ASC Topic 855, Subsequent Events). ASU 2010-09 clarifies that subsequent events should be evaluated through the date the financial statements are issued. In addition, this update no longer requires a filer to disclose the date through which subsequent events have been evaluated. This guidance is effective for financial statements issued subsequent to February 24, 2010. The Company adopted this guidance on this date. This guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

There are no recently issued accounting standards that are expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

3.	IMPAIRMENT CHARGES

The Company recorded non-cash impairment charges for the fiscal years ended January 29, 2011, January 30, 2010 and January 31, 2009 as follows (in thousands):

	Fiscal	Fiscal	Fiscal
	2010	2009	2008

Goodwill	$—	$—	$297,000
Tradenames	—	—	199,000
Franchise agreements	12,262	—	—
Investment in Claire’s Nippon	6,030	—	25,500
Long-lived assets	—	3,142	2,490

Total impairment charges	$18,292	$3,142	$523,990

The Company’s principal indefinite-lived intangible assets, other than goodwill, include tradenames and lease rights which are not subject to amortization. Goodwill and other indefinite-lived intangible assets are tested for impairment annually or more frequently when events or circumstances indicate that the carrying value of a reporting unit more likely than not exceeds its fair value. The Company performs annual impairment tests during the fourth quarter of its fiscal year.

The Company’s principal definite-lived intangible assets include franchise agreements and lease rights which are subject to amortization and leases that existed at date of acquisition with terms that were favorable to market at that date. Definite-lived intangible assets are tested for impairment when events or circumstances indicate that the carrying value of the asset may not be recoverable.

The deterioration in the financial and housing markets and resulting effect on consumer confidence and discretionary spending that occurred during Fiscal 2010, Fiscal 2009 and Fiscal 2008 had a significant impact on the retail industry. The Company tests assets for impairment annually as of the first day of the fourth quarter of its fiscal year. On the first day of the fourth quarter of Fiscal 2010, Fiscal 2009 and Fiscal 2008, the

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company considered the impact the economic conditions had on its business as an indicator under ASC Topic 350, Intangibles — Goodwill and Other, that a reduction in its goodwill fair value may have occurred. Accordingly, the Company performed its test for goodwill impairment following the two step process defined in ASC Topic 350. The first step in this process compares the fair value of the reporting unit to its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. This allocation is similar to a purchase price allocation performed in purchase accounting. If the carrying amount of the reporting unit goodwill exceeds the implied goodwill value, an impairment loss should be recognized in an amount equal to that excess. The Company has two reporting units as defined under ASC Topic 350. These reporting units are its North American segment and its European segment.

The fair value of each reporting unit determined under step 1 of the goodwill impairment test was based on a three-fourths weighting of a discounted cash flow analysis using forward-looking projections of estimated future operating results and a one-fourth weighting of a guideline company methodology under the market approach using revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples. Management’s determination of the fair value of each reporting unit incorporates multiple assumptions, including future business growth, earnings projections and the weighted average cost of capital used for purposes of discounting. Decreases in business growth, decreases in earnings projections and increases in the weighted average cost of capital will all cause the fair value of the reporting unit to decrease.

Based on this testing under step 1, no impairment charge was recognized during Fiscal 2010 and Fiscal 2009. In Fiscal 2008, during testing under step 1, management determined the fair value of each reporting unit was less than its respective carrying value. Accordingly, management performed a step 2 of the test to determine the extent of the goodwill impairment and concluded the carrying value of the goodwill of the North America reporting unit was impaired by $180.0 million and the carrying value of the goodwill of the Europe reporting unit was impaired by $117.0 million. This resulted in the Company recording total non-cash impairment charges of $297.0 million in Fiscal 2008, which was included in “Impairment of assets” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company also performed similar impairment testing on its other indefinite lived intangible assets during the fourth quarter of Fiscal 2010, Fiscal 2009 and Fiscal 2008. The Company estimates the fair value of these intangible assets primarily utilizing a discounted cash flow model. The forecasted cash flows used in the model contain inherent uncertainties, including significant estimates and assumptions related to growth rates, margins and cost of capital. Changes in any of the assumptions utilized could affect the fair value of the intangible assets and result in an impairment triggering event. No impairment charge was recognized in Fiscal 2010 and Fiscal 2009. In Fiscal 2008, the Company determined that the tradenames intangible assets in its North America reporting unit was impaired $134.0 million and that the tradenames intangible assets in its Europe reporting unit was impaired $65.0 million. This resulted in combined non-cash impairment charges related to intangible assets of $199.0 million in Fiscal 2008. These intangible asset impairment charges were recorded in “Impairment of assets” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

During the fourth quarter of Fiscal 2010, management performed a strategic review of its franchise business. The franchisees’ continued inability to meet store development expectations prompted the Company to reevaluate its franchise development strategy and to perform a valuation of the franchise agreements, which are definite-lived intangible assets. The Company utilized a discounted cash flow model and determined the franchise agreements intangible assets were impaired. This resulted in the Company recording a non-cash impairment charge of $12.3 million in Fiscal 2010, which was included in “Impairment of assets” on the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with ASC Subtopic 323-10, Investments — Equity Method and Joint Ventures, the Company is required to perform an assessment of overall other than temporary decrease in investment value when events or circumstances indicate that the carrying value may not be recoverable. The fair value of Claire’s Nippon is based on a discounted cash flow analysis of estimated future operating results. A decrease in business growth, decrease in earnings projections or increase in the discount factor will cause the fair value to decrease. The 2010 precipitous decline in sales, lower margin rates due to markdowns on slow-moving merchandise, and difficulty in cost reduction efforts, coupled with an inability to generate positive cash flow to pay royalties or dividends since inception, prompted the Company to perform a valuation of Claire’s Nippon. Because the expected future cash flows were less than the net carrying value of the investment in Claire’s Nippon, during Fiscal 2010, a non-cash impairment charge of $6.0 million was recognized for the excess of the net carrying value of the investment over the estimated fair value of $0.6 million. During Fiscal 2008, the Company recorded a non-cash impairment charge of $25.5 million for its former investment in Claire’s Nippon.

The Company accounts for long-lived tangible assets under ASC Topic 360, Property, Plant, and Equipment. Assessment for possible impairment is based on the Company’s ability to recover the carrying value of the long-lived asset from the expected undiscounted future operating cash flows or management’s determination that the long-lived asset has limited future use. If the expected undiscounted future cash flows are less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. Fair value is measured based on a projected discounted cash flow model using a discount rate that is commensurate with the risk inherent in the business. During Fiscal 2010, no impairment charges were recognized with regards to long-lived assets. During Fiscal 2009 and Fiscal 2008, the Company recognized non-cash impairment charges related to long-lived assets of $3.1 million and $2.5 million, respectively, recorded in “Impairment of assets” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

In connection with the Transactions, the Company recorded goodwill and other intangible assets at date of acquisition. The Company’s principal indefinite-lived intangible assets include tradenames and lease rights which are not subject to amortization. The Company’s principal definite-lived intangible assets include franchise agreements and lease rights which are subject to amortization and leases that existed at date of acquisition with terms that were favorable to market at that date.

The changes in the carrying amount of goodwill during Fiscal 2010 and Fiscal 2009 by reporting unit are as follows (in thousands):

	North
	America	Europe	Total

Balance as of January 31, 2009:
Goodwill	$1,409,941	$431,405	$1,841,346
Accumulated impairment losses	(180,000)	(117,000)	(297,000)

	$1,229,941	$314,405	$1,544,346

Reclassification adjustment in Fiscal 2009(1)	5,710	—	5,710
Balance as of January 29, 2011 and January 30, 2010:
Goodwill	$1,415,651	$431,405	$1,847,056
Accumulated impairment losses	(180,000)	(117,000)	(297,000)

	$1,235,651	$314,405	$1,550,056

(1)	Reclassification of valuation allowance on deferred tax assets.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The carrying amount and accumulated amortization of identifiable intangible assets at January 29, 2011 and January 30, 2010 were (in thousands):

		January 29, 2011		January 30, 2010
	Estimated	Gross		Gross
	Life	Carrying	Accumulated	Carrying	Accumulated
	in Years	Amount	Amortization	Amount	Amortization

Intangible assets subject to amortization:
	Lease terms ranging from
Lease rights	4.5 to 16.5	$24,757	$(5,996)	$13,681	$(4,145)
Franchise agreements	1 to 9	40,738	(12,558)	53,000	(9,291)
Favorable lease obligations	10	30,859	(20,000)	30,501	(14,493)
Other	5	499	(193)	372	(103)

Total intangible assets subject to amortization		96,853	(38,747)	97,554	(28,032)
Indefinite-lived intangible assets:
Indefinite-lived tradenames		$447,108	$—	$447,112	$—
Indefinite-lived lease rights		51,652	—	63,393	—
Indefinite-lived territory rights		600	—	—	—

Total indefinite-lived intangible assets		499,360	—	510,505	—

Total intangible assets		$596,213	$(38,747)	$608,059	$(28,032)

For Fiscal 2010, Fiscal 2009 and Fiscal 2008, amortization expense of $10.9 million, $13.6 million and $14.9 million, respectively, was recognized by the Company. In conjunction with the valuation of the franchise agreements, the Company considered many factors including the appropriateness of their useful lives. The Company determined an appropriate remaining useful life for each franchise agreement. Collectively, the remaining useful lives of the franchise agreements fall within the range of approximately one to nine years. As discussed in Note 3 — Impairment Charges, the Company recognized impairment charges related to intangible assets of $12.3 million in Fiscal 2010 and $199.0 million in Fiscal 2008. There were no such impairment charges for intangible assets in Fiscal 2009.

		Weighted
		Average
		Amortization
		Period for
		Amortizable
		Intangible
		Asset
Intangible Asset Acquisitions (in 000’s)	Amortizable	Acquisitions

Lease rights:
Fiscal 2010	$978	9.9
Fiscal 2009	435	9.9
Fiscal 2008	1,794	8.7
Other:
Fiscal 2010	126	5.0
Fiscal 2009	111	5.0
Fiscal 2008	176	5.0

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The weighted average amortization period of amortizable intangible assets acquired in Fiscal 2010 was 9.4 years.

The remaining net amortization as of January 29, 2011 of identifiable intangible assets with finite lives by year is as follows (in thousands):

Fiscal Year	Amortization

2011	$10,609
2012	8,057
2013	7,202
2014	6,406
2015	5,211
2016 and thereafter	20,621

Total	$58,106

5.	DEBT

Debt as of January 29, 2011 and January 30, 2010 included the following components (in thousands):

	January 29,	January 30,
	2011	2010

Short-term debt and current portion of long-term debt:
Note payable to bank due 2012	$57,703	$—
Current portion of long-term debt	18,451	14,500

Total short-term debt and current portion of long-term debt	$76,154	$14,500

Long-term debt:
Senior secured term loan facility due 2014	$1,399,250	$1,413,750
Senior notes due 2015	236,000	250,000
Senior toggle notes due 2015	360,431	381,891
Senior subordinated notes due 2017	259,612	282,237

	2,255,293	2,327,878
Less: current portion of long-term debt	(18,451)	(14,500)

Long-term debt	$2,236,842	$2,313,378

Senior secured revolving credit facility due 2013	$194,000	$194,000

Obligations under capital leases	$17,290	$—

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of January 29, 2011, the Company’s total debt maturities are as follows for each of the following fiscal years (in thousands):

	Capital
	Leases	Debt
2011	$2,165	$76,154
2012	2,209	14,500
2013	2,253	208,500
2014	2,298	1,351,799
2015	2,344	596,431
Thereafter	37,407	259,612

Total	48,676	$2,506,996

Imputed interest	(31,386)

Present value of minimum capital lease principal payments	17,290
Current portion	—

Long-term capital lease obligation	$17,290

The Company’s interest expense, net for Fiscal 2010, Fiscal 2009 and Fiscal 2008 included the following components (in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Term loan facility	$53,255	$66,348	$88,216
Revolving credit facility	6,110	5,708	4,835
Senior notes	22,605	23,154	23,074
Senior toggle notes	36,881	39,021	35,671
Senior subordinated notes	27,620	32,913	35,090
Note payable to bank	85	—	—
Capital lease obligation	1,232	—	—
Amortization of deferred debt issue costs	10,005	10,398	10,567
Other interest expense	57	82	(17)
Interest income	(144)	(206)	(1,489)

Interest expense, net	$157,706	$177,418	$195,947

Accrued interest payable as of January 29, 2011 and January 30, 2010 consisted of the following components (in thousands):

	January 29,	January 30,
	2011	2010

Term loan facility	$8,239	$5,474
Revolving credit facility	231	328
Senior notes	3,658	3,875
Senior subordinated notes	4,568	4,966
Note payable to bank	87	—
Other	—	1

Total accrued interest payable	$16,783	$14,644

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SHORT-TERM DEBT

On January 24, 2011, the Company entered into a Euro denominated loan (the “Euro loan”) in the amount of €42.4 million that is due on January 24, 2012. The Euro loan bears interest at the three month Euro Interbank Offered Rate (“EURIBOR”) rate plus 8.00% per year and is payable quarterly. As of January 29, 2011, there was €42.4 million, or the equivalent of $57.7 million, outstanding under the Euro loan, and the weighted-average interest rate for borrowings outstanding was 9.02%. The Company intends to use the net proceeds of the borrowings for general corporate purposes.

The obligation under the Euro loan is secured by a cash deposit in the amount of €15.0 million ($20.4 million) at January 29, 2011, and a perfected first lien security interest in all of the issued and outstanding equity interest of one the Company’s international subsidiaries, Claire’s Holdings S.a.r.l. The cash deposit is classified as “Cash and cash equivalents and restricted cash” in the Company’s Consolidated Balance Sheet. See Note 2 — Summary of Significant Accounting Policies for further details.

LONG-TERM DEBT

Credit Facility

The Credit Facility is with a syndication of lenders and consists of a $1.45 billion senior secured term loan facility and a $200.0 million senior secured revolving credit facility. The Credit Facility contains customary provisions relating to mandatory prepayments, voluntary prepayments, affirmative covenants, negative covenants, and events of default. At the consummation of the Merger, the Company drew the full amount of the senior secured term loan facility and was issued a $4.5 million letter of credit. The letter of credit was subsequently increased to $6.0 million.

The Company drew down the remaining $194.0 million available under the revolving credit facility (the “Revolver”) during Fiscal 2008. The Company was not required to repay any of the Revolver until the due date of May 29, 2013, therefore, the Revolver was classified as a long-term liability in the accompanying Consolidated Balance Sheet as of January 29, 2011. The interest rate on the Revolver on January 29, 2011 was 2.5%. Subsequent to January 29, 2011, we paid down the entire $194.0 million of the Revolver and $241.0 million of indebtedness under the senior secured term loan from proceeds from our Senior Secured Second Lien Notes offering. As a result of the prepayment under the senior secured term loan facility, the Company is no longer required to make any quarterly payments and has a final payment of $1,154 million due on May 29, 2014. See Note 16 — Subsequent Events to our Consolidated Financial Statements.

All obligations under the Credit Facility are unconditionally guaranteed by (i) Claire’s Inc., our parent, prior to an initial public offering of Claire’s Stores, Inc. stock, and (ii) certain of our existing and future wholly-owned domestic subsidiaries, subject to certain exceptions.

All obligations under the Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by (i) all of Claire’s Stores, Inc. capital stock, prior to an initial public offering of Claire’s Stores, Inc. stock, and (ii) substantially all of our material owned assets and the material owned assets of subsidiary guarantors, including:

•	a perfected pledge of all the equity interests held by us or any subsidiary guarantor, which pledge, in the case of any foreign subsidiary, is limited to 100% of the non-voting equity interests and 65% of the voting equity interests of such foreign subsidiary held directly by us and the subsidiary guarantors; and

•	perfected security interests in, and mortgages on, substantially all material tangible and intangible assets owned by us and each subsidiary guarantor, subject to certain exceptions.

Borrowings under the Credit Facility bear interest at a rate equal to, at the Company’s option, either (a) an alternate base rate determined by reference to the higher of (1) prime rate in effect on such day and

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2) the federal funds effective rate plus 0.50% or (b) LIBOR rate, with respect to any Eurodollar borrowing, determined by reference to the costs of funds for U.S. dollar deposits in the London Interbank Market for the interest period relevant to such borrowing, adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the Credit Facility was 1.75% with respect to alternate base rate borrowings and 2.75% with respect to LIBOR borrowings. The applicable margin for borrowings under the Credit Facility will be subject to one or more stepdowns, in each case based upon the ratio of our net senior secured debt to EBITDA for the period of four consecutive fiscal quarters most recently ended as of such date (the “Total Net Secured Leverage Ratio”). In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a commitment fee, initially 0.50% per annum, in respect of the revolving credit commitments thereunder. The commitment fee will be subject to one stepdown, based upon our Total Net Secured Leverage Ratio. The Company must also pay customary letter of credit fees and agency fees. At January 29, 2011 and January 30, 2010, the weighted average interest rate for borrowings outstanding under the Credit Facility was 2.98% and 2.94%, respectively.

The Credit Facility does not contain any covenants that require the Company to maintain any particular financial ratio or other measure of financial performance; however, it does contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our, our parent’s and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

A breach of any of these covenants could result in an event of default. Upon the occurrence of an event of default, the lenders could elect to declare all amounts outstanding under the Credit Facility to be immediately due and payable and terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under the Credit Facility could proceed against the collateral granted to them to secure that indebtedness.

Senior Notes

In connection with the Transactions, the Company issued $600 million of senior notes in two series:

1) $250.0 million of 9.25% Senior Notes due 2015 (the “Senior Cash Pay Notes”), and

2) $350.0 million of 9.625%/10.375% Senior Toggle Notes due 2015 (the “Senior Toggle Notes” and together with the Senior Cash Pay Notes, the “Senior Notes”)

The Senior Cash Pay Notes are unsecured obligations of the Company and mature on June 1, 2015. Interest is payable semi-annually at 9.25% per annum, which commenced on December 1, 2007.

The Senior Toggle Notes are unsecured obligations of the Company and mature on June 1, 2015. Interest is payable semi-annually commencing on December 1, 2007. For any interest period through June 1, 2011, the Company may, at its option, elect to pay interest on the Senior Toggle Notes (i) entirely in cash (“Cash

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Interest”), (ii) entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“PIK Interest”) or (iii) 50% as Cash Interest and 50% of PIK Interest.

Cash Interest on the Senior Toggle Notes accrues at 9.625% per annum and is payable in cash. PIK Interest on the Senior Toggle Notes accrues at the Cash Interest Rate per annum plus 0.75% and increases the amount outstanding of the Senior Toggle Notes.

The Company elected to pay interest in kind on its Senior Toggle Notes for the interest periods beginning June 2, 2008 through June 1, 2011. This election, net of reductions for note repurchases, increased the principal amount on the Senior Toggle Notes by $98.1 million and $62.4 million as of January 29, 2011 and January 30, 2010, respectively. The accrued payment in kind interest is included in “Long-term debt” in the Consolidated Balance Sheets.

Each of the Company’s wholly-owned domestic subsidiaries that guarantee indebtedness under the Credit Facility jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Notes, expenses, indemnification or otherwise.

On or after June 1, 2011, the Company may redeem the Senior Notes at its option, subject to certain notice provisions at the following redemption prices (expressed as percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on June 1 of the years set forth below:

	Senior Cash Pay	Senior Toggle
Period	Notes	Notes

2011	104.625%	104.813%
2012	102.313%	102.406%
2013 and thereafter	100.000%	100.000%

In addition, prior to June 1, 2011, the Company may redeem the Senior Notes, subject to certain notice periods, at a price equal to 100% of the principal amount of the Senior Notes redeemed plus an applicable premium and accrued an unpaid interest, if any.

Upon the occurrence of a change in control, each holder of the Senior Notes has the right to require the Company to repurchase all or any part of such holder’s Senior Notes, at a price in cash equal to 101% of the principal amount of the Senior Notes redeemed.

Senior Subordinated Notes

In connection with the Transactions, the Company issued $335.0 million of Senior Subordinated Notes. The Senior Subordinated Notes are senior subordinated obligations of the Company and will mature on June 1, 2017. Interest is payable semi-annually at 10.50% per annum, which commenced on December 1, 2007.

Each of the Company’s wholly-owned domestic subsidiaries that guarantee indebtedness under the Credit Facility jointly and severally irrevocably and unconditionally guarantee on a senior subordinated basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Subordinated Notes, expenses, indemnification or otherwise.

On or after June 1, 2012, the Company may redeem the Senior Subordinated Notes at its option, subject to certain notice provisions, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on June 1 of the years set forth below:

Period	Redemption Price

2012	105.25%
2013	103.50%
2014	101.75%
2015 and thereafter	100.00%

In addition, prior to June 1, 2012, the Company may redeem the Senior Subordinated Notes, subject to certain notice periods, at a price equal to 100% of the principal amount of the Senior Notes redeemed plus an applicable premium and accrued an unpaid interest, if any.

Upon the occurrence of a change in control, each holder of the Senior Subordinated Notes has the right to require the Company to repurchase all or any part of such holder’s Senior Subordinated Notes, at a price in cash equal to 101% of the principal amount of the Senior Subordinated Notes redeemed.

The Senior Notes, Senior Toggle Notes and Senior Subordinated Notes (collectively, the “Notes”) contain certain covenants that, among other things, and subject to certain exceptions and other basket amounts, restrict the Company’s ability and the ability of its subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or distributions on capital stock, repurchase or retire capital stock and redeem, repurchase or defease any subordinated indebtedness;

•	make certain investments;

•	create or incur certain liens;

•	create restrictions on the payment of dividends or other distributions to the Company from its subsidiaries;

•	transfer or sell assets;

•	engage in certain transactions with its affiliates; and

•	merge or consolidate with other companies or transfer all or substantially all of its assets.

Certain of these covenants, such as limitations on the Company’s ability to make certain payments such as dividends, or incur debt, will no longer apply if the Notes have investment grade ratings from both of the rating agencies of Moody’s Investor Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) and no event of default has occurred. Since the date of issuance of the Notes in May 2007, the Notes have not received investment grade ratings from Moody’s or S&P. Accordingly, all of the covenants under the Notes currently apply to the Company. None of these covenants, however, require the Company to maintain any particular financial ratio or other measure of financial performance. As of January 29, 2011, the Company is in compliance with the covenants under its Notes.

European Credit Facilities

The Company’s non-U.S. subsidiaries have bank credit facilities totaling approximately $2.6 million. The facilities are used for working capital requirements, letters of credit and various guarantees. These credit facilities have been arranged in accordance with customary lending practices in the respective country of operation. As of January 29, 2011, the entire amount of $2.6 million was available for borrowing by the Company, subject to a reduction of $2.3 million for outstanding bank guarantees.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note Repurchases

The following is a summary of the Company’s note repurchase activity during Fiscal 2010 and Fiscal 2009 (in thousands):

	Fiscal 2010
	Principal	Repurchase	Recognized
Notes Repurchased	Amount	Price	Gain(1)

Senior Notes	$14,000	$12,268	$1,467
Senior Toggle Notes	57,173	49,798	7,612
Senior Subordinated Notes	22,625	17,799	4,309

	$93,798	$79,865	$13,388

(1)	Net of deferred issuance cost write-offs of $265 for the Senior Notes, $922 for the Senior Toggle Notes and $517 for the Senior Subordinated Notes, and accrued interest write-off of $1,159 for the Senior Toggle Notes

	Fiscal 2009
	Principal	Repurchase	Recognized
Notes Repurchased	Amount	Price	Gain(1)

Senior Toggle Notes	$30,500	$19,744	$11,297
Senior Subordinated Notes	52,763	26,347	25,115

	$83,263	$46,091	$36,412

(1)	Net of deferred issuance cost write-offs of $603 and $1,301 for the Senior Toggle Notes and Senior Subordinated Notes, respectively, and accrued interest write-off of $1,144 for the Senior Toggle Notes.

6.	DERIVATIVES AND HEDGING ACTIVITIES

The Company formally designates and documents the financial instrument as a hedge of a specific underlying exposure, as well as the risk management objectives and strategies for undertaking the hedge transaction. The Company formally assesses both at inception and at least quarterly thereafter, whether the financial instruments that are used in hedging transactions are effective at offsetting changes in cash flows of the related underlying exposure. The Company measures the effectiveness of its cash flow hedges by evaluating the following criteria: (i) the re-pricing dates of the derivative instrument match those of the debt obligation; (ii) the interest rates of the derivative instrument and the debt obligation are based on the same interest rate index and tenor; (iii) the variable interest rate of the derivative instrument does not contain a floor or cap, or other provisions that cause a basis difference with the debt obligation; and (iv) the likelihood of the counterparty not defaulting is assessed as being probable.

The Company primarily employs derivative financial instruments to manage its exposure to interest rate changes and to limit the volatility and impact of interest rate changes on earnings and cash flows. The Company does not enter into derivative financial instruments for trading or speculative purposes. The Company faces credit risk if the counterparties to the financial instruments are unable to perform their obligations. However, the Company seeks to mitigate derivative credit risk by entering into transactions with counterparties that are significant and creditworthy financial institutions. The Company monitors the credit ratings of the counterparties.

For derivatives that qualify as cash flow hedges, the Company reports the effective portion of the change in fair value as a component of “Accumulated other comprehensive income (loss), net of tax” in the Consolidated Balance Sheets and reclassifies it into earnings in the same periods in which the hedged item

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

affects earnings, and within the same income statement line item as the impact of the hedged item. The ineffective portion of the change in fair value of a cash flow hedge is recognized in income immediately. No ineffective portion was recorded to earnings during Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively, and all components of the derivative gain or loss were included in the assessment of hedge effectiveness. For derivative financial instruments which do not qualify as cash flow hedges, any changes in fair value would be recorded in the Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company may at its discretion change the designation of any such hedging instrument agreements prior to maturity. At that time, any gains or losses previously reported in accumulated other comprehensive income (loss) on termination would amortize into interest expense or interest income to correspond to the recognition of interest expense or interest income on the hedged debt. If such debt instrument was also terminated, the gain or loss associated with the terminated derivative included in accumulated other comprehensive income (loss) at the time of termination of the debt would be recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss) at that time.

On July 28, 2010, the Company entered into an interest rate swap agreement (the “Swap”) to manage exposure to fluctuations in interest rate changes related to the senior secured term loan facility. The Swap has been designated and accounted for as a cash flow hedge and expires on July 30, 2013. The Swap represents a contract to exchange floating rate for fixed interest payments periodically over the life of the Swap without exchange of the underlying notional amount. The Swap covers an aggregate notional amount of $200.0 million of the outstanding principal balance of the senior secured term loan facility and has a fixed rate of 1.2235%. The interest rate Swap results in the Company paying a fixed rate plus the applicable margin then in effect for LIBOR borrowings resulting in an interest rate of 3.97% at January 29, 2011, on a notional amount of $200.0 million of the senior secured term loan.

The Company entered into three interest rate swap agreements in July 2007 (the “Swaps”) to manage exposure to interest rate changes related to the senior secured term loan facility. The Swaps were designated and accounted for as cash flow hedges. Those Swaps expired on June 30, 2010. The Swaps covered an aggregate notional amount of $435.0 million of the outstanding principal balance of the senior secured term loan facility. The fixed rates of the Swaps ranged from 4.96% to 5.25%. The Swaps were designated and accounted for as cash flow hedges.

The Company does not make any credit-related valuation adjustments to the Swap entered into on July 28, 2010 because it is collateralized by cash, the balance of which is $3.5 million at January 29, 2011. The collateral requirement increases for declines in the three year LIBOR rate below 1.2235%. As of January 29, 2011, the three year LIBOR rate was 0.92% and each further 10 basis point decline in rate would result in an additional collateral requirement of $0.6 million. Any subsequent increases in the three year LIBOR rate will result in a release of the collateral. The Company included credit-related valuation adjustments in the calculation of fair value for the Swaps.

At January 29, 2011 and January 30, 2010, the estimated fair values of the Company’s derivative financial instruments designated as interest rate cash flow hedges were liabilities of approximately $1.2 million and $8.8 million, respectively, which were recorded in “Accrued expenses and other current liabilities” in the Consolidated Balance Sheets. These amounts were also recorded, net of tax of approximately $5.7 million and $5.7 million, respectively, as a component in “Accumulated other comprehensive income (loss), net of tax” in the Consolidated Balance Sheets. See Note 2 — Summary of Significant Accounting Policies for fair value measurement of interest rate swaps.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables provide a summary of the financial statement effect of the Company’s derivative financial instruments designated as interest rate cash flow hedges during Fiscal 2010, Fiscal 2009 and Fiscal 2008 (in thousands):

	Amount of Gain or (Loss)
	Recognized in OCI on Derivative
	(Effective Portion)
	Fiscal	Fiscal	Fiscal
Derivatives in Cash Flow Hedging Relationships	2010	2009	2008

Interest Rate Swaps	$7,587	$9,437	$1,375

	Amount of Gain or (Loss)
	Reclassified from Accumulated
	OCI into Income
	(Effective Portion)(1)
Location of Gain or (Loss) Reclassified from	Fiscal	Fiscal	Fiscal
Accumulated OCI into Income (Effective Portion)	2010	2009	2008

Interest expense, net	$(9,630)	$(19,011)	$(8,440)

(1)	Represents reclassification of amounts from accumulated other comprehensive income (loss) into earnings as interest expense is recognized on the senior secured term loan facility. No ineffectiveness is associated with these interest rate cash flow hedges.

Over the next twelve months, the Company expects to reclassify net losses on the Company’s interest rate swaps recognized within “Accumulated other comprehensive income (loss), net of tax” of $1.9 million into interest expense.

7.	COMMITMENTS AND CONTINGENCIES

Leases — The Company leases its retail stores, certain offices and warehouse space, and certain equipment under operating leases which expire at various dates through the year 2031 with options to renew certain of such leases for additional periods. Most lease agreements contain construction allowances and/or rent holidays. For purposes of recognizing landlord incentives and minimum rental expense on a straight-line basis over the terms of the leases, the Company uses the date of initial possession to begin amortization, which is generally when the Company enters the space and begins to make improvements in preparation of intended use. The lease agreements covering retail store space provide for minimum rentals and/or rentals based on a percentage of net sales. Rental expense for Fiscal 2010, Fiscal 2009 and Fiscal 2008 is set forth below (in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Minimum store rentals	$199,304	$199,908	$205,807
Store rentals based on net sales	2,990	1,454	2,398
Other rental expense	11,751	13,181	16,745

Total rental expense	$214,045	$214,543	$224,950

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Minimum aggregate rental commitments as of January 29, 2011 under non-cancelable operating leases are summarized by fiscal year ending as follows (in thousands):

2011	$202,197
2012	180,734
2013	157,969
2014	135,364
2015	111,560
Thereafter	266,064

Total	$1,053,888

Certain leases provide for payment of real estate taxes, insurance, and other operating expenses of the properties. In other leases, some of these costs are included in the basic contractual rental payments. In addition, certain leases contain escalation clauses resulting from the pass-through of increases in operating costs, property taxes, and the effect on costs from changes in price indexes.

ASC Topic 410, Asset Retirement and Environmental Obligations, requires the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made and that the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset. The retirement obligation relates to costs associated with the retirement of leasehold improvements under store and warehouse leases, within the European segment. The Company had retirement obligations of $3.6 million and $3.2 million as of January 29, 2011 and January 30, 2010, respectively. These retirement obligations are classified as “Deferred rent expense” in the Company’s Consolidated Balance Sheets.

Legal — The Company is, from time to time, involved in litigation incidental to the conduct of its business, including personal injury litigation, litigation regarding merchandise sold, including product and safety concerns regarding heavy metal and chemical content in merchandise, litigation with respect to various employment matters, including litigation with present and former employees, wage and hour litigation and litigation to protect intellectual property rights.

The Company believes that current pending litigation will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

Employment Agreements — The Company has employment agreements with several members of senior management. The agreements, with terms ranging from approximately two to three years, provide for minimum salary levels, performance bonuses, and severance payments.

Other — Approximately 69% of the merchandise purchased by the Company in Fiscal 2010 was manufactured in China. Any event causing a sudden disruption of imports from China, or other foreign countries, could have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The following summary sets forth the components of accumulated other comprehensive income (loss), net of tax for Fiscal 2010, Fiscal 2009 and Fiscal 2008 (in thousands, net of tax):

	Foreign
	Currency	Derivative
	Translation	Instruments	Total

Balance as of February 2, 2008	$17,191	$(13,833)	$3,358
Foreign currency translation adjustment, net of tax of $0	(27,052)	—	(27,052)
Unrealized gain on interest rate swaps, net of tax of $1,531	—	1,375	1,375
Balance as of January 31, 2009	(9,861)	(12,458)	(22,319)

Foreign currency translation adjustment, net of tax of $0	15,507	—	15,507
Unrealized gain on interest rate swaps, net of tax of $1,546	—	9,437	9,437

Balance as of January 30, 2010	5,646	(3,021)	2,625
Foreign currency translation adjustment, net of tax of $0	776	—	776
Unrealized gain on interest rate swaps, net of tax of $0	—	7,587	7,587
Reclassification of foreign currency translation adjustments into net income, net of tax of $0	(9,572)	—	(9,572)

Balance as of January 29, 2011	$(3,150)	$4,566	$1,416

9.	STOCK OPTIONS AND STOCK-BASED COMPENSATION

On June 29, 2007, the Board of Directors and stockholders of Claire’s Inc. adopted the Claire’s Inc. Stock Incentive Plan (the “Plan”). The Plan provides employees and directors of Claire’s Inc., the Company and its subsidiaries, who are in a position to contribute to the long-term success of these entities, with shares or options to acquire shares in Claire’s Inc. to aid in attracting, retaining, and motivating individuals of outstanding ability.

The Plan was amended on July 23, 2007 and September 9, 2008 to increase the number of shares available for issuance to 6,860,000 and 8,200,000, respectively, and to provide for equity investments by employees and directors of the Company through the voluntary stock purchase program. As of January 29, 2011, 1,339,986 shares were available for future grants. The Board of Directors of Claire’s Inc. awarded certain employees and directors the opportunity to purchase common stock at a price of $10.00 per share, the estimated fair market value of the Company’s common stock. With each share purchased, the employee or director was granted a buy-one-get-one option, (the “BOGO Option”) to purchase an additional share at an exercise price of $10.00 per share.

The total stock-based compensation expense recognized by the Company in Fiscal 2010, Fiscal 2009 and Fiscal 2008 was $5.0 million, $6.7 million and $8.2 million, respectively. Related income tax benefits of approximately $1.7 million, $2.3 million and $2.8 million were recognized in Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively. Stock-based compensation is recorded in “Selling, general and administrative” expenses in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss).

During the period from May 29, 2007 through February 2, 2008, the Board of Directors of Claire’s Inc. approved the grant of a total of approximately 3,265,000 stock options under the Plan to certain employees of the Company. In addition, the Board approved approximately 1,850,000 stock options to certain senior executives. The stock options consist of a “Time Option” and “Performance Option” as those terms are defined in the standard form of the option grant letter. The stock options have an exercise price of $10.00 per share, the estimated fair market value of the underlying shares at the date of grant, and expire seven years after the

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

date of grant. Time Options vest and become exercisable based on continued service to the Company. The Time Options vest in four equal annual installments, commencing one year from date of grant. Performance Options vest based on growth in the stock price between May 29, 2007 and specific quarterly measurement dates commencing with the last day of the eighth full fiscal quarter after May 29, 2007. Upon achievement of the performance target, the Performance Options vest and become exercisable in two equal annual installments on the first two anniversaries of the measurement date. During Fiscal 2010, Fiscal 2009 and Fiscal 2008, the Board of Directors approved the grant of approximately 995,000, 828,000 and 2,170,000, respectively, of similar stock options. The Company recognized stock-based compensation expense of $4.2 million, $5.5 million and $6.9 million in Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively, related to Time and Performance Options.

During the period from May 29, 2007 through February 2, 2008, the Board of Directors also granted approximately 970,000 BOGO options which are immediately exercisable and expire in seven years. The period from May 29, 2007 through February 2, 2008 included options to purchase an aggregate of 312,500 BOGO options granted outside of the Plan to certain senior executive officers and directors. During Fiscal 2010 and Fiscal 2008, the Board of Directors granted 6,000 and 46,000, respectively, BOGO options with similar terms. No BOGO options were granted during Fiscal 2009. The Company recognized stock-based compensation expense of $702,000, $1,039,000 and $810,000 in Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively, related to these options.

The following is a summary of activity in the Company’s stock option plan from January 30, 2010 through January 29, 2011:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term (Years)

Outstanding as of January 30, 2010	6,279,360	$10.00
Options granted	1,000,750	$10.00
Options exercised	—	—
Options forfeited or expired	(420,096)	$10.00
Outstanding as of January 29, 2011	6,860,014	$10.00	4.4

Options vested and expected to vest at January 29, 2011	6,703,258	$10.00	4.3

Exercisable at end of period	2,195,119	$10.00	3.8

The weighted average grant date fair value of options granted in Fiscal 2010, Fiscal 2009 and Fiscal 2008 was $3.35, $2.98 and $3.87, respectively.

As of January 29, 2011, there was $4.3 million of unrecognized stock-based compensation expense, net of estimated forfeitures, related to non-vested stock options that is expected to be recognized over a weighted-average period of approximately 2.3 years.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For options granted during Fiscal 2010, Fiscal 2009 and Fiscal 2008, the fair value of each option was estimated on the date of grant using the Black-Scholes and Monte Carlo option pricing models with the following assumptions:

	Fiscal	Fiscal	Fiscal
Time Options and BOGO Options (Black-Scholes)	2010	2009	2008

Expected dividend yield	0.00%	0.00%	0.00%
Weighted average expected stock price volatility	59.25%	55.53%	45.26%
Weighted average risk-free interest rate	2.04%	2.15%	3.18%
Range of risk-free interest rate	1.05% – 2.54%	1.38% – 2.98%	2.50% – 3.44%
Weighted average expected term (years)	4.74	4.39	4.75

	Fiscal	Fiscal	Fiscal
Performance Options (Monte Carlo)	2010	2009	2008

Expected dividend yield	0.00%	0.00%	0.00%
Weighted average expected stock price volatility	58.66%	53.50%	48.00%
Weighted average risk-free interest rate	2.45%	2.05%	3.21%
Range of risk-free interest rate	1.42% – 2.93%	0.18% – 4.25%	1.56% – 4.38%
Weighted average expected term (years)	N/A	N/A	N/A

The expected term of Time Options and BOGO Options has been based on the “simplified” method in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, as amended by SEC SAB No. 110, because the Company has no readily available relevant historical data on option-hold-periods by employees. The Company’s historical option exercise data does not provide a reasonable basis upon which to estimate an expected term of an option due to new ownership of the Company establishing new equity-based compensation arrangements and different classifications of employees receiving grants. The risk-free interest rate for periods within the contractual life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant. Expected stock price volatility was based on peer company data as of the date of each option grant.

Claire’s Inc. will issue new shares to satisfy exercise of stock options. During Fiscal 2010, Fiscal 2009 and Fiscal 2008, no options were exercised and no cash was used to settle equity instruments granted under share-based payment arrangements.

Time-Vested Restricted Stock Awards

On May 29, 2007, Claire’s Inc. issued 125,000 shares of restricted common stock to certain members of executive management of the Company. The shares are subject to certain transfer restrictions and the shares are forfeited if a recipient leaves the Company. The shares vest at the rate of 25% on each of May 29, 2008, May 29, 2009, May 29, 2010, and May 29, 2011. Vesting is based on continued service to the Company. The weighted average grant date fair value was $10.00 per share and the shares had an aggregate fair value at date of grant of $1.25 million. Stock-based compensation expense relating to these shares recorded in Fiscal 2010, Fiscal 2009 and Fiscal 2008 approximated $67,000, $141,000 and $443,000, respectively. At January 29, 2011 and January 30, 2010, unearned stock-based compensation related to these shares approximated $15,000 and $83,000, respectively. The remaining unearned stock-based compensation of $15,000 as of January 29, 2011 is expected to be recognized over a weighted average period of 0.3 years.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of the activity from January 30, 2010 through January 29, 2011 in the Company’s restricted common stock is presented below:

		Weighted
		Average
		Grant Date
	Shares	Fair Value

Nonvested as of January 30, 2010	50,000	$10.00
Granted	—	—
Vested	(25,000)	$10.00
Forfeited	—	—

Nonvested as of January 29, 2011	25,000	$10.00

10.	EMPLOYEE BENEFIT PLANS

The Company maintains a defined contribution plan under 401(k) of the Internal Revenue Code that covers substantially all United States employees meeting certain service requirements. The Company, at its sole discretion, may make matching cash contributions up to specified percentages of employees’ contributions. In March 2009, the Company changed to an annual election of discretionary matching contributions. The Company elected not to make any matching contributions during Fiscal 2010. During Fiscal 2009 and Fiscal 2008, the cost of Company matching contributions was $152,000 and $777,000, respectively.

11.	INCOME TAXES

The components of income (loss) before income taxes for Fiscal 2010, Fiscal 2009 and Fiscal 2008 were as follows (in thousands):

	Fiscal 2010	Fiscal 2009	Fiscal 2008

U.S.	$(34,663)	$(76,154)	$(501,248)
Foreign	48,777	77,262	(140,835)

Total income (loss) before income taxes	$14,114	$1,108	$(642,083)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of income tax expense (benefit) for Fiscal 2010, Fiscal 2009 and Fiscal 2008 were as follows (in thousands):

	Fiscal	Fiscal	Fiscal
	2010	2009	2008

Federal:
Current	$22	$378	$509
Deferred	1,098	3,541	12,440

	1,120	3,919	12,949

State
Current	1,622	437	225
Deferred	(779)	63	(11,413)

	843	500	(11,188)

Foreign
Current	8,737	5,552	5,532
Deferred	(909)	1,539	(5,784)

	7,828	7,091	(252)

Total income tax expense	$9,791	$11,510	$1,509

The provision for income taxes for Fiscal 2010, Fiscal 2009 and Fiscal 2008 differs from an amount computed at the statutory federal rate as follows:

	Fiscal	Fiscal	Fiscal
	2010	2009	2008

U.S. income taxes at statutory federal rate	35.0%	35.0%	35.0%
Valuation allowance	90.1	1,577.1	(15.6)
Nondeductible impairment charges	—	—	(17.6)
Foreign rate differential	(82.5)	(1,927.8)	(0.4)
State and local income taxes, net of federal tax benefit	(2.5)	(92.1)	1.1
Repatriation of foreign earnings	3.0	1,674.7	(2.1)
Change in accrual for estimated tax contingencies	7.9	199.6	(0.4)
Other, net	18.4	(427.7)	(0.2)

	69.4%	1,038.8%	(0.2)%

In Fiscal 2010, the Company’s income tax expense was $9.8 million and its effective tax rate was 69.4%, including tax expense of $12.7 million related to the effect of changes to its valuation allowance on deferred tax assets. In Fiscal 2009, the Company’s income tax expense was $11.5 million and its effective tax rate was 1,038.8%, including tax expense of $17.5 million related to the effect of changes to its valuation allowance on deferred tax assets. In Fiscal 2008, the Company’s income tax expense was $1.5 million and its effective tax rate was (0.2)%, including the non-deductible nature of the goodwill and joint venture impairment charges as well as the impact of an increase to its valuation allowance on deferred tax assets in the U.S. by $95.8 million due to the increased uncertainties related to its ability to utilize these deferred tax assets against future earnings.

The effective income tax rates for Fiscal 2010, Fiscal 2009 and Fiscal 2008 also differ from the statutory federal tax rate of 35% due to the overall geographic mix of losses in jurisdictions with higher tax rates and

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income in jurisdictions with lower tax rates, the impact of the repatriation of foreign earnings to fund transaction related interest, and other permanent book to tax return adjustments.

The tax effects on the significant components of the Company’s net deferred tax asset (liability) as of January 29, 2011 and January 30, 2010 are as follows (in thousands):

	Jan. 29,	Jan. 30,
	2011	2010

Deferred tax assets:
Tax carryforwards	$69,306	$85,737
Debt related	19,708	15,812
Compensation & benefits	15,009	11,595
Deferred rent	7,415	6,892
Depreciation	6,053	2,874
Accrued expenses	4,802	4,055
Gift cards	2,726	2,064
Other	2,198	4,106
Inventory	1,376	1,125
Total gross deferred tax assets	128,593	134,260

Valuation allowance	(120,286)	(130,620)

Total deferred tax assets, net	8,307	3,640

Deferred tax liabilities:
Tradename intangibles	110,569	110,359
Lease rights	8,555	8,865
Other	4,169	1,360

Total deferred tax liabilities	123,293	120,584

Net deferred tax liability	$(114,986)	$(116,944)

The deferred tax assets and deferred tax liabilities as of January 29, 2011 and January 30, 2010 are as follows (in thousands):

	Jan. 29,	Jan. 30,
	2011	2010

Current deferred tax assets, net of valuation allowance	$4,064	$2,839
Current deferred tax liabilities	—	—
Non-current deferred tax assets	2,726	2,362
Non-current deferred tax liabilities, net of valuation allowance	(121,776)	(122,145)

Net	$(114,986)	$(116,944)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amount and expiration dates of operating loss and tax credit carryforwards as of January 29, 2011 are as follows (in thousands):

	Amount	Expiration Date

U.S. federal net operating loss carryforwards	$26,936	2028 – 2030
Non-U.S. net operating loss carryforwards	9,810	Indefinite
Non-U.S. net operating loss carryforwards	7,589	2015 – 2025
State net operating loss carryforwards	3,339	2013 – 2030
U.S. foreign tax credits	21,632	2019 – 2021

Total	$69,306

In assessing the need for a valuation allowance recorded against deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Ultimately, the realization of deferred tax assets will depend on the existence of future taxable income. In making this assessment, management considers the scheduled reversal of deferred tax liabilities, past operating results, estimates of future taxable income and tax planning opportunities.

In Fiscal 2010, the Company recorded a decrease of $11.8 million in valuation allowance against deferred tax assets in the U.S. In Fiscal 2009, the Company recorded an increase of $18.3 million in valuation allowance against deferred tax assets in the U.S. In the fourth quarter of Fiscal 2008, the Company recorded a charge of $95.8 million related to establishing a valuation allowance against deferred tax assets in the U.S. In Fiscal 2008, the Company concluded that a valuation allowance was appropriate in light of the significant negative evidence, which was objective and verifiable, such as cumulative losses in recent fiscal years in our U.S. operations. While the Company’s long-term financial outlook in the U.S. remains positive, the Company concluded that its ability to rely on its long-term outlook as to future taxable income was limited due to the relative weight of the negative evidence from its recent U.S. cumulative losses. The Company’s conclusion regarding the need for a valuation allowance against U.S. deferred tax assets could change in the future based on improvements in operating performance, which may result in the full or partial reversal of the valuation allowance. The foreign valuation allowances relate to net operating loss carryforwards that, in the opinion of management, are more likely than not to expire unutilized.

The net change in the total valuation allowances in Fiscal 2010, Fiscal 2009 and Fiscal 2008 was a decrease of $10.3 million, an increase of $20.4 million and an increase of $98.8 million, respectively.

U.S. income taxes have not been recognized on the balance of accumulated unremitted earnings from the Company’s foreign subsidiaries at January 29, 2011 of $209.7 million, as these accumulated undistributed earnings are considered reinvested indefinitely. For European subsidiaries, this amount is based on the balance maintained in local currency of the Company’s accumulated unremitted earnings at February 2, 2008 converted into U.S. dollars at foreign exchange rates in effect on January 29, 2011. Quantification of the deferred tax liability, if any, associated with indefinitely reinvested earnings is not practicable. The Company recognized U.S. income tax expense of $0.4 million on Fiscal 2010 earnings of its foreign subsidiaries. The Company expects that future earnings from its foreign subsidiaries will be repatriated.

Accumulated other comprehensive income (loss), net of income tax at January 29, 2011, January 30, 2010 and January 31, 2009 includes $(1.2) million, $(1.1) million and $(1.9) million, respectively, related to the income tax effect of unrealized foreign currency translation adjustments of certain long-term intercompany loans within the Company’s foreign subsidiaries. This results in a decrease of $0.1 million for Fiscal 2010, an increase of $0.8 million for Fiscal 2009 and a decrease of $2.5 million for Fiscal 2008. There was no income tax effect on accumulated other comprehensive income (loss), net of income tax related to unrealized gains on foreign currency translation adjustments of Fiscal 2010 foreign earnings.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):

	Fiscal	Fiscal	Fiscal
	2010	2009	2008

Beginning balance	$12,243	$11,043	$9,617
Additions based on tax positions related to the current year	1,694	1,987	2,070
Additions for tax positions of prior years	—	58	1
Reductions for tax positions of prior years	(1,133)	—	—
Statute expirations	(134)	(351)	(154)
Settlements	—	(494)	(491)

Ending balance	$12,670	$12,243	$11,043

The amount of unrecognized tax benefits at January 29, 2011 of $12.7 million, if recognized, would favorably affect the Company’s effective tax rate. These unrecognized tax benefits are classified as “Unfavorable lease obligations and other long-term liabilities” in the Company’s Consolidated Balance Sheets.

Interest and penalties related to unrecognized tax benefits are included in income tax expense. The Company had $3.1 million and $2.4 million for the payment of interest and penalties accrued at January 29, 2011 and January 30, 2010, respectively, and are classified as “Unfavorable lease obligations and other long-term liabilities” in the Company’s Consolidated Balance Sheets. For Fiscal 2010, Fiscal 2009 and Fiscal 2008, the Company recognized $0.7 million, $0.3 million and $0.6 million, respectively, in interest and penalties.

The Company files income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations for years before Fiscal 2005. We have also concluded tax examinations in our significant foreign tax jurisdictions including the United Kingdom through Fiscal 2005, France through Fiscal 2004, and Canada through Fiscal 2003.

Within the next 12 months, the Company estimates that the unrecognized tax benefits at January 29, 2011, could be reduced by approximately $0.6 million related to the settlement of various state and local tax examinations for prior periods. Other than the expected settlement for state and local tax positions, the Company does not anticipate a significant change to the total amount of unrecognized tax benefits within the next 12 months. See Note 16 — Subsequent Events for other tax matters.

12.	RELATED PARTY TRANSACTIONS

Upon consummation of the Merger, the Company entered into a management services agreement with Apollo Management and the Sponsors. Under this management services agreement, Apollo Management and the Sponsors agreed to provide to the Company certain investment banking, management, consulting, and financial planning services on an ongoing basis for a fee of $3.0 million per year. Under this management services agreement, Apollo Management and the Sponsors also agreed to provide to the Company certain financial advisory and investment banking services from time to time in connection with major financial transactions that may be undertaken by it or its subsidiaries in exchange for fees customary for such services after taking into account expertise and relationships within the business and financial community of Apollo Management and the Sponsors. Under this management services agreement, the Company also agreed to provide customary indemnification. The Company paid Apollo Management and Sponsors $3.0 million for fees in each of Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively. These amounts are included in “Selling, general and administrative” expenses in the Company’s Consolidated Statements of Operations and Comprehensive income (Loss).

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company paid store planning and retail design fees to a Company owned by a member of one of the Company’s executive officers. These fee are included in “Furniture, fixtures and equipment” in the Company’s Consolidated Balance Sheets and “Selling, general and administrative” expenses in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss). For Fiscal 2010 and Fiscal 2009, the Company paid fees of approximately $1.2 million and $0.9 million, respectively. The arrangement was entered into during Fiscal 2008 and the fees paid during that fiscal period were not significant. This arrangement was approved by the Audit Committee of the Board of Directors.

See Note 16 — Subsequent Events for a related party transaction.

13.	SELECTED QUARTERLY FINANCIAL DATA

	Fiscal 2010
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total Year
	(Unaudited, in thousands)

Net sales	$322,077	$334,233	$348,175	$421,912	$1,426,397
Gross profit	163,326	175,013	180,602	222,345	741,286
Impairment of assets(a)	—	—	—	12,262	12,262
Severance and transaction related costs	102	212	121	306	741
Gain on early debt extinguishment	4,487	6,249	2,652	—	13,388
Impairment of equity investment(b)	—	6,030	—	—	6,030
Interest expense, net	42,763	40,573	37,132	37,238	157,706
Income tax expense(c)	1,633	1,607	3,369	3,182	9,791
Net income (loss)	(12,300)	(8,345)	3,647	21,321	4,323

(a)	Represents impairment charge related to franchise agreements. See Note 3 — Impairment Charges for detail of impairment charges.

(b)	Represents impairment charge related to equity investment in Claire’s Nippon. See Note 3 — Impairment Charges for detail of impairment charges.

(c)	Includes a $12.7 million charge for an increase in the valuation allowance related to deferred tax assets.

	Fiscal 2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total Year

Net sales	$293,098	$314,196	$324,404	$410,691	$1,342,389
Gross profit	140,743	155,056	165,004	218,317	679,120
Impairment of assets(a)	—	—	—	3,142	3,142
Severance and transaction related costs	349	25	32	515	921
Gain on early debt extinguishment	—	17,104	16,096	3,212	36,412
Interest expense, net	45,234	45,329	43,716	43,139	177,418
Income tax expense (benefit)(b)	(1,679)	2,797	2,187	8,205	11,510
Net income (loss)	(29,023)	(3,733)	2,889	19,465	(10,402)

(a)	Represents impairment charges related to long-lived assets. See Note 3 — Impairment Charges for detail of impairment charges.

(b)	Includes a $17.5 million charge for an increase in the valuation allowance related to deferred tax assets.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	SEGMENT REPORTING

The Company is organized based on the geographic markets in which it operates. Under this structure, the Company currently has two reportable segments: North America and Europe. The Company accounts for the goods it sells to third parties under franchising and licensing agreements within “Net sales” and “Cost of sales, occupancy and buying expenses” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) within its North American division. The franchise fees the Company charges under the franchising agreements are reported in “Other expense (income), net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) within its European division. Until September 2, 2010, the Company accounted for the results of operations of Claire’s Nippon under the equity method and included the results within “Other expense (income), net” in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) within the Company’s North American division. After September 2, 2010, these former joint venture stores began to operate as licensed stores. Substantially all of the interest expense on the Company’s outstanding debt is recorded in the Company’s North American division.

Information about the Company’s operations by segment is as follows (in thousands):

	Fiscal 2010	Fiscal 2009		Fiscal 2008

Net sales:
North America	$914,149		$850,313	$907,486
Europe	512,248		492,076	505,474

Total net sales	$1,426,397		$1,342,389	$1,412,960

Depreciation and amortization:
North America	$42,169		$47,574	$57,516
Europe	23,029	u	23,897	27,577

Total depreciation and amortization	$65,198		$71,471	$85,093

Segment operating income:
North America	$124,606		$88,890	$63,490
Europe	52,859		57,287	30,292

Total segment operating income	$177,465		$146,177	$93,782

Impairment of assets:
North America	$—		$3,142	$314,000
Europe	12,262		—	184,490

Total impairment charges	$12,262		$3,142	$498,490

Impairment of equity investment:
North America	$6,030		$—	$25,500
Europe	—		—	—

Total impairment of equity investment	$6,030		$—	$25,500

Interest expense (income), net:
North America	$157,595		$177,496	$196,732
Europe	111		(78)	(785)

Total interest expense (income), net	$157,706		$177,418	$195,947

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Income (loss) before income taxes:
North America	$(26,003)	$(56,257)	$(482,670)
Europe	40,117	57,365	(159,413)

Total income (loss) before income taxes	$14,114	$1,108	$(642,083)

Income tax expense (benefit):
North America	$2,694	$4,559	$1,613
Europe	7,097	6,951	(104)

Total income tax expense	$9,791	$11,510	$1,509

Net income (loss):
North America	$(28,697)	$(60,816)	$(484,283)
Europe	33,020	50,414	(159,309)

Net income (loss)	$4,323	$(10,402)	$(643,592)

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Goodwill:
North America	$1,235,651	$1,235,651	$1,229,941
Europe	314,405	314,405	314,405

Total goodwill	$1,550,056	$1,550,056	$1,544,346

Long-lived assets:
North America	$142,090	$161,648	$197,839
Europe	76,095	66,336	68,232

Total long lived assets	$218,185	$227,984	$266,071

Total assets:
North America	$1,493,210	$1,505,727	$1,687,952
Europe	1,373,239	1,328,378	1,193,143

Total assets	$2,866,449	$2,834,105	$2,881,095

Capital Expenditures
North America	$20,353	$13,731	$42,623
Europe	28,358	11,221	16,782

Total capital expenditures	$48,711	$24,952	$59,405

The Company measures segment operating income as gross profit less selling, general and administrative expenses and depreciation and amortization expense, including other operating income and expense, but excluding impairment of assets and severance and transaction-related costs. A reconciliation of total segment operating income to consolidated operating income is as follows (in thousands).

	Fiscal 2010	Fiscal 2009	Fiscal 2008

Total segment operating income	$177,465	$146,177	$93,782
Impairment of assets	12,262	3,142	498,490
Severance and transaction-related costs	741	921	15,928

Consolidated operating income	$164,462	$142,114	$(420,636)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Excluded from operating income are impairment charges of $12.3 million, $3.1 million and $498.5 million for Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively. For Fiscal 2010, Fiscal 2009 and Fiscal 2008, segment operating income also excludes severance and transaction-related costs for North America of $0.4 million, $0.9 million and $9.9 million, respectively, and Europe of $0.3 million, $0 and $6.0 million, respectively. See Note 3 — Impairment Charges.

Identifiable assets are those assets that are identified with the operations of each segment. Corporate assets consist mainly of cash and cash equivalents, investments in affiliated companies and other assets. These assets are included within North America.

The following table compares the Company’s sales of each product category by segment for the last three fiscal years:

	Percentage of Total
Product Category	Fiscal 2010	Fiscal 2009	Fiscal 2008

Accessories:
North America	31.8	30.5	27.6
Europe	22.7	23.1	20.8

	54.5	53.6	48.4

Jewelry:
North America	32.0	32.3	36.0
Europe	13.5	14.1	15.6

	45.5	46.4	51.6

	100.0	100.0	100.0

The following table provides data for selected geographical areas.

	Percentage of Total Net Sales
Net Sales:	Fiscal 2010	Fiscal 2009	Fiscal 2008

United Kingdom	15.0	16.9	18.1

France	9.1	8.7	8.1

	Percentage of Total Long-lived Assets
Long-lived Assets:	January 29, 2011	January 30, 2010

United Kingdom	10.4	12.1

France	5.7	7.3

15.	SUPPLEMENTAL FINANCIAL INFORMATION

On May 29, 2007, Claire’s Stores, Inc. (the “Issuer”), issued $935.0 million in Senior Notes, Senior Toggle Notes and Senior Subordinated Notes. These Notes are irrevocably and unconditionally guaranteed, jointly and severally, by all wholly-owned domestic current and future subsidiaries of Claire’s Stores, Inc. that guarantee the Company’s Credit Facility (the “Guarantors”). The Company’s other subsidiaries, principally its international subsidiaries including its European, Canadian and Asian subsidiaries (the “Non-Guarantors”), are not guarantors of these Notes.

The tables in the following pages present the condensed consolidating financial information for the Issuer, the Guarantors and the Non-Guarantors, together with eliminations, as of and for the periods indicated. The

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

consolidating financial information may not necessarily be indicative of the financial position, results of operations or cash flows had the Issuer, Guarantors and Non-Guarantors operated as independent entities.

Condensed Consolidating Balance Sheet
January 29, 2011

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents and restricted cash(1)	$179,529	$3,587	$96,650	$—	$279,766
Inventories	—	84,868	51,280	—	136,148
Prepaid expenses	851	1,680	18,918	—	21,449
Other current assets	—	16,547	8,111	—	24,658

Total current assets	180,380	106,682	174,959	—	462,021

Property and equipment:
Land and building	—	—	—	—	—
Furniture, fixtures and equipment	3,276	119,228	64,010	—	186,514
Leasehold improvements	1,052	143,072	103,906	—	248,030

	4,328	262,300	167,916	—	434,544
Less accumulated depreciation and amortization	(2,205)	(147,857)	(83,449)	—	(233,511)

	2,123	114,443	84,467	—	201,033

Leased property under capital lease:
Land and building	—	18,055	—	—	18,055
Less accumulated depreciation and amortization	—	(903)	—	—	(903)

	—	17,152	—	—	17,152

Intercompany receivables	—	366,929	—	(366,929)	—
Investment in subsidiaries	2,303,333	(63,535)	—	(2,239,798)	—
Goodwill	—	1,235,651	314,405	—	1,550,056
Intangible assets, net	286,000	9,294	262,172	—	557,466
Deferred financing costs, net	35,973	—	461	—	36,434
Other assets	130	3,842	38,315	—	42,287

	2,625,436	1,552,181	615,353	(2,606,727)	2,186,243

Total assets	$2,807,939	$1,790,458	$874,779	$(2,606,727)	$2,866,449

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Short-term debt and current portion of long-term debt	$18,451	$—	$57,703	$—	$76,154
Trade accounts payable	1,199	24,545	28,611	—	54,355
Income taxes payable	—	644	11,100	—	11,744
Accrued interest payable	16,696	—	87	—	16,783
Accrued expenses and other current liabilities	20,630	37,910	48,575	—	107,115

Total current liabilities	56,976	63,099	146,076	—	266,151

Intercompany payables	346,636	—	20,293	(366,929)	—
Long-term debt	2,236,842	—	—	—	2,236,842
Revolving credit facility	194,000	—	—	—	194,000
Obligation under capital lease	—	17,290	—	—	17,290
Deferred tax liability	—	106,797	14,979	—	121,776
Deferred rent expense	—	17,230	9,407	—	26,637
Unfavorable lease obligations and other long-term liabilities	—	28,889	1,379	—	30,268

	2,777,478	170,206	46,058	(366,929)	2,626,813

Stockholder’s equity (deficit):
Common stock	—	367	2	(369)	—
Additional paid in capital	621,099	1,435,909	815,866	(2,251,775)	621,099
Accumulated other comprehensive income (loss), net of tax	1,416	3,663	(7,080)	3,417	1,416
Retained earnings (accumulated deficit)	(649,030)	117,214	(126,143)	8,929	(649,030)

	(26,515)	1,557,153	682,645	(2,239,798)	(26,515)

Total liabilities and stockholder’s equity (deficit)	$2,807,939	$1,790,458	$874,779	$(2,606,727)	$2,866,449

(1)	Cash and cash equivalents includes restricted cash of $3,450 for “Issuer” and $20,414 for “Non-Guarantors”

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet
January 30, 2010

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$109,138	$(10,604)	$100,174	$—	$198,708
Inventories	—	73,902	36,436	—	110,338
Prepaid expenses	509	14,217	18,147	—	32,873
Other current assets	1,030	19,527	7,679	—	28,236

Total current assets	110,677	97,042	162,436	—	370,155

Property and equipment:
Land and building	—	19,318	—	—	19,318
Furniture, fixtures and equipment	2,137	109,405	51,060	—	162,602
Leasehold improvements	1,113	138,706	88,684	—	228,503
	3,250	267,429	139,744	—	410,423
Less accumulated depreciation and amortization	(1,746)	(117,101)	(63,592)	—	(182,439)

	1,504	150,328	76,152	—	227,984

Intercompany receivables	—	148,072	—	(148,072)	—
Investment in subsidiaries	2,200,694	(7,069)	—	(2,193,625)	—
Goodwill	—	1,235,651	314,405	—	1,550,056
Intangible assets, net	286,000	13,017	281,010	—	580,027
Deferred financing costs, net	47,641	—	—	—	47,641
Other assets	18,099	3,230	36,913	—	58,242

	2,552,434	1,392,901	632,328	(2,341,697)	2,235,966

Total assets	$2,664,615	$1,640,271	$870,916	$(2,341,697)	$2,834,105

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$14,500	$—	$—	$—	$14,500
Trade accounts payable	1,327	16,750	24,086	—	42,163
Income taxes payable	—	101	10,171	—	10,272
Accrued interest payable	14,644	—	—	—	14,644
Accrued expenses and other current liabilities	23,388	36,011	40,534	—	99,933

Total current liabilities	53,859	52,862	74,791	—	181,512

Intercompany payables	137,913	—	10,159	(148,072)	—
Long-term debt	2,313,378	—	—	—	2,313,378
Revolving credit facility	194,000	—	—	—	194,000
Deferred tax liability	—	106,386	15,759	—	122,145
Deferred rent expense	107	14,957	7,018	—	22,082
Unfavorable lease obligations and other long-term liabilities	—	33,347	2,283	—	35,630

	2,645,398	154,690	35,219	(148,072)	2,687,235

Stockholder’s equity (deficit):
Common stock	—	367	2	(369)	—
Additional paid in capital	616,086	1,445,795	876,798	(2,322,593)	616,086
Accumulated other comprehensive income (loss), net of tax	2,625	2,101	(4,134)	2,033	2,625
Accumulated deficit	(653,353)	(15,544)	(111,760)	127,304	(653,353)

	(34,642)	1,432,719	760,906	(2,193,625)	(34,642)

Total liabilities and stockholder’s equity (deficit)	$2,664,615	$1,640,271	$870,916	$(2,341,697)	$2,834,105

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations and
Comprehensive Income (Loss)
Fiscal 2010

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Net sales	$—	$847,048	$579,349	$—	$1,426,397
Cost of sales, occupancy and buying expenses	5,222	408,851	271,038	—	685,111

Gross (deficit) profit	(5,222)	438,197	308,311	—	741,286

Other expenses:
Selling, general and administrative	35,895	252,629	209,688	—	498,212
Depreciation and amortization	631	38,700	25,867	—	65,198
Impairment of assets	—	—	12,262	—	12,262
Severance and transaction-related costs	372	—	369	—	741
Other expense (income), net	(21,067)	10,218	11,260	—	411

	15,831	301,547	259,446	—	576,824

Operating income (loss)	(21,053)	136,650	48,865	—	164,462
Gain on early debt extinguishment	13,388	—	—	—	13,388
Impairment of equity investment	—	6,030	—	—	6,030
Interest expense, net	156,427	1,190	89	—	157,706

Income (loss) before income taxes	(164,092)	129,430	48,776	—	14,114
Income tax expense	23	1,939	7,829	—	9,791

Income (loss) from continuing operations	(164,115)	127,491	40,947	—	4,323
Equity in earnings of subsidiaries	168,438	4,847	—	(173,285)	—

Net income	4,323	132,338	40,947	(173,285)	4,323
Foreign currency translation and interest rate swap adjustments, net of tax	8,363	1,562	(2,946)	1,384	8,363
Reclassification of foreign currency translation adjustments into net income (loss)	(9,572)	(9,572)	—	9,572	(9,572)

Comprehensive income	$3,114	$124,328	$38,001	$(162,329)	$3,114

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations and
Comprehensive Income (Loss)
Fiscal 2009

			Non-		Consolidated
	Issuer	Guarantors	Guarantors	Eliminations	Combined
	(In thousands)

Net sales	$—	$792,190	$550,199	$—	$1,342,389
Cost of sales, occupancy and buying expenses	—	402,594	260,675	—	663,269

Gross profit	—	389,596	289,524	—	679,120

Other expenses:
Selling, general and administrative	31,786	241,226	192,694	—	465,706
Depreciation and amortization	1,439	43,182	26,850	—	71,471
Impairment of assets	—	3,142	—	—	3,142
Severance and transaction-related costs	921	—	—	—	921
Other expense (income), net	(16,756)	19,714	(7,192)	—	(4,234)

	17,390	307,264	212,352	—	537,006

Operating income (loss)	(17,390)	82,332	77,172	—	142,114
Gain on early debt extinguishment	36,412	—	—	—	36,412
Interest expense (income), net	177,518	(11)	(89)	—	177,418

Income (loss) before income taxes	(158,496)	82,343	77,261	—	1,108
Income tax expense	2,503	1,916	7,091	—	11,510

Income (loss) from continuing operations	(160,999)	80,427	70,170	—	(10,402)
Equity in earnings of subsidiaries	150,597	7,101	—	(157,698)	—

Net income (loss)	(10,402)	87,528	70,170	(157,698)	(10,402)
Foreign currency translation and interest rate swap adjustments, net of tax	24,944	4,426	16,457	(20,883)	24,944

Comprehensive income	$14,542	$91,954	$86,627	$(178,581)	$14,542

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations and
Comprehensive Income (Loss)
Fiscal 2008

			Non-		Consolidated
	Issuer	Guarantors	Guarantors	Eliminations	Combined
	(In thousands)

Net sales	$—	$845,430	$567,530	$—	$1,412,960
Cost of sales, occupancy and buying expenses	—	445,307	279,525	—	724,832

Gross profit	—	400,123	288,005	—	688,128

Other expenses:
Selling, general and administrative	32,720	266,838	214,194	—	513,752
Depreciation and amortization	3,013	50,584	31,496	—	85,093
Impairment of assets	134,000	180,000	184,490	—	498,490
Severance and transaction-related costs	2,374	7,553	6,001	—	15,928
Other expense (income), net	(19,778)	21,740	(6,461)	—	(4,499)

	152,329	526,715	429,720	—	1,108,764

Operating loss	(152,329)	(126,592)	(141,715)	—	(420,636)
Impairment of equity investment	25,500	—	—	—	25,500
Interest expense (income), net	197,089	(261)	(881)	—	195,947

Loss before income taxes	(374,918)	(126,331)	(140,834)	—	(642,083)
Income tax expense (benefit)	(18,143)	19,904	(252)	—	1,509

Loss from continuing operations	(356,775)	(146,235)	(140,582)	—	(643,592)
Equity in earnings (loss) of subsidiaries	(286,817)	7,706	—	279,111	—

Net loss	(643,592)	(138,529)	(140,582)	279,111	(643,592)
Foreign currency translation and interest rate swap adjustments, net of tax	(25,677)	(5,285)	(38,137)	43,422	(25,677)

Comprehensive loss	$(669,269)	$(143,814)	$(178,719)	$322,533	$(669,269)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
Fiscal 2010

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Cash flows from operating activities:
Net income	$4,323	$132,338	$40,947	$(173,285)	$4,323
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in earnings of subsidiaries	(168,438)	(4,847)	—	173,285	—
Depreciation and amortization	631	38,700	25,867	—	65,198
Impairment	—	6,030	12,262	—	18,292
Amortization of lease rights and other assets	—	29	3,175	—	3,204
Amortization of debt issuance costs	9,963	—	42	—	10,005
Payment of in kind interest expense	36,872	—	—	—	36,872
Net accretion of favorable (unfavorable) lease obligations	—	(2,054)	564	—	(1,490)
Loss on sale/retirement of property and equipment, net	—	668	4	—	672
Gain on early debt extinguishment	(13,388)	—	—	—	(13,388)
Stock compensation expense	3,863	—	1,150	—	5,013
(Increase) decrease in:
Inventories	—	(10,966)	(14,408)	—	(25,374)
Prepaid expenses	(342)	12,536	464	—	12,658
Other assets	1,243	4,335	(4,827)	—	751
Increase (decrease) in:
Trade accounts payable	(128)	6,682	3,760	—	10,314
Income taxes payable	—	2,320	1,347	—	3,667
Accrued interest payable	2,053	—	86	—	2,139
Accrued expenses and other liabilities	4,828	1,800	7,947	—	14,575
Deferred income taxes	—	318	(913)	—	(595)
Deferred rent expense	(107)	2,273	2,257	—	4,423

Net cash provided by (used in) operating activities	(118,627)	190,162	79,724	—	151,259

Cash flows from investing activities:
Acquisition of property and equipment, net	(1,248)	(18,310)	(29,153)	—	(48,711)
Proceeds from sale of property and equipment	—	16,765	—	—	16,765
Acquisition of intangible assets/lease rights	—	(126)	(978)	—	(1,104)
Changes in restricted cash	(3,450)	—	(20,452)	—	(23,902)

Net cash provided by (used in) investing activities	(4,698)	(1,671)	(50,583)	—	(56,952)

Cash flows from financing activities:
Payments from Credit facility	(14,500)	—	—	—	(14,500)
Proceeds from Short-term debt	—	—	57,494		57,494
Repurchase of Notes	(79,865)	—	—	—	(79,865)
Payment of debt issuance costs	—	—	(503)		(503)
Principal payments of capital leases	—	(765)	—	—	(765)
Intercompany activity, net	284,631	(176,753)	(107,878)	—	—

Net cash provided by (used in) financing activities	190,266	(177,518)	(50,887)	—	(38,139)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	3,218	(2,192)	—	1,026

Net increase (decrease) in cash and cash equivalents	66,941	14,191	(23,938)	—	57,194
Cash and cash equivalents at beginning of period	109,138	(10,604)	100,174	—	198,708

Cash and cash equivalents at end of period	176,079	3,587	76,236	—	255,902
Restricted cash at end of period	3,450	—	20,414	—	23,864

Cash and cash equivalents and restricted cash at end of period	$179,529	$3,587	$96,650	$—	$279,766

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
Fiscal 2009

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Cash flows from operating activities:
Net income (loss)	$(10,402)	$87,528	$70,170	$(157,698)	$(10,402)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) loss of subsidiaries	(150,597)	(7,101)	—	157,698	—
Depreciation and amortization	1,439	43,182	26,850	—	71,471
Impairment of assets	—	3,142	—	—	3,142
Amortization of lease rights and other assets	—	49	2,150	—	2,199
Amortization of debt issuance costs	10,398	—	—	—	10,398
Payment of in kind interest expense	39,013	—	—	—	39,013
Net accretion of favorable (unfavorable) lease obligations	—	(2,550)	399	—	(2,151)
(Gain) loss on sale/retirement of property and equipment, net	(1,430)	20	21	—	(1,389)
Gain on early debt extinguishment	(36,412)	—	—	—	(36,412)
Gain on sale of intangible assets/lease rights	—	—	(506)	—	(506)
Stock compensation expense	4,942	—	1,717	—	6,659
(Increase) decrease in:
Inventories	—	(457)	(3,624)	—	(4,081)
Prepaid expenses	(76)	425	1,448	—	1,797
Other assets	134	(4,926)	(727)	—	(5,519)
Increase (decrease) in:
Trade accounts payable	(1,016)	(3,389)	(8,339)	—	(12,744)
Income taxes payable	—	248	5,262	—	5,510
Accrued interest payable	1,331	—	(3)	—	1,328
Accrued expenses and other current liabilities	(1,424)	229	1,066	—	(129)
Deferred income taxes	2,483	13	1,618	—	4,114
Deferred rent expense	(591)	2,425	1,344	—	3,178

Net cash provided by (used in) operating activities	(142,208)	118,838	98,846	—	75,476

Cash flows from investing activities:
Acquisition of property and equipment, net	(120)	(12,209)	(12,623)	—	(24,952)
Proceeds from sale of property and equipment	1,830	—	—	—	1,830
Acquisition of intangible assets/lease rights	—	(111)	(435)	—	(546)
Proceeds from sale of intangible assets/lease rights	—	—	2,409	—	2,409

Net cash provided by (used in) investing activities	1,710	(12,320)	(10,649)	—	(21,259)

Cash flows from financing activities:
Payments of Credit facility	(14,500)	—	—	—	(14,500)
Repurchase of Notes	(46,091)	—	—	—	(46,091)
Intercompany activity, net	155,813	(117,125)	(38,688)	—	—

Net cash provided by (used in) financing activities	95,222	(117,125)	(38,688)	—	(60,591)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	(208)	716	—	508
Net increase (decrease) in cash and cash equivalents	(45,276)	(10,815)	50,225	—	(5,866)
Cash and cash equivalents at beginning of period	154,414	211	49,949	—	204,574

Cash and cash equivalents at end of period	$109,138	$(10,604)	$100,174	$—	$198,708

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
Fiscal 2008

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Cash flows from operating activities:
Net loss	$(643,592)	$(138,529)	$(140,582)	$279,111	$(643,592)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity in (earnings) loss of subsidiaries	286,817	(7,706)	—	(279,111)	—
Depreciation and amortization	3,013	50,584	31,496	—	85,093
Impairment of assets	159,500	180,000	184,490	—	523,990
Amortization of lease rights and other assets	—	54	2,005	—	2,059
Amortization of debt issuance costs	10,567	—	—	—	10,567
Payment of in kind interest expense	24,522	—	—	—	24,522
Net accretion of favorable (unfavorable) lease obligations	—	(2,424)	568	—	(1,856)
Gain on sale/retirement of property and equipment, net	(23)	(55)	(105)	—	(183)
Gain on sale of intangible assets/lease rights	—	—	(1,372)	—	(1,372)
Stock compensation expense	6,203	—	2,023	—	8,226
(Increase) decrease in:
Inventories	—	11,506	(5,024)	—	6,482
Prepaid expenses	(31)	624	(1,680)	—	(1,087)
Other assets	(358)	(822)	(7,905)	—	(9,085)
Increase (decrease) in:
Trade accounts payable	1,582	3,225	2,565	—	7,372
Income taxes payable	8,383	(16,239)	(2,854)	—	(10,710)
Accrued interest payable	(6,222)	—	3	—	(6,219)
Accrued expenses and other current liabilities	4,507	(3,271)	1,796	—	3,032
Deferred income taxes	—	716	(5,525)	—	(4,809)
Deferred rent expense	(558)	7,182	2,319	—	8,943
Net cash provided by (used in) operating activities	(145,690)	84,845	62,218	—	1,373

Cash flows from investing activities:
Acquisition of property and equipment, net	(248)	(41,013)	(18,144)	—	(59,405)
Proceeds from sale of property and equipment	104	—	—	—	104
Acquisition of intangible assets/lease rights	—	(177)	(1,794)	—	(1,971)
Proceeds from sale of intangible assets/lease rights	—	—	516	—	516

Net cash used in investing activities	(144)	(41,190)	(19,422)	—	(60,756)

Cash flows from financing activities:
Proceeds from Credit facility	194,000	—	—	—	194,000
Payments of Credit facility	(14,500)	—	—	—	(14,500)
Intercompany activity, net	94,913	(45,557)	(49,356)	—	—

Net cash provided by (used in) financing activities	274,413	(45,557)	(49,356)	—	179,500

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	221	(1,738)	—	(1,517)

Net increase (decrease) in cash and cash equivalents	128,579	(1,681)	(8,298)	—	118,600
Cash and cash equivalents at beginning of period	25,835	1,892	58,247	—	85,974
Cash and cash equivalents at end of period	$154,414	$211	$49,949	$—	$204,574

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	SUBSEQUENT EVENTS

On March 4, 2011, the Company issued $450.0 million aggregate principal amount of 8.875% senior secured second lien notes that mature on March 15, 2019 (the “Senior Secured Second Lien Notes”). Interest on the Senior Secured Second Lien Notes is payable semi-annually to holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing on September 15, 2011. The Senior Secured Second Lien Notes are guaranteed on a second-priority senior secured basis by all of the Company’s existing and future direct or indirect wholly-owned domestic subsidiaries that guarantee the Company’s senior secured credit facility. The Senior Secured Second Lien Notes and related guarantees are secured by a second-priority lien on substantially all of the assets that secure the Company’s and its subsidiary guarantors’ obligations under the Company’s senior secured credit facility. The Company used the net proceeds of the offering of the Senior Secured Second Lien Notes to reduce the entire $194.0 million outstanding under the Revolver (without terminating the commitment) and $241.0 million indebtedness under the Company’s senior secured term loan.

The initial purchasers of the Senior Secured Second Lien Notes were Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co., and Morgan Joseph TriArtisan LLC. Apollo Management, LLC, an affiliate of Apollo Management VI, L.P., has a non-controlling interest in Morgan Joseph TriArtisan LLC and its affiliates. Additionally, a member of the Company’s Board of Directors is an executive of Morgan Joseph TriArtisan Inc., an affiliate of Morgan Joseph TriArtisan LLC. In connection with the issuance of the Senior Secured Second Lien Notes, the Company paid a fee of approximately $0.3 million to Morgan Joseph TriArtisan LLC.

On March 9, 2011, the Company was notified by Canada Revenue Agency that it will proceed with a withholding tax assessment for 2003 through 2007 of approximately $5.0 million, including penalties and interest. In conjunction with this assessment, a security deposit will be required in the amount of approximately $5.0 million until such time a final decision is made by the tax authority. The Company is objecting to this assessment and believes it will prevail at the appeals level; therefore, an accrual has not been recorded for this item. On February 11, 2011, the Internal Revenue Service concluded its tax examination of our U.S. Federal income tax return for Fiscal 2007 and did not assess any additional tax liability.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30,	January 29,
	2011	2011
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $25,966 and $23,864, respectively	$246,134	$279,766
Inventories	133,237	136,148
Prepaid expenses	34,938	21,449
Other current assets	22,748	24,658

Total current assets	437,057	462,021

Property and equipment:
Furniture, fixtures and equipment	196,977	186,514
Leasehold improvements	264,152	248,030

	461,129	434,544
Less accumulated depreciation and amortization	(252,646)	(233,511)

	208,483	201,033

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(1,128)	(903)

	16,927	17,152

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $42,962 and $38,747, respectively	562,031	557,466
Deferred financing costs, net of accumulated amortization of $47,905 and $41,659, respectively	40,341	36,434
Other assets	46,817	42,287
	2,199,245	2,186,243

Total assets	$2,861,712	$2,866,449

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term debt and current portion of long-term debt	$62,796	$76,154
Trade accounts payable	60,377	54,355
Income taxes payable	8,436	11,744
Accrued interest payable	29,232	16,783
Accrued expenses and other current liabilities	88,557	107,115

Total current liabilities	249,398	266,151

Long-term debt	2,444,779	2,236,842
Revolving credit facility	—	194,000
Obligation under capital lease	17,290	17,290
Deferred tax liability	121,479	121,776
Deferred rent expense	27,471	26,637
Unfavorable lease obligations and other long-term liabilities	28,003	30,268

	2,639,022	2,626,813

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	622,073	621,099
Accumulated other comprehensive income, net of tax	19,846	1,416
Accumulated deficit	(668,627)	(649,030)

	(26,708)	(26,515)

Total liabilities and stockholder’s deficit	$2,861,712	$2,866,449

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	Three	Three
	Months	Months
	Ended	Ended
	April 30,	May 1,
	2011	2010
	(In thousands)

Net sales	$346,446	$322,077
Cost of sales, occupancy and buying expenses	171,359	158,751

Gross profit	175,087	163,326

Other expenses:
Selling, general and administrative	126,722	118,019
Depreciation and amortization	17,054	16,366
Severance and transaction-related costs	343	102
Other expense, net	5,311	1,230

	149,430	135,717

Operating income	25,657	27,609
Gain on early debt extinguishment	249	4,487
Interest expense, net	46,235	42,763

Loss before income tax (benefit) expense	(20,329)	(10,667)
Income tax (benefit) expense	(732)	1,633

Net loss	$(19,597)	$(12,300)

Net loss	$(19,597)	$(12,300)
Foreign currency translation and interest rate swap adjustments, net of tax	18,431	(2,522)

Comprehensive loss	$(1,166)	$(14,822)

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three	Three
	Months	Months
	Ended	Ended
	April 30,	May 1,
	2011	2010
	(In thousands)

Cash flows from operating activities:
Net loss	$(19,597)	$(12,300)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,054	16,366
Amortization of lease rights and other assets	785	1,028
Amortization of debt issuance costs	5,899	2,535
Payment of in kind interest expense	9,035	9,651
Foreign currency exchange net loss on Euro Loan	3,292	—
Net unfavorable accretion of lease obligations	(275)	(476)
Loss on sale/retirement of property and equipment, net	48	236
Gain on early debt extinguishment	(249)	(4,487)
Stock compensation expense	974	1,220
(Increase) decrease in:
Inventories	6,683	(792)
Prepaid expenses	(11,840)	1,439
Other assets	(709)	6,052
Increase (decrease) in:
Trade accounts payable	3,693	3,799
Income taxes payable	(3,847)	(2,329)
Accrued interest payable	12,396	12,727
Accrued expenses and other liabilities	(21,884)	(25)
Deferred income taxes	(1,029)	474
Deferred rent expense	214	787

Net cash provided by operating activities	643	35,905

Cash flows from investing activities:
Acquisition of property and equipment, net	(15,792)	(8,218)
Acquisition of intangible assets/lease rights	(1,347)	(189)
Proceeds from sale of property	—	16,765
Changes in restricted cash	(300)	—

Net cash (used in) provided by investing activities	(17,439)	8,358

Cash flows from financing activities:
Payments of Credit facility	(438,940)	(3,625)
Proceeds from Note	450,000	—
Repurchases of Notes	(24,014)	(16,849)
Payment of debt issuance costs	(10,152)	—
Principal payments of capital leases	—	(765)

Net cash used in financing activities	(23,106)	(21,239)

Effect of foreign currency exchange rate changes on cash and cash equivalents	4,168	(1,721)

Net (decrease) increase in cash and cash equivalents	(35,734)	21,303
Cash and cash equivalents, at beginning of period	255,902	198,708

Cash and cash equivalents, at end of period	220,168	220,011
Restricted cash, at end of period	25,966	—

Cash and cash equivalents and restricted cash, at end of period	$246,134	$220,011

Supplemental disclosure of cash flow information:
Income taxes paid	$4,223	$2,721
Interest paid	18,912	17,838
Non-cash investing and financing activities:
Property acquired under capital lease	—	18,055

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of the results for the interim periods presented have been included. These statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Annual Report on Form 10-K for the year ended January 29, 2011 filed with the Securities and Exchange Commission, including Note 2 to the Consolidated Financial Statements included therein which discusses principles of consolidation and summary of significant accounting policies.

The Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures regarding contingent assets and liabilities and reported amounts of revenues and expenses. Such estimates include, but are not limited to, the value of inventories, goodwill, intangible assets and other long-lived assets, legal contingencies and assumptions used in the calculation of income taxes, retirement and other post-retirement benefits, stock-based compensation, derivative and hedging activities, residual values and other items. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile equity, foreign currency, energy markets and declines in consumer spending have combined to increase the uncertainty inherent in such estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates will be reflected in the financial statements in those future periods when the changes occur.

Due to the seasonal nature of the retail industry and the Company’s business, the results of operations for interim periods of the year are not necessarily indicative of the results of operations on an annualized basis.

The Unaudited Condensed Consolidated Financial Statements include certain reclassifications of prior period amounts in order to conform to current period presentation.

2.	Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRSs”) to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between U.S. GAAP and IFRSs. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2011 and are applied prospectively. Early application by public entities is not permitted. The Company does not expect adoption of ASU 2011-04 will have a material impact on the Company’s financial position, results of operations or cash flows.

3.	Fair Value Measurements

ASC 820, Fair Value Measurement Disclosures defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Disclosures of the fair value of certain financial instruments are required, whether or not recognized in the Unaudited Condensed Consolidated

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Balance Sheets. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. There is a three-level valuation hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability.

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables summarize the Company’s assets (liabilities) measured at fair value on a recurring basis segregated among the appropriate levels within the fair value hierarchy (in thousands):

Fair Value Measurements at April 30, 2011 Using
Quoted
Prices in
Active
		Markets for	Significant
		Identical	Other	Significant
		Assets	Observable	Unobservable
	Carrying	(Liabilities)	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Interest rate swap	$(1,462)	$—	$(1,462)	$—

Fair Value Measurements at January 29, 2011 Using
Quoted
Prices in
Active
		Markets for	Significant
		Identical	Other	Significant
		Assets	Observable	Unobservable
	Carrying	(Liabilities)	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)

Interest rate swaps	$(1,165)	$—	$(1,165)	$—

The fair value of the Company’s interest rate swaps represent the estimated amounts the Company would receive or pay to terminate those contracts at the reporting date based upon pricing or valuation models applied to current market information. The interest rate swaps are valued using the market standard methodology of netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on an expectation of future interest rates derived from observed market interest rate curves. The Company included credit valuation adjustment risk in the calculation of fair value for the Swaps entered into in July 2007. The Swap entered into on July 28, 2010 is collateralized by cash and thus the Company does not make any credit-related valuation adjustments. The Company mitigates derivative credit risk by transacting with highly rated counterparties. The Company does not enter into derivative financial instruments for trading or speculative purposes.

Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company’s non-financial assets, which include goodwill, intangible assets, and long-lived tangible assets, are not adjusted to fair value on a recurring basis. Fair value measures of non-financial assets are primarily used in the impairment analysis of these assets. Any resulting asset impairment would require that the non-financial asset be recorded at its fair value. The Company reviews goodwill and indefinite-lived intangible assets for impairment annually, during the fourth quarter of each fiscal year, or as circumstances indicate the possibility of impairment. The Company monitors the carrying value of definite-lived intangible

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets and long-lived tangible assets for impairment whenever events or changes in circumstances indicate its carrying amount may not be recoverable.

Financial Instruments Not Measured at Fair Value

The Company’s financial instruments consist primarily of cash and cash equivalents, restricted cash, accounts receivable, current liabilities, short-term debt, long-term debt, and the revolving credit facility. Cash and cash equivalents, restricted cash, accounts receivable, short-term debt and current liabilities approximate fair market value due to the relatively short maturity of these financial instruments.

The Company considers all investments with a maturity of three months or less when acquired to be cash equivalents. The Company’s cash equivalent instruments are valued using quoted market prices and are primarily U.S. Treasury securities. The estimated fair value of the Company’s long-term debt was approximately $2.37 billion at April 30, 2011, compared to a carrying value of $2.44 billion at that date. The estimated fair value of the Company’s long-term debt, including the current portion, and the revolving credit facility was approximately $2.36 billion at January 29, 2011, compared to a carrying value of $2.45 billion at that date. For publicly-traded debt, the fair value (estimated market value) is based on market prices. For other debt, fair value is estimated based on quoted prices for similar instruments.

4.	Debt

Debt as of April 30, 2011 and January 29, 2011 included the following components (in thousands):

	April 30,	January 29,
	2011	2011

Short-term debt and current portion of long-term debt:
Note payable to bank due 2012	$62,796	$57,703
Current portion of long-term debt	—	18,451

Total short-term debt and current portion of long-term debt	$62,796	$76,154

Long-term debt:
Senior secured term loan facility due 2014	$1,154,310	$1,399,250
Senior notes due 2015	226,000	236,000
Senior toggle notes due 2015	354,857	360,431
Senior subordinated notes due 2017	259,612	259,612
Senior secured second lien notes due 2019	450,000	—

	2,444,779	2,255,293
Less: current portion of long-term debt	—	(18,451)

Long-term debt	$2,444,779	$2,236,842

Senior secured revolving credit facility due 2013	$—	$194,000

Obligations under capital leases	$17,290	$17,290

See Note 3 for related fair value disclosure on debt.

Short-term Debt

In January 2011, we entered into a Euro (“€”) denominated loan (the “Euro Loan”) in the amount of €42.4 million that is due on January 24, 2012. The Euro Loan bears interest at the three month Euro Interbank Offered Rate (“EURIBOR”) rate plus 8.00% per year and is payable quarterly. As of April 30, 2011, there was

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

€42.4 million, or the equivalent of $62.8 million, outstanding under the Euro Loan. The net proceeds of the borrowing were used for general corporate purposes.

The obligations under the Euro Loan are secured by a cash deposit in the amount of €15.0 million, or the equivalent of $22.2 million at April 30, 2011, and a perfected first lien security interest in all of the issued and outstanding equity interest of one of our international subsidiaries, Claire’s Holdings S.a.r.l. The cash deposit is classified as “Cash and cash equivalents and restricted cash” in our Unaudited Condensed Consolidated Balance Sheets.

Senior Secured Second Lien Notes

On March 4, 2011, the Company issued $450.0 million aggregate principal amount of 8.875% senior secured second lien notes that mature on March 15, 2019 (the “Senior Secured Second Lien Notes”). Interest on the Senior Secured Second Lien Notes is payable semi-annually to holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing on September 15, 2011. The Senior Secured Second Lien Notes are guaranteed on a second-priority senior secured basis by all of the Company’s existing and future direct or indirect wholly-owned domestic subsidiaries that guarantee the Company’s senior secured credit facility. The Senior Secured Second Lien Notes and related guarantees are secured by a second-priority lien on substantially all of the assets that secure the Company’s and its subsidiary guarantors’ obligations under the Company’s senior secured credit facility. The Company used the proceeds of the offering of the Senior Secured Second Lien Notes to reduce the entire $194.0 million outstanding under the Company’s revolving credit facility (without terminating the commitment), to repay $244.9 million of indebtedness under the Company’s senior secured term loan, and to pay $10.1 million in financing costs which have been recorded as Deferred Financing Costs, Net in the accompanying Unaudited Condensed Consolidated Balance Sheets. As a result of our prepayment under the senior secured term loan facility, we are no longer required to make any quarterly payments and have a final payment due May 29, 2014.

Note Repurchases

The following is a summary of the Company’s debt repurchase activity for the three months ended April 30, 2011 and May 1, 2010 (in thousands):

	Three Months Ended April 30, 2011
	Principal	Repurchase	Recognized
Notes Repurchased	Amount	Price	Gain (Loss)(1)

Senior Notes	$10,000	$9,930	$(98)
Senior Toggle Notes	14,155	14,084	347

	$24,155	$24,014	$249

(1)	Net of deferred issuance cost write-offs of $168 for the Senior Notes and $179 for the Senior Toggle Notes, and accrued interest write-off of $455 for the Senior Toggle Notes.

	Three Months Ended May 1, 2010
	Principal	Repurchase	Recognized
Notes Repurchased	Amount	Price	Gain(1)

Senior Toggle Notes	$6,000	$4,985	$1,087
Senior Subordinated Notes	15,625	11,864	3,400

	$21,625	$16,849	$4,487

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Net of deferred issuance cost write-offs of $104 and $361 for the Senior Toggle Notes and Senior Subordinated Notes, respectively, and accrued interest write-off of $176 for the Senior Toggle Notes.

Covenants

Our Senior Notes, Senior Toggle Notes, Senior Subordinated Notes and Senior Secured Second Lien Notes (collectively, the “Notes”) and Euro Loan contain certain covenants that, among other things, and subject to certain exceptions and other basket amounts, restrict our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or distributions on our capital stock, repurchase or retire our capital stock and redeem, repurchase or defease any subordinated indebtedness;

•	make certain investments;

•	create or incur certain liens;

•	create restrictions on the payment of dividends or other distributions to us from our subsidiaries;

•	transfer or sell assets;

•	engage in certain transactions with our affiliates; and

•	merge or consolidate with other companies or transfer all or substantially all of our assets.

None of these covenants, however, require the Company to maintain any particular financial ratio or other measure of financial performance. As of April 30, 2011, we were in compliance with the covenants under our Notes and Euro Loan.

5.	Derivatives and Hedging Activities

The Company formally designates and documents the financial instrument as a hedge of a specific underlying exposure, as well as the risk management objectives and strategies for undertaking the hedge transaction. The Company formally assesses both at inception and at least quarterly thereafter, whether the financial instruments that are used in hedging transactions are effective at offsetting changes in cash flows of the related underlying exposure. The Company measures the effectiveness of its cash flow hedges by evaluating the following criteria: (i) the re-pricing dates of the derivative instrument match those of the debt obligation; (ii) the interest rates of the derivative instrument and the debt obligation are based on the same interest rate index and tenor; (iii) the variable interest rate of the derivative instrument does not contain a floor or cap, or other provisions that cause a basis difference with the debt obligation; and (iv) the likelihood of the counterparty not defaulting is assessed as being probable.

The Company primarily employs derivative financial instruments to manage its exposure to interest rate changes and to limit the volatility and impact of interest rate changes on earnings and cash flows. The Company does not enter into derivative financial instruments for trading or speculative purposes. The Company faces credit risk if the counterparties to the financial instruments are unable to perform their obligations. However, the Company seeks to mitigate derivative credit risk by entering into transactions with counterparties that are significant and creditworthy financial institutions. The Company monitors the credit ratings of the counterparties.

For derivatives that qualify as cash flow hedges, the Company reports the effective portion of the change in fair value as a component of “Accumulated other comprehensive income (loss), net of tax” in the Unaudited Condensed Consolidated Balance Sheets and reclassifies it into earnings in the same periods in which the

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

hedged item affects earnings, and within the same income statement line item as the impact of the hedged item. The ineffective portion of the change in fair value of a cash flow hedge is recognized in income immediately. No ineffective portion was recorded to earnings during the three months ended April 30, 2011 and May 1, 2010, respectively, and all components of the derivative gain or loss were included in the assessment of hedge effectiveness. For derivative financial instruments which do not qualify as cash flow hedges, any changes in fair value would be recorded in the Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company may at its discretion change the designation of any such hedging instrument agreements prior to maturity. At that time, any gains or losses previously reported in accumulated other comprehensive income (loss) on termination would amortize into interest expense or interest income to correspond to the recognition of interest expense or interest income on the hedged debt. If such debt instrument was also terminated, the gain or loss associated with the terminated derivative included in accumulated other comprehensive income (loss) at the time of termination of the debt would be recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss) at that time.

On July 28, 2010, the Company entered into an interest rate swap agreement (the “Swap”) to manage exposure to fluctuations in interest rate changes related to the senior secured term loan facility. The Swap has been designated and accounted for as a cash flow hedge and expires on July 30, 2013. The Swap represents a contract to exchange floating rate for fixed interest payments periodically over the life of the Swap without exchange of the underlying notional amount. The Swap covers an aggregate notional amount of $200.0 million of the outstanding principal balance of the senior secured term loan facility and has a fixed rate of 1.2235%. The interest rate Swap results in the Company paying a fixed rate plus the applicable margin then in effect for LIBOR borrowings resulting in an interest rate of 3.97% at April 30, 2011, on a notional amount of $200.0 million of the senior secured term loan.

The Company entered into three interest rate swap agreements in July 2007 (the “2007 Swaps”) to manage exposure to interest rate changes related to the senior secured term loan facility. The 2007 Swaps were designated and accounted for as cash flow hedges. Those 2007 Swaps expired on June 30, 2010. The 2007 Swaps covered an aggregate notional amount of $435.0 million of the outstanding principal balance of the senior secured term loan facility. The fixed rates of the 2007 Swaps ranged from 4.96% to 5.25%.

The Company does not make any credit-related valuation adjustments to the Swap entered into on July 28, 2010 because it is collateralized by cash, the balance of which is $3.8 million at April 30, 2011. The collateral requirement increases for declines in the three year LIBOR rate below 1.2235%. As of April 30, 2011, the three year LIBOR rate was 0.88% and each further 10 basis point decline in rate would result in an additional collateral requirement of $0.6 million. Any subsequent increases in the three year LIBOR rate will result in a release of the collateral. The Company included credit-related valuation adjustments in the calculation of fair value for the 2007 Swaps.

At April 30, 2011 and January 29, 2011, the estimated fair values of the Company’s derivative financial instruments designated as interest rate cash flow hedges were liabilities of approximately $1.5 million and $1.2 million, respectively, which were recorded in “Accrued expenses and other current liabilities” in the Unaudited Condensed Consolidated Balance Sheets. These amounts were also recorded, net of tax of approximately $5.7 million and $5.7 million, respectively, as a component in “Accumulated other comprehensive income (loss), net of tax” in the Unaudited Condensed Consolidated Balance Sheets. See Note 3 — Fair Value Measurements for fair value measurement of interest rate swaps.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables provide a summary of the financial statement effect of the Company’s derivative financial instruments designated as interest rate cash flow hedges during the three months ended April 30, 2011 and May 1, 2010 (in thousands):

Location of Gain or
	Amount of Gain or (Loss)		(Loss) Reclassified	Amount of Gain or (Loss)
	Recognized in OCI on		from Accumulated	Reclassified from Accumulated
	Derivative		OCI into Income	OCI into Income
	(Effective Portion)		(Effective Portion)	(Effective Portion)(1)
Derivatives in Cash	Three Months Ended			Three Months Ended
Flow Hedging	April 30,	May 1,		April 30,	May 1,
Relationships	2011	2010		2011	2010

Interest rate swaps	$(297)	$5,159	Interest expense, net	$(465)	$(5,332)

(1)	Represents reclassification of amounts from accumulated other comprehensive income (loss) to earnings as interest expense is recognized on the senior secured term loan facility. No ineffectiveness is associated with these interest rate cash flow hedges.

Over the next twelve months, the Company expects to reclassify net losses on the Company’s interest rate swaps recognized within “Accumulated other comprehensive income (loss), net of tax” of $1.9 million to interest expense.

6.	Commitments and Contingencies

The Company is, from time to time, involved in litigation incidental to the conduct of its business, including personal injury litigation, litigation regarding merchandise sold, including product and safety concerns regarding heavy metal and chemical content in merchandise, litigation with respect to various employment matters, including litigation with present and former employees, wage and hour litigation, and litigation to protect trademark rights.

The Company believes that current pending litigation will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

7.	Stock Options and Stock-Based Compensation

The following is a summary of activity in the Company’s stock option plan for the three months ended April 30, 2011:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term (Years)

Outstanding at January 29, 2011	6,860,014	$10.00
Options granted	111,500	$10.00
Options exercised	—
Options forfeited or expired	(34,343)	$10.00

Outstanding at April 30, 2011	6,937,171	$10.00	4.2

Options vested and expected to vest at April 30, 2011	6,334,811	$10.00	4.1

Exercisable at April 30, 2011	2,264,868	$10.00	3.6

The weighted average grant date fair value of options granted during the three months ended April 30, 2011 and May 1, 2010 was $2.81 and $2.94, respectively.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the three months ended April 30, 2011 and May 1, 2010, the Company recorded stock-based compensation expense and additional paid-in capital relating to stock-based compensation of approximately $1.0 million and $1.2 million, respectively. Stock-based compensation expense is recorded in “Selling, general and administrative” expenses in the accompanying Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

8.	Income Taxes

The effective income tax rate was 3.6% for the three months ended April 30, 2011. This effective income tax rate differed from the statutory federal tax rate of 35% primarily from increases in the valuation allowance recorded for additional deferred tax assets generated primarily from operating losses in the three months ended April 30, 2011 by the Company’s U.S. operations.

The effective income tax rate was (15.3)% for the three months ended May 1, 2010. This effective income tax rate differed from the statutory federal tax rate of 35% primarily from increases in the valuation allowance recorded for additional deferred tax assets generated in the three months ended May 1, 2010 by the Company’s U.S. operations.

In April 2011, the Company received from the Canada Revenue Agency withholding tax assessments for 2003 through 2007 of approximately $5.0 million, including penalties and interest. In conjunction with these assessments, a security deposit will be required in the amount of approximately $5.0 million until such time a final decision is made by the tax authority. The Company is objecting to these assessments and believes it will prevail at the appeals level; therefore, an accrual has not been recorded for this item. In February 2011, the Internal Revenue Service concluded its tax examination of our U.S. Federal income tax return for Fiscal 2007 and did not assess any additional tax liability.

9.	Related Party Transactions

The Company paid store planning and retail design fees to a Company owned by a member of one of the Company’s executive officers. These fee are included in “Furniture, fixtures and equipment” in the Company’s Unaudited Condensed Consolidated Balance Sheets and “Selling, general and administrative” expenses in the Company’s Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). For the three months ended April 30, 2011 and May 1, 2010, the Company paid fees of approximately $0.5 million and $0.2 million, respectively. This arrangement was approved by the Audit Committee of the Board of Directors.

The initial purchasers of the Senior Secured Second Lien Notes were Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co., and Morgan Joseph TriArtisan LLC. Apollo Management, LLC, an affiliate of Apollo Management VI, L.P., has a non-controlling interest in Morgan Joseph TriArtisan LLC and its affiliates. Additionally, a member of the Company’s Board of Directors is an executive of Morgan Joseph TriArtisan Inc., an affiliate of Morgan Joseph TriArtisan LLC. In connection with the issuance of the Senior Secured Second Lien Notes, the Company paid a fee of approximately $0.3 million to Morgan Joseph TriArtisan LLC.

10.	Segment Information

The Company is organized based on the geographic markets in which it operates. Under this structure, the Company currently has two reportable segments: North America and Europe. The Company accounts for the goods it sells to third parties under franchising and licensing agreements within “Net sales” and “Cost of sales, occupancy and buying expenses” in the Company’s Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) within its North American division. The franchise fees the Company charges under the franchising agreements are reported in “Other expense (income), net” in the Company’s Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

within its European division. Until September 2, 2010, the Company accounted for the results of operations of Claire’s Nippon under the equity method and included the results within “Other expense (income), net” in the Company’s Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) within the Company’s North American division. After September 2, 2010, these former joint venture stores began to operate as licensed stores. Substantially all of the interest expense on the Company’s outstanding debt is recorded in the Company’s North American division.

Net sales and operating income for the three months ended April 30, 2011 and May 1, 2010 are as follows (in thousands):

	Three	Three
	Months	Months
	Ended	Ended
	April 30,	May 1,
	2011	2010

Net sales:
North America	$224,188	$212,599
Europe	122,258	109,478

Total net sales	346,446	322,077

Depreciation and amortization:
North America	10,405	10,507
Europe	6,649	5,859

Total depreciation and amortization	17,054	16,366

Operating income (loss) for reportable segments:
North America	30,624	24,403
Europe	(4,624)	3,308

Total operating income for reportable segments	26,000	27,711
Severance and transaction-related costs	343	102

Net consolidated operating income	25,657	27,609
Gain on early debt extinguishment	249	4,487
Interest expense, net	46,235	42,763

Net consolidated loss before income tax expense	$(20,329)	$(10,667)

Excluded from operating income for the North American segment are severance and transaction-related costs of approximately $0.1 million for each of the three months ended April 30, 2011 and May 1, 2010, respectively.

Excluded from operating income for the European segment are severance and transaction-related costs of approximately $0.2 million and $0 for the three months ended April 30, 2011 and May 1, 2010, respectively.

11.	Supplemental Financial Information

On May 29, 2007, Claire’s Stores, Inc. (the “Issuer”), issued $935.0 million in Senior Notes, Senior Toggle Notes and Senior Subordinated Notes, and on March 4, 2011, issued $450.0 million aggregate principal amount of Senior Secured Second Lien Notes. These Notes are irrevocably and unconditionally guaranteed, jointly and severally, by all wholly-owned domestic current and future subsidiaries of Claire’s Stores, Inc. that guarantee the Company’s Credit Facility (the “Guarantors”). The Company’s other subsidiaries, principally its international subsidiaries including its European, Canadian and Asian subsidiaries (the “Non-Guarantors”), are not guarantors of these Notes.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The tables in the following pages present the condensed consolidating financial information for the Issuer, the Guarantors and the Non-Guarantors, together with eliminations, as of and for the periods indicated. The consolidating financial information may not necessarily be indicative of the financial position, results of operations or cash flows had the Issuer, Guarantors and Non-Guarantors operated as independent entities.

Condensed Consolidating Balance Sheet
April 30, 2011

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents and restricted cash(1)	$160,941	$(8,002)	$93,195	$—	$246,134
Inventories	—	79,423	53,814	—	133,237
Prepaid expenses	434	15,171	19,333	—	34,938
Other current assets	11	16,096	6,641	—	22,748

Total current assets	161,386	102,688	172,983	—	437,057

Property and equipment:
Furniture, fixtures and equipment	3,446	121,260	72,271	—	196,977
Leasehold improvements	1,071	143,577	119,504	—	264,152

	4,517	264,837	191,775	—	461,129
Less accumulated depreciation and amortization	(2,368)	(155,707)	(94,571)	—	(252,646)

	2,149	109,130	97,204	—	208,483

Leased property under capital lease:
Land and building	—	18,055	—	—	18,055
Less accumulated depreciation and amortization	—	(1,128)	—	—	(1,128)

	—	16,927	—	—	16,927

Intercompany receivables	—	411,558	—	(411,558)	—
Investment in subsidiaries	2,297,149	(66,467)	—	(2,230,682)	—
Goodwill	—	1,235,651	314,405	—	1,550,056
Intangible assets, net	286,000	8,404	267,627	—	562,031
Deferred financing costs, net	39,960	—	381	—	40,341
Other assets	130	4,133	42,554	—	46,817

	2,623,239	1,593,279	624,967	(2,642,240)	2,199,245

Total assets	$2,786,774	$1,822,024	$895,154	$(2,642,240)	$2,861,712

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Short-term debt	$—	$—	$62,796	$—	$62,796
Trade accounts payable	993	22,771	36,613	—	60,377
Income taxes payable	—	(357)	8,793	—	8,436
Accrued interest payable	29,167	—	65	—	29,232
Accrued expenses and other current liabilities	10,101	35,426	43,030	—	88,557

Total current liabilities	40,261	57,840	151,297	—	249,398

Intercompany payables	328,442	—	83,116	(411,558)	—
Long-term debt	2,444,779	—	—	—	2,444,779
Revolving credit facility	—	—	—	—	—
Obligation under capital lease	—	17,290	—	—	17,290
Deferred tax liability	—	106,064	15,415	—	121,479
Deferred rent expense	—	17,246	10,225	—	27,471
Unfavorable lease obligations and other long-term liabilities	—	26,750	1,253	—	28,003

	2,773,221	167,350	110,009	(411,558)	2,639,022

Stockholder’s equity (deficit):
Common stock	—	367	2	(369)	—
Additional paid in capital	622,073	1,435,909	815,866	(2,251,775)	622,073
Accumulated other comprehensive income (loss), net of tax	19,846	5,411	7,883	(13,294)	19,846
Retained earnings (accumulated deficit)	(668,627)	155,147	(189,903)	34,756	(668,627)

	(26,708)	1,596,834	633,848	(2,230,682)	(26,708)

Total liabilities and stockholder’s equity (deficit)	$2,786,774	$1,822,024	$895,154	$(2,642,240)	$2,861,712

(1)	Cash and cash equivalents includes restricted cash of $3,750 for “Issuer” and $22,216 for “Non-Guarantors.”

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Balance Sheet
January 29, 2011

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents and restricted cash(1)	$179,529	$3,587	$96,650	$—	$279,766
Inventories	—	84,868	51,280	—	136,148
Prepaid expenses	851	1,680	18,918	—	21,449
Other current assets	—	16,547	8,111	—	24,658

Total current assets	180,380	106,682	174,959	—	462,021

Property and equipment:
Furniture, fixtures and equipment	3,276	119,228	64,010	—	186,514
Leasehold improvements	1,052	143,072	103,906	—	248,030

	4,328	262,300	167,916	—	434,544
Less accumulated depreciation and amortization	(2,205)	(147,857)	(83,449)	—	(233,511)

	2,123	114,443	84,467	—	201,033

Leased property under capital lease:
Land and building	—	18,055	—	—	18,055
Less accumulated depreciation and amortization	—	(903)	—	—	(903)

	—	17,152	—	—	17,152

Intercompany receivables	—	366,929	—	(366,929)	—
Investment in subsidiaries	2,303,333	(63,535)	—	(2,239,798)	—
Goodwill	—	1,235,651	314,405	—	1,550,056
Intangible assets, net	286,000	9,294	262,172	—	557,466
Deferred financing costs, net	35,973	—	461	—	36,434
Other assets	130	3,842	38,315	—	42,287

	2,625,436	1,552,181	615,353	(2,606,727)	2,186,243

Total assets	$2,807,939	$1,790,458	$874,779	$(2,606,727)	$2,866,449

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Short-term debt and current portion of long-term debt	$18,451	$—	$57,703	$—	$76,154
Trade accounts payable	1,199	24,545	28,611	—	54,355
Income taxes payable	—	644	11,100	—	11,744
Accrued interest payable	16,696	—	87	—	16,783
Accrued expenses and other current liabilities	20,630	37,910	48,575	—	107,115

Total current liabilities	56,976	63,099	146,076	—	266,151

Intercompany payables	346,636	—	20,293	(366,929)	—
Long-term debt	2,236,842	—	—	—	2,236,842
Revolving credit facility	194,000	—	—	—	194,000
Obligation under capital lease	—	17,290	—	—	17,290
Deferred tax liability	—	106,797	14,979	—	121,776
Deferred rent expense	—	17,230	9,407	—	26,637
Unfavorable lease obligations and other long-term liabilities	—	28,889	1,379	—	30,268

	2,777,478	170,206	46,058	(366,929)	2,626,813

Stockholder’s equity (deficit):
Common stock	—	367	2	(369)	—
Additional paid in capital	621,099	1,435,909	815,866	(2,251,775)	621,099
Accumulated other comprehensive income (loss), net of tax	1,416	3,663	(7,080)	3,417	1,416
Retained earnings (accumulated deficit)	(649,030)	117,214	(126,143)	8,929	(649,030)

	(26,515)	1,557,153	682,645	(2,239,798)	(26,515)

Total liabilities and stockholder’s equity (deficit)	$2,807,939	$1,790,458	$874,779	$(2,606,727)	$2,866,449

(1)	Cash and cash equivalents includes restricted cash of $3,450 for “Issuer” and $20,414 for “Non-Guarantors”

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
For The Three Months Ended April 30, 2011

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Net sales	$—	$209,024	$137,422	$—	$346,446
Cost of sales, occupancy and buying expenses	1,595	98,449	71,315	—	171,359

Gross profit	(1,595)	110,575	66,107	—	175,087

Other expenses:
Selling, general and administrative	8,188	62,392	56,142	—	126,722
Depreciation and amortization	181	9,478	7,395	—	17,054
Severance and transaction-related costs	133	—	210	—	343
Other (income) expense	(3,648)	436	8,523	—	5,311

	4,854	72,306	72,270	—	149,430

Operating income (loss)	(6,449)	38,269	(6,163)	—	25,657
Gain on early debt extinguishment	249	—	—	—	249
Interest expense, net	44,230	531	1,474	—	46,235

Income (loss) before income taxes	(50,430)	37,738	(7,637)	—	(20,329)
Income tax expense (benefit)	—	(1,112)	380	—	(732)

Income (loss) from continuing operations	(50,430)	38,850	(8,017)	—	(19,597)
Equity in earnings of subsidiaries	30,833	(917)	—	(29,916)	—

Net income (loss)	(19,597)	37,933	(8,017)	(29,916)	(19,597)
Foreign currency translation and interest rate swap adjustments, net of tax	18,431	1,748	14,962	(16,710)	18,431

Comprehensive income (loss)	$(1,166)	$39,681	$6,945	$(46,626)	$(1,166)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
For The Three Months Ended May 1, 2010

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Net sales	$—	$198,592	$123,485	$—	$322,077
Cost of sales, occupancy and buying expenses	1,275	95,987	61,489	—	158,751

Gross profit	(1,275)	102,605	61,996	—	163,326

Other expenses (income):
Selling, general and administrative	8,432	61,423	48,164	—	118,019
Depreciation and amortization	132	9,638	6,596	—	16,366
Severance and transaction-related costs	102	—	—	—	102
Other (income) expense	(5,875)	2,254	4,851	—	1,230

	2,791	73,315	59,611	—	135,717

Operating income (loss)	(4,066)	29,290	2,385	—	27,609
Gain on early debt extinguishment	4,487	—	—	—	4,487
Interest expense, net	42,745	7	11	—	42,763

Income (loss) before income taxes	(42,324)	29,283	2,374	—	(10,667)
Income tax expense	23	616	994	—	1,633

Income (loss) from continuing operations	(42,347)	28,667	1,380	—	(12,300)
Equity in earnings of subsidiaries	30,047	(47)	—	(30,000)	—

Net income (loss)	(12,300)	28,620	1,380	(30,000)	(12,300)
Foreign currency translation and interest rate swap adjustments, net of tax	(2,522)	9,432	(9,251)	(181)	(2,522)

Comprehensive income (loss)	$(14,822)	$38,052	$(7,871)	$(30,181)	$(14,822)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
Three Months Ended April 30, 2011

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Cash flows from operating activities:
Net income (loss)	$(19,597)	$37,933	$(8,017)	$(29,916)	$(19,597)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in earnings of subsidiaries	(30,833)	917	—	29,916	—
Depreciation and amortization	181	9,478	7,395	—	17,054
Amortization of lease rights and other assets	—	—	785	—	785
Amortization of debt issuance costs	5,751	—	148	—	5,899
Payment of in kind interest expense	9,035	—	—	—	9,035
Foreign currency exchange net loss on Euro Loan	—	—	3,292	—	3,292
Net accretion of favorable (unfavorable) lease obligations	—	(430)	155	—	(275)
Loss on sale/retirement of property and equipment, net	—	32	16	—	48
Gain on early debt extinguishment	(249)	—	—	—	(249)
Stock compensation expense	785	—	189	—	974
(Increase) decrease in:
Inventories	—	5,445	1,238	—	6,683
Prepaid expenses	417	(13,491)	1,234	—	(11,840)
Other assets	(11)	(575)	(123)	—	(709)
Increase (decrease) in:
Trade accounts payable	(207)	(1,121)	5,021	—	3,693
Income taxes payable	—	(1,001)	(2,846)	—	(3,847)
Accrued interest payable	12,470	—	(74)	—	12,396
Accrued expenses and other liabilities	(10,825)	(2,483)	(8,576)	—	(21,884)
Deferred income taxes	—	(1,116)	87	—	(1,029)
Deferred rent expense	—	16	198	—	214

Net cash provided by (used in) operating activities	(33,083)	33,604	122	—	643

Cash flows from investing activities:
Acquisition of property and equipment, net	(208)	(4,598)	(10,986)	—	(15,792)
Acquisition of intangible assets/lease rights	—	(7)	(1,340)	—	(1,347)
Changes in restricted cash	(300)	—	—	—	(300)

Net cash used in investing activities	(508)	(4,605)	(12,326)	—	(17,439)

Cash flows from financing activities:
Payments of Credit facility	(438,940)	—	—	—	(438,940)
Proceeds from Note	450,000	—	—	—	450,000
Repurchases of Notes	(24,014)	—	—	—	(24,014)
Payment of debt issuance costs	(10,085)	—	(67)	—	(10,152)
Intercompany activity, net	37,742	(44,629)	6,887	—	—

Net cash provided by (used in) financing activities	14,703	(44,629)	6,820	—	(23,106)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	4,041	127	—	4,168

Net increase (decrease) in cash and cash equivalents	(18,888)	(11,589)	(5,257)	—	(35,734)
Cash and cash equivalents, at beginning of period	176,079	3,587	76,236	—	255,902

Cash and cash equivalents, at end of period	157,191	(8,002)	70,979	—	220,168
Restricted cash, at end of period	3,750	—	22,216	—	25,966

Cash and cash equivalents and restricted cash, at end of period	$160,941	$(8,002)	$93,195	$—	$246,134

CLAIRE’S STORES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows
Three Months Ended May 1, 2010

			Non-
	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
	(In thousands)

Cash flows from operating activities:
Net income (loss)	$(12,300)	$28,620	$1,380	$(30,000)	$(12,300)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in earnings of subsidiaries	(30,047)	47	—	30,000	—
Depreciation and amortization	132	9,638	6,596	—	16,366
Amortization of lease rights and other assets	—	13	1,015	—	1,028
Amortization of debt issuance costs	2,535	—	—	—	2,535
Payment of in kind interest expense	9,651	—	—	—	9,651
Net accretion of favorable (unfavorable) lease obligations	—	(571)	95	—	(476)
Loss on sale/retirement of property and equipment, net	—	236	—	—	236
Gain on early debt extinguishment	(4,487)	—	—	—	(4,487)
Stock compensation expense	917	—	303	—	1,220
(Increase) decrease in:
Inventories	—	2,610	(3,402)	—	(792)
Prepaid expenses	(96)	137	1,398	—	1,439
Other assets	1,197	4,684	171	—	6,052
Increase (decrease) in:
Trade accounts payable	(373)	1,081	3,091	—	3,799
Income taxes payable	—	96	(2,425)	—	(2,329)
Accrued interest payable	12,727	—	—	—	12,727
Accrued expenses and other liabilities	(2,535)	43	2,467	—	(25)
Deferred income taxes	—	504	(30)	—	474
Deferred rent expense	(107)	694	200	—	787

Net cash provided by (used in) operating activities	(22,786)	47,832	10,859	—	35,905

Cash flows from investing activities:
Acquisition of property and equipment, net	(26)	(3,052)	(5,140)	—	(8,218)
Acquisition of intangible
assets/lease rights	—	(58)	(131)	—	(189)
Proceeds from sale of property	—	16,765	—	—	16,765

Net cash provided by (used in) investing activities	(26)	13,655	(5,271)	—	8,358

Cash flows from financing activities:
Payments of Credit facility	(3,625)	—	—	—	(3,625)
Repurchases of Notes	(16,849)	—	—	—	(16,849)
Principal payments of capital leases	—	(765)	—	—	(765)
Intercompany activity, net	78,855	(60,818)	(18,037)	—	—

Net cash provided by (used in) financing activities	58,381	(61,583)	(18,037)	—	(21,239)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	2,214	(3,935)	—	(1,721)

Net increase (decrease) in cash and cash equivalents	35,569	2,118	(16,384)	—	21,303
Cash and cash equivalents, at beginning of period	109,138	(10,604)	100,174	—	198,708

Cash and cash equivalents, at end of period	144,707	(8,486)	83,790	—	220,011
Restricted cash, at end of period	—	—	—	—	—

Cash and cash equivalents and restricted cash, at end of period	$144,707	$(8,486)	$83,790	$—	$220,011

Offer to Exchange

$450,000,000 aggregate principal amount of 8.875% Senior Secured Second
Lien Notes due 2019

For

$450,000,000 aggregate principal amount of 8.875% Senior Secured Second
Lien Notes due 2019 registered under the Securities Act of 1933, as amended

PROSPECTUS

Until          , 2011, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Claire’s Stores, Inc. is organized under the laws of the State of Florida. Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Article VII of the Amended and Restated Articles of Incorporation, provides for the indemnification of directors, and officers to the fullest extent authorized by the FBCA. Article VII also provides that, the Company will, subject to certain exceptions, advance expenses incurred by an indemnitee upon receipt by the Company of an undertaking by or on behalf of the indemnitee to repay all amounts so advanced if it is ultimately determined by final judicial decision that the indemnitee is not entitled to be indemnified.

BMS Distributing Corp., CBI Distributing Corp., Claire’s Canada Corp., Claire’s Puerto Rico Corp. and CSI Canada LLC are organized under the laws of the State of Delaware. Under Delaware law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

The Certificates of Incorporation, as amended, of each of BMS Distributing Corp., Claire’s Canada Corp. and Claire’s Puerto Rico Corp. provide for the indemnification of directors except for (1) liability for any breach of the director’s loyalty to the company to its stockholders, (2) for acts or ommissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (4) any transaction from which the director derived an improper benefit. It is intended that foregoing provisions provide the maximum protection against liability afforded by the DGCL.

Claire’s Boutiques, Inc. is organized under the laws of the State of Colorado. Under C.R.S. Section 7-108-401 of the Colorado Business Corporations Act (the “CBCA”), (Title 7, Articles 101 to 117 of the Colorado Revised Statutes), a director or officer is not personally liable to the corporation or its shareholders for any act or omission taken as a director or officer, provided that such director or officer acted in good faith, with the care an ordinarily prudent person in a similar position and circumstances would take, and in a manner reasonably believed to be in the best interests of the corporation. Additionally, a corporation may, in its articles of incorporation, eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except the corporation may not limit or eliminate such liability for monetary damages for any breach of the director’s duty of loyalty to the corporation or its shareholders; for acts or omissions not made in good faith; for acts or omissions that involve intentional misconduct or knowing violation of law; for certain acts regarding approval of unlawful distributions; or for transactions from which the director directly or indirectly derived an improper personal benefit.

The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. Under C.R.S. Section 7-109-102, a corporation can indemnify a person who is a party to a proceeding because such person is or was a director, if such person acted in good faith, and, for those acts done in a director’s official capacity, such person reasonably believed that he or she acted in the best interests of the corporation. For those acts not done in such person’s official capacity, the corporation can indemnify such person if he or she acted in good faith and reasonably believed that he or she was acting in a manner that was at least not opposed to the best interests of the corporation. In criminal proceedings, the indemnified person must have had no reasonable cause to believe that his or her conduct was unlawful. The corporation may advance expenses to a director in a proceeding if the director provides a written statement that he or she has met the required standard of conduct as discussed above, and provides a written undertaking that he or she will repay such advance if it is ultimately determined that the director did not meet the required standard of conduct. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent is not, in itself, a final determination that a person has not meet the required standard of conduct. In a proceeding brought by or in the right of the corporation, or which alleges that a director improperly received a personal benefit, whether or not involving actions in his or her official capacity, the director can be indemnified, but such indemnification is limited to reasonable expenses incurred in connection with the proceedings. A director cannot be indemnified in such proceedings (by or in the right of the corporation) if he or she is adjudged liable to the corporation, however, a court can order the corporation to pay the director’s reasonable expenses incurred in such proceedings if such indemnification would be fair and reasonable in light of all relevant circumstances. While the indemnification provisions of the CBCA are largely permissive, the corporation is required to pay reasonable expenses that a director or officer incurred in a proceeding when such director or officer is wholly successful on the merits or otherwise in defending any civil or criminal proceeding brought because that person is or was a director. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it may indemnify directors if such indemnification would not violate public policy, and if specifically provided for in the corporations bylaws, board or shareholder resolution or by contract with such officer or employer.

The CBCA also provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for monetary damages for any breach of the director’s duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions or any transaction from which the director directly or indirectly derived an improper personal benefit.

Article 6(a) of Claire’s Boutiques, Inc. Articles of Incorporation eliminates or limits the liability of directors to the fullest extent permitted by the CBCA. Section 8.1 of the corporation’s Amended and Restated Bylaws authorizes indemnification of the corporation’s officers and directors to the fullest extent provided by the CBCA. Section 8.1 also provides that the corporation will advance expenses to an indemnitee to the extent allowed by law and to the extent required, upon receipt of an undertaking from the indemnitee to repay all such amounts advanced if it is ultimately determined that such person was not entitled to be indemnified under Section 8.1.

Item 21.	Exhibits and Financial Schedules.

(a) Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated by reference.

(b) Financial Statement Schedules.

All other schedules for which provisions are made in the applicable accounting regulation of the Securities and Exchange Commission are not required or are inapplicable and therefore have been omitted, or the required information has been incorporated by reference herein or disclosed in the financial statements which form a part of this registration statement and prospectus.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, Illinois on June 28, 2011.

CLAIRE’S STORES, INC.

By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Per Brodin and Greg Hackman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2011.

Signature	Title	Date

/s/ Eugene S. Kahn Eugene S. Kahn	Chief Executive Officer and Director (principal executive officer)	June 28, 2011

/s/ J. Per Brodin J. Per Brodin	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 28, 2011

/s/ Peter P. Copses Peter P. Copses	Chairman of Board of Directors	June 28, 2011

/s/ Robert J. DiNicola Robert J. DiNicola	Director	June 28, 2011

/s/ George G. Golleher George G. Golleher	Director	June 28, 2011

/s/ Rohit Manocha Rohit Manocha	Director	June 28, 2011

/s/ Ron Marshall Ron Marshall	Director	June 28, 2011

/s/ Lance A. Milken Lance A. Milken	Director	June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, Illinois on June 28, 2011.

BMS DISTRIBUTING CORP.

By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Per Brodin and Rebecca Orand and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2011.

Signature	Title	Date

/s/ Eugene S. Kahn Eugene S. Kahn	Chief Executive Officer and Director (principal executive officer)	June 28, 2011

/s/ J. Per Brodin J. Per Brodin	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	June 28, 2011

/s/ Rebecca R. Orand Rebecca R. Orand	Director	June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, Illinois on June 28, 2011.

CBI DISTRIBUTING CORP.

By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Per Brodin and Rebecca Orand and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2011.

Signature	Title	Date

/s/ Eugene S. Kahn Eugene S. Kahn	Chief Executive Officer and Director (principal executive officer)	June 28, 2011

/s/ J. Per Brodin J. Per Brodin	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	June 28, 2011

/s/ Rebecca R. Orand Rebecca R. Orand	Director	June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, Illinois on June 28, 2011.

CLAIRE’S BOUTIQUES, INC.

By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Per Brodin and Rebecca Orand and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2011.

Signature	Title	Date

/s/ Eugene S. Kahn Eugene S. Kahn	Chief Executive Officer and Director (principal executive officer)	June 28, 2011

/s/ J. Per Brodin J. Per Brodin	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	June 28, 2011

/s/ Rebecca R. Orand Rebecca R. Orand	Director	June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, Illinois on June 28, 2011.

CLAIRE’S CANADA CORP.

By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Per Brodin and Rebbeca Orand and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2011.

Signature	Title	Date

/s/ Eugene S. Kahn Eugene S. Kahn	Chief Executive Officer and Director (principal executive officer)	June 28, 2011

/s/ J. Per Brodin J. Per Brodin	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	June 28, 2011

/s/ Rebecca R. Orand Rebecca R. Orand	Director	June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, Illinois on June 28, 2011.

CLAIRE’S PUERTO RICO CORP.

By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President,
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Per Brodin and Rebecca Orand and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2011.

Signature	Title	Date

/s/ Eugene S. Kahn Eugene S. Kahn	Chief Executive Officer and Director (principal executive officer)	June 28, 2011

/s/ J. Per Brodin J. Per Brodin	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	June 28, 2011

/s/ Rebecca R. Orand Rebecca R. Orand	Director	June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, Illinois on June 28, 2011.

CSI CANADA LLC*

By:	Claire’s Stores, Inc.,
as Sole Member

By:	/s/ J. Per Brodin
J. Per Brodin
Manager

POWER OF ATTORNEY

The person whose signature appears below hereby constitutes and appoints Rebecca R. Orand and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, and any other registration statement for the same offering filed under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2011.

Signature	Title	Date

/s/ J. Per Brodin By: Claire’s Stores, Inc., as Sole Member Name: J. Per Brodin	Manager (principal executive officer)	June 28, 2011

*	CSI Canada LLC is a single member limited liability company managed by its sole member, Claire’s Stores, Inc., and does not have any officers or a board of directors or similar body. A separate signature page for Claire’s Stores, Inc. is included elsewhere in this registration statement.

EXHIBIT INDEX

The following exhibits are included or incorporated by reference in this registration statement on Form S-4:

Exhibit
Number	Description of Exhibits

3.1	Articles of Incorporation of Claire’s Stores, Inc.(1)
3.2	By-laws of Claire’s Stores, Inc.(1)
3.3	Certificate of Incorporation of BMS Distributing Corp.(1)
3.4	By-laws of BMS Distributing Corp.(1)
3.5	Certificate of Incorporation of CBI Distributing Corp.(1)
3.6	By-laws of CBI Distributing Corp.(1)
3.7	Articles of Incorporation of Claire’s Boutiques, Inc.(1)
3.8	By-laws of Claire’s Boutiques, Inc.(1)
3.9	Certificate of Incorporation of Claire’s Canada Corp.(1)
3.10	By-laws of Claire’s Canada Corp.(1)
3.11	Certificate of Incorporation of Claire’s Puerto Rico Corp.(1)
3.12	By-laws of Claire’s Puerto Rico Corp.(1)
3.13	Certificate of Formation of CSI Canada LLC(11)
3.14	Operating Agreement of CSI Canada LLC(11)
4.1	Senior Notes Indenture, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc. and The Bank of New York, as Trustee(1)
4.2	Senior Toggle Notes Indenture, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc. and The Bank of New York, as Trustee(1)
4.3	Senior Subordinated Notes Indenture, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc. and The Bank of New York, as Trustee(1)
4.4	Senior Notes Supplemental Indenture, dated as of May 29, 2007, by and among Claire’s Stores, Inc., the guarantors listed on Exhibit A thereto and The Bank of New York, as Trustee, to the Senior Notes Indenture, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc. and The Bank of New York, as Trustee(1)
4.5	Senior Toggle Notes Supplemental Indenture, dated as of May 29, 2007, by and among Claire’s Stores, Inc., the guarantors listed on Exhibit A thereto and The Bank of New York, as Trustee, to the Senior Toggle Notes Indenture, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc. and The Bank of New York, as Trustee(1)
4.6	Senior Subordinated Notes Supplemental Indenture, dated as of May 29, 2007, by and among Claire’s Stores, Inc., the guarantors listed on Exhibit A thereto and The Bank of New York, as Trustee, to the Senior Subordinated Notes Indenture, dated as of May 29, 2007, between Bauble Acquisition Sub, Inc. and The Bank of New York, as Trustee(1)
4.7	Form of 9.25% Senior Notes due 2015(1)
4.8	Form of 9.625%/10.375% Senior Toggle Notes due 2015(1)
4.9	Form of 10.50% Senior Subordinated Notes due 2017(1)
4.10	Indenture, dated as of March 4, 2011, by and between Claire’s Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent(8)
4.11	Supplemental Indenture, dated as of March 4, 2011, by and between Claire’s Stores, Inc., the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent(8)
4.12	Form of 8.875% Senior Secured Second Lien Notes due 2019 (included in the Indenture filed as Exhibit 4.10 hereto)(8)
4.13	Registration Rights Agreement, dated as of March 4, 2011, by and between Claire’s Stores, Inc., Claire’s Escrow Corporation, the Guarantors and the Representatives(8)
5.1	Opinion of Morgan, Lewis & Bockius LLP(11)
5.2	Opinion of Hutchinson Black & Cook, LLC(11)

Exhibit
Number	Description of Exhibits

10.1	Credit Agreement, dated as of May 29, 2007, among Bauble Holdings Corp., Bauble Acquisition Sub, Inc. (to be merged with and into Claire’s Stores, Inc.), as Borrower, the Lenders party thereto, Credit Suisse, as Administrative Agent, Bear Stearns Corporate Lending Inc. and Mizuho Corporate Bank, Ltd., as Co-Syndication Agents, Lehman Commercial Paper Inc. and LaSalle Bank National Association, as Co-Documentation Agents, and Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, and Lehman Brothers Inc., as Joint Bookrunners and Joint Lead Arrangers(1)
10.2	Management Services Agreement, dated as of May 29, 2007, among Claire’s Stores, Inc., Bauble Holdings Corp. and Apollo Management VI, L.P. and Tri-Artisan Capital Partners, LLC and TACP Investments — Claire’s LLC(1)
10.3	Claire’s Inc. Amended and Restated Stock Incentive Plan, dated May 20, 2011(10)
10.4	Standard Form of Option Grant Letter (Target Performance Option and Stretch Performance Option)(1)
10.5	Form of Option Grant Letter under Claire’s Inc. Amended and Restated Stock Incentive Plan(10)
10.6	Standard Form of Director Option Grant Letter(1)
10.7	Standard Form of Co-Investment Letter(9)
10.8	Employment Agreement with Eugene S. Kahn(1)
10.9	Employment Agreement with James Conroy(1)
10.10	Amendment to Employment Agreement with James Conroy(3)
10.11	2nd Amendment to Employment Agreement with James Conroy(7)
10.12	Employment Agreement with Kenny Wilson(4)
10.13	Lease Agreement, dated as of February 19, 2010, by and between AGNL Bling, L.L.C. and Claire’s Boutiques, Inc.(6)
10.14	Guarantee and Collateral Agreement, dated and effective as of May 29, 2007, among Bauble Holdings Corp., Bauble Acquisition Sub, Inc., and Credit Suisse, dated as of May 29, 2007(5)
10.15	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 29, 2007(5)
10.16	Employment Agreement with Jay Friedman(9)
10.17	Collateral Agreement, dated March 4, 2011, by and among Claire’s Stores, Inc., Claire’s Inc., the Guarantors and The Bank of New York Mellon Trust Company, N.A, as Collateral Agent(8)
10.18	Intercreditor Agreement, dated as of March 4, 2011, by and among Claire’s Stores, Inc., Claire’s Inc., the Guarantors, The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent and Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Island Branch), as Credit Agreement Agent(8)
10.19	Second Lien Trademark Security Agreement, dated as of March 4, 2011, by and between CBI Distributing Corp. and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent(8)
12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for Claire’s Stores, Inc.(11)
21.1	Subsidiaries of Claire’s Stores, Inc.(9)
23.1	Consent of KPMG LLP(11)
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)(11)
23.3	Consent of Hutchinson Black & Cook, LLC (included in Exhibit 5.2)(11)
24	Powers of Attorney (included in the signature pages to the registration statement)(11)
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the 8.875% Senior Secured Second Lien Notes due 2019(11)
99.1	Form of Letter of Transmittal(11)
99.2	Form of Notice of Guaranteed Delivery(11)
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees(11)
99.4	Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to their Clients(11)

(1)	Filed previously as exhibit to the Registration Statement on Form S-4 (File No. 333-148108) by the Company on December 17, 2007.

(2)	Filed previously as exhibit to Form 8-K by the Company on September 12, 2008.

(3)	Filed previously as exhibit to Form 8-K by the Company on April 22, 2009.

(4)	Filed previously as exhibit to Form 10-K/A by the Company on May 27, 2009.

(5)	Filed previously as exhibit to Form 10-Q on December 8, 2009.

(6)	Filed previously as exhibit to Form 8-K on February 25, 2010.

(7)	Filed previously as exhibit to Form 10 K/A on June 1, 2010.

(8)	Filed previously as exhibit to Form 8-K by the Company on March 9, 2011.

(9)	Filed previously as exhibit to Form 10-K by the Company on April 21, 2011.

(10)	Filed previously as exhibit to Form 8-K on May 20, 2011.

(11)	Filed herewith.